As filed with the Securities and Exchange Commission on November 10, 1997
                                                Registration No. 33-95156



                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549

                                      -------------

                                   AMENDMENT NO. 1
                                          to
                                      FORM SB-2

               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                      -------------

                              WOLVERINE ENERGY 1997-1998
                                 DEVELOPMENT PROGRAM
                Wolverine Energy 97-98(A) Development Company, L.L.C.,
                Wolverine Energy 97-98(B) Development Company, L.L.C., Wolverine Energy 97-98(C) Development Company, L.L.C., Wolverine Energy 97-98(D) Development Company, L.L.C., Wolverine Energy 97-98(E) Development Company, L.L.C., Wolverine Energy 97-98(F) Development Company, L.L.C., Wolverine Energy 97-98(G) Development Company, L.L.C., Wolverine Energy 97-98(H) Development Company, L.L.C.,
                Wolverine Energy 97-98(I) Development Company, L.L.C.,
              and Wolverine Energy 97-98(J) Development Company, L.L.C.
       (Exact name of registrants as specified in their Articles of Agreement)

   Michigan                    1311                         To be applied for
(State or other        (Primary Standard Industrial        (I.R.S. Employer
 jurisdiction of        Classification Code Number)         Identification Nos.)
 incorporation or
      organization)

                         4660 South Hagadorn Road, Suite 230
                            East Lansing, Michigan  48823
                                    (517) 351-4444
                 (Address, including zip code, and telephone number,
          including area code, of registrants' principal executive offices)

                                Michael D. Ewing, Esq.
                       Three First National Plaza, Suite 3750
                               Chicago, Illinois 60602
                                    (312) 558-5165
                 (Address, including zip code, and telephone number,
                      including area code, of agent for service)


                   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE
PUBLIC: As soon as practicable after the effective date of this Registration Statement.

                   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: X

                                      -------------

                        CALCULATION OF REGISTRATION FEE

                                      -------------

                                                  Proposed            Proposed
                               Amount              maximum              maximum           Amount of
      Title of Securities       to be           offering price         aggregate        registration
      to be registered     registered (1)        per unit (2)     offering price (1)        fee (3)
-----------------------------------------------------------------------------------------------------

Membership Interests           15,000               $1,000            $15,000,000         $5,172.41
-----------------------------------------------------------------------------------------------------


(1) This Registration Statement covers all Limited Liability Company Membership Interests that may be acquired by investors, whether as limited liability Interests or as general liability Interests.
(2) Subscriptions will be accepted in the minimum amount of five Interests ($5,000), subject to certain lower requirements for investments by IRAs and Keogh Plans and certain state law requirements.
(3) Of this amount, $3,448.28 was paid at the time of the initial filing of this Registration Statement; the balance is included herewith.


    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                              WOLVERINE ENERGY 1997-1998
                                 DEVELOPMENT PROGRAM

                                CROSS-REFERENCE SHEET
        Cross Reference Sheet Furnished Pursuant to Item 501 of Regulation S-K


ITEM NUMBER AND CAPTION                            HEADING IN PROSPECTUS

1. Forepart of Registration Statement Outside front cover page of Prospectus and Outside Front Cover Page of
     Prospectus

2.   Inside Front and Outside Back       Inside front cover page and outside
     Cover Pages of Prospectus           back cover page of Prospectus

3.   Summary Information, Risk Factors   "Summary of Program," Summary of Tax
     and Ratio of Earnings to Fixed      Considerations," and "Risk Factors"
     Charges

4.   Use of Proceeds                     "Application of Proceeds"

5.   Determination of Offering Price     "Terms of Offering"

6.   Dilution                            Not applicable

7.   Selling Security Holders            Not applicable

8.   Plan of Distribution                "Plan of Distribution" and "Terms of
                                         Offering"

9.   Description of Securities to be     "Summary of Program," "Investor
     Registered                          Interestholder Limited Liability and
                                         Potential Liabilities of Participating
                                         Investor Interestholders,"
                                         "Participation in Costs and Revenues"
                                         and "Summary of Company Operating
                                         Agreement"

10.  Interests of Named Experts and      "Legal Opinions" and "Experts"
     Counsel

11.  Information With Respect to the
     Registrants:

     (a)   Description of Business       "Summary of Program," "Proposed
                                         Activities and Policies" and
                                         "Application of Proceeds"

     (b)  Description of Property        "Proposed Activities and Policies"

     (c)  Legal Proceedings              Not applicable

     (d) Market Price of and Dividends Not applicable on the Registrants' Common
          Equity and Related
          Stockholder Matters

     (e)  Financial Statements           Not applicable

     (f)  Selected Financial Data        Not applicable

     (g)  Supplementary Financial        Not applicable
          Information

     (h)  Management's Discussion and    Not applicable
          Analysis of Financial
          Condition and Results of
          Operations

     (i)  Changes in and Disagree-       Not applicable
          ments with Accountants on
          Accounting and Financial
          Disclosure

     (j)  Directors and Executive        "Management"
          Officers

     (k)  Executive Compensation         "Management"

     (l)  Security Ownership of Certain  "Management"
          Beneficial Owners and
          Management

     (m)  Certain Relationships and      "Proposed Activities and Policies,"
          Related Transactions           "Application of Proceeds,"
                                         "Participation in Costs and Revenues,"
                                         "Compensation and Reimbursement,"
                                         "Conflicts of Interest" and
                                         "Management"

12.  Disclosure of Commission Position   "Management - Fiduciary Obligations
     on Indemnification for Securities   and Indemnification" and "Summary of
     Act Liabilities                     Company Operating Agreement"

                               SUBJECT TO COMPLETION
             PRELIMINARY PROSPECTUS DATED                          , 1997

PROSPECTUS

                                     $15,000,000

                              WOLVERINE ENERGY 1997-1998
                                 DEVELOPMENT  PROGRAM

                                 Membership Interests
                              Minimum Offering: $300,000

    Wolverine Energy, L.L.C. (the "Manager"), is offering 15,000 ($15,000,000) membership interests ("Interests") in a series of up to ten Michigan limited liability companies (the "Companies") of which the Manager will be the managing Interestholder (collectively, the "Program"). Investors whose subscriptions are accepted will be admitted as Investor Interestholders in the Company which is next formed following their subscription. This Prospectus relates solely to the Company identified on the cover page of the Prospectus Supplement attached hereto.

    The Manager will (i) contribute cash (the "Manager's Contribution") in an amount equal to 5.0% of aggregate Investor Interestholders' capital contributions, and (ii) be solely responsible for the acquisition of working interests in natural gas development projects, the supervision of activities by the respective Operators of such projects and all other Company activities. The Manager will receive an interest in the capital and profits of the Company (the "Manager's Investment Interest") on the same terms as the Investor Interestholders which is equal to its proportionate share of the aggregate capital contributions of the Manager and the Investor Interestholders (the Investor Interestholders and the Manager, in respect of its Manager's Investment Interest only, are herein collectively referred to as the "Investors"). The Manager will also receive (i) certain fees, and (ii) an interest in the capital and profits of the Company with respect to which it will not be required to make a capital contribution (the "Manager's Promoted Interest" and, with the Manager's Investment Interest, the "Manager's Interests"). The Manager's Promoted Interest will be equal to 5.24% until the Investors (including the Manager with respect to the Manager's Investment Interest) have received a return of their capital contributions and, thereafter, a 30.24% interest. The Manager has a minimal and substantially illiquid net worth and no material amount of tangible assets; it will depend upon the availability of cash from profits from the Management Fee and the Turnkey Agreement, if any, to make the Manager's Contribution. See "Plan of Distribution" and "Compensation and Reimbursement." After payment of initial fees and expenses, approximately 90% of Investor Interestholders' capital contributions will be available for Company activities and operations. The Company will participate (i) in the establishment of natural gas reserves by acquiring leaseholds and/or working interests in natural gas projects and participating in the drilling of development wells thereon, and (ii) thereafter, in the ownership of such reserves and in the sale of production from such wells and provide regular cash distributions to Investor Interestholders. See "Proposed Activities and Policies."

    ANY INVESTMENT, INCLUDING AN INVESTMENT IN INTERESTS, INVOLVES CERTAIN RISKS. INVESTOR INTERESTHOLDERS SHOULD CONSIDER AND ACCEPT CERTAIN RISKS OF THEIR INVESTMENT IN INTERESTS, INCLUDING, WITHOUT LIMITATION, THE FOLLOWING:

    - THE COMPANY MAY BE FORMED AFTER THE SALE OF $300,000 OF INTERESTS, WHICH COULD RESULT IN A LIMITED DEGREE OF INVESTMENT DIVERSIFICATION IN THE COMPANY'S ASSETS
    - THE COMPANY OPERATING AGREEMENT CONTAINS PROVISIONS WHICH LIMIT OR ELIMINATE CERTAIN FIDUCIARY OBLIGATIONS OF THE MANAGER AND WHICH MAY WAIVE RIGHTS OF INVESTOR INTERESTHOLDERS REGARDING CONFLICTS OF INTEREST, SUBSTANTIALLY RESTRICT THE INVESTOR INTERESTHOLDERS' RIGHT TO RESELL OR DISPOSE OF INTERESTS AND LIMIT THE RIGHTS OF INVESTOR INTERESTHOLDERS TO VOTE ON ISSUES AFFECTING THE BUSINESS OF THE COMPANY
    - THE MANAGER HAS NOT OBTAINED A RULING OF THE INTERNAL REVENUE SERVICE WITH RESPECT TO THE FEDERAL INCOME TAX TREATMENT OF AN INVESTMENT IN INTERESTS; SPECIAL TAX COUNSEL HAS NOT OPINED UPON CERTAIN MATERIAL TAX ISSUES WHICH REQUIRE A FACTUAL DETERMINATION REGARDING AN INVESTMENT IN INTERESTS
    - SUBSCRIBERS FOR INTERESTS WHO ELECT NOT TO BECOME PARTICIPATING INVESTOR INTERESTHOLDERS WILL NOT BE PERMITTED TO DEDUCT CERTAIN INTANGIBLE DRILLING AND DEVELOPMENT COSTS INCURRED AND PAID BY THE COMPANY AGAINST THEIR TAXABLE INCOME FROM SOURCES OTHER THAN THE COMPANY

    - SUBSCRIBERS FOR INTERESTS WHO DO ELECT TO BECOME PARTICIPATING INVESTOR INTERESTHOLDERS WILL BE SUBJECT TO UNLIMITED LIABILITY FOR THE COMPANY'S OBLIGATIONS UNTIL THEY BECOME NON-PARTICIPATING INVESTOR INTERESTHOLDERS AT WHICH TIME THEY WILL BE LIABLE ONLY FOR OBLIGATIONS WHICH AROSE PRIOR TO BECOMING NON-PARTICIPATING INVESTORS
    -    THE LAW CONCERNING THE DUTIES OWED BY MANAGERS OF A LIMITED
         LIABILITY COMPANY TO ITS MEMBERS IS RELATIVELY UNDEVELOPED; THE MANAGER MAY NOT BE REQUIRED TO OBSERVE THE SAME FIDUCIARY
         OBLIGATIONS TO THE COMPANY AND ITS INTERESTHOLDERS AS WOULD A
         DIRECTOR OF A CORPORATION TO ITS SHAREHOLDERS OR A GENERAL
         PARTNER OF A LIMITED PARTNERSHIP TO ITS LIMITED PARTNERS
    - THE INTERESTHOLDERS WILL BE TOTALLY DEPENDENT UPON THE MANAGER TO ACQUIRE WORKING INTERESTS IN APPROPRIATE PROJECTS AND PROPERLY SUPERVISE THEIR DEVELOPMENT AND OPERATION AND THE ADMINISTRATION
         OF THE COMPANY
    -    THE COMPANY WILL BE SUBJECT TO THE RISKS INHERENT IN ACQUIRING
         NATURAL GAS PROPERTIES, CONDUCTING DEVELOPMENT DRILLING AND
         COMPLETION OPERATIONS AND MARKETING PRODUCTION

SEE "RISK FACTORS" AT PAGE 19 HEREIN FOR A MORE COMPLETE DISCUSSION OF THESE AND OTHER RISK FACTORS AND THEIR EFFECT ON THE COMPANY AND/OR INVESTOR INTERESTHOLDERS.

    Securities broker-dealers (the "Soliciting Dealers") which are registered in each state in which they conduct securities-related business and which are members of the National Association of Securities Dealers, Inc. ("NASD"), will solicit subscriptions for Interests. Sales commissions of 8.0% of the purchase price of the Interests will be paid to Soliciting Dealers at the time that each subscription for Interests procured by such Soliciting Dealers is accepted by the Manager. Due diligence fees of up to 1.0% of the purchase price of the Interests may be paid to the Soliciting Dealers. Sales commissions and due diligence fees may be waived for sales of Interests to certain persons. Additional sales commissions of up to 4.5% of Residual Operating Cash Flow (as defined), may be paid to the Soliciting Dealers as a reduction of the Manager's share of distributions of Net Cash Flow in subsequent years if the Company generates sufficient cash flow from operations to make such payments. The minimum subscription is five Interests, or $5,000, except that a minimum subscription of two-and-one-half Interests, or $2,500, will be accepted from tax-exempt investors. Residents of certain states may be required to make a greater minimum subscription. See "Terms of the Offering - Suitability" and "Plan of Distribution."

    If, after 60 months following the first distribution of Net Cash Flow from Operations, the Investor Interestholders have not received distributions of Net Cash Flow from Operations which are equal to 100% of their subscriptions ("Payout"), the Manager will subordinate (i) 100% of Net Cash Flow from Operations attributable to the Manager's Promoted Interest, plus (ii) UP TO 100% of Net Cash Flow from Operations attributable to the Manager's Investment Interest, to the extent necessary to cause the Investor Interestholders to reach Payout. See "Plan of Distribution - The Manager's Contribution and the Manager's Interests," "Proposed Activities and Policies - Cash Distributions - Subordination of Cash Distributions to Manager," "Participation in Costs and Revenues - Allocation of Tax Items" and "Compensation and Reimbursement - Interest in Projects - Manager."

    Interests are not subject to assessment. The resale or redistribution of Interests (other than the Manager's Interests) will be subject to certain restrictions in the Company Operating Agreement permitting the Manager to refuse to permit such transfers if, in its sole discretion, such transfers would be inadvisable for the Company to permit (generally in the case of transfers which could adversely affect the Company's tax treatment). However, the Manager will offer to repurchase up to 10% of the outstanding Interests on each of five anniversary dates of the commencement of distributions by the Company (subject to its financial ability to do so at the time), beginning on the third such anniversary date, at a price per Interest equal to 36 times the PRO RATA average monthly net operating income of the Company for the twelve months preceding such offer to repurchase. See "Terms of Offering - Repurchase of Interests."

    Interests will be sold in the Companies serially. The subscription period for Interests of the Company will commence on the date of the Supplement to this Prospectus prepared and distributed with this Prospectus with respect to the Company and following the formation and funding of the preceding Company, if any, and terminate at any time after subscriptions for $300,000 (the "Minimum Amount") are received and accepted, in the sole discretion of the Manager. THE SUBSCRIPTION PERIOD FOR INTERESTS IN THE LAST COMPANY WILL EXPIRE ON DECEMBER 31, 1998, UNLESS EARLIER TERMINATED BY THE MANAGER. See "Plan of Distribution."

    Subscriptions will be irrevocable following delivery to the Manager and funds in payment thereof will be deposited in an interest-bearing escrow account at Paragon Bank & Trust, Holland, Michigan (the "Escrow Agent"), pending formation of the Company.
The Company will not be formed unless subscription funds of at least the Minimum Amount have been received and accepted by the Manager with respect to the Company, and the Manager determines to form the Company. If, 90 days following the subscription period, subscription funds of less than the Minimum Amount have been received, all such subscription funds, with interest earned thereon, will be returned to subscribers by the Escrow Agent within 14 days. A subscriber whose funds are deposited in the escrow account no fewer than five business days prior to the termination of the subscription period for Interests in any Company will receive, within 60 days following the formation and funding of that Company, interest earned on those funds to the date of funding of that Company. If a subscriber has not been admitted to the Company within 15 days after subscription, the subscription and payment, together with any interest earned thereon, will be returned to such subscriber by the Escrow Agent. All subscription funds, together with any interest earned thereon, will be returned to each subscriber whose subscription is not accepted within 30 days. The Company will furnish to its Investor Interestholders an annual report containing audited financial statements. The Company also intends to furnish tax information by March 15 of each year. See "Additional Information."

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES REGULATORY AUTHORITY OF ANY STATE NOR HAS THE COMMISSION OR ANY SUCH AUTHORITY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND ANY SUPPLEMENTS THERETO IN CONNECTION WITH THIS OFFERING AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY WOLVERINE ENERGY, L.L.C., ANY OF ITS AFFILIATES OR ANY OTHER PERSON.

    NEITHER THE DELIVERY OF THIS PROSPECTUS, TOGETHER WITH ANY SUPPLEMENTS THERETO, NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE AN IMPLICATION THAT THE INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE. THIS PROSPECTUS, TOGETHER WITH ANY SUPPLEMENTS THERETO, DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON IN ANY STATE OR OTHER JURISDICTION WHERE IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                                  TABLE OF CONTENTS

                                                                            PAGE
Summary of Program                                                            4
    The Company                                                               4
    Risk Factors                                                              4
    Proposed Activities                                                       6
    Election to Become Participating Investor Interestholder; Automatic
    Conversion to Non-Participating Investor Interestholder Status            8
    Terms of the Offering                                                     8
    Plan of Distribution                                                      9
    Suitability Requirements                                                  9
    Cash Distributions                                                       10
    Financing                                                                10
    Application of Proceeds                                                  10
    Participation in Costs and Revenues                                      11
    Compensation and Reimbursement                                           14
    Voting and Other Rights of Investor Interestholders                      16
    Fiduciary Obligation and Indemnification of Manager                      16
    Conflicts of Interest with Manager or Affiliates                         17
    Reports to Investor Interestholders                                      17
    Principal Executive Offices                                              17
Summary of Tax Considerations                                                18
    Company Status and Allocable Interests                                   18
    Company Income, Gains and Losses                                         18
    Company Deductions                                                       19
    Liquidation and Termination of the Company                               19
    Redemption or Sale of Interests                                          19
    Alternative Minimum Tax                                                  19
    Considerations for Tax-Exempt Investors                                  19

    State and Local Income Taxes                                             20
Risk Factors                                                                 20
    Particular Risks of This Offering                                        20
    Risks Related to Gas Investments                                         26
    Tax-Related Risks                                                        27
Investor Interestholder Limited Liability and
   Potential Liabilities of Participating
   Investor Interestholders                                                  29
    Summary                                                                  28
    Limited Liability                                                        29
    Potential Personal Liability For Special Obligations                     29
    Investor Protection                                                      30
Terms of the Offering                                                        31
    General                                                                  30
    Subscription Period                                                      31
    Suitability Standards                                                    31
    Subscription Procedures and Payments                                     34
    No additional Assessments                                                35
    Transfers of Interests                                                   35
    Interest Repurchase Program                                              35
Plan of Distribution                                                         37
    Early Subscription Incentive                                             38
    Indemnification                                                          38
    Sales Material                                                           38
    The Manager's Interests                                                  39
Proposed Activities and Policies                                             39
    Summary                                                                  39
    Acquisition of Projects                                                  40
    Operating Policies                                                       42
    Turnkey Agreement                                                        44
    Prototype Operating Agreement                                            45
    Insurance                                                                47
    Uncommitted Capital Funds of Other Entities                              47
    Ownership and Management of Projects                                     47
    Sale of Production                                                       48
    Reinvestment of Revenues and Proceeds                                    48
    Cash Distributions                                                       48
    Liquidation Policy                                                       49
Financing                                                                    51
Application of Proceeds                                                      52
Participation in Costs and Revenues                                          53
    Description of Company Allocations                                       54
    Allocations Among Investors Interestholders                              56
Compensation and Reimbursement                                               57
    Summary                                                                  57
    Interest in Projects                                                     58
    Organization and Offering Costs                                          58
    Administrative Cost Allowance                                            58
    Asset Disposition Fee                                                    59
    Direct Costs and Costs of Operation                                      59
    Possible Turnkey Profit                                                  60
    Management Fee                                                           60
    Other Benefits                                                           60
Conflicts of Interest                                                        60
    Activities of the Manager and its Affiliates                             60
    Management of Other Entities                                             62
    Property Acquisitions and Dispositions                                   62
Management                                                                   64
    Wolverine Energy, L.L.C.                                                 64
    The Prior Manager                                                        64
    Affiliated Companies                                                     65
    Executive Officers and Directors                                         65
    Executive Compensation                                                   66
    Fiduciary Obligations and Indemnification                                66

Prior Activities                                                             67
    Identification and Initial Capitalization of
    Prior Antrim Programs                                                    68
    Administrative Costs Incurred and
    As a Percentage of Gross Subscriptions                                   68
    Direct Costs Incurred and
    As a Percentage of Gross Subscriptions                                   69
    Prior Manager Operating Results in Prior Programs Through 12/31/96
    and Investor Operating Results in Prior Programs Through 12/31/96        69
Tax Aspects                                                                  78
    Limitations                                                              79
    Classification as a Partnership                                          80
    Company Taxation                                                         81
    Leasehold Acquisition Costs                                              82
    Deduction of Intangible Drilling and Development Costs                   82
    Depletion                                                                84
    Depreciation                                                             86
    Farmout Agreement                                                        86
    Allocations                                                              86
    Organization, Start-Up and Syndication Expenses                          89
    Distributions                                                            89
    Trade or Business Requirements                                           90
    Alternative Minimum Tax                                                  90
    Termination of the Company                                               92
    Activities Engaged In for Profit                                         93
    Material Distortion of Income                                            93
    Company Borrowings                                                       94
    Registration of Tax Shelters                                             94
    Audits, Interest and Penalties                                           95
    Sales of Company Property                                                96
    Redemption or Sale of Interests                                          96
    Company Elections                                                        97
    Basis and At Risk Rules:
    Limitation of Deduction of Losses                                        97
    Passive Activities                                                       98
    Automatic Conversion of Interests                                       101
    Foreign Investor Interestholders                                        102
    Possible Changes in Tax Laws                                            103
    State and Local Taxes, including Michigan                               103
    Need for Independent Advice                                             103
    Conclusion                                                              103
Investment by Pension and
   Other Retirements Plans                                                  104
    Competition, Markets and Regulation                                     106
    Summary                                                                 106
    Competition and Markets                                                 107
    Regulation                                                              107
Summary of Company Operating Agreement                                      110
    Accounting                                                              110
    Governing law                                                           110
    Control of Company Operations                                           110
    Indemnification                                                         110
    Temporary Investments                                                   111
    Amendments and Voting Rights                                            111
    Automatic Conversion of
    Participating Investor Interestholder                                   112
    Removal of the Manager                                                  112
    Dissolution of Company                                                  112
    Transferability of Interests                                            113
    The Manager's Capital Account                                           113
Legal Opinions                                                              113
Reports and Accounting                                                      114
Additional Information                                                      114
    General                                                                 114
    Registration Statement                                                  114
    Litigation                                                              114
Availability of Documents                                                   115
Glossary of Terms                                                           115
Financial Statements of Manager                                             F-1

                                  SUMMARY OF PROGRAM

    THIS SUMMARY OF PROGRAM IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION APPEARING THROUGHOUT THIS PROSPECTUS AND THE APPLICABLE SUPPLEMENT. FOR AN EXPLANATION OF CERTAIN TERMS USED IN THIS PROSPECTUS, PLEASE REFER TO THE GLOSSARY OF TERMS HEREIN. FOR A DISCUSSION OF RISKS THAT SHOULD BE CONSIDERED IN EVALUATING AN INVESTMENT IN INTERESTS, REFER TO "RISK FACTORS" IN THIS PROSPECTUS AND IN THE APPLICABLE SUPPLEMENT. WHENEVER THE CONTEXT HEREIN SO REQUIRES, THE MASCULINE SHALL INCLUDE THE FEMININE AND NEUTER, AND THE SINGULAR SHALL INCLUDE THE PLURAL, AND CONVERSELY.

THE COMPANY

    This Prospectus and each Supplement thereto relates to the offering to qualified investors of up to 15,000 ($15,000,000) membership interests ("Interests") in a series of up to ten (10) limited liability companies (the "Companies") to be formed by Wolverine Energy, L.L.C. (the "Manager"). The Companies will each be activated following the completion of the offering of Interests of such Company and will thereafter acquire assets solely from the net proceeds of such offering and commence operations. This Prospectus relates solely to the Company identified on the cover page of the Prospectus Supplement attached hereto. Investor Interestholders will not be liable for the debts or obligations of the Company in excess of the amount of capital he/she has contributed to the Company in the form of the purchase price for his/her Interests, OTHER THAN, AT SUCH INVESTOR INTERESTHOLDER'S ELECTION, IN CERTAIN LIMITED CIRCUMSTANCES, WITH RESPECT TO SPECIAL OBLIGATIONS WHILE SUCH PERSON IS A PARTICIPATING INVESTOR INTERESTHOLDER. See "Risk Factors - Participating Investor Interestholders" and "Investor Interestholder Limited Liability and Potential Liabilities of Participating Investor Interestholders."

    The offering period for Interests in the Company will commence on the date of the Supplement to this Prospectus prepared with respect to the Company and attached to this Prospectus and will terminate at any time after subscriptions for $300,000 of Interests have been received and accepted, in the sole discretion of the Manager, but in no event later than December 31, 1998.

RISK FACTORS

    An investment in Interests is subject to certain risks, some of which may be beyond the ability of the Manager to affect or control. Prospective Investor Interestholders should consider various possible risks of their investment in Interests, including, without limitation, the following:

- SPECULATIVE NATURE OF GAS INVESTMENTS - there can be no assurance that the wells in which the Company acquires a working interest will produce natural gas in quantities which are sufficient to make such well commercially viable; the risks which could affect the commercial success of a well include, without limitation, the failure to find gas reserves which are sufficient to warrant development, prohibitively high costs of discovery, development or production of such gas, depressed market prices for natural gas, unpredictable public demand for natural gas, interruptions in or the unavailability of suitable means to transport gas to end users and the inability to foresee or forestall certain events, such as well blowouts or cave-ins, which could interrupt or terminate production from a well

- COMPETITION - the competition for attractive development projects and for lucrative gas supply contracts is fierce and attracts competitors with far greater resources and market power than the Manager or the Operators

- OPERATING AND ENVIRONMENTAL HAZARDS - the operations of the Company will be subject to risks of loss from operating incidents and environmental protection measures which may curtail or prohibit the Company's planned activities and result in substantial economic loss

- LIMITED DIVERSIFICATION - the Company may be formed after the sale of as few as $300,000 of Interests, which could result in a limited degree of investment diversification in the Company's assets

- UNSPECIFIED PROJECTS; DEPENDANCE UPON MANAGEMENT - the Interestholders will be totally dependent upon the

    Manager to acquire working interests in appropriate projects and properly supervise their development and operation and the administration of the Company

- LACK OF LIQUIDITY - there will be substantial limitations imposed by the federal and applicable state securities laws on the resale of Interests and, in all likelihood, no public market for such resale will develop

- LIMITATIONS ON LIABILITY OF AND INDEMNIFICATION OF MANAGER AND AFFILIATES - the Company Operating Agreement contains provisions which limit or eliminate certain fiduciary obligations of the Manager and which may waive rights of Investor Interestholders regarding conflicts of interest and reduce the Manager's fiduciary duties, substantially restrict the Investor Interestholders' right to resell or dispose of Interests and limit the rights of Investor Interestholders to vote on issues affecting the business of the Company

- CONFLICTS OF INTERESTS - the Manager and its affiliates will be subject to substantial conflicts of interest between their interests in and obligations to the Company and its other activities

- UNCOMMITTED CAPITAL FUNDS OF OTHER ENTITIES - the Manager and its affiliates may also participate in other natural gas investment entities with respect to which it has managerial and/or fiduciary responsibilities; in certain circumstances, the Company will be required to compete with such other entities for (i) the managerial time and resources of the Manager, and (ii) appropriate investment opportunities

- POTENTIAL UNLIMITED LIABILITY - subscribers for Interests who do elect to become Participating Investor Interestholders will be subject to unlimited liability for the obligations of the Company until they become Non-Participating Investor Interestholders at which time they will be liable only for obligations which arose prior to their becoming Non-Participating Investors

- UNCERTAINTY OF GOVERNING LAW - the law concerning the duties owed by managers of a limited liability company to its members is relatively undeveloped; the Manager may not be required to observe the same fiduciary obligations to the Company and its Interestholders as would a director of a corporation to its shareholders or a general partner of a limited partnership to its limited partners

- PASSIVE INVESTOR IN PROJECTS - the Manager will work closely with the Operators in connection with all important decisions affecting the projects in which the Company invests, and the Manager or its affiliate may be a co-operator of certain projects in which the Company acquires a working interest. However, in cases where neither the Manager nor its affiliates is a co-operator of a project in which the Company invests, such project will be operated by Operators which (i) control the conduct and management of all development, drilling and operating activities of each well in the project, and (ii) over which the Manager exercises no control

- PRIOR PERFORMANCE NO GUARANTEE - the previous success of the Manager and its affiliates in sponsoring and managing natural gas projects is not a guarantee, and may not be indicative, of the success of the Company

- POSSIBLE JOINT LIABILITY - as owners of working interests in gas wells, the Company and the Investor Interestholders may become subject to additional liabilities attributable to the working interests of their joint working interest owners

- BORROWINGS - Participating Investor Interestholders may be personally liable for the repayment of any monies borrowed by the Company which it is unable to repay from its assets and cash flow

- REMOVAL OF MANAGER; DISSOLUTION AND TERMINATION OF COMPANY - the removal for cause of the Manager as managing Interestholder in the Company or the involuntary dissolution and termination of the Company is possible only with the agreement of the holders of a majority of the Interests; such removal, however, will subject the Company and the Interestholders to additional risks related to the subsequent income tax effects on the Company and the need to secure substitute management, among others

- GOVERNMENT REGULATION - various governmental bodies regulate the natural gas development and production industry and their actions could result in the imposition of higher costs on the Company to pursue its investment program or prohibit it from developing a prospect to which it has committed resources

- TAX-RELATED RISKS - the federal income tax treatment of an investment in Interests is subject to uncertainty in some respects, particularly the deductibility of intangible drilling and development expenses by Interestholders (Participating and Non-Participating), the substantial economic effect of the allocations of tax items in the Company Operating Agreement, the treatment of unrelated business taxable income to tax-exempt Investor Interestholders, the possibility of audit and disallowance of certain tax reporting positions taken by the Company and the possibility of an audit of the Company and the resulting adjustments in the Investor Interestholders' personal income tax returns, including for items not related to the Company

- UNCERTAINTY OF FEDERAL INCOME TAX TREATMENT - the Manager has not obtained a ruling of the Internal Revenue Service with respect to the federal income tax treatment of an investment in Interests. Further, Special Tax Counsel has not opined upon certain material tax issues which require a factual determination regarding an investment in Interests

- TAXABLE INCOME WITHOUT CASH - circumstances may result in Investor Interestholders being allocated taxable income from the Company which results in an income tax liability which exceeds, perhaps greatly, the cash distributions to them from the Company for the same period

- LIMITATIONS ON DEDUCTIBILITY - subscribers for Interests who elect not to become Participating Investor Interestholders will not be permitted to deduct certain intangible drilling and development costs incurred and paid by the Company against their personal taxable income, but may be permitted to offset such costs against other passive income that they report in the same of subsequent tax years

- TAX LAW CHANGES - Congress frequently examines substantial revisions to the Internal Revenue Code of 1986 and, not infrequently, amends the Code in ways which could adversely affect certain Investor Interestholders, sometimes retroactively.

See "Risk Factors" at page 19 herein for a more complete discussion of these and other risk factors and their effect on the Company and/or Investor Interestholders.

PROPOSED ACTIVITIES

    The Company will acquire working interests in natural gas development projects in the Primary Area, including the Antrim shale formation in northern lower Michigan and other Devonian shale formations in southwestern lower Michigan, northeastern Indiana and northwestern Ohio. The Company will engage chiefly in developmental drilling on projects intended to reach and exploit gas reserves in the Antrim shale formation in the Primary Area. The Company may also invest up to 35% of its net investable assets to acquire working interests in natural gas development projects in other areas of the continental United States if, in the opinion of the Manager, such investment(s) would further the Company's investment goals, including the diversification of its assets and the earlier realization of revenues from production of gas.

    The Antrim formation is a Devonian shale located throughout Alcona, Antrim, Charlevoix, Crawford, Kalkaska, Montmorency, Otsego and Oscoda Counties, Michigan, in which owners and Operators of natural gas wells have historically enjoyed high rates of success in developing commercially viable natural gas reserves. Affiliates of the Manager and its sole owner have made investments in Antrim shale development wells since 1987; a more extensive discussion of such affiliates' investment record in natural gas exploration and development is contained under "Prior Activities" herein.

    The Company will make investments in natural gas development projects through the acquisition of undivided working interests in projects controlled by Operators which are not affiliates of the Manager (although affiliates of the Manager may have acquired working interests in other natural gas projects operated by such Operators), although the Manager will work closely with the Operators in connection with all important decisions affecting the projects in which the Company invests. The Manager has not specifically identified projects in which any Company will acquire a working interest. The Manager is, however, continually investigating and evaluating projects in which it may be suitable for the Company to acquire a working interest.

    The Company will invest its capital in such projects for the purpose of acquiring title to working interests therein, providing capital to conduct drilling and completion activities thereon and participate in the installation of production, collection and distribution facilities with respect to such wells in order to generate net revenues from sales of gas for regular cash distributions to Investor Interestholders. The Company may participate, through the retention of otherwise distributable proceeds from the sale of gas or borrowings, in (i) the performance of remedial work intended to improve well operations, (ii) the utilization of enhanced or secondary recovery methods, and (iii) the conduct of limited additional development drilling and completion operations, with respect to any projects.
 If, in the sole opinion of the Manager, circumstances warrant and the interests of the Company would be favorably affected thereby, the Company may participate in the acquisition of gas gathering systems, plants and other facilities downstream from the wellhead which provide distribution of gas from wells in which the Company has acquired a working interest.

    The Manager will be solely responsible for the selection and acquisition of the working interests acquired by the Company and for the supervision of the Operators of such working interests during all phases of drilling, completion and installation of production, collection and distribution facilities thereon, the operation of the wells, drilling of development wells, if any, completion, re-working, recompletion, deepening or sidetracking of existing wells and installation of any enhanced or secondary recovery methods (if applicable), and decision-making with respect to future alterations in the operation or completion of the wells. The Manager will also be solely responsible for the supervision of the sale of Interests and the administration and management of the Company.

    The Company will acquire working interests in projects through the Manager, which will have acquired such working interests from one or more of a number of Operators and other sources in contemplation of conveying such working interest to the Company. The Company will pay a fixed price (the "Turnkey Cost") to the Manager to (i) pre-pay its share of the intangible costs of development, drilling and completion of that number of net wells on such property which the Company acquires, (ii) pre-pay its share of the post-Completion costs of such wells for items identified in the applicable AFE, and (iii) guarantee that the Company will not be responsible for any cost overruns with respect to such activities. The Turnkey Cost with respect to each working interest in a project acquired by the Company will be fixed prior to such acquisition. The Manager estimates that the Turnkey Cost of each project in which the Company acquires a working interest will be based upon the Manager's actual cost to acquire such working interest from a non-affiliated party, if any, and the anticipated cost to develop such project as estimated by the Operator, and will reflect market prices for turnkey development, drilling, completion and Facilities installation commitments prevailing in the market among non-affiliated parties. See, however, "Conflicts of Interest - Property Acquisitions and Dispositions."

    The Company will only acquire working interests in projects having an Operator which is not affiliated with the Manager. The Manager may serve as co-operator of a project with an unaffiliated Operator in a project in which the Company holds a working interest, but will not serve as the sole Operator. Under extraordinary circumstances involving the failure of the primary Operator to properly discharge its obligations to the Company, the Manager will seek a substitute Operator or contract on behalf of the Operator with an unaffiliated party to monitor and operate the wells in the project and otherwise discharge the Operator's duties.

    The Company will acquire working interests in projects located primarily in the same general location (i.e., the Antrim shale formation in the Primary
Area) and will seek to develop and own natural gas reserves in the same geological formation. This concentration of investment will be mitigated somewhat by an attempt to diversify the Company's investments among several projects. The ability of the Manager to diversify the Company's investments will be, to a substantial degree, a function of the amount of capital available to the Company and the Company will be able to commence operations with $300,000 of subscriptions.

    The Manager will generally seek to acquire working interests in projects for the Company with the intent of recovering its investment over the long term through the sale of gas (subject to the Company' intention to liquidate its assets, distribute the proceeds to Investor Interestholders and dissolve within 10 years), but may sell such working interests sooner if circumstances, including the price at which such working interests can be sold and the Manager's opinion regarding future gas prices, warrant. Further, the Manager intends to cause the Company to acquire a portfolio of projects that balances high current production rates with likely long-term production rate stability.

ELECTION TO BECOME PARTICIPATING INVESTOR INTERESTHOLDER; AUTOMATIC CONVERSION TO NON-PARTICIPATING INVESTOR INTERESTHOLDER STATUS

    Investor Interestholders may elect to become Participating Investor Interestholders by agreeing to assume joint and several liability for the Company's Special Obligations. Special Obligations consist generally of the Company's obligations and liabilities of whatever type or description arising solely out of or in connection with its ownership of working interests in each of the wells in which it owns a working interest, including but not limited to the obligation to pay drilling and completion costs and the cost of Facilities, tort liabilities for personal injury or environmental damage and repayment obligations with respect to any indebtedness of the Company, including indebtedness that is validly incurred by the Company, though it may exceed the amounts or percentages described in the Prospectus with respect to the Company's policies regarding maximum levels of indebtedness to be incurred. THE LIABILITY OF PARTICIPATING INVESTOR INTERESTHOLDERS FOR SPECIAL OBLIGATIONS OF THE COMPANY WILL EQUAL THE AMOUNT BY WHICH SUCH SPECIAL OBLIGATIONS EXCEED THE SUM OF (I) THE PROCEEDS FROM INSURANCE PAYABLE TO THE COMPANY ON ACCOUNT OF SUCH SPECIAL OBLIGATIONS, PLUS (II) THE VALUE OF THE ASSETS OF THE COMPANY AVAILABLE TO PAY SUCH LIABILITIES, AND WILL NOT BE LIMITED TO THE AMOUNT OF SUCH PARTICIPATING INVESTOR INTERESTHOLDERS' INVESTMENT IN THE COMPANY. Only Participating Investor Interestholders will be entitled to the working interest exception to the passive activity rules under the Code with respect to the wells for which they have assumed personal liability for Special Obligations. Participating Investor Interestholders will be automatically converted to Nonparticipating Investor Interestholders upon the earlier to occur of (i) one year following the completion of the offering, or (ii) the Facilities Completion Date of the last well to be Completed in which the Company holds a working interest. Such Nonparticipating Investor Shareholders will generally not be liable for Special Obligations with respect to such wells which arise after such conversion, but will remain liable for Special Obligations incurred by the Company with respect to such wells arose while they were Participating Investor Interestholders, i.e., prior to such conversion. The Manager will provide written notice to each Investor Interestholder of the Facilities Completion Date. See "Risk Factors," "Liability of Participating Investor Interestholders" and "Proposed Activities and Policies - Operating Agreements
- Insurance," "Tax Aspects - Passive Activities - Conversion of Interests" and "Summary of Company Operating Agreement."

TERMS OF THE OFFERING

    A Company will be activated and commence investment when subscriptions for at least the Minimum Amount of Interests for that Company is received and accepted. All subscribers for Interests will be accepted or rejected by the Manager within 15 days of receipt of their subscriptions. Until the Minimum Amount of subscriptions is received with respect to any Company, all subscription funds will be held in an interest-bearing escrow account. Subscriptions to the same Company thereafter received will be held in escrow until the subscriber has been accepted by the Manager and admitted to the Company. All subscription funds will be credited with interest actually earned while (i) on deposit in the escrow account, and (ii) held by the Manager in temporary investments pending the final closing of the offering of Interests of the Company (the "Final Closing"). All persons admitted to the Company will receive, within 60 days following the Final Closing, interest earned on their subscription funds during the Temporary Investment Period.
If a subscriber has not been admitted to the Company within 15 days of receipt of his/her subscription, his/her subscription shall be deemed rejected and returned to him. All subscribers whose subscriptions are rejected or deemed rejected shall receive the return of their subscription payment, with all interest actually earned thereon, within 30 days. The offering of Interests will conclude not later than December 31, 1998.

    The minimum subscription for Interests is $5,000, except that for an Individual Retirement Account (IRA) or Keogh Plan investor, the minimum subscription is $2,500. The offering period for the Company may close at any time after subscriptions for the Minimum Amount of Interests has been received. The Manager or its affiliates may purchase up to 5% of the Minimum Amount of Interests for any Company in order for the Company to obtain subscriptions for the Minimum Amount. All Interests acquired by the Manager or its affiliates (other than the Manager's Interests) will be purchased for investment purposes only and may not be resold or otherwise redistributed unless such Interests are registered for sale in a public offering or exempt from such registration under the Securities Act and the securities regulatory statutes and regulations applicable to such resale. The Company's offering period will close prior to the acquisition of working interests in specific gas projects by that Company. After the Company's offering period closes the offering of Interests in the next Company in the Program will commence.

    INTEREST REPURCHASE PROGRAM. Investor Interestholders (whether Participating Interestholders or non-Participating Interestholders) may tender Interests to the Manager for repurchase on the terms described herein on each of five anniversaries of the date of the first cash distribution by the Company, commencing with the third such anniversary. Repurchase of Interests by the Manager is subject to certain conditions, including the receipt by the Manager of certain opinions of counsel and the determination of the Manager that it has the financial ability to make such repurchase at the time. Subject to such conditions, the Manager will offer annually to repurchase for cash a maximum of 10% of the Interests originally subscribed to in the Company. Subject to such conditions, the Manager is obligated to purchase all Interests presented to it by Investor Interestholders, up to the 10% ceiling referred to above. The repurchase price will be based upon a minimum of 36 times the PRO RATA monthly net operating income during the twelve months preceding receipt of the request for repurchase or some greater amount which is solely in the discretion of the Manager. Such repurchase price may not approximate the fair market value of the Interests. See "Terms of the Offering - Repurchase Program" and "Tax Aspects - Classification of the Company" and "- Sale or Redemption of Interests."

PLAN OF DISTRIBUTION

    The Interests will be offered by Soliciting Dealers with which the Manager contracts on behalf of the Company. Sales commissions and due diligence fees will be paid to the Soliciting Dealers after the Minimum Amount of subscriptions for the Company ($300,000) is received. Each Soliciting Dealer will receive aggregate sales commissions of up to 8.0% and due diligence fees of up to 1.0% of the sales price of Interests sold by them at the time subscriptions for such Interests are received and accepted. Additional sales commissions of up to 4.5% of Residual Operating Cash Flow may be paid to the Soliciting Dealers from the Manager's share of distributions of Net Cash Flow in subsequent years if the Company generates sufficient cash flow from operations to make such payments.
No sales commissions or due diligence fees will be charged with respect to purchases of Interests by the Manager or any of its affiliates. Individuals who are affiliates of the Manager may also sell Interests directly to Investor Interestholders that are not affiliates of the Manager; sales commissions or due diligence fees may be paid to such affiliates with respect to such purchases of Interests.

SUITABILITY REQUIREMENTS

    Investment in the Company involves financial risk and is suitable only for persons of substantial means who have no need for liquidity in their investment and can afford to lose all or substantially all of their investment. The following suitability requirements represent the minimum suitability requirements for investors in the Company, and the satisfaction of such requirements by a prospective investor does not necessarily mean that an investment in the Company is a suitable investment for that investor.

    Each subscriber for Interests must represent that he/she has (a) individual or joint net worth with his/her spouse of $225,000 or more (exclusive of home, home furnishings and automobiles), or (b) individual or joint net worth with his/her spouse of $60,000 or more (exclusive of home, home furnishings and automobiles) and had during his/her last tax year, or estimates that he/she will have during the current tax year, individual or joint "taxable income," as such term is defined in Section 63 of the Code, of $60,000 or more, without regard to his/her investment in Interests. Additional representations and warranties required of Investor Interestholders are set forth in the Company Operating Agreement. Investors who are residents of certain states may be subject to higher suitability requirements. Investors may include IRAs, Keogh Plans, Qualified Plans and other tax-exempt entities. These investors should, however, carefully review with their tax advisors the discussion under "Investment by Pension and Other Retirement Plans" for specific considerations applicable to their investment in Interests. See "Terms of Offering - Suitability."

CASH DISTRIBUTIONS

    The Company will distribute to Investor Interestholders such cash funds as the Manager deems unnecessary to retain in the Company to pay Company costs and expenses and/or to service Company debt, if any. Distributions to Investor Interestholders are anticipated to begin at the end of the first calendar quarter following the completion of drilling, completion and installation of production, collection and distribution equipment on the wells and the commencement of commercially viable gas production therefrom, a process that is anticipated to take approximately 6-12 months. Distributions will be made monthly for the first six (6) months and quarterly thereafter. If the Company elects to re-work wells, install enhanced recovery equipment or engage in development drilling, distributions may be suspended and not begin again until such activities have been completed and the development well(s), if any, have been connected to a gathering network and production has begun, a process that is anticipated to take approximately 6-12 months from commencement of drilling. The Manager has agreed to subordinate the distribution to it of (i) 100% of the Net Cash Flow from Operations attributable to the Manager's Promoted Interest plus, (ii) UP TO 100% of the Net Cash Flow from Operations attributable to the Manager's Investment Interest to the extent necessary to cause the Investor Interestholders to reach Payout if, after 60 months following the first distribution of Net Cash Flow from Operations, the Investors, including the Manager with respect to the Manager's Investment Interest, have not received distributions of Net Cash Flow from Operations which, in the aggregate, are equal to 100% of the Investor Interestholders' subscriptions (i.e., Payout). Any such deferral of distributions of cash to the Manager will be recovered by the Manager from first available Net Cash Flow from Operations after the Investor Interestholders have reached Payout until such deferrals have been recovered. See "Proposed Activities and Policies - Cash Distributions - Subordination of Cash Distributions to Manager," "Participation in Costs and Revenues - Allocation of Tax Items" and "Compensation and Reimbursement - Interest in Projects - Manager."

FINANCING

    The Company will not borrow money to acquire working interests in projects or pay its share of the anticipated costs of drilling, completion and installation of production, collection and distribution equipment on the wells. Nevertheless, the Manager reserves the right to cause the Company to borrow up to 15% of the total subscriptions of their respective Investor Interestholders for use in re-working wells, installing enhanced recovery equipment or engaging in development drilling. The Manager expects that the Company will borrow less than these limits. All borrowing entails certain risks. See "Financing" and "Risk Factors - Risks of Financing."

APPLICATION OF PROCEEDS

    The Company will have approximately 90% of total investor subscriptions available to acquire working interests in projects, pay its share of the costs of drilling, completion installation of production, collection and distribution equipment on the wells and fund working capital reserves, if required, as described below. For further information, see "Application of Proceeds."


                                                                                        Percentage         Percentage
                                                        Minimum     Per $5,000        of investor sub-      of all sub-
                                                         Amount     subscription          scriptions       scriptions
                                                         ------     ------------          ----------       ----------

Gross investor subscriptions                            $300,000         $5,000              100.0%          95.24%
Manager's Contribution                                    15,000            250                5.0%           4.76%
                                                         -------         -------             ------         ---------
   Total contributions                                  $315,000         $5,250              105.0%         100.00%

   Less:  Broker commissions (1)                         (24,000)          (400)              (8.0%)          7.62%
       Due diligence fees (2)                             (3,000)           (50)              (1.0%)          0.95%
       Organization and offering costs allowance (3)      (7,500)          (125)              (2.5%)          2.38%
                                                         --------         ------              ------        --------
          Net investor subscriptions                     280,500          4,675               93.5%          89.05%

   Less:  Management fee (4)                             (10,500)          (175)              (3.5%)          3.33%
                                                         --------        -------              ------         -------
          Investor subscriptions available
              for investment                             270,000          4,500               90.0%          85.71%
   Total capital available to pay
       Turnkey Cost                                     $270,000         $4,500               90.0%          85.71%
                                                        =========        ========             ======        =======
---------------------------------------------

(1) Securities sales commissions of up to 8% of the purchase price of the Interests will be paid to broker/dealers which are members of the National Association of Securities Dealers, Inc. (NASD), with respect to Interests which are placed by them at the time that each subscription for Interests procured by such Soliciting Dealers is accepted by the Manager. Additional sales commissions of up to 4.5% of Residual Operating Cash Flow may be paid to the Soliciting Dealers as a reduction of the Manager's share of distributions of Net Cash Flow in subsequent years if the Company generates sufficient cash flow from operations to make such payments. Sales commissions and due diligence fees may be waived for sales of Interests to certain persons.

(2) The Company may pay a due diligence expense reimbursement fee of up to 1% of the gross proceeds of Investor Interestholder subscriptions to participating broker/dealers which sell Interests.

(3) The costs of organizing the Company and conducting the offering of Interests will be paid by the Manager. The Company will pay the Manager an allowance equal to 2.5% of Investor Interestholders' capital contributions in exchange for the Manager's agreement to pay such costs; any amounts which exceed such allowance will be paid by the Manager and the Company will not be liable therefor.

(4) The Company will pay the Manager a one-time Management Fee equal to 3.5% of aggregate Interestholders' capital contributions, payable in the year of subscription, for its services in managing the Company in such year. Payable from Investor Interestholder subscriptions only.

PARTICIPATION IN COSTS AND REVENUES

    Sales commissions, organization and offering costs, the Management Fee, revenues from temporary investments, INTANGIBLE development, drilling, completion, production and transportation Facilities and other costs and proceeds from the sale of properties to the extent they do not exceed the book value of the properties sold, will generally be allocated 100% to the Investor Interestholders and 0% to the Manager.

    Undeveloped leasehold costs, development costs and costs associated with the acquisition of Company properties, including the Acquisition Fee, will be allocated 100% to the Investors (including 4.76% to the Manager with respect to the Manager's Investment Interest) and 0% to the Manager with respect to the Manager's Promoted Interest.

    TANGIBLE development, drilling, completion, production and transportation Facilities and other costs will be allocated in the proportion required to result in the total of all development, drilling, completion, production and transportation Facilities and other costs being allocated 94.76% to the Investors, including the Manager with respect to the Manager's Investment Interest, and 5.24% to the Manager with respect to the Manager's Promoted Interest. The Manager will be allocated revenue in respect of the sale of tangible equipment with respect to the Manager's Promoted Interest to the extent that the cost thereof was allocated to it.

    Revenues from the sales of production, less the administrative cost allowance, direct costs, operating costs, and all other costs and expenses, and the net proceeds to the Company from the sale of its assets (after payment of the asset disposition fee, noted below) will generally be distributed 94.76% to the Investors (including the Manager with respect to its Investment Interest) and 5.24% to the Manager with respect to the Manager's Promoted Interests, until the Investors (including the Manager with respect to its Investment Interest) have received aggregate distributions equal to Payout (see "Glossary of Terms"). Thereafter, such amounts will be distributed 69.76% to the Investors (including the Manager with respect to its Investment Interest) and 30.24% to the Manager with respect to the Promoted Manager's Interest (in addition to any revenues allocated to the Manager or its affiliates as Investor Interestholders with respect to Interests owned by them). The Manager has agreed to subordinate the distribution to it of (i) 100% of the Net Cash Flow from Operations attributable to the Manager's Promoted Interest, plus (ii) UP TO 100% of the Net Cash Flow from Operations attributable to the Manager's Investment Interest if, after 60 months from the date of the first distribution of cash to Investors, the Investors, including the Manager with respect to the Manager's Investment Interest, have not received distributions of Net Cash Flow from Operations which, in the aggregate, are equal to 100% of their aggregate capital contributions. Any such deferral of distributions of cash to the Manager will be recovered by the Manager from first available Net Cash Flow from Operations after, and for so long as, the Investors have received distributions of Net Cash Flow from Operations which, in the aggregate, are equal to 100% of the Investors' subscriptions, until such deferrals have been recovered. See "Proposed Activities and Policies - Cash Distributions - Subordination of Cash Distributions to Manager," "Participation in Costs and Revenues - Allocation of Tax Items" and "Compensation and Reimbursement - Interest in Projects - Manager."

    The gain from the sale of the Company property will generally be allocated in accordance with the distribution of net proceeds from such sale, subject to the priority payment to the Investor Interestholders of proceeds from such sale sufficient to recoup the amount by which aggregate distributions, if any, in prior years, to the Manager with respect to the Manager's Promoted Interests exceed 5.24% or 30.24% of Adjusted Capital, as appropriate. See "Glossary of Terms." Losses incurred by the Company in connection with such sales will generally be allocated among the Investor Interestholders and to the Manager in proportion to their respective contributions of capital to the Company, i.e., 100% to the Investors, including the Manager with respect to the Manager's Investment Interest, and the Manager or its affiliates with respect to any Interests they own in such capacity, and 0% to the Manager with respect to the Manager's Promoted Interest. If there is a loss on a sale or insufficient gain from a sale to permit 5.24% or 30.24%, as appropriate, of the aggregate amount of net proceeds of the sale to be allocated to the Manager, the Manager will be specially allocated additional gain from subsequent sales of Company property, if any, to make up the difference. See "Proposed Activities and Policies - Cash Distributions - Subordination of Cash Distributions to Manager," "Participation in Costs and Revenues - Allocation of Tax Items" and "Compensation and Reimbursement - Interest in Projects - Manager."

    The following table summarizes the allocation of costs and revenues of the Company between the Manager and the Investor Interestholders.

                                                                   Manager's    Manager's
                                                                   Promoted     Investment       Investor
                 Description                                       Interest     Interest      Interestholders  Investors (1)
                 -----------                                       --------     --------      ---------------  -------------
COSTS

    *         Selling expenses (2)                                   0.00%         0.00%        100.00%        100.00%
    *         Organization and offering costs allowance (3)          0.00%         0.00%        100.00%        100.00%

    *         Management fee (3)                                     0.00%         0.00%        100.00%        100.00%

    *         Acquisition costs and expenses (4)(7)(8)               0.00%         0.00%        100.00%        100.00%
    *         Intangible drilling and
              development costs (5)(6)                               0.00%         0.00%        100.00%        100.00%
    *         Tangible drilling and
              development costs (5)(12)                              (13)           (13)          (13)           (13)


                                                      14



    *         Administrative cost allowance (3)                      5.24%              4.76%        90.00%         94.76%
    *         Direct costs and operating costs (4)(5)(15)            5.24%              4.76%        90.00%         94.76%
    *         Additional development costs (5)(9)(15)                5.24%              4.76%        90.00%         94.76%
    *         Financing costs (5)(10)(15)                            5.24%              4.76%        90.00%         94.76%
    *         Professional and other costs (5)(11)(15)               5.24%              4.76%        90.00%         94.76%

REVENUES

    *         Net revenues from temporary
              investments (14)                                       0.00%              0.00%        100.00%       100.00%

    *         Revenues from sales
              of production (5)                                      5.24% (15)         4.76% (15)   90.00% (15)    94.76% (15)

    *         Revenues from the sale or
              other disposition of Company properties                  (15)               (15)        (15)           (15)

--------------------------


(1) Including the Manager with respect to the Manager's Investment Interest; the Manager will be allocated the costs and revenues attributable to the Manager's Investment Interest in the same manner as for Investor Interestholders, except with respect to sales commissions, organization costs, intangible drilling and development costs and revenue from temporary investments.

(2) See "Plan of Distribution."

(3) See "Compensation and Reimbursement."

(4) See the complete definitions of "direct costs" and "operating costs" in "Glossary" and Article 2 of the Company Operating Agreement.

(5) The Interestholders' shares of costs and revenues are subject to adjustment if transferred Interests are surrendered for Company assets. Adjustments may also be required under the "qualified income offset" provision of the Company Operating Agreement. See "Tax Aspects - Allocations to Interestholders."

(6) See "Tax Aspects - Deduction of Intangible Drilling and Development
    Costs."

(7) Includes costs arising out of or relating to the acquisition of gathering facilities, plants and other assets necessary to produce gas reserves efficiently. Company borrowings, the proceeds of which are used to pay costs and expenses arising out of or relating to the additional development of Company properties, will be repaid out of the Investor Interestholders' and the Manager's respective shares of revenues in the same proportion as the costs and expenses paid with the proceeds of such borrowings would have been charged if expended out of the Interestholders' capital contributions.

(8) See "Tax Aspects - Leasehold Acquisition Costs."

(9) Includes leasehold acquisition costs, tangible and intangible drilling and development costs and overhead expenses incurred in connection with (a) drilling and completion and installation of collection, production and distribution Facilities on additional development wells drilled on Company properties, and (b) re-working, recompleting, deepening or sidetracking of or installation of secondary, tertiary or other enhanced recovery methods on, existing wells composing the Project. See "Proposed Activities and Policies - Operating Policies - Basic Operating Policies."

(10)Includes interest, points, financing fees and charges, professional fees and other costs of borrowings associated with Company operations. See "Financing."

(11)Fees and expenses of independent public accountants, outside counsel, Independent Experts and other professionals employed by the Company and associated costs and expenses.

(12)See "Tax Aspects - Depreciation."

(13)The respective allocations of these items to the Manager and the Investor Interestholders will be adjusted so that the Manager is allocated 5.24% of the total costs of drilling, completing and equipping (or plugging and abandoning) wells with respect to the Manager's Promoted Interest and the Investors are allocated 94.76% of such costs (including 4.76% to the Manager with respect to the Manager's Investment Interest). The precise allocation of tangible costs will depend upon the percentage of the Turnkey Cost expended to pay tangible versus intangible costs.

(14)Fees and expenses related to investing such funds in short-term, liquid instruments, if any, will be paid out of the interest earned prior to the allocation of the balance of such revenues among the Interestholders.

(15) Revenues from sales of production and from the sale or other disposition of Company properties will be distributed 94.76% to the Investors as a group, including 4.76% to the Manager with respect to the Manager's Investment Interest, and 5.24% to the Manager with respect to the Manager's Promoted Interest, until the Investor Interestholders have each received a return of its Net Capital Contribution; thereafter, such revenues will be distributed 69.76% to the Investors as a group, including 4.76% to the Manager with respect to the Manager's Investment Interest, and 30.24% to the Manager with respect to the Manager's Promoted Interest (see " - Description of Company Allocations" below).

For a detailed explanation of the system for distribution of revenues and payment of expenses, see "Participation in Costs and Revenues."

    The Manager will receive (i) the amounts of revenues received and direct and operating costs charged to the Manager as an Investor in the same manner as for the Investor Interestholders with respect to the Manager's Investment Interest, plus (ii) an amount equal to 5.24% of all Company revenues and will be charged 5.24% of all Company direct and operating costs until the Investor Interestholders have each received a return of its Net Capital Contribution, and 30.24% of such amounts thereafter, all in exchange for its having contributed an amount equal to 5.0% of aggregate Interestholders' net capital contributions for its aggregate interest in the Company. Further, the Manager will generally be allocated gain from the sale of the Company property in accordance with the distribution of net proceeds from such sale. See "Glossary of Terms." Losses, excluding specially allocated items as described above, incurred by the Company in connection with such sales will generally be allocated to the Investor Interestholders and to the Manager in proportion to their respective capital contributions. If there is a loss on a sale or insufficient gain from a sale to permit the appropriate percentage of the aggregate amount of net proceeds of the sale to be allocated to the Manager, the Manager will be specially allocated additional gain from subsequent sales of Company property, if any, to make up the difference.

    The Manager will retain a 2% overriding net revenue interest in each property after it assigns the balance of its working interest to the Company, provided that the overall working interest in such property exceeds 75% of the net revenue interest. To the extent that the Manager obtains and does not re-assign this retained overriding net revenue interest in a property, it will be entitled to a 2% interest in the revenues of such property attributable to the working interest (i.e., remaining after payment of the landowner and other overriding royalties) after payment of all associated operating costs, without being required to contribute a proportional amount of all capital required to develop and operate wells on such property. The Manager anticipates that the primary benefit to it of the retained overriding net revenue interest in projects assigned by it to the Company will be to permit it to re-assign portions of it as additional compensation to persons, who or which may include affiliates of the Manager, who or which make working capital loans to the Manager, primarily to enable it to acquire and "warehouse" additional gas projects for future development. See "Proposed Activities and Policies."

    For further information with respect to Company allocations, see "Participation in Costs and Revenues."

COMPENSATION AND REIMBURSEMENT

    The Manager will receive a one-time Management Fee equal to 3.5% of subscriptions. See "Application of Proceeds."

    Each Company will pay the Manager an amount (i.e., the Turnkey Cost) for each property in which it acquires a working interest which is determined in advance of such acquisition and the Manager anticipates will reflect prices for turnkey development, drilling and completion commitments prevailing in the market among non-affiliated parties allocable to such working interest through Completion. With respect to all working interests in projects acquired by the Company, to the extent that the actual amounts payable upon the completion of the activities described in the estimate for such working interest are less than the Turnkey Cost (which is anticipated to reflect market prices for turnkey development, drilling and completion commitments prevailing in the market among non-affiliated parties), the Manager will receive compensation in an amount equal to the difference. IF THE AMOUNT ACTUALLY PAYABLE THROUGH COMPLETION AND FOR IDENTIFIED POST-COMPLETION FACILITIES FOR ANY WELL ON A PROPERTY IN WHICH THE COMPANY HAS

A WORKING INTEREST EXCEEDS THE TURNKEY COST FOR SUCH PROPERTY, THE MANAGER WILL PAY SUCH EXCESS FROM ITS OWN FUNDS AND THE COMPANY WILL NOT BE LIABLE FOR SUCH EXCESS AMOUNTS.

    The Manager will receive an annual administrative cost allowance, commencing in the month that the Company first realizes revenue from production, at the rate of 3.5% of aggregate Investor Interestholders' capital contributions, net of PRO RATA returns of capital to Investor Interestholders, in each year or partial year thereafter until the termination of the Company, in lieu of reimbursement for the administrative costs allocable to the Company, except those incurred when it acts as operator of Company projects. Such amounts are payable only out of Company revenues. Upon the sale by the Company of any of its property, including all or a portion of its working interests in any projects, the Manager will receive an asset disposition fee equal to 3.5% of the gross proceeds from such sale.

    The sales commissions and, to the extent that the due diligence fees described above exceed actual due diligence expenses incurred by the Soliciting Dealers, will constitute compensation to the Soliciting Dealers. Set forth below is a tabular summary of the items of compensation and reimbursement payable from the Company to the Manager and its affiliates:

                                                                                                    IF MINIMUM
  FORM OF                                                                                            AMOUNT
COMPENSATION                  METHOD OF COMPENSATION                                                 SOLD (1)
                         OFFERING AND ORGANIZATION STAGE

Management Fee      3.5% of aggregate Investor Interestholders' capital contributions                $10,500

                         ACQUISITION AND OPERATING STAGE

Administrative      3.5% of aggregate Investor Interestholders' capital contributions per            $10,500 per year
cost  allowance     annum, net of PRO RATA returns of capital to Investor Interestholders,              (1)(2)
                    commencing in the month that the Company first realizes revenue from production, accrued monthly in lieu of reimbursement of administrative costs and expenditures paid by the Manager, subject to adjustment

Possible            Difference, if any, between organizational and offering costs                    Indeterminate
organizational      allowance and actual costs of the organization of the Company and
and offering        offering of Interests, including accounting, filing and legal fees,
costs profit        printing and other costs and marketing expenses

Possible turnkey    Difference, if any, between the Turnkey Cost and actual development,             Indeterminate
profit              drilling, completion and identified post-Completion Facilities costs

Compensation for    Fair market value, on an accountable basis, for services to the                  Indeterminate
services            Company which do not constitute customary, routine or recurring administrative tasks in the Company's day-to-day business

Interest in         Percentage of proceeds of production equal to Manager's Promoted                 Indeterminate (3)
revenues            Interest, after allocations of direct costs, operating costs, administrative costs allowance and all other expenses

Overriding          2% net revenue interest in the projects on same terms as Company;                Indeterminate
royalty             provided, however, that the working interest, as a whole, exceeds 75%
                    of the entire net revenue interest of such property

                                 LIQUIDATION STAGE

Asset disposition   3.5% of gross proceeds of sales of Company property                              Indeterminate (4)
fee

Interest in         Percentage of proceeds of sales of Company assets in accordance with             Indeterminate
proceeds of sales   Manager's Promoted Interest from time to time (5.24% until Payout,                  (3)(5)
                    30.24% after Payout) after allocations of direct costs, operating costs, administrative costs allowance and all other expenses

                                          ------------------------------


(1) These payments will generally be less than the corresponding expenses paid by the Manager in the early years of Company operations and the resulting deficit will generally be recovered by the Manager over a five-year period.

(2) Payable from revenues from sales of production only. See the tables of Direct and Administrative Costs Incurred As A Percentage of Gross Subscriptions in "Prior Activities" for information about affiliated entities.

(3) The Manager has agreed to subordinate the distribution to it of (i) 100% of the Net Cash Flow from Operations otherwise distributable to it with respect to the Manager's Promoted Interest, and (ii) UP TO 100% of the Net Cash Flow from Operations otherwise distributable to it with respect to the Manager's Investment Interest if, after 60 months following the first distribution of Net Cash Flow from Operations, the Investor Interestholders have not received distributions of Net Cash Flow from Operations which, in the aggregate, are equal to 100% of the Investor Interestholders' subscriptions to the extent necessary to cause the Investor Interestholders to reach Payout. See "Proposed Activities and Policies - Cash Distributions - Subordination of Cash Distributions to Manager," "Participation in Costs and Revenues - Allocation of Tax Items" and "Compensation and Reimbursement - Interest in Projects - Manager."See the tables of Investor Interestholder and Manager Operating Results in Prior Programs in "Prior Activities" for information about affiliated limited partnerships.

(4) The Asset Distribution Fee equals 3.5% of the gross proceeds of the sale of Company property.

(5) Payable only out of gains realized on such sales. See "Participation in Costs and Revenues - Company Allocations."

For further information, see "Compensation and Reimbursement."

VOTING AND OTHER RIGHTS OF INVESTOR INTERESTHOLDERS

    Under applicable law and the Company Operating Agreement, the Investor Interestholders have the right to inspect and copy all Company records required to be maintained by law, to reasonably request information regarding the business and financial condition of the Company, and to have dissolution by court order if it is not reasonably practicable to carry on the business of the Company in conformity with the Company Operating Agreement. The Company Operating Agreement provides that, subject to specified conditions, the Investor Interestholders may by vote of a majority in interest (i) amend the Company Operating Agreement, (ii) dissolve the Company, (iii) approve or disapprove the sale of all or substantially all of the assets of the Company other than in the ordinary course of the Company's business, (iv) remove the Manager for cause and elect a new managing Interestholder, provided that such action will not adversely affect the tax status of the Company or any of the Investor Interestholders, (v) cancel any contract for services (other than the Company Operating Agreement itself) between the Company and the Manager without penalty (but subject to possible liability for damages) upon 60 days notice, provided such action will not violate applicable federal income tax status of the Company, and (vi) elect a liquidator if the Company is dissolved as a result of, among other things, the removal, withdrawal, dissolution or bankruptcy of the Manager. By a vote of two-thirds in interest of the Investor Interestholders, they may approve or disapprove the selection of an additional or successor managing Interestholder. The Manager is required to call a meeting of Investor Interestholders upon receipt of a written request from more than 10% in interest of all the Investor Interestholders for a vote on a matter as to which Investor Interestholders have voting rights. THE COMPANY OPERATING AGREEMENT PROVIDES THAT INTERESTS OWNED BY THE MANAGER OR ITS AFFILIATES WILL NOT BE COUNTED IN DETERMINING WHETHER A MAJORITY IN INTEREST HAS BEEN RECEIVED ON MATTERS AFFECTING THE MANAGER. See "Summary of Company Operating Agreement."

FIDUCIARY OBLIGATION AND INDEMNIFICATION OF MANAGER

    The Manager, as managing Investor Interestholder, is accountable to the Company and the Investor Interestholders as a fiduciary and must handle Company affairs in good faith, may not obtain any secret advantage or benefit from the Company and must share with it all business opportunities clearly related to the subject of its operations. In contrast to the relatively well-developed state of the law concerning fiduciary duties owed by officers and directors to the shareholders of a corporation or by the general partner to the limited partners of a limited partnership, the law concerning the duties owed by managers of a limited liability company to its members is relatively undeveloped. The Act does not prohibit limited liability companies from restricting or expanding the liabilities of managers to the company and members of such company in the operating agreement or Articles. In order to induce the Manager to act as trustee for and manage the business of the Company, Article 3 of the Company Operating Agreement contains various provisions that are designed to mitigate possible conflicts of interest (see "Conflicts of Interest") which may have the effect of restricting the fiduciary duties that might otherwise be owed by the Manager to the Company and the holders of Interests or which waive or consent to conduct by the Manager that might otherwise raise issues as to compliance with fiduciary duties. Because this is a rapidly developing and changing area of the law and there is virtually no case law on the subject, the Manager has not obtained an opinion of counsel covering the provisions of the Company Operating Agreement which purport to waive or restrict fiduciary duties of the Manager. The Company

Operating Agreement contains provisions that restrict the fiduciary duties that might otherwise be owed by the Manager and waive or consent to conduct by the Manager that might otherwise raise issues as to compliance with fiduciary duties. Unlike a trustee which must act solely in the best interests of his/her beneficiary, the Company Operating Agreement permits the Manager to consider the interests of all parties to a conflict of interest, including the interests of the Manager and its affiliates and other entities to which the Manager or its affiliates owe a fiduciary duty, provided the Manager acts in a manner that is fair and reasonable to the Company and the Investor Interestholders. Since the Manager, not an independent third party, will make decisions with respect to the resolution of any such conflicts, investors must rely on the judgment of the Manager to appropriately resolve any such conflicts. See "Summary of Company Operating Agreement."

    The Act provides that a limited liability company is permitted to indemnify a Manager against expenses incurred in the defense of an Investor Interestholder derivative action if the Manager acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company. No indemnification is permitted if the Manager was liable for negligence or misconduct unless a court orders that under all the circumstances indemnity is proper. The Company Operating Agreement makes this indemnification mandatory and extends it to affiliates of the Manager. Because the Act authorizes but is otherwise silent on additional indemnification rights, the Company Operating Agreement also provides for indemnification of the Manager and its affiliates by the Company against losses and liabilities sustained by them in connection with the Company, provided that the same were not the result of negligence, a failure to act in good faith or misconduct on the part of the Manager or its affiliates.

    Notwithstanding the above, and subject to the provisions of the Act, the Manager and its affiliates and any person acting as a Soliciting Dealer shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves indemnification of the litigation costs, or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves indemnification of the litigation costs, or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and the court finds that indemnification of the settlement and related costs should be made. Moreover, in any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the U.S. Securities and Exchange Commission, the Massachusetts Securities Division and any other applicable regulatory authority (including, in the case when an Investor Interestholder has filed the claim as plaintiff, the state in which such Investor Interestholder was offered or sold Interests) with respect to the issue of indemnification for securities law violations. It is the position of the U.S. Securities and Exchange Commission that, to the extent that indemnification provisions purport to include indemnification for liabilities arising under the Securities Act of 1933, as amended, such indemnification is contrary to public policy and, therefore, unenforceable.

CONFLICTS OF INTEREST WITH MANAGER OR AFFILIATES

    The Manager and its affiliates are free to engage in gas exploration and development for their own accounts and may sponsor programs for the formation of additional entities to engage in activities similar to those of the Company.
The Company may also participate in joint acquisitions with affiliated entities that will acquire non-operating interests from, or in the same projects in which working interests are acquired by, the Company. While the Company Operating Agreement contains prohibitions and restrictions in several areas, possible conflicts of interest between the Company and the Manager or such other entities may nevertheless result. For example, because the Manager's share of revenues from the sale of gas produced from Company projects is larger than its share of Company capital and may be larger than its share of proceeds from sales of Company projects, it will be in its interest for the Manager to cause the Company to acquire projects as quickly as possible and may be in its interest for the Manager to cause the Company to hold rather than to sell a property.
See "Proposed Activities" and "Conflicts of Interest."

REPORTS TO INVESTOR INTERESTHOLDERS

    Each Investor Interestholder will receive a written report within 150 days after the close of the Company's fiscal year containing audited financial statements and information regarding operations.

PRINCIPAL EXECUTIVE OFFICES

    The principal executive office of the Company and the Manager is 4660 South Hagadorn Road, Suite 230, East Lansing, Michigan 48826; telephone (800) 800-9949.


                            SUMMARY OF TAX CONSIDERATIONS

    The following is a summary of the tax aspects considered to be of material interest to a typical prospective purchaser of Interests and is based upon an opinion of Patzik, Frank & Samotny Ltd., Special Tax Counsel to the Company. This summary is not intended to be a substitute for careful tax planning and no person or entity should invest in the Company without first consulting a qualified tax advisor about the federal, state and local income and other tax consequences to such investor of an investment in Interests and reviewing, in detail, the discussion of such matters in "Tax Aspects" herein. For a more detailed discussion of these and other tax aspects, and the qualifications to this summary, see "Tax Aspects" and "Risk Factors - Tax-Related Risks."

    The Company will be formed for the purpose of acquiring and developing working interests in natural gas projects and generating income through the operation of such projects. It is not expected that the Company will generate significant federal income tax benefits other than intangible drilling and development cost deductions and percentage depletion allowances. Consequently, potential investors should recognize that the Company is not organized primarily to provide tax benefits and an investment in the Company is not a suitable investment for those investors seeking the benefits of a "tax shelter."

COMPANY STATUS AND ALLOCABLE INTERESTS

    In the opinion of Special Tax Counsel, the Company, if organized in accordance with the provisions described herein, will more likely than not be classified as a partnership for federal income tax purposes, and not as an association taxable as a corporation. As such, the Company is not required to pay federal income tax but is required to file a federal income tax information return each year. Each Investor Interestholder is then required to take into account in computing his/her own federal income tax liability his/her allocable share of Company income, gain, loss, deduction and credit, regardless of any actual cash distributions made to such Investor Interestholder during his/her taxable year. Each Investor Interestholder's allocable share of such items will be determined in accordance with allocations set forth in the Company Operating Agreement, provided such allocations are recognized for federal income tax purposes.

COMPANY INCOME, GAINS AND LOSSES

    Each Company's income from the sale of gas will be taxable to the Investor Interestholders as ordinary income subject to depletion. Gains and losses from sales of gas projects (and/or any equipment) held for more than one year and not held primarily for sale to customers generally will be gains and losses described in Section 1231 of the Code. Other gains and losses on sales of gas projects will result in ordinary income and losses. Any of such income or loss should be characterized as income or loss other than from a passive activity to the extent that Investor Interestholders elect to assume liability for obligations of the Company and thereby become Participating Investor Interestholders. Participating Investor Interestholders should generally be able to offset such income or loss against losses or income from other sources. Investor Interestholders who elect to retain their limited liability will have income or loss allocable to them from the Company considered "passive income" which generally may only be utilized to offset losses or income from the Investor Interestholders' other passive activities. However, for Investor Interestholders who initially elect to become Participating Investor Interestholders and who are allocated losses from the Company which are considered to other than from a passive activity, the income allocable to them from the Company in taxable years following their automatic conversion to Nonparticipating Investor Interestholders, will also be considered income other than from a passive activity, notwithstanding their status as Nonparticipating
Investor Interestholders following such conversion. AN INVESTMENT AS A PARTICIPATING INVESTOR INTERESTHOLDER MAY NOT BE ADVISABLE FOR A PERSON WHOSE TAXABLE INCOME FROM ALL SOURCES IS NOT RECURRING OR IS NOT NORMALLY SUBJECT TO HIGHER MARGINAL FEDERAL INCOME TAX RATES. See "Tax Aspects - Passive Activities."

COMPANY DEDUCTIONS

    Expenses incurred to acquire mineral interests in gas projects and to drill or produce gas will be treated in one of the following manners for federal income tax purposes: (a) intangible drilling and development costs may be deducted when accrued or capitalized at the Company's election; (b) ordinary and necessary business expenses may be deducted when accrued; (c) in the case of a dry hole or other worthless property, an ordinary loss deduction may be claimed; and (d) all other expenditures made by the Company with respect to the acquisition, development or operation of their projects which do not qualify under (a), (b) or (c) above must be capitalized and recovered, if at all, through depletion or depreciation. Such expenses will generally be allowable as deductions to the Investor Interestholders against their Company income and gains described above or, to the extent an Investor Interestholder elects to be a Participating Investor Interestholder, against income from other sources. Any of such expenses should be characterized as arising other than from a passive activity to the extent that Investor Interestholders elect to assume liability for obligations of the Company and thereby become Participating Investor Interestholders with respect to all wells (i) upon subscription, and (ii) after the Facilities Completion Date, and such Investor Interestholders should generally be able to offset such expenses against income from other sources. Investor Interestholders who elect to retain their limited liability will have any such expenses allocable to them from the Company considered as expenses arising from a "passive activity" which generally may only be utilized to offset income from the Investor Interestholders' other passive activities, including income from the Company. See "Tax Aspects - Passive Activities."

LIQUIDATION AND TERMINATION OF THE COMPANY

    Upon liquidation of the Company, all of its assets will be sold and the cash proceeds distributed to the Investor Interestholders. A sale of any Company property by the Company will have the tax consequences described under "Tax Aspects - Sales of Company Property" and, with respect to recapture, under "- Termination of Company." The distribution of the cash proceeds from such sale will result in taxable income to an Investor Interestholder only to the extent the amount distributed exceeds his/her adjusted basis in his/her Interests. An Investor Interestholder will recognize loss to the extent that the cash received is less than his/her adjusted basis in his/her Interests. The character of such gain or loss is discussed below under "Tax Aspects - Sales of Company Property."

REDEMPTION OR SALE OF INTERESTS

    Generally, gain or loss realized upon the redemption or sale of Interests held for more than eighteen months will be taxed as long-term capital gain or loss. That portion of realized gain allocable to "unrealized receivables," including accelerated depreciation subject to recapture and depletion deductions (to the extent such deductions reduced the basis of gas projects) and "substantially appreciated inventory", will be taxed as ordinary income. Furthermore, the amount realized upon such a sale will include the amount of liabilities to which such Interests are subject. See "Tax Aspects - Redemption or Sale of Interests."

ALTERNATIVE MINIMUM TAX

    For all taxpayers other than Subchapter C corporations, the alternative minimum tax is equal to 26% of the excess of the "alternative minimum taxable income" over an exemption amount, up to $175,000 and 28% of the excess of the "alternative minimum taxable income" over an exemption amount over $175,000, reduced generally by the regular tax paid by the taxpayer for the taxable year. The effect of the alternative minimum tax on an Investor Interestholder may depend upon a number of factors peculiar to such Investor Interestholder. See "Tax Aspects - Alternative Minimum Tax."

CONSIDERATIONS FOR TAX-EXEMPT INVESTORS

    Prospective Investor Interestholders that are tax-exempt entities, including charitable corporations, pension, profit-sharing or stock bonus plans, Keogh Plans, IRAs and certain other employee benefit plans, should note that net income derived from the conduct of a trade or business regularly carried on by them or by an entity taxable as a partnership in which they are a partner may constitute "unrelated business taxable income" upon which a tax is imposed. Income derived from ownership of a working interest in gas projects has been held to constitute unrelated business taxable income, even though ownership is in the form of a limited partnership interest (which, for federal income tax purposes, may be substantially the same as ownership of interests in a limited liability company). For that reason, substantially all of a tax-exempt Investor Interestholder's share of Company income in excess of such tax-exempt Investor Interestholder's $1,000 annual exemption amount may constitute unrelated business taxable income.
See "Investment by Pension and Other Retirement Plans."

STATE AND LOCAL INCOME TAXES

    An investment in the Company may subject an Investor Interestholder to income taxes imposed by the states and localities in which the Company operates as well as any other jurisdictions in which an Investor Interestholder resides or does business and, accordingly, may require an Investor Interestholder to file one or more state or local income tax returns reflecting such income from Company operations. The Company may also be subject to state or local taxes in states and localities in which it operates.

                                     RISK FACTORS

    Prospective investors should recognize that the gas development and production business is a high risk venture. Investment in Interests is recommended only to persons who are prepared to assume the substantial risks discussed below and elsewhere in this Prospectus. The nature of such risks requires persons who purchase Interests to be in a position to (a) hold such investment for a substantial number of years, and (b) absorb the possible loss of such investment. The risks listed under the heading "Particular Risks of This Offering" are those specifically applicable to this offering and the risks listed under the heading "Risks Related to Gas Investments" are those generally associated with and inherent in gas programs conducted through entities such as limited liability companies. Tax risks are listed separately under the heading "Tax-Related Risks."

PARTICULAR RISKS OF THIS OFFERING

    UNSPECIFIED PROJECTS; DEPENDENCE UPON MANAGER. The Manager will select all projects in which working interests will be acquired by the Company. However, the identity of such projects will not be specified at the time that the Supplement to this Prospectus with respect to such Company is prepared and, hence, will not be disclosed to prospective subscribers for Interests prior to such subscription. Therefore, prospective investors will not have an opportunity to review those projects before investing in the Company or to participate in the selection of projects after acquiring Interests. The Manager may, therefore, during the course of the offering of Interests in the Company select projects in which such Company will acquire a working interest and persons subscribing for Interests will not be permitted to withdraw their subscriptions as a result of the selection of any such projects and may not receive notification of the selection of any such property prior to funding of such Company. See "Proposed Activities and Policies - Acquisition Policies" and the applicable Supplement attached to this Prospectus with respect to the Company.

    CONFLICTS OF INTEREST; UNCOMMITTED CAPITAL FUNDS OF OTHER COMPANIES. The Program will consist of a series of Companies activated serially, as often as every other month, each of which will be newly formed and have no history of operations or earnings. Consequently, two or more Companies in the Program, as well as other entities formed by the Manager or its affiliates under other similar programs may have uncommitted capital funds available at the same time. The fact that existing Companies are and other entities may be in a position to purchase additional interests in projects may delay purchasing activities by other or later Companies and create the risk of conflicts of interest with other or later Companies. In addition, because the Manager (i) has agreed to the imposition of certain restrictions if specified percentages of the Company's net subscriptions have not been invested or committed for investment within two years after commencement of its operations, and (ii) will receive an Acquisition Fee with respect to each acquisition of a working interest in a property, the Manager's determination as to whether a working interest in a particular property is suitable for purchase made at a time immediately prior to the expiration of either of such periods may be subject to a conflict of interest. The Manager has a fiduciary obligation to act in the best interests of the Company. See "Conflicts of Interest - Management of Other Entities."

    NON-OPERATOR OF PROJECTS. The prototype Operating Agreement confers contractual authority with respect to all such matters on the operator solely or on the co-operators jointly and requires it or them to take action with respect to such matters. In addition, the sole operator or co-operators will hire and supervise the contractors engaged to conduct drilling and completion activities and install production, collection and distribution Facilities and operate the wells. The Manager will work closely with the Operators in connection with all important decisions affecting the projects in which the Company invests, and may be a co-operator of some of such projects. However, with respect to any specific project in which the Company invests, neither the Manager nor any of its affiliates will be the sole Operator nor may the Manager of any of its affiliates be a co-operator. In such cases, the Manager will not be able to exercise ultimate control over the activities conducted upon the property, such as the drilling and completion of wells, installation of production, collection and distribution Facilities, additional development drilling, recompletion, re-working, deepening or sidetracking existing wells, installing enhanced recovery methods or altering operating technologies or methods, and may not share such control. Further, a sole Operator of such a well will have complete control of the marketing of the property's gas production and may commit the production of the property to long-term purchase contracts with such purchasers and on such terms as it chooses. Any or all of the choices actually made by a sole Operator of a property with respect to the drilling, completion, production and management of the wells could vary greatly from the anticipated choices upon which the Manager based its determination to have the Company acquire a working interest in such property. Such determinations will be made by such sole Operators, in consultation with the Manager, based upon their expertise and experience and in the exercise of its judgment as to the choices which will generate the most economically favorable results from each well. As a result, the Company's share of the costs of completing any well and placing it in production may exceed the amounts budgeted by the Operator to pay such costs. With respect to Completion activities and post-Completion Facilities identified in the applicable AFE, such increased costs will be the responsibility of the Manager to pay on behalf of the Company pursuant to the Turnkey Agreement and the Company will be subject to such overruns only to the extent that the Manager is unable to pay such costs and the Company is required to determine whether to pay such costs itself in order to protect its investment in such project. However, with respect to post-Completion activities which are not identified in the applicable AFE, such increased costs would be the direct responsibility of the Company. In such event, the Manager may seek to cause the Company to borrow such amounts or make arrangements for the making of payments by the Company in lieu of such amounts through leasing Facilities, transportation or processing fees or by other means. ANY SUCH AMOUNTS WILL, HOWEVER, CONSTITUTE SPECIAL OBLIGATIONS WITH RESPECT TO SUCH WELL.

    The Company will, therefore, be largely dependent upon the competence and probity of the Operators for the success of its investments in projects, despite the Manager's investigations and analysis of the property prior to investment. The Company will, however, retain certain rights in the operating agreement to approve certain fundamental actions by the Operator and to remove the Operator for cause under certain circumstances. See "Proposed Activities and Policies -Operators; Operating Agreements."

    CONCENTRATION OF INVESTMENT/POSSIBLE LACK OF PROPERTY DIVERSIFICATION.
If only the Minimum Amount of subscriptions for any Company are received, the number of projects in which working interests may be acquired by such Company may be reduced, and the Company's ability to diversify risk may be diminished. In some cases, interests in assets other than projects (e.g., processing and gathering facilities) may be acquired. In all cases, however, the Investor Interestholders of the Company must rely upon the Manager to diversify the activities of the Company. Investors should be aware that the lesser the amount raised by any Company in this offering, the greater the risk from lack of diversification for such Company. The Company will not acquire any working interest in the projects in which interests are held by the partnerships identified in "Prior Activities" and will not enter into any revenue-sharing arrangements with such partnerships or other entities in order to diversify its risk. See "Proposed Activities and Policies." Note: The amounts shown in the table appearing under the caption "Application of Proceeds" do not reflect any borrowings by the Company. See "Financing."

    FACTORS SPECIFIC TO ANTRIM SHALE FORMATION IN THE PRIMARY AREA. The rate of development, drilling and completion of natural gas wells in the Antrim shale formation has grown substantially over the immediate past and may be expected to continue to do so for the foreseeable future. This rapid growth has taxed and will in the future tax the gas distribution infrastructure (i.e., gas gathering and transportation pipelines, CO2 removal and other gas conditioning facilities and systems and compression and pumping stations), resulting in increased pipeline pressures, unbalanced volumes of gas and other factors which limit the amount of gas that any well or project may place into the system for transportation and sale. As a result, the limitations of the gas distribution infrastructure and other related factors have, on occasion, caused production at individual wells or projects (including wells and projects in which affiliates of the Manager hold or have held working interests) to be curtailed for varying lengths of time, and may be expected to occur from time to time in the future. As more Antrim wells are completed and come on line, the capacity of the existing distribution system to accept and transport gas more nearly approaches capacity and the necessity of reducing production from or shutting in altogether wells becomes more likely. There is no reasonably reliable means with which to anticipate how and where in the Antrim shale these capacity limitations may occur, nor how the managers of such systems will opt to cope with them. Therefore, there can be no assurance that production from wells in which the Company holds a working interest will not be curtailed for varying lengths of time, and no reasonable means by which the Manager or its affiliates can provide any assurance that they will be successful in minimizing such production cutbacks if and when they occur. Further, the measures which the Michigan Department of Natural Resources, the owner/managers of the various gas distribution and treatment facilities and others may take to alleviate the effects of capacity limitations on the overall gas delivery system, such as requiring gas balancing, unitization of fields, reduction in production pressures and capacity rationing may result in limiting the volume production that may be obtained from wells and projects in which the Company holds a working interest.

    INVESTOR PERFORMANCE DATA AND EXPERIENCE. The sole owner, director and executive officer of the Manager has acted as a manager of prior gas development programs (including acting as a principal of the general partner of programs organized as partnerships and of the managing trustee/shareholder of programs organized as Delaware business trusts), and the investment performance of those programs is described in "Prior Activities." The performance of such programs, however, is no guarantee and may not be indicative of the results that will be experienced by the Company. The Company will not acquire any working interest in the projects in which interests are held by the partnerships identified in "Prior Activities" and will not enter into any revenue-sharing arrangements with such partnerships or other entities in order to diversify its risk. The Companies, moreover, will collectively be substantially larger than the Prior Programs and none of the Prior Programs were engaged in raising capital for investment prior to identifying the projects in which it would invest; consequently, the Manager may be said to not have previously sponsored programs similar to the Company.

    DISTRIBUTIONS. The Manager intends to cause the Company to maintain a regular, reasonably predictable pattern of distributions once such distributions have commenced. However, cash distributions will be dependent primarily upon the Company's cash flow from the sale of gas and may be deferred to the extent revenues are applied to repay Company debts and liabilities, perform remedial or additional work to improve a well's producing capability or drill additional development wells. Company taxable income will be reportable by Investor Interestholders in the year earned, even if cash is retained for Company purposes rather than distributed to Investor Interestholders, possibly causing Investor Interestholders to incur a tax liability without receiving cash distributions from the Company. See "Tax Aspects - Company Taxation" and "-Distributions."

    JOINT WORKING INTERESTS; POSSIBLE LIABILITY FOR OBLIGATIONS OF JOINT WORKING INTEREST OWNERS. It is anticipated that the Company will hold interests in projects primarily as joint working interest owners with other parties, including the Operators and, possibly, other entities which are affiliated with the Manager. As such, although the Manager expects to work closely with the Operators in connection with all important decisions affecting the projects in which the Company invests, the management and control of such working interest will be exercised by a party other than the

Manager, resulting in decisions affecting the Company's investment in the working interest being controlled by a third party. Further, under certain circumstances, it could be determined that the Company and such other parties have joint and several liability with respect to obligations relating to the working interest. In such event, or if the Manager determined that it was in the best interest of the Company to discharge such obligations in order to complete work on or maintain its ownership of the working interest notwithstanding the default in payment by such other parties, the Company could be or become responsible for the obligations of such other parties relating to the entire working interest. See "Proposed Activities and Policies - Acquisition Policies."

    BORROWINGS AND OTHER FINANCING. The Manager anticipates that the net proceeds from the sale of Interests in the Company will be sufficient to pay such Company's share of the costs of the acquisition and anticipated operation of its share of the working interest in the projects in which it invests (i.e., the Manager does not intend to "leverage" the Company's initial investment in any property). The Manager has, however, reserved the right to cause the Company to borrow up to 15% of the Company's gross proceeds from the sale of Interests and may cause the Company to engage in such borrowings to either (i) improve the productivity of the projects in which it holds a working interest through re-working existing wells, installing enhanced recovery equipment or drilling developmental wells on such property, or (ii) respond to the need for additional funds due to unforeseen circumstances. In addition, the Company may utilize other financing methods (e.g., reinvestment of Net Revenues, farm-outs or sales of net profits interests in projects) to obtain such funds. Any borrowings will be so-called "non-recourse" borrowings in which the lender's recourse for repayment of the borrowings will be limited to the assets of the Company and none of the Investor Interestholders will be personally liable for such obligation. The effect of borrowings or other financings could be to increase the profitability of the Company, but could also be to reduce cash available for distribution to the extent that cash is utilized to service or repay borrowings or to reduce the Company reserves in the case of farm-outs or sales of net profits interests. There can be no assurance that any such financing can be arranged and the limitation on the personal liability of the Investor Interestholders may make borrowings particularly difficult or impossible to arrange.

    LACK OF LIQUIDITY; INABILITY TO RESELL OR DISPOSE OF INTERESTS. Though the Interests are registered under the Securities Act, they are not intended to be publicly-traded securities; there is no public or other liquid market for Interests nor is one expected to develop. Federal tax laws and regulations also impose significant limitations upon the ability of an Investor Interestholder to sell or otherwise dispose of his/her Interests. Furthermore, the Company Operating Agreement contains provisions which severely limit the transferability, under any circumstances, of Interests. See "Summary of Company Operating Agreement" and "Tax Aspects."
Furthermore, the Manager may refuse to recognize any transfer of Interests that may have occurred on a "secondary market or the substantial equivalent thereof", within the meaning of applicable provisions of the Code, in order to preserve the status of the Company as partnerships for tax purposes.
There can be no assurance that the market conditions and the value of the projects in which any Company owns working interests will enable the Manager to successfully implement such Company's policy to liquidate its assets and distribute the proceeds thereof to the Investor Interestholders after the seventh and before the end of the tenth year of such Company's operations. The obligation of the Manager to acquire up to 10% of the outstanding Interests annually for five years beginning in the third year following the Company's initial distribution to Investor Interestholders (subject to its financial ability to do so at the time) is limited in amount of Interests which must be purchased and fixes the price of such mandatory offer to repurchases at an amount which may be significantly below the fair market value of such Interests. In addition, such Interests will not be acquired if the acquisition would either result in the termination of the Company for federal income tax purposes or cause the Company to be treated as a publicly traded partnership under the Code. THEREFORE, AN INVESTOR CANNOT EXPECT TO BE ABLE TO READILY LIQUIDATE HIS/HER INVESTMENT IN INTERESTS AT ANY TIME. IN ADDITION, INVESTOR INTERESTHOLDERS WILL NOT HAVE THE RIGHT TO WITHDRAW ANY CAPITAL FROM THE COMPANY OR TO RECEIVE THE RETURN OF ALL OR ANY PORTION OF THEIR CAPITAL CONTRIBUTIONS EXCEPT OUT OF DISTRIBUTIONS OF NET REVENUES OR UPON THE SALE OF OTHER DISPOSITION OF THE COMPANY'S PROPERTY OR THE DISSOLUTION AND LIQUIDATION OF THE COMPANY. ACCORDINGLY, AN INVESTOR IN INTERESTS MUST BE PREPARED TO BEAR THE RISKS INHERENT IN AN INVESTMENT IN INTERESTS FOR AN INDEFINITE PERIOD OF TIME. SEE "SUMMARY OF COMPANY OPERATING AGREEMENT."

    INVESTOR VOTING RIGHTS; ABSENCE OF DISSENTER'S RIGHTS. The right of Investor Interestholders to vote is limited to specified matters, and Investor Interestholders may, in certain instances, be bound by decisions made by only a majority vote of other Investor Interestholders or made solely by the Manager. Affiliates of the Manager may acquire a limited number of Interests (up to 5%) and may exercise their right to vote such Interests on matters, if any, submitted to the Interestholders for a vote. In addition, Investor Interestholders will not be entitled to exercise dissenters' appraisal rights. Therefore, Investor Interestholders may be required to maintain their investments even after a substantial amendment of the Company Operating Agreement or a sale of substantially all of the assets of the Company in exchange for securities of another company or in the event of a substantial change in the business or objectives of the Company. See "Summary of Company Operating Agreement."

    CONFLICTS OF INTEREST. In order to eliminate the possibility of the necessity for provision for assessments of Investor Interestholders (which would be required if the Company acquired its working interest in a property directly from its Operator and took upon itself the risk of cost overruns in the drilling and completion of the wells corresponding to its working interest therein), the Company will acquire its working interests in such wells and pay its PRO RATA share of the costs of development, drilling and Completion and post-Completion Facilities identified in the applicable AFE of such wells through the Turnkey Agreement with the Manager. The Company will acquire its working interest in its projects and fund its share of the costs of Completion and identified post-Completion Facilities of the wells thereon through the Manager at a price per net well, i.e., the Turnkey Cost, which will exceed the Operators' PROJECTED (though not guaranteed) price of such working interests and costs of Completion and such post-Completion Facilities. The amount by which the Turnkey Cost exceeds the costs which are anticipated to be payable by the Manager to the Operator is intended to compensate the Manager for the risk that the cost of developing, drilling and completing the wells on the property and installing the post-Completion Facilities identified in the applicable AFE will exceed the Operators' estimates of such amounts and, indeed, the Turnkey Cost. The Turnkey Cost will not be determined at arm's length and will not be subject to review by an independent expert on behalf of the Investor Interestholders.

    The Program consists of up to ten Companies, any or all of which could acquire projects from the Manager or its affiliates. The Investor Interestholders will not be involved in the day-to-day operations of the Company, including the acquisition and supervision of the operation of the projects. Accordingly, the Investor Interestholders must rely on the Manager's judgment in such matters. The Manager and its affiliates are free to engage in gas exploration and development for their own accounts and may sponsor programs for the formation of additional entities to engage in activities similar to those of the Company. The Companies may also participate in joint acquisitions with affiliated entities that will acquire non-operating interests from, or in the same projects in which working interests are acquired by, the Company. Subject to certain limitations, the Manager is free to fix the terms of net profits, royalties and other non-operating interests as they relate to the working interests held by the Company. As a consequence, conflicts of interest between the Company and the Manager as managing Investor Interestholder of such other entities may arise.
 While certain transactions between the Manager or its affiliates and the Company may occur on terms no less favorable than those which could be obtained from independent third parties, possible conflicts of interest may nevertheless result. See "Proposed Activities" and "Conflicts of Interest."

    LIMITATIONS ON LIABILITY OF AND INDEMNIFICATION OF MANAGER AND AFFILIATES. In order to induce the Manager to manage the business of the Company, Article 3 of the Company Operating Agreement contains various provisions that are designed to mitigate possible conflicts of interest (see "Conflicts of Interest") which may have the effect of restricting the fiduciary duties that might otherwise be owed by the Manager to the Company and the holders of Interests or which waive or consent to conduct by the Manager that might otherwise raise issues as to compliance with fiduciary duties.

    The Act provides that a limited liability company is permitted to indemnify a Manager against expenses incurred in the defense of an Investor Interestholder derivative action if the Manager acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company. No indemnification is permitted if the Manager was liable for negligence or misconduct unless a court orders that under all the circumstances indemnity is proper. The Company Operating Agreement makes this indemnification mandatory and extends it to affiliates of the Manager. Because the Act authorizes but is otherwise silent on additional indemnification rights, the Company Operating Agreement also provides for indemnification of the Manager and its affiliates by the Company against losses and liabilities sustained by them in connection with the Company, provided that the same were not the result of negligence, a failure to act in good faith or misconduct on the part of the Manager or its affiliates.

    Notwithstanding the above, and subject to the provisions of the Act, the Manager and its affiliates and any person acting as a Soliciting Dealer shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves indemnification of the litigation costs, or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves indemnification of the litigation costs, or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and the court finds that indemnification of the settlement and related costs should be made. Moreover, in any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the U.S. Securities and Exchange Commission, the Massachusetts Securities Division and any other applicable regulatory authority (including, in the case when an Investor Interestholder has filed the claim as plaintiff, the state in which such Investor Interestholder was offered or sold Interests) with respect to the issue of indemnification for securities law violations. It is the position of the U.S. Securities and Exchange Commission that, to the extent that indemnification provisions purport to include indemnification for liabilities arising under the Securities Act of 1933, as amended, such indemnification is contrary to public policy and, therefore, unenforceable. See "Summary of Company Operating Agreement."

    REMOVAL/SUBSTITUTION OF MANAGER. The Manager may be removed as managing Interestholder of the Company only for cause by a majority vote of its Investor Interestholders. In such event, the Investor Interestholders must, in order to continue that Company, elect a successor managing Interestholder to prevent a dissolution of the Company. The failure to obtain a suitable successor managing Investor Interestholder would result in the dissolution of the Company, with possible adverse investment and tax consequences. The Company Operating Agreement permits the Manager to transfer its interest and substitute as Manager (a) another corporation in connection with a merger of consolidation or a transfer of all or substantially all of the assets of the Manager under certain circumstances, or (b) a parent or subsidiary of the Manager. In such event, there is a risk that the substituted managing Investor Interestholder would operate the Company differently than the Manager.

    LIMITED LIABILITY OF INVESTOR INTERESTHOLDERS. The Company Operating Agreement and the Act generally provide that the liability of any Investor Interestholder for the obligations of the Company is limited to (i) his/her Capital Contributions, (ii) his/her PRO RATA share of the Company's assets, and (iii) if he/she elects to become a Participating Investor Interestholder and for so long as he/she remains a Participating Investor Shareholders, his/her PRO RATA share of Special Obligations, if any. However, if an Investor Interestholder (whether Participating or Non-Participating) has received the return of any part of his/her Capital Contribution to such Company, such Investor Interestholder is generally liable to such Company for the amount of the returned contribution if he/she knew the distribution was unlawful. See, particularly, the extensive discussion of such matters under "Investor Interestholder Limited Liability and Potential Liabilities of Participating Investor Interestholders."

    Further, Investor Interestholders who wish to take full advantage of the tax benefits available from an investment in the Company and who do not have sufficient passive income from other sources to enable them to do so otherwise, may elect to become Participating Investor Interestholders in order to shift the characterization of their interest in such Company from a passive to a non-passive activity and thereby eliminate substantial barriers to the deductibility of certain items allocable to such Investor Interestholder from such Company against non-passive income. See "Tax Aspects - Passive Activities." Participating Investor Interestholders, having contractually obligated themselves to joint and several liability for the Company's Special Obligations which arise during the period that they are Participating Investor Interestholders, may be exposed to obligations of such Company considerably in excess of their initial investment in Interests. There can be no assurance that (i) events giving rise to Special Obligations in excess of the amounts anticipated by such Company will not occur, (ii) the proceeds of insurance carried by the Operators covering such events will be sufficient to pay such Special Obligations, and (iii) the amount of any such Special Obligations remaining after application of insurance proceeds will not exceed the value of the assets of such Company available to pay them.
See "Proposed Activities and Policies - Operating Agreements - Insurance" and "Liability of Participating Investor Interestholders."

    Participating Investor Interestholders after automatic conversion to Nonparticipating Investor Interestholder status will generally not be liable for Special Obligations of the Company of which they are an Investor Interestholder which arise thereafter. See "Summary of Company Operating Agreement -Conversion of Participating Investor Interestholders."

    DISSOLUTION AND TERMINATION OF COMPANY. A Company will be dissolved and terminated upon the occurrence of certain events, including the bankruptcy, insolvency, dissolution or withdrawal of the Manager. The Investor Interestholders have certain rights to reconstitute the Company under such circumstances and thereby avoid termination of the Company, although there is no certainty that the Investor Interestholders could find a new managing Investor Interestholder to replace the withdrawing Manager in such circumstances. See "Summary of Company Operating Agreement."

RISKS RELATED TO GAS INVESTMENTS

    SPECULATIVE NATURE OF GAS INVESTMENTS. The acquisition, development and operation of natural gas projects is not an exact science and involves a high degree of risk. The evaluation of any natural gas development project is based on available geologic and engineering data with respect to the volume and accessibility of gas reservoirs in the ground; the extent and quality of such data may vary widely from case to case. Each acquisition decision is also based on assumptions concerning, among other things, the price at which gas can be sold over an extended period in the future, the amount of gas which can be developed and/or produced and successfully marketed during any given period, the time value of money, the costs of production and the inflation rate, the extent of foreign imports of gas, political conditions in the gas-producing regions of the world, particularly in the Persian Gulf region, and the price and availability of alternative energy sources. In any event, the estimation of the quantity of gas reserves in the ground, the cost and risk of developing those reserves and the projection of future prices and costs of production of natural gas is impossible to perform with certainty and is inherently speculative in nature. For example, for a period during the 1980's, there were surpluses in natural gas supplies which caused a decline in gas price. Such conditions caused the exercise by some owners of gas pipelines of "market-out" and similar contract provisions in gas purchase contracts and the renegotiation of other existing contracts to reduce the quantities of gas such persons were obligated to purchase and/or the price they were required to pay.

    The drilling and completion of gas wells, installation of production, collection and distribution Facilities, re-working and operation of gas wells involve hazards such as unusual or unexpected formations, pressures or other conditions, blow-outs, fires, failure of equipment, downhole collapses and operational and other hazards. Furthermore, the Company may be subject to liability for pollution and other damages and will be subject to statutes and regulations relating to environmental matters. Although the Operators will be required to maintain on behalf of the Company insurance coverage as provided in the respective Operating Agreement which the Manager believes is normal and customary for the industry in the area and which it feels is adequate under the circumstances, and the Manager maintains additional umbrella coverage, the Company may suffer losses due to hazards against which it cannot insure or against which it may elect not to insure. Any such uninsured losses will reduce Company capital and/or cash otherwise available for distributions. See "Proposed Activities and Policies - Insurance."

    RISKS OF DRILLING. The Company will participate in the drilling of development wells on the projects. In addition, during the productive lives of most gas projects, the reworking of wells will be required as a matter of normal operating practice to obtain the full potential of the wells. The Company reserve the right to participate in drilling or reworking activities on such projects. Drilling for gas is speculative and involves substantial risks, including the risk of drilling unproductive wells, the risk of equipment failures and the risk of encountering impenetrable formations, water encroachments or unexpected pressures and other conditions which could result in a blowout. Reworking existing wells involves the risk that production may not be increased and that any increased production will not compensate the Company for reworking costs. See "Proposed Activities and Policies."

    COMPETITION. Competition for attractive development projects and for experienced and competent drilling, completion and facilities installation contractors and other vendors whose services are essential to the success of a development project among other programs having objectives similar to those of the Company, gas production companies and end-users of gas, many of which have greater financial and other resources than the Company, is often intense. This may result in the Company experiencing delays in investing net proceeds from the sale of Interests or not being able to acquire particular projects otherwise desired for acquisition, and in Operators experiencing delays in drilling, completion and production activities and/or not being able to obtain the services of the contractors which they deem the best for a particular task with respect to any well or property. See "Competition, Markets and Regulation."

    GOVERNMENTAL REGULATION. The natural gas industry is subject to extensive regulation under which, among other things, rates of production from Company wells and distribution of gas produced may be limited. Governmental regulation also may limit or otherwise affect the market for the Company's gas production and the price that may be paid for that production. Governmental regulations relating to environmental matters could also affect the Company's operations by increasing the costs of drilling, completion and operations or by requiring the modification of operations in certain areas. The nature and extent of various regulations, the nature of other political developments, and their overall effect upon the Company are not predictable. See "Competition, Markets and Regulation."

    OPERATING AND ENVIRONMENTAL HAZARDS. Hazards incident to the operation of gas projects, such as accidental leakage, are sometimes encountered. Substantial liabilities to third parties or governmental entities may be incurred, the payment of which could reduce the funds available for distribution or result in the loss of the Company's projects. Although it is anticipated that customary insurance will be obtained, the Company may be subject to liability for pollution and other damages due to hazards which cannot be insured against or have not been insured against due to prohibitive premium costs or for other reasons. Environmental regulatory matters also could increase the cost of doing business or require the modification of operations in certain areas. See "Competition, Markets and Regulation."

    UNCERTAINTY OF FUTURE PRICES AND DEMAND FOR GAS. Company revenues and, in turn, cash distributions to Investor Interestholders, will be highly dependent on the future prices of and demand for gas. Various factors beyond the control of the Manager will affect prices of gas and natural gas liquids, including but not limited to, the worldwide supply of gas, political instability or armed conflict in gas-producing regions, the price of foreign imports, the levels of consumer demand, the price and availability of alternative fuels, the availability of and proximity to pipelines, and changes in existing federal regulation and price controls. Prices for gas have fluctuated greatly during the past three years and markets for gas and natural gas liquids continue to be volatile. The currently unsettled energy markets make it particularly difficult to estimate future prices of gas, and any assumptions about future prices may prove incorrect. See "Competition, Markets and Regulation."

    Gas markets in the U.S. have been unsettled in recent years due to a number of factors, including lack of market demand and substantial regulatory uncertainties. Production from gas wells in many geographic areas of the U.S. (generally not including the region in which the Company expects to operate) has been curtailed for considerable periods of time due to a lack of market demand, and such curtailments may continue in the future. In addition, there may be an excess supply of gas in areas where wells in which the Company may acquire working interests are located. In that event, it is possible that such wells will be shut in or that gas in those areas will be sold on terms less favorable than might otherwise be obtained. In addition, under the Natural Gas Wellhead Decontrol Act of 1989, gas prices are generally decontrolled for wells spudded after July 26, 1989. The combination of the above and other factors makes it particularly difficult to estimate accurately future prices of gas sold by the Company, and any assumptions concerning future prices may prove incorrect. Any such factors, alone or in combination, that decrease the price of gas will decrease revenues to the Company, in turn decreasing or eliminating cash distributions. See "Competition, Markets and Regulation."

TAX-RELATED RISKS

    Selected tax-related risks of an investment in Interests are discussed below; this, however, is not represented to be an exhaustive list of all such risks. Prospective subscribers for Interests are directed to the more complete discussion of federal income tax matters relating to an investment in Interests contained in "Tax Aspects" herein.

    GENERAL. The Manager will not request a ruling from the Service regarding the federal income taxation of the Company and its Investor Interestholders. Based upon certain assumptions and other matters, Special Tax Counsel has rendered its opinion that the material federal income tax benefits of an investment in Interests, in the aggregate, more likely than not, will be realized in substantial part by an Investor Interestholder who is a U.S. citizen, who acquires his/her Interests for profit, and who (i) has sufficient passive income against which he/she can deduct his/her share of any Company deductions and losses, or (ii) elects to become (and for so long as he/she remains) a Participating Investor Interestholder. Such opinion, and the further opinions of Special Tax Counsel described below and in "Tax Aspects", are not binding on the Service, however, and there is no assurance that future legislative, judicial or administrative action will not adversely affect such opinion. See "Tax Aspects."

    PARTNERSHIP CLASSIFICATION FOR TAX PURPOSES. In order for income and deductions to be passed through to the Investor Interestholders, the Company must be classified as partnerships for federal income tax purposes. If the Company were taxed as a corporation for federal income tax purposes, the tax consequences resulting from the ownership of Interests would be adversely affected and any anticipated federal income tax benefits would be reduced or eliminated. Based on certain assumptions and other matters, Special Tax Counsel is of the opinion that, at the time of its formation, if formed in conformity with the provisions described herein, the Company will more likely than not be treated as a partnership for federal income tax purposes and. subject to certain conditions on redemptions described herein, it is more likely than not that the Company will not be treated as corporations pursuant to the "publicly traded partnership" rules of Section 7704 of the Code. See "Tax Aspects -Classification as a Partnership."

    ALLOCATIONS. The Company Operating Agreement provides for the allocation of all items of Company income, loss, gain, deduction and credit among the Investor Interestholders. If such allocation provisions are not recognized for federal income tax purposes (a) a portion of the federal income tax deductions allocated to and claimed by Investor Interestholders could be reallocated to the Manager, notwithstanding that the Investor Interestholders had been charged with the expenditures giving rise to such deductions, and
(b) a portion of taxable income allocated to the Manager could be taxed to Investor Interestholders and/or the Manager, notwithstanding that the revenues giving rise to such taxable income had been credited to the Manager.
 Based on certain assumptions and other matters, Special Tax Counsel is of the opinion that the allocation of income, loss, gain, deduction and credit in the Company Operating Agreement will more likely than not be recognized for federal income tax purposes. See "Tax Aspects - Allocations."

    PREPARATION AND AUDIT OF TAX RETURNS. The transmission of information concerning the Company and its operations to the Investor Interestholders may be delayed, requiring Investor Interestholders to file requests for extensions of time within which to file their personal income tax returns.
In addition, the federal income tax returns of the Company may be audited by the Service, which could result in an audit of the federal income tax returns of the Investor Interestholders. Any such audit of the Investor Interestholders' tax returns could result in adjustments of items not related to the Company as well as items related to the Company. Investor Interestholders may also incur expenses in contesting adjustments to the income tax returns of the Company. See "Tax Aspects - Audits, Interest and Penalties."

    UNRELATED BUSINESS TAXABLE INCOME TO TAX-EXEMPT INVESTORS. Most of the income to be generated by the Company will constitute income from gas working interests, which will be unrelated business taxable income to tax-exempt investors. Tax-exempt investors, including individual retirement accounts and other employee benefit plans, may become subject to federal income taxation on their Interests of such income to the extent unrelated business taxable income from all sources exceeds $1,000 per year. See "Investment by Pension and Other Retirement Plans."

    CHANGES IN FEDERAL INCOME TAX LAWS. There can be no assurance that the federal income tax treatment currently applicable to gas activities conducted in business Company form will not be modified by legislative, administrative or judicial action that may have a retroactive effect. The recently enacted Taxpayer Relief Act of 1997 ("1997 Act") contains provisions relating to publicly traded and other large partnerships, such which may have applicability to the Company. The 1997 Act provides, among other things, that the depletion deduction be computed and deducted at the partnership level, rather than passed through to the partner (s.) See "Possible Changes in Tax Laws."

    TAXABLE INCOME WITHOUT CASH. The Company has no obligation to assure that the Investor Interestholders received cash distributions from the Company which equal or exceed the federal income tax liability which would result from an allocation of taxable net income and other items of the Company to such Investor Interestholders. There are any number of foreseeable circumstances which could result in the Company having taxable income in any year without free cash flow from which to make distributions to Investor Interestholders. In such event, the allocations of items of Company income, loss, gain, deduction and credit to any Investor Interestholder in such year could exceed the amount of cash distributed by the Company to such Investor Interestholder in such year, which could require such Investor Interestholder to pay the resulting federal income tax liability from other assets. There can be no assurance that circumstances will not occur which may result in Investor Interestholders being allocated taxable income from the Company which results in an income tax liability which exceeds, perhaps greatly, the cash distributions to them from the Company for the same period.

                           INVESTOR INTERESTHOLDER LIMITED
                        LIABILITY AND POTENTIAL LIABILITIES OF
                        PARTICIPATING INVESTOR INTERESTHOLDERS

SUMMARY

    Generally, equity participants in a limited liability company such as the Company enjoy limited liability with respect to the obligations of the company, i.e., they will not be held personally liable for the obligations of the company, so long as it is organized and its business is conducted in accordance with the statutes under which it was formed and the organizational documents pursuant to which it was created. In such event, participants may lose all of the assets which they contributed to the company in consideration of their equity interest, but would not be subject to any further liability for the obligations of the company. However, in order to enable Investor Interestholders to enjoy the benefits of the treatment of their investment in Interests under certain provisions of the Code which are not generally available to equity participants which have such limited liability, the Company, in conformity with the Act, has provided Investor Interestholders with the option to elect to personally assume liability for specific actual or potential obligations of the Company incurred during the period such election is in effect. Investor Interestholders who elect to assume such liability may revoke such election at specified times, but will remain liable for obligations of the Company incurred during the effectiveness of such election indefinitely. Simultaneously, however, the Company will enjoy the benefits of insurance protection provided by (i) the Operators of the projects in which the Company acquires a working interest, pursuant to provisions in the operating agreement with respect to such project that will be required before the Company will acquire such working interest, and (ii) an affiliate of the Manager, which has acquired and will maintain throughout the life of the Company, certain policies of insurance covering liability with respect to any project in which the Manager or its affiliates, including the Company, has an interest, directly or indirectly. See "Proposed Activities and Policies - Operating Agreements -Insurance" and "Proposed Activities and Policies - Insurance."

LIMITED LIABILITY

    Assuming compliance with the form of Company Operating Agreement and applicable formative and qualifying requirements in Michigan and any other jurisdiction in which the Company conducts its business, an Investor Interestholder will not be personally liable under Michigan law for any obligations of such Company, except, with respect to Participating Investor Interestholders, for Special Obligations, except to the extent of any unpaid Capital Contributions that he/she agrees to contribute to such Company and except for indemnification liabilities arising from any misrepresentation made by an Investor Interestholder. SEE, HOWEVER, "LIABILITIES OF PARTICIPATING INVESTOR INTERESTHOLDERS."

    The liability of an Investor Interestholder for the Company's obligations is generally expected to be controlled by Michigan law, which is the law under which the Company will be organized. The Company may not be recognized as a separate entity under the law of the state of residence of an Investor Interestholder and the limitations on liability provided for by the form of Company Operating Agreement and Michigan law might not be recognized under the law of such state. Therefore, it is possible that Investor Interestholders would not be entitled to any limitation on liability for the Company's obligations in an action governed by the law of such state.

    The Act does not contain any provision imposing liability on an Investor Interestholder for participation in the control of the Company, although no Investor Interestholder has any rights to do so except through the rights to propose and vote on matters described above. The Act does not require an Investor Interestholder who receives distributions that are made when the Company is or would be rendered insolvent to return those contributions and the form of Company Operating Agreement does not so require. It is uncertain under applicable case law whether an Investor Interestholder would be required to return such contributions under equitable principles enforced by courts.

    The form of Company Operating Agreement will have been signed by the Manager prior to the date of admission of any Investor Interestholders and the Manager will be the initial participant. BY SIGNING THE OMNIBUS SIGNATURE PAGE AND, THEREBY, THE SUBSCRIPTION AGREEMENT AND THE COMPANY OPERATING AGREEMENT, AND ENGAGING TO PAY THE PRICE OF INTERESTS, THE INVESTOR INTERESTHOLDERS BECOME BOUND BY THE PROVISIONS OF THE COMPANY OPERATING AGREEMENT AT THE TIMES THEIR SUBSCRIPTIONS ARE ACCEPTED BY A COMPANY, EVEN THOUGH THEY DO NOT SIGN THE COMPANY OPERATING AGREEMENT.

POTENTIAL PERSONAL LIABILITY FOR SPECIAL OBLIGATIONS.

    Pursuant to provisions of the Company Operating Agreement and the Act, a Participating Investor Interestholder will be jointly and severally liable for the Special Obligations of the Company to which he/she subscribes with respect to wells for which he/she has assumed liability for Special Obligations and which arise while he/she is a Participating Investor Interestholder with respect to such well (i.e., until he/she is automatically converted from a generally-liable Participating Investor Interestholder to a Nonparticipating Investor Interestholder with limited liability with respect to such well); provided, however, that even after a Participating Investor Interestholder is automatically converted to a Nonparticipating Investor Interestholder, such former Participating Investor Interestholder may remain liable for Special Obligations with respect to a well which arose while he/she was a Participating Investor Interestholder but which are asserted by third parties after he/she has ceased to be a Participating Investor Interestholder. Thus, each Participating Investor Interestholder's potential liability with respect to his/her Interests is not limited to his/her subscription, but may include the amount, if any, by which the amount of Special Obligations which arise while he/she is a Participating Investor Interestholder exceed the assets of the Company available to pay such amount.
 Prior to the earlier to occur of (i) one year following completion of the offering, or (ii) the Facilities Completion Date, Participating Investor Interestholders will be personally liable for Special Obligations with respect to all wells in which his/her Company holds a working interest; after such date, Participating Investor Interestholders will be automatically converted to Nonparticipating Investor Interestholder status.

INVESTOR PROTECTION.

    The Company has taken certain steps to reduce the above-described risks to the Participating Investor Interestholders, including the following:

         INSURANCE - the Operators will be required to maintain insurance coverage with respect to the wells on the projects in which the Company holds a working interest with specified coverages and liability limits (see "Proposed Activities and Policies - Form of Operating Agreements - Insurance") which will be available to defray such Company's liability for certain Special Obligations. In addition, the Company will share coverage under a broad form comprehensive liability insurance policy with other entities which are affiliated with the Manager. See "Proposed Activities and Policies - Insurance."

         AUTOMATIC CONVERSION TO NONPARTICIPATING INVESTOR INTERESTHOLDER - each Participating Investor Interestholder will be automatically converted to Nonparticipating Investor Interestholder status upon the earlier to occur of (i) one year following the completion of the offering, or (ii) the Facilities Completion Date and generally shall not be liable for Special Obligations of the Company which arise thereafter (though even after such conversion, such former Participating Investor Interestholder may remain liable for Special Obligations which arose while he/she was a Participating Investor Interestholder but which are asserted by third parties after such person has converted to Nonparticipating Investor Interestholder status).

These measures may, in specific instances, be effective in reducing the amount of or even eliminating a Participating Investor Interestholder's personal liability for Special Obligations. However, there can be no assurance that, such measures notwithstanding, (i) a Participating Investor Interestholder will not be held liable for and be required to pay all or some portion of the Special Obligations of the Company incurred while he/she is a Participating Investor Interestholder, and (ii) such personal liability will not be significant in amount.


                                TERMS OF THE OFFERING

GENERAL

    Wolverine Energy, L.L.C., as Manager, is offering to qualified investors during 1997 and 1998 an aggregate of up to $15,000,000 membership interests (Interests) in a series of up to ten limited liability companies (the "Companies") to be formed under the Act, of which the Manager will be the managing Interestholder, whose subscriptions are accepted will be admitted as Investor Interestholders in the Company. The Company has not been formed or commenced operations, has no assets or liabilities and has not been capitalized. The Company will engage in a program the primary objectives of which will be to (i) establish gas reserves by participating in the development, drilling, completion and installation of production, collection and distribution equipment on development natural gas wells, (ii) make cash distributions from revenue generated by marketing and sales of gas production from such wells and sales of such wells.

    The minimum subscription for Interests is $5,000, except that for
Individual Retirement Accounts ("IRAs") and Keogh Plans the minimum subscription is $2,500. For purposes of satisfying the minimum subscription, a "spousal" IRA and the IRA of the working spouse will be considered a single investor provided that at least $250 of the combined subscriptions is contributed by the smaller
account.   All IRA and employee benefit plan fiduciaries are urged to review
"Investment by Pension and Other Retirement Plans" before investing in the Company. The Manager, its employees and affiliates, may purchase any number of Interests, including Interests sufficient to reach the minimum aggregate subscription for any Company, on the same terms and conditions as other Investor Interestholders, except that no sales commissions or due diligence fees will be charged for such purchases. Any Interests purchased by the Manager or its affiliates will be purchased for investment and not for resale.

SUBSCRIPTION PERIOD

    Subscriptions to purchase Interests will only be solicited with respect to one Company at a time; this Prospectus will be supplemented prior to the commencement of sales of Interests in the Company. If, at the end of the subscription period for the Company, subscription funds for less than the Minimum Amount ($300,000) have been received, such funds, with any interest earned, will be returned to subscribers within 30 days. In addition, if within 24 months after the admission of the Investor Interestholders to the Company, that Company has not expended or committed for expenditure an amount equal to 100% of that Company's Investor Interestholders' capital contributions (after payment of the management fee), the Manager shall distribute, as a return of capital, to the Investor Interestholders' on a PRO RATA basis the amount of such unexpended and uncommitted Company funds (together with a proportionate amount of the management fee), after deducting therefrom an amount that the Manager reasonably determines will be equal to the Company's necessary operating capital that will not be provided by anticipated revenues from Company operations. The phrase "committed for use" shall mean contracted for, actually earmarked for or allocated by the Manager to property acquisitions. The phrase "necessary operating capital" shall mean those funds which, in the opinion of the Manager, should remain available to assure the continuing operations of the Company.

    An investor will become an Investor Interestholder of the Company in which Interests are being offered at the time his/her subscription is received and accepted by the Manager. THE MANAGER RESERVES THE ABSOLUTE RIGHT TO REJECT TENDERED SUBSCRIPTIONS IN WHOLE OR IN PART AT ANY TIME FOR ANY REASON. Properly completed subscriptions not rejected within 30 days of receipt will ordinarily be deemed accepted. Sales of Interests in any Company may be closed at any time if at least the Minimum Amount of subscriptions have been received and accepted. The minimum and maximum duration of the offering period and the maximum amount of Interests which may be sold with respect to any Company will be identified in a Supplement to this Prospectus prior to the commencement of the offering of Interests in such Company. The subscription period for Interests in the last Company will expire no later than on December 31, 1998.

    Immediately following the admission of Investor Interestholders to the Company, the Manager will prepare a Supplement to this Prospectus to reflect the Investor Interestholder capital contributions to that Company, the maximum number of Interests available to be offered in the next succeeding Company, if any, and the final offering termination date for such Company. After the Company has been activated and funded, no additional Interests in that Company will be sold. The Manager will furnish to each Investor Interestholder a notice of admission and a report of the results of the offering of Interests in such Company within 30 days following the activation of such Company.

SUITABILITY STANDARDS

    GENERAL. An investment in Interests involves a high degree of financial risk and is suitable only for persons of substantial means who have no need for liquidity in their investment and who can afford to lose all or substantially all of their investment. The net worth- and income-based standards expressed herein represent minimum requirements for investors to invest in Interests; THE MERE SATISFACTION OF SUCH REQUIREMENTS BY A PROSPECTIVE INVESTOR DOES NOT, IN AND OF ITSELF, MEAN THAT AN INVESTMENT IN INTERESTS IS SUITABLE FOR SUCH INVESTOR AND DOES NOT MODIFY THE MANAGER'S ABSOLUTE RIGHT TO REJECT SUBSCRIPTIONS FOR INTERESTS FROM ANY PERSON WITHOUT THE NEED TO PROVIDE ANY REASON OR JUSTIFICATION THEREFOR. IT IS THE OBLIGATION OF THE SOLICITING DEALERS TO MAKE EVERY REASONABLE EFFORT TO ASSURE THAT THE INTERESTS ARE SUITABLE FOR INVESTORS, BASED ON THE INVESTOR'S INVESTMENT OBJECTIVES AND FINANCIAL SITUATION, REGARDLESS OF THE INVESTOR'S INCOME OR NET WORTH.

    MINIMUM SUITABILITY STANDARDS. Generally, each subscriber for Interests must represent that: (a) he/she has a net worth of $225,000 or more (exclusive of home, home furnishings and automobiles); or (b) he/she has a net worth of $60,000 or more (exclusive of home, home furnishings and automobiles) and an annual "taxable income" as defined in Section 63 of the Code of $60,000 or more; or (c) he/she is purchasing Interests in a fiduciary capacity for a person or entity meeting either of the standards in (a) or (b) above; or (d) it is an IRA or self-directed Keogh Plan, the individual who established the same or the plan beneficiaries of which, as the case may be, meet(s) the standards in (a) or (b) above. The net worth standards will be applied to the combined net worth of a husband and wife purchasing Interests jointly and the income standards will be applied to their joint or individual tax returns, as the case may be. Other persons purchasing Interests jointly must make the minimum $5,000 investment multiplied by the number of joint purchasers and each of such persons must meet the applicable net worth and income standards without regard to the other joint purchaser(s). Further, Interests will only be sold to persons who represent in writing that he/she is the sole and true party in interest and that he/she is not purchasing for the benefit of any other person (or that he/she is purchasing for another person who meets all of the conditions set forth herein).

    ADDITIONAL REQUIREMENTS. Set forth below are additional requirements that investors from particular states must also satisfy. In addition, by making an investment in Interests, an Investor Interestholder represents and warrants that he/she will not take any action or fail to take any action that would cause any of their statements, promises or agreements to be false if they were made at a later time.

    California residents generally may not transfer Interests without the consent of the California Commissioner of Corporations.

    Michigan residents are not permitted to make an investment if the dollar amount of the investment is equal to more that 10% of their net worth.

    The Commissioner of Securities of Missouri classifies the Interests as being ineligible for any transactional exemption under the Missouri Uniform Securities Act (Section 409.402(b), RSMo. 1969). Therefore, unless the Interests are again registered, the offer for sale or resale of Interests by an Investor Interestholder in Missouri may be subject to the sanctions of such act.

    ALL INVESTOR INTERESTHOLDERS. A resident of California who subscribes for Interests must (i) have a net worth of not less than $250,000 (exclusive of home, furnishings, and automobiles) and expect to have gross income in the year of purchase of such Interests of $65,000 or more, or (ii) have net worth of not less than $500,000 (exclusive of home, furnishings, and automobiles), or (iii) have net worth of not less than $1,000,000, or (iv) expect to have gross income in the year of purchase of such Interests of not less than $200,000.

    A resident of New Hampshire who subscribes for Interests must have either:
(i) a net worth of not less than $250,000 (exclusive of home, furnishings, and automobiles), or (ii) have net worth of not less than $125,000 (exclusive of home, furnishings, and automobiles) and $50,000 of taxable income.

    A resident of Michigan or North Carolina who subscribes for Interests must
(i) have a net worth of not less than $225,000 (exclusive of home, furnishings, and automobiles) or (ii) have a net worth of not less than $60,000 (exclusive of home, furnishings, and automobiles), and estimated taxable income (as defined in
Section 63 of the Code) in the year of purchase of such Interests of not less than $60,000 without regard to an investment in the Company.

    A resident of Pennsylvania who subscribes for Interests must either (i) have a net worth of not less than $225,000 (exclusive of home, furnishings, and automobiles), or (ii) have a net worth of not less than $60,000 (exclusive of home, furnishings, and automobiles) and taxable income in the year next preceding the year of purchase of such Interests or expect to have gross income in the year of purchase of such Interests of not less than $60,000, or (iii) be purchasing in a fiduciary capacity for a person or entity having such net worth and/or such taxable income.

    INTERESTHOLDERS WHO ELECT TO BECOME PARTICIPATING INTERESTHOLDERS. A resident of Alabama, Arizona, Arkansas, Indiana, Iowa, Kansas, Kentucky, Maine, Minnesota, Mississippi, Missouri, North Carolina, Ohio, Oklahoma, Oregon, Pennsylvania, South Dakota, Texas, Vermont or Wisconsin who subscribes for Interests and elects to become Participating Investor Interestholders must represent that he/she: (i) has an individual or joint minimum net worth (exclusive of home, home furnishings and automobiles) with his/her or her spouse of $225,000 or more, without regard to the investment in the Company and a combined minimum gross income of $100,000 ($125,000 for Arizona residents) or more for the year of purchase of such Interests and for the previous two years; or (ii) has an individual or joint minimum net worth with his/her or her spouse in excess of $1,000,000, inclusive of home, home furnishings and automobiles; or
(iii) has an individual or joint minimum net worth with his/her or her spouse in excess of $500,000 (exclusive of home, furnishings and automobiles); or (iv) has a combined minimum gross income in excess of $200,000 in the current year and the two previous years.

    A resident of California who subscribes for Interests and elects to become a Participating Investor Interestholder must (i) have a net worth of not less than $250,000 (exclusive of home, home furnishings and automobiles) and expect to have gross income in the year of purchase of such Interests of $120,000 or more, or (ii) have a net worth of not less than $500,000 (exclusive of home, home furnishings and automobiles), or (iii) have a net worth of not less than $1,000,000, or (iv) expect to have gross income in the year of purchase of such Interests of $200,000 or more.

    A resident of Massachusetts who subscribes for Interests and elects to become a Participating Investor Interestholder must represent that he/she (i) has a net worth of not less than $225,000 (exclusive of home, home furnishings and automobiles), and (ii) expect to have in the year of purchase of such Interests and had for the two preceding years gross income of $120,000 or more.

    A resident of Michigan who subscribes for Interests and elects to become a Participating Investor Interestholder must represent that he/she has a net worth of not less than $225,000 (exclusive of home, home furnishings and automobiles), and had in each of the last two years and expect to have in the year of purchase of such Interests, "taxable income" as defined in Code
Section 63 of $100,000 or more, without regard to an investment in the Company.

    A resident of New Mexico who subscribes for Interests and elects to become a Participating Investor Interestholder must represent (i) that the purchase price of such Interests does not exceed 10% of his/her net worth (exclusive of home, home furnishings and automobiles), and (ii) had in each of the last two years and expect to have in the year of purchase of such Interests, gross income of $120,000 or more.

    A resident of Tennessee who subscribes for Interests and elects to become a Participating Investor Interestholder must represent that he/she(i) has a net worth of at least $225,000 (exclusive of home, home furnishings and automobiles), and (ii) had in each of the last two years and expect to have in the year of purchase of such Interests, taxable income of $100,000 or more.

    A resident of Washington who subscribes for Interests and elects to become a Participating Investor Interestholder must (i) have a net worth, or joint net worth with that persons spouse, of not less than $1,000,000 at the time of purchase, or (ii) have an individual income in excess of $200,000, or joint income with that person's spouse in excess of $500,000, in each of the two years preceding the year of purchase of such Interests and a reasonable expectation of reaching the same income level in the current year.

    TRANSFEREES. Transferees of Interests seeking to become substituted Investor Interestholders must also meet the suitability requirements discussed above, provided that the requirements with respect to net worth and taxable income may be waived at the Manager's discretion under certain limited circumstances, including transfers of Interests by an Investor Interestholder to a dependent or to the Company for the benefit of a dependent or transfers by will, gift, or by the laws of descent and distribution.

    FALSE STATEMENTS BY INVESTORS. If at any time the Manager determines that any statement, promise or agreement made by an investor to the Manager was false when made, has been violated, or would be false if made at a later time, or that an investor is otherwise not qualified to hold interests in federal gas leases, or otherwise jeopardizes the Company's tax status or the limited liability of the Investor Interestholders, then the Manager will have the right, but not the obligation, to purchase the Interests of such investor at a price equal to the most recent valuation of the Interests determined pursuant to the formula described in the Company Operating Agreement or, if there has been no determination under the formula, then at a price equal to 85% of the investor's net subscription.

SUBSCRIPTION PROCEDURES AND PAYMENTS

    Persons desiring to subscribe for Interests should execute and send the following documents to his/her Soliciting Dealer for transmission to the
Manager:

         (a)  an executed copy of the Omnibus Signature Page; and

         (b) a check payable to "Paragon Bank & Trust, Escrow Agent - Wolverine 1997-1998" in an amount equal to the purchase price for the number of Interests to be purchased by that investor.

    Pending receipt of subscriptions for the Minimum Amount of Interests in the Company, all funds collected from investors will be deposited in an interest-bearing escrow account with Paragon Bank & Trust, Holland, Michigan, and will be held in escrow by such bank. After subscriptions for at least the Minimum Amount of Interests have been received and accepted by the Manager, the Company will be "activated" and the Investor Interestholders' share of commissions and due diligence fees will be paid from such funds. Commencement of the Company's operations shall be the time when all of the Company's investors have been admitted as Investor Interestholders and all subscriptions (less commissions and due diligence fees) have been transferred from the escrow account to the Company operating account (i.e., following the Final Closing date). While on deposit in the escrow account or held by the Company in temporary investments pending the Final Closing and acquisition of working interests in projects (i.e., during the

Temporary Investment Period), all subscription funds will be invested in bank time deposits, short-term bank certificates of deposit, short-term governmental obligations, U.S. Treasury bills or bank money market accounts and similar investments. Any such temporary investment revenues earned on Investor Interestholders' capital contributions will be allocated solely to the Investor Interestholders, PRO RATA based upon the period commencing with the date each investor's subscription and check are received in proper form, collected and the proceeds invested, and ending with the Final Closing date, and will be distributed to the Investor Interestholders within 60 days following the Final Closing date. This investment activity may cease if the Manager determines that the Company may be deemed to be an investment company under the Investment Company Act of 1940. Subscription funds received with respect to any Company will not be commingled with any other funds.

    Fully paid subscriptions in proper form will be deemed accepted, subject to reduction in accordance with the Subscription Agreement, if not rejected within 30 days of receipt by the Manager. If not rejected by the Manager, each subscriber will become an Investor Interestholder in the Company in which Interests were being offered at the time he/she subscribed. If a subscription is rejected, the Subscription Agreement and subscription funds tendered therewith will be returned to the appropriate subscriber without interest or deduction for expenses. If subscribers are not admitted to the Company to which they subscribed before the expiration of the subscription period for Interests in such Company, all subscription funds will be returned in full, together with any interest thereon, to such subscribers within 30 days. If, 90 days following the subscription period, subscription funds of less than the Minimum Amount have been received, all such subscription funds, with interest earned thereon, will be returned to subscribers by the Escrow Agent within 14 days.

NO ADDITIONAL ASSESSMENTS

    No calls or assessments for funds in addition to an Investor
Interestholder's subscription amount will be made, except with respect to the liability of Participating Investor Interestholders with respect to Special Obligations.

TRANSFERS OF INTERESTS

    Investor Interests may only be transferred in full accordance with the terms of the Company Operating Agreement and applicable federal and state securities laws. Except for gifts and transfers by operation of law, no transfer of Investor Interests may be made unless (i) the Manager, in its sole and absolute discretion, consents thereto, (ii) the transferor assigns all of his/her Interests, or (iii) both the transferor and the transferee will own at least $5,000 of Interests ($2,500 for IRAs and Keogh Plans) after such transfer, and (iv) the transferor and/or the transferee reimburse the Company for filing fees and other expenses of the substitution or addition. The Manager shall recognize an assignment of Investor Interests as of the first day of the calendar month following the month in which receipt of notice of such assignment and any required documentation, including documents providing information required under the Code such as the name, address and taxpayer identification number of the transferor, the amount of Investor Interests acquired by the transferee, the date on which the Investor Interests were acquired and the transferee's name. The Manager anticipates that it will decline to consent to any such transfer which would have the effect of causing an involuntary termination of the Company for federal income tax purposes or could otherwise adversely affect the status of the Company as a partnership for federal income tax purposes. In addition, the Manager has the right to refuse to recognize any transfer of Investor Interests if it believes that such transfer occurred on a secondary market or the substantial equivalent thereof. See Article 13 of the Company Operating Agreement.

    The transferee of Investor Interests may become a substituted or additional Investor Interestholder with the consent of the Manager which may be withheld in its sole discretion, but must reimburse the Company for filing fees and other expenses of the substitution or addition. While the Manager may withhold such consent in certain circumstances (e.g., if the Company's tax status as a partnership for federal income tax purposes would be jeopardized), the economic benefits of ownership of an Investor Interest may, in general, be transferred or assigned without regard to whether the Manager has consented unless a transfer occurred on a secondary market or the substantial equivalent thereof. (See
Article 13 of the Company Operating Agreement).

    THE FOREGOING LIMITATIONS ON THE TRANSFER OF INVESTOR INTERESTS DO NOT APPLY TO THE MANAGER'S INTERESTS. SUBJECT TO THE REQUIREMENT THAT NO TRANSFER OF A MANAGER'S INTEREST MAY TAKE PLACE IF TO DO SO WOULD HAVE THE EFFECT OF CAUSING AN INVOLUNTARY TERMINATION OF THE COMPANY AS A PARTNERSHIP OR OTHERWISE ADVERSELY AFFECT THE STATUS OF THE COMPANY AS A PARTNERSHIP FOR FEDERAL INCOME TAX PURPOSES, THE MANAGER MAY WITHOUT APPROVAL FROM THE INVESTOR INTERESTHOLDERS OR ANY OTHER PERSON SELL, TRANSFER, PLEDGE OR OTHERWISE ENCUMBER ITS MANAGER'S INTERESTS.

INTEREST REPURCHASE PROGRAM

    - Interestholders may tender Interests for repurchase by the Manager on each of five anniversary dates of the first cash distribution of the Company beginning with the third such anniversary date (the "Repurchase Dates")

    - Interestholders may, at their election, sell Interests to the Manager for not less than 36 times the PRO RATA average monthly net operating income of such Company for the 12 months preceding such purchase

    - The Manager is obligated to purchase on each Repurchase Date such Interests which aggregate up to 10% of the initial subscriptions of the Company, subject to the compliance of such offer to repurchases with certain provisions of the Code and interpretations thereof by the Service, the receipt of opinions of counsel to such effect AND THE DETERMINATION BY THE MANAGER THAT IT HAS THE FINANCIAL ABILITY TO EFFECT SUCH REPURCHASES AT THE TIME

Investor Interestholders are required to provide the Manager with written notification of their intention to avail themselves of the repurchase program. Subject to the receipt of the opinions of counsel and other conditions described below, the Manager will offer to repurchase for cash a maximum of 10% of the Interests originally subscribed for on each Repurchase Date. The Manager's offers to purchase Interests will, however, be conditioned on the receipt of an opinion of its counsel that the consummation of such offer will not cause the Company to be treated as a "publicly traded partnership" for purposes of Code Sections 469 and 7704 and on its determination that the repurchases of a particular Investor Interestholder's Interests will not result in the termination of the Company for federal income tax purposes. Further, the obligation of the Manager to offer to repurchase Interests on the terms described herein is also conditioned on the determination of the Manager that it has such assets, net worth and liquidity to repurchase such Interests at the time that they are tendered to it without materially adversely affecting its financial condition, in its sole opinion.

    The Manager will not favor one of the Companies over the others in the offer to repurchase Interests. Such offer will be extended equally to all Interestholders participating in each of the Companies. Notwithstanding the foregoing, if more than 10% of the Interests in the Company or more Interests than the Manager is able to purchase are tendered on any Repurchase Date, Interests will be purchased on a "first-come, first-served" basis on such Repurchase Date determined according to the date of receipt by the Manager of a letter of acceptance of the repurchase offer from the Investor Interestholder. The Manager may be unable to repurchase all Interests tendered, due to limitations imposed by the Code or loan or banking agreement(s) to which the Manager may be a party or because such offer to repurchase would cause the Manager to have acquired more than 10% of the Interests in the Company on a Repurchase Date, or because it has determined that its financial condition at the time that such Interests are tendered for repurchase would preclude such repurchases.

    The process leading to the purchase by the Manager of an Investor Interestholder's Interests will be initiated by the provision by such Investor Interestholder to the Manager of written notice of his/her intention to have his/her interests purchased by the Manager. The Manager will determine a purchase price for Investor Interestholder Interests with respect to each Repurchase Date. The Manager will provide each electing Investor Interestholder a written offer of the established price for purchase of the specific Interests within 30 days of the Manager's receipt of the written notification. The Manager will keep such offer open for 30 days after the mailing of such offer to the Investor Interestholder. Upon notification of the repurchase price established by the Manager, the Investor Interestholder, if he/she elects to accept such repurchase price, must notify the Manager in writing that such price is acceptable. The Manager will promptly mail the Investor Interestholder a check for the proceeds of the purchase.

    The minimum offer which the Manager may make, if it determines that its financial condition is adequate to allow it to purchase any Interests tendered for repurchase, will be a cash amount equal to not less than 36 times the PRO RATA average monthly production sales of the Company for the 12 months ending on the Repurchase Date in respect of which the Manager has received the written notification referred to above. The Manager may, in it's sole and absolute discretion, increase the offer for Interests tendered for sale.

    The price for repurchase of Interests established by the Manager may not represent the fair market value of such Interests. In setting the offering price, the Manager will consider its desire to acquire production as represented by the Interests and will take into account what it perceives to be its own best interests and the interests of its equity owners. Nevertheless, each Investor Interestholder is free to accept or not to accept any offering price from the Manager; no Investor Interestholder is in any way obligated to accept the Manager's offer. The Manager will also provide each Interestholder with a calculation of the valuation of his/her Interests, based on the most recent reserve evaluation prepared by an independent expert in accordance with SEC Regulation S-X, Article 4, Rule 4-10. This calculation will take into account the Manager's best estimate of anticipated production declines or increases, known price increases or decreases, operating, recompletion and plugging costs, and other relevant factors. Further, the Manager undertakes to comply in all respects with Rule 14e-1 of the Commission in respect of all purchases of Interests by it in respect of the Interest Repurchase Program.


                                 PLAN OF DISTRIBUTION

SELLING ARRANGEMENTS; COMMISSIONS; DUE DILIGENCE FEES

    TYPE OF DISTRIBUTION; CURRENT COMPENSATION. Subscriptions for Interests will be solicited on a "best efforts" basis by Soliciting Dealers that are members in good standing of the National Association of Securities Dealers, Inc. (NASD), and the offering will be conducted in compliance with the Rules of Fair Practice adopted by the NASD. Each Soliciting Dealer will receive sales commissions from the Manager equal to (i) 8.0% of the purchase price for Interests sold by that Soliciting Dealer at the time that the subscription for such Interests is received and accepted by the Company ("Current Compensation"), plus (ii) the right to receive additional contingent compensation, described below. Current Compensation of less than 8.0% of the purchase price for Interests may, in the discretion of the Manager, be paid on large subscriptions by a single investor. No commissions or due diligence fees will be paid on purchases (i) by the Manager or its affiliates, or (ii) effected through the Manager or its affiliates and not involving any Soliciting Dealer. In addition, Soliciting Dealers will be entitled to due diligence fees payable by the Manager of up to 1.0% of the purchase price of such Interests.

    CONTINGENT COMPENSATION. Additional sales commissions of up to 4.5% of Residual Operating Cash Flow ("Contingent Compensation"), may be paid to the Soliciting Dealers as a reduction of the Manager's share of distributions of Net Cash Flow in subsequent years if the Company generates sufficient cash flow from operations to make such payments, as described below. However, the payment of Contingent Compensation is subject to the limitations described under "Limitations on Payment of Contingent Compensation" below.

    Soliciting Dealers may receive Contingent Compensation in the form of payments of a portion of Company profits, computed as a percentage of Residual Operating Cash Flow. As a condition to the payment of such Contingent Compensation, (i) the Interestholders must have received cash distributions from the Company equal, in the aggregate, to 100% of their initial subscription amount plus a 6% cumulative annual preferred return on such initial subscription amount, and (ii) the amount of Contingent Compensation cannot in any event exceed 12% in the aggregate of each distribution. Soliciting Dealers can earn the right to receive Contingent Compensation through the sales of specified minimum numbers of Interests in the Company pursuant to the schedule provided below:

              Amount of Interests Sold           Contingent Compensation

              In excess of $75,000,                   1.5%
              but less than $150,000

              In excess of $150,000,                  3.0%
              but less than $225,000

              In excess of $225,000                   4.5%

    LIMITATIONS ON PAYMENT OF CONTINGENT COMPENSATION. Contingent Compensation may be paid, subject to the limitations described above, only from Residual Operating Cash Flow for the period concerned. Residual Operating Cash Flow shall consist of revenues from sales of production reduced by operating expenses charged by the Operator to the Company's working interest, the Administrative Cost Allowance for such period and the establishment or increase of such cash reserves as the Manager shall deem prudent for the Company to maintain under the circumstances.

    ADDITIONAL CONDITIONS OF SUBSCRIPTIONS. All subscriptions solicited from either (i) a husband and wife purchasing Interests for their own accounts, or
(ii) more than one plan, Company, fund or foundation established by a given corporation or other entity, or (iii) clients of a single fiduciary or other organization that serves clients on the basis of scheduled fees for investment advice (such as a registered investment advisor with respect to his/her clients or a bank or trust company with respect to funds maintained, managed or advised by it) who purchase Interests upon the recommendation of such fiduciary or other organization, shall be deemed to be a single subscription for the purpose of determining eligibility for reduced commissions, provided the aggregate amount of Interests in a single Company so purchased exceeds $500,000. A corporation, partnership or other entity shall also be counted singly unless such entity was organized for the specific purpose of acquiring Interests, in which event each beneficial owner of interests in the entity shall be counted as a subscriber.

    The Company will be charged with the sales commissions paid by it to a Soliciting Dealer with respect to Interests subscribed for by Investor Interestholders and will reallocate the amount of the sales commissions to the Investor Interestholder in respect of which such sales commission was paid. Therefore, Investor Interestholders that are charged reduced commissions or due diligence fees will be credited with proportionately larger net subscriptions and will have relatively greater interests in the capital and revenues of the Company than Investor Interestholders who pay commissions and due diligence fees at a higher rate.

    Commissions and due diligence fees will be paid by the Company following the activation/admission of investors. However, after the minimum subscription amount has been raised through BONA FIDE transactions with respect to the Company and prior to the activation of the Company, the Manager or an affiliate thereof may advance funds on a bi-monthly basis to pay commissions and due diligence fees to Soliciting Dealers. Such advances, if any, in excess of the commissions payable by the Company will be reimbursed from the proceeds of the Investor Interestholders' capital contributions upon the Company's activation. The total of all current compensation paid to Soliciting Dealers in connection with the distribution of Interests by the Company will not exceed, in the aggregate, 10% of subscriptions (i.e., aggregate offering proceeds) in accordance with Appendix F to the Rules of Fair Practice of the NASD.

EARLY SUBSCRIPTION INCENTIVE

    Investors who subscribe for the first 300 Interests ($300,000) of any Company (unless increased by the Manager in its sole discretion) and whose subscriptions are received and accepted by the Manager within 90 days of the commencement of the offering of Interests by the Company, shall qualify to receive the Early Subscription Incentive. The Early Subscription Incentive will consist of the rebate to such investors of an amount equal to 5.0% of the amount of their subscription for Interests without reducing the number of Interests acquired by them through their subscription.

The Early Subscription Incentive will be paid by the Company to such investors within 90 days of the completion of the offering of Interests by the Company. The Early Subscription Incentive will be paid for by the Company with funds obtained from reductions in the amount of the Turnkey Price paid by the Company to the Manager.

INDEMNIFICATION

    Each Soliciting Dealer may be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act"). The Manager and the Company will indemnify each Soliciting Dealer, under certain circumstances, against certain civil liabilities, including liabilities arising under the Securities Act.

SALES MATERIAL

    The Soliciting Dealers may utilize sales material in addition to this Prospectus, as Supplemented from time to time, in connection with the offering of Interests. This sales material may consist of a sales brochure, corporate reports and copies of published articles about the Manager or its affiliates or excerpts therefrom, literature relating to the gas industry generally, summary descriptions of other gas programs of which the Manager or its affiliates is the sponsor or manager and information on distributions from affiliated limited partnerships, slide, audio/videotape, computer diskette and flipchart presentations, copies of published articles, information regarding investments by IRAs and other general information. The Manager has not authorized the use of other sales material, and the offering of Interests is made only by means of this Prospectus, as Supplemented from time to time. When used, sales material must be preceded or accompanied by this Prospectus, as Supplemented from time to time. Although the information contained in the sales material does not conflict with any of the information set forth herein, such material does not purport to be complete. Sales material should not be considered a part of or incorporated in this Prospectus or the Registration Statement of which this Prospectus is a part even though it has been submitted to the U.S. Securities and Exchange Commission.

THE MANAGER'S INTERESTS

    The Manager's Interests consist of the number of Interests which corresponds to the Manager's share of revenues, expenses and Net Cash Flow from Operations of the Company, i.e., that number of Interests which corresponds to the sum of the Manager's Promoted Interest and the Manager's Investment Interest. The Manager has agreed to subordinate the distribution of (i) 100% of the Net Cash Flow from Operations otherwise distributable to it with respect to the Manager's Promoted Interest, and (ii) UP TO 100% of the Net Cash Flow from Operations otherwise distributable to it with respect to the Manager's Investment Interest to the extent necessary to cause the Investors, including the Manger with respect to the Manager's Investment Interest, to reach Payout if, after 60 months following the first distribution of Net Cash Flow from Operations, the Investor Interestholders have not received distributions of Net Cash Flow from Operations which, in the aggregate, are equal to 100% of the Investor Interestholders' subscriptions. Any such deferral of cash distributions to the Manager will be recovered by the Manager from first available Net Cash Flow from Operations after the Investor Interestholders have received distributions of Net Cash Flow from Operations which, in the aggregate, are equal to 100% of the Investor Interestholders' subscriptions, until such deferrals have been recovered. See "Proposed Activities and Policies - Cash Distributions - Subordination of Cash Distributions to Manager," "Participation in Costs and Revenues - Allocation of Tax Items" and "Compensation and Reimbursement - Interest in Projects - Manager."

                           PROPOSED ACTIVITIES AND POLICIES

SUMMARY

    The Company will be formed to acquire working interests in natural gas well development projects in the Primary Area and, possibly, other areas of the continental United States. The projects in which such Company will invest will not be identified at the time that a prospective investor subscribes for Interests. Net funds available to the Company will be used to acquire working interests in projects which (i) meet the criteria for acquisition which have been established by the Manager, and (ii) the Manager identifies subsequent to the commencement of the offering of Interests in such Company.

    The Company will acquire working interests in individual gas projects to be drilled. Projects will be evaluated by the Manager on behalf of the Company on the basis of its estimated long-term (e.g., 20 year) production potential, with the intent that a purchaser in the position of the Company could recover its investment and earn a reasonable profit from the sale of natural gas alone over such term. This policy is intended to assure that the projects in which the Company hold working interests will (i) provide a predictable and sustainable revenue stream to the Company from sales of gas produced during the Company' expected lives, and (ii) have substantial and ascertainable values, based upon the remaining expected productive life of such projects, when the Company seeks to liquidate its working interests in such projects in order to comply with the Company' finite-life investment policy. The Company will seek to liquidate its assets and distribute the proceeds thereof to the Investor Interestholders beginning after the seventh full year following the first distribution of Net Cash Flow from Operations and to complete such liquidation prior to the end of the tenth full year following the first distribution of Net Cash Flow from Operations. See "Liquidation Policy" below. The Company may sell or exchange its working interests in projects earlier or later than its initial investment policy envisions, however, if price or other circumstances so warrant.

    The Company will acquire percentage working interests in natural gas projects (incorporating multiple wells) to be developed by the Operators on development prospects. Through its ownership of a portion of the working interest such projects and thereby indirectly in the individual wells which comprise such projects, the Company will participate in the development, drilling and completion of such wells and in the construction and installation of production, collection, distribution and other necessary support Facilities which will link wells in which it has such an interest to a natural gas pipeline which will transport the gas produced from such wells to commercial customers.

    The Company will acquire working interests in natural gas development projects from the Manager, which will have acquired such working interests from one or more unaffiliated owners, usually in contemplation of conveying such working interests to such Company. The Company will pay a fixed "turnkey" price to the Manager to pre-pay its PRO RATA share of the costs of
(i) development, drilling and completion of the net wells in such projects acquired by the Company through Completion, and (ii) the post-Completion Facilities with respect to such net wells which are identified in the applicable AFE with respect to such wells. Generally, the Turnkey Cost will reflect market prices for turnkey development, drilling, completion and post-Completion Facilities commitments prevailing in the market among non-affiliated parties and will be based upon the PRO RATA portion of the estimated total for development, drilling, completion and post-Completion Facilities costs as determined by the Operator of such property attributable to the net wells acquired by the Company. The Turnkey Cost for each project will be established by the Manager at the time it determines that the Company will acquire a working interest in such project and will be established in accordance with the general rule described above. See, however, "Conflicts of Interest - Management of Other Entities."

    The Manager cannot identify any projects in which working interests will be acquired by the Company because (i) the Company will not be formed or acquire working interests in any projects until after the offering of Interests has been completed, and (ii) the amount of capital that will be raised by the Company cannot be predicted. Decisions as to the projects in which working interests will be acquired by the Company and the time, manner and terms upon which they will be disposed of will be made by the Manager in the best interests of the Company.

ACQUISITION OF PROJECTS

    GENERAL POLICIES. At the time that a prospective investor subscribes for interests in the Company the Manager will not have identified any projects in which working interests will be acquired by such Company. However, the Manager is continuously conducting and/or commissioning studies and investigations of available natural gas development projects and the respective Operators of such projects, working interests in some or all of which may be acquired by the Company or by other programs sponsored by affiliates of the Manager. In determining whether a working interest in any particular property is to be acquired, and the price to be paid, the Manager will consider such criteria as estimated reserves, estimated cash flow from the sale of production, present and estimated future prices of gas, the availability of markets for the gas that may be produced and the identity and experience of the Operator of such projects. The Manager will also consider the likely costs and risks inherent in drilling wells on such projects as evidenced by the historical experience of Operators of wells on adjacent parcels, and the availability and cost of the equipment, labor and services which must be paid for to drill, complete and install production, collection and distribution facilities at the wells and connect the wells to a gathering system. The Manager may also consider the potential for increased production from a property under consideration through the application of leading-edge recovery methods (e.g., horizontal drilling or the application of progressive cavity pumps to increase the recovery of reserves) and the intent and plans of the Operator to employ such technologies. In all cases, the Manager will evaluate the record of the Operator of the property and of the drilling, completion and any other contractors whose services will be engaged to conduct activities thereon.
The Manager may also utilize evaluations by affiliates of the Manager and/or independent geologists and engineers of estimated reserves and projected rates of production attributable to such property.

    Projections of net revenues obtainable from estimated reserves and the present value of such projected net revenues, which will influence the maximum price which the Manager will decide to pay for a working interest in a property, will be based on such assumptions as to natural gas prices and such discount factors as the Manager deems appropriate from time to time in light of the current economic circumstances, conditions and trends within the natural gas industry and the varying degrees of risk of non-recovery attendant to various categories of natural gas reserves. Interests in projects will be acquired from third parties and, subject to the restrictions set forth in the Company Operating Agreement, from the Manager or affiliates thereof.

    OVERRIDING ROYALTY TO THE MANAGER. The Manager will retain a 2% overriding royalty interest in each property from the working interest in such property which it assigns to the Company; provided, however, that the working interest, as a whole, in such property exceeds 75% of the entire net revenue interest of such property. To the extent that the Manager retains and does not re-assign this retained overriding royalty interest in a property, it will be entitled to a 2% share in the revenues of such property attributable to the entire leasehold interest (i.e., prior to payment of the landowner and other overriding royalties) in such project, including the portion of the working interest not held by the Company, without being required to contribute a proportional amount of all capital required to develop and operate wells on such property. The Manager anticipates that the primary benefit to it of the retained overriding royalty interest in projects assigned by it to the Company will be to permit it to re-assign portions of the working interest as additional compensation to persons, who or which may include affiliates of the Manager, who or which provide services or expertise or make working capital loans to the Manager, primarily to enable it to acquire leasehold and other assets for future development. See "Compensation and Reimbursement."

    ACQUISITIONS FROM AFFILIATES OF MANAGER. All acquisitions of Projects by the Company in the Program will be made from the Manager or an affiliate of the Manager. Such projects will have been acquired by the Manager primarily for subsequent transfer to the Company and will be acquired at a price and on terms which are consistent with those described in "Proposed Activities - Acquisition of Projects" and " -Turnkey Agreement" herein. The Manager will not realize a profit on the sale of working interests in projects to the Company except to the extent that the Turnkey Cost exceeds the actual costs to develop, drill and complete and install identified post-Completion Facilities on the wells on such Project in which the Company acquires a
working interest.   See " Compensation and Reimbursement - Potential Profit
on Turnkey Agreement."

    OPERATORS; OPERATING AGREEMENTS. All projects in which the Company acquire working interests will have at least one operator who or which is not affiliated with the Manager. In no event will the Manager or any of its affiliates organize gas development projects of which it is the sole operator in which the Company will acquire a working interest. The Manager may, however, participate in individual projects as a co-operator with an unaffiliated Operator, and the Company may acquire working interests in net wells in such projects. The Manager will utilize its experience and stature in the natural gas development community to obtain working interests in projects with which it is already familiar and/or about which it is able to gather significant information from sources other than the Operator of the property or seller of the working interest, obtain independent verification and/or analysis of such property from experts in engineering and geology and, if necessary or advisable, make on-site visits to such property and to the offices of the Operator. The Company will only acquire working interests in projects with respect to which the Operator is of demonstrably high expertise and repute. The Manager will examine the operating agreements with respect to such projects closely and will not cause the Company to acquire a working interest in such a property unless it provides, among other things, that no additional development drilling, re-working, recompleting, deepening or sidetracking of existing wells or installation of any secondary, tertiary or other enhanced recovery methods on the property may be undertaken without the approval of a majority in interest of the owners of the working interest of the property.

    DIVERSIFICATION. The Manager will generally try to diversify the Company's investments by investing in projects consisting of more than one lease and more than one field in an attempt to balance investments between those deemed more likely to have high rates of production, albeit at a higher cost to drill and complete the wells on such project, and those likely to have lower though more constant, rates of production, and lower drilling and development costs. The Manager may, however, elect to invest all or a major portion of the Company's capital in a single acquisition if it believes it to be in the best interests of the Company to do so. Such an acquisition would, nevertheless, be required to include a diversified group of individual projects. The Manager's ability to diversify Company acquisitions depends, to a large extent, on the amount of capital the Company has available. Efforts will be made to complete acquisitions as soon after commencement of Company operations as sound business practice permits. While the Manager expects that from 3 to 9 months may be required for this purpose, difficulties may be encountered in identifying, selecting and acquiring working interests in projects, necessitating a longer period.

    TYPES OF INTERESTS TO BE ACQUIRED. The Company will only acquire working interests in the projects in which it invests. The Company may not purchase any other type of interest in a project, including a non-operating interest such as a royalty interest, overriding royalty interest or production payment. The drilling, completion and other contractors, if any, with respect to the projects will, in all events, not be an affiliate of the Manager, although the terms on which the Company acquires its working interest in a property may provide that the Manager, as managing Interestholder of the Company, may, under specified circumstances, discharge the existing Operator and take over operation of the property in order to preserve the value of the Company's investment therein until a substitute Operator can be obtained. A Company may not purchase equity securities of any kind, including equity securities of issuers which hold interests in projects which would otherwise be suitable for investment by the Company.

    PRIMARY AREA. The Company will acquire working interests in projects located primarily within the known or highly-likely extent of the Devonian shale of the Michigan Central Basin. The portion of this formation located in northern lower Michigan is commonly referred to as the Antrim shale because it outcrops in western Antrim County and extends through all or portions of Alcona, Antrim, Charlevoix, Crawford, Kalkaska, Montmorency, Otsego and Oscoda Counties in Michigan. Another portion of this Devonian shale formation is under development as well in southwestern lower Michigan, northeastern Indiana and northwestern Ohio. The Manager has participated in the development of gas wells in the Antrim shale formation in the Primary Area and believes that it will be able to obtain for the Company working interests in projects in the Antrim formation and elsewhere in the Primary Area which have a high potential to produce gas in commercial quantities. However, the Manager may, if circumstances warrant, acquire working interests in natural gas development projects which are not within the Primary Area, but which provide a reasonable basis for developing natural gas reserves which is comparable with or favorable when compared to the available opportunities to acquire like working interests within the Primary Area and which have other likely advantages, e.g., earlier revenues from production of gas. The Company will acquire working interests in areas other than the Primary Area only if, in the opinion of the Manager, it would be in the best interests of the Company to do so. Information with respect to the experience of affiliates of the Managers is provided under the captions "Management" and "Prior Activities" herein.

OPERATING POLICIES

    BASIC OPERATING POLICIES. The Company will acquire working interests in projects as non-operating working interest holders and, except under extraordinary circumstances, will not engage in significant activities in connection with drilling, completion, installation of production, collection or distribution Facilities on or the day-to-day operations of wells thereon. The Manager or its affiliates will, however, on behalf of the Company and in co-operation with the Operators of each property, devise a development program with respect to such property which will determine the number of wells to be drilled, the techniques to be used in drilling, completing and installing collection, production and distribution Facilities and equipment on such wells. Additional drilling activities may be conducted by the Operators of such projects, however, as an incidental part of the management of such projects after they have been placed in production or with a view toward enhancing the value of the property. For example, some projects in which a working interest is acquired by the Company may, after they have been in production for a period of time, require or could benefit from additional development or remedial work, such as the drilling of additional development wells or the re-working, recompleting, deepening or sidetracking of existing wells or the installation of one of several secondary, tertiary or other enhanced recovery methods. The intended effect of such efforts would be to increase production volume from a property, either from the existing or new wells or both, at a cost in capital investment and production downtime that was justified in light of the increased revenues from the greater levels of production and produced an acceptable rate of return on the capital and lost revenues so invested. The Manager reserves the right to approve the conduct of such operations by the Operator of a property in which the Company holds a working interest on behalf of the Company. However, the Company's share of any such operations will be paid from funds borrowed in accordance with the Program's borrowing policies as described in "Financing" herein, and the Company will not make calls for additional capital contributions from Investor Interestholders in order to participate in such activities.

    Decisions as to the management of the Company and its assets and the time, manner and terms upon which it will dispose of its working interest in any property, will be made by the Manager based upon its judgment at the time and in the best interests of the respective Company, subject to the primacy of the Operator with respect to the operation of any property and the sale of production therefrom.

    FACILITIES DEVELOPMENT. After the Completion of each well, the respective Operator will determine which Facilities should be constructed on the well or for its benefit to enable the gas produced therefrom to be transmitted to a commercial purchaser. Unlike decisions with respect to the drilling and completion of a well, which are made well in advance of the purchase of a working interest in such well by the Company and which are usually not subject to substantial changes or exercises of discretion by the Operator after drilling has begun, decisions with respect to the type of Facilities to equip a well with and whether to purchase or lease such Facilities, alone or with others, are driven by economic (especially including gas prices and equipment costs) and technological factors which change rapidly and dynamically with respect to each other. The Operator has the authority and responsibility to determine what Facilities should be employed and whether such Facilities should be constructed or acquired directly by the owners of the working interest in the well (including the Operator and the Company) either alone or in conjunction with the working interest owners of adjacent wells for their mutual benefit, or leased from other owners of working interests in adjacent wells (including the Operator), or if the use of such Facilities should be contracted for on a fee-for-service basis from the owners of working interests in adjacent wells (including the Operator). The prototype Operating Agreement confers contractual authority with respect to all such matters on the Operator and requires it to take action with respect to such matters. In addition, the Operator will hire and supervise the contractors engaged to conduct drilling and completion activities and install production, collection and distribution Facilities and operate the wells. All decisions regarding the appropriate arrangements to make with respect to Facilities for each well will be made in the best interests of the working interest owners of the well, including the respective Operator and the respective Company, based upon the production potential of the well, the costs of various alternative Facilities and the likely effect of the choice of each on the level of production from the well, the availability of Facilities owned by other working interest owners that could be utilized at such well and the terms of any lease of fee-for-service (e.g., transportation, compression, CO2 removal) arrangements available from such other owners, including the Operator.

    The respective Operator of any property will retain the discretion to cause the working interest owners of such property to install whatever Facilities it deems in the best interests of the owners of the working interest in such property. Furthermore, such decisions may include borrowing funds and pledging such property as collateral therefor to acquire and install such Facilities. THE OPERATORS, WHICH MAY IN CERTAIN INSTANCES INCLUDE THE MANAGER OR AN AFFILIATE OF THE MANAGER AS A CO-OPERATOR, WILL HAVE AUTHORITY TO MAKE ALL SUCH DECISIONS WITH RESPECT TO THE CHOICE OF FACILITIES WITH RESPECT TO THE WELLS IN WHICH THE COMPANY OWN A WORKING INTEREST AND THE MEANS OF PAYMENT

THEREFOR OR FOR THE USE THEREOF. THE PROTOTYPE OPERATING AGREEMENT CONFERS CONTRACTUAL AUTHORITY WITH RESPECT TO ALL SUCH MATTERS ON THE OPERATOR AND REQUIRES IT TO TAKE ACTION WITH RESPECT TO SUCH MATTERS. ALL SUCH EXPENDITURES, WHETHER FOR ACQUISITION OR CONSTRUCTION OR LEASE OF FACILITIES OR FEES FOR THE USE OF FACILITIES, AND REGARDLESS OF WHETHER SUCH AMOUNTS REQUIRE THE RESPECTIVE COMPANY TO BORROW FUNDS THEREFOR, WILL CONSTITUTE SPECIAL OBLIGATIONS FOR WHICH PARTICIPATING INVESTOR INTERESTHOLDERS WILL BE PERSONALLY LIABLE.

    ADDITIONAL DEVELOPMENT. Undeveloped acreage or additional wells on the projects in which the Company owns a working interest may become drillable because of changes in legal restrictions relating to the spacing of wells and may be sold or otherwise disposed of or drilled by the respective Operator, or, in certain limited instances, farmed out, subject to the restrictions described below. Therefore, the Manager reserves the right, on behalf of the Company, to approve the development of these undeveloped leasehold interests and horizons if geological information and the anticipated costs of such development makes the drilling of a development well advisable, and to borrow funds and/or reinvest Company capital otherwise available for distribution to Investor Interestholders to fund the Company's participation in such activities. Alternatively, undeveloped acreage or additional wells which may be drilled because of changes in legal restrictions relating to the spacing of wells may be sold or otherwise disposed of, or farmed out. A Company will not acquire a working interest in a property for the sole purpose of its subsequent sale or farmout.

    The Operator of a property may determine that the optimal operation of one or more of the wells which constitute such project indicates that attempts to increase the gas production of the property through horizontal drilling, additional development or remedial work, such as the drilling of additional development wells, re-working, recompletion, deepening or sidetracking of existing wells or the installation of one of several secondary, tertiary or other enhanced recovery methods should be undertaken. The intended effect of such efforts would be to increase production volume from a property in which such Company owns a working interest, either from the existing or new wells or both, at a cost in capital investment and production curtailment that was justified in light of the increased revenues from the greater levels of production and produced an acceptable rate of return on the capital and lost revenues so invested. The Manager reserves the right to approve the conduct of such operations by the Operators on behalf of Company.

    ASSOCIATED ASSETS. In connection with its acquisition of working interests in projects, the Company may also participate, as a holder of a working interest in a property, in the acquisition of well machinery and equipment, gathering and/or storage facilities, processing, refining or other plants and other assets downstream from the wellhead related to such property or the processing, refining or marketing of gas products. This will be done only if, in the Manager's judgment, the economic effect of any such acquisition can reasonably be expected to be substantially the same as the acquisition of working interests in the projects or products themselves or if the acquisition increases the value of its working interests in any associated projects or products. A Company may participate in a transaction of the sort described in this paragraph even if different risks from those customarily associated with the purchase and operation of working interests in producing projects are presented.

    FARMOUTS. A Company will not participate in the farming out of a property unless the Manager, exercising the standard of a prudent Operator, determines that (i) the Company, in conjunction with the owners of the balance of the working interest in such property, lacks sufficient funds to drill a well or wells on a property and cannot obtain suitable alternative financing for such purposes, or (ii) the property has been downgraded by events occurring after the acquisition by the Company of a working interest in such property, (iii) drilling activities on the property would result in an excessive concentration of Company funds and would create undue risks to the Company, or (iv) the best interests of the Company would be served by the farmout. The Manager will approve a farm out of a property only if it and the other working interest holders will retain such economic interests and concessions as a reasonably prudent Operator could obtain under the circumstances.

TURNKEY AGREEMENT

    The Company will acquire working interests in individual wells on development projects from the Manager, which will have previously acquired working interests in such wells directly from a Beneficial Owner (which may be an affiliate of the Manager) pursuant to an Operating Agreement. The terms of the arrangement pursuant to which the

Company will acquire working interests in projects from the Manager are incorporated into an agreement (the "Turnkey Agreement") having the following terms and considerations, among others:

         (i) the Company will have the right to acquire working interests in individual wells from the Manager, which will have acquired such working interests from one or more Beneficial Holders, which may include affiliates of the Manager, usually in contemplation of conveying such working interest to such Company, in increments corresponding to the number of Interests which such Company has received and accepted subscriptions for during the Offering Term;

         (ii) The Manager will retain a 2% overriding royalty interest in all net wells acquired by the Company pursuant to the Turnkey Agreement, provided that the working interest in such net wells exceeds 75% of the net revenue interest in such wells, which overriding royalty it may retain or assign to other persons, including affiliates of the Manager, as additional consideration for the making of working capital loans by such persons to the Manager or for other purposes;

         (iii) The Manager will pay the actual cost of all development, drilling and completion activities through Completion and the costs of all post-Completion Facilities identified on the AFE with respect to each well acquired by the Company, regardless of whether such costs exceed (A) the amounts estimated therefor by the respective Operator in the cost estimate with respect to such well, or (B) the Turnkey Cost;

         (iv) the Company will pay the Manager a fixed amount (i.e., the Turnkey Cost) per net well acquired by such Company for its working interest in such well and to pre-pay its share of (A) all development, drilling and completion activities on such wells through Completion and the costs of all post-Completion Facilities identified on the AFE with respect to each well acquired by the Company, and (B) all post-Completion Facilities identified in the applicable AFE with respect to such wells;

         (v) the Turnkey Cost to be paid by any Company for its working interest in all Projects will be determined by the Manager after the commencement of the offering of Interests by such Company and will reflect market prices for turnkey development, drilling and completion and post-Completion Facilities commitments prevailing in the market among non-affiliated parties and will generally be based upon the PRO RATA portion of the total development, drilling, completion and post-Completion Facilities expenses estimated by the Operator of such property attributable to the net wells acquired by the Company; and

         (VI) THE MANAGER WILL ENSURE THAT ALL AMOUNTS CHARGED BY THE RESPECTIVE OPERATOR TO THE COMPANY'S WORKING INTERESTS FOR DEVELOPMENT, DRILLING AND COMPLETION ACTIVITIES AND INSTALLATION COSTS FOR POST-COMPLETION FACILITIES IDENTIFIED IN THE RESPECTIVE AFE OR FOR OTHER PURPOSES WHICH ARE PROPERLY CHARGEABLE TO THE WORKING INTEREST IN NET WELLS ACQUIRED BY THE COMPANY IN THE PROJECT WILL BE PAID BY THE MANAGER AS AND WHEN DUE, REGARDLESS OF WHETHER SUCH AMOUNTS EXCEED THE TURNKEY COSTS FOR SUCH WELLS.

THE TURNKEY AGREEMENT DOES NOT ENCOMPASS ANY ACTIVITIES ATTRIBUTABLE TO A WORKING INTEREST IN ANY WELL OWNED BY THE COMPANY AFTER COMPLETION OTHER THAN FACILITIES SPECIFICALLY IDENTIFIED IN THE AFE PREPARED BY THE OPERATOR WITH RESPECT TO EACH WELL IN WHICH THE COMPANY ACQUIRES A WORKING INTEREST.. EXPENDITURES FOR THE POST-COMPLETION ACQUISITION OR CONSTRUCTION OF FACILITIES ON THE PROJECTS OTHER THAN THOSE SO IDENTIFIED BY THE RESPECTIVE OPERATOR ARE NOT SUBJECT TO THE MANAGER'S OBLIGATIONS UNDER THE TURNKEY AGREEMENT. LIKEWISE, NO EXPENDITURES WITH RESPECT TO THE WELLS OF ANY DESCRIPTION AFTER THE FACILITIES COMPLETION DATE ARE COVERED BY THE TURNKEY AGREEMENT.

    The terms upon which the Company will acquire its working interests in wells and the services of the Operators to conduct development of wells are incorporated into the Turnkey Agreement to be executed between the Company and the Manager upon the first closing of the sale of Interests. The terms of the Turnkey Agreement , specifically including the amount of the Turnkey Cost and the services to be obtained in exchange therefore, were determined by the Manager and its affiliates and have not been reviewed by an independent expert. A copy of the proposed form of

Turnkey Agreement is available for inspection at the offices of the Manager.

PROTOTYPE OPERATING AGREEMENT

    The Manager will cause the Company to acquire working interests in projects by becoming a non-operating party to operating agreements (the "Operating Agreements") between the Operators of the Projects and the non-operating working interest holders which provide for the conduct of the development, drilling, completion and operation of wells on such property. The Manager anticipates that each Operating Agreement will have certain terms which are usual and customary terms and others upon which it anticipates that it will condition the participation of the Company as a working interest owner of such property, which prototype terms are described below. Although the Manager reserves the right to cause the Company to become a party to an Operating Agreement which materially deviates from the prototype form, such participations will be disfavored and such deviations must be balanced by other favorable terms for such Company.

    The Manager will work closely with the Operators of projects in which the Company participate throughout the development of each such property. The Manager will continue to have a significant voice in the decisions of each Operator with respect to the drilling and completion of and installation of production, collection and distribution Facilities on wells on each such property, the management and supervision of production activities, the marketing and sale of gas production, all decisions with respect to the re-working, recompleting, deepening or sidetracking of wells, horizontal drilling activities or installation of any secondary, tertiary or other enhanced recovery methods and the sale or abandonment of such wells.
However, the prototype form of Operating Agreement confers and the Manager anticipates that each executed Operating Agreement will confer contractual authority with respect to all such matters on the Operator and requires it to take actions with respect to such matters. In addition, the Operator will hire and supervise the contractors engaged to conduct drilling and completion activities and install production, collection and distribution Facilities and operate the wells.

    The Manager and the respective Operators generally will have agreed on the development program to be conducted on the subject property prior to the Company becoming a working interest owner therein. However, the Operating Agreement will, in most cases, provide that in the event of a disagreement over whether to drill any additional wells on any property, the working interest owners and other interested parties wishing to drill such wells may do so and bear the cost thereof proportionately among them, while the working interest owners which elect not to participate in such additional drilling activity can decline to contribute capital to bear any portion of the cost of such additional drilling. In the event that such well(s) produce gas in commercial quantities, the Operating Agreement will usually provide that the parties which bore the cost of such wells by contributing additional capital to allow them to be developed will be entitled to receive all revenues from sales of gas from such well until they have recovered (i) all of their costs for above-the-wellhead equipment and operating expenses, and (ii) 300% of all drilling and completion costs, including all in-well equipment costs. The working interest owners who elected not to participate in such additional development activity by not contributing additional capital in proportion to their prior working interest in such project will only receive a portion of the revenues from such additional wells thereafter. The form of Operating Agreement further provides, among other things, that no additional development drilling, re-working, recompleting, deepening or sidetracking of existing wells or installation of any secondary, tertiary or other enhanced recovery methods on the wells may be undertaken without the approval of the Manager and that no long-term sales contract may be entered into with respect to the production from the property without the consent of the Manager.

    AUTHORITY FOR EXPENDITURE; COSTS. Each Operator will provide the Manager with a written representative estimate of costs with respect to the wells to be drilled on the affected property. Such estimate will represent its best estimate of the aggregate costs of development, drilling and completing the wells which it proposes to drill on such property, installation of the Facilities thereon that the Operator anticipates will be required and reimbursement of the Operator's allocable PRO RATA overhead charges on an accountable basis. The sample estimate will not include (i) the Company's PRO RATA share of the costs of Facilities which are installed after the Facilities Completion Date or for the benefit of more than a single well, including facilities partially owned with third parties which service such Company's wells in addition to wells in which such Company does not own a working interest, and (ii) costs of extraordinary events.

    The Manager will review and approve the estimate for each well in which the Company acquires a working interest before the later to occur of the acquisition of such working interest or the commencement of drilling. The estimate will only represent the Operator's best estimate of the costs of Completion of the well and the acquisition of the anticipated Facilities required. The non-operating working interest owners are responsible for their share of all such expenses, regardless of amount.

    REMOVAL OF THE OPERATOR. The prototype form of Operating Agreement provides that the Operator may be removed by the Company as Operator if it fails or refuses to carry out its duties under the Operating Agreement or becomes insolvent or bankrupt or is placed in receivership upon 90 days written notice, after which a successor Operator must be selected from among the non-Operator holders of working interests; the Manager, as a non-Operator party to the Operating Agreement, may be required to act as Operator of a property in such event or obtain another Operator to act on its behalf.

    INSURANCE. The prototype form of Operating Agreement provides that the Operator must carry insurance and require all contractors and sub-contractors which provide goods or services in connection with the drilling, completion or operation of wells in which the Company has a working interest to carry insurance which complies with the following requirements:

         (i) workmen's compensation coverage meeting the requirements of Michigan;

         (ii) general public liability coverage with limits of $1,000,000 per occurrence and $2,000,000 in the aggregate; and

         (iii) automobile public liability coverage with limits of $500,000 combined single limit for bodily injury and/or property damage.

All such insurance shall name the applicable Company as a loss payee and the cost of such coverage shall be borne in the same proportions as the working interests in the wells on the property are owned, subject to certain provisions regarding automobile coverage.

    This description of the prototype form of Operating Agreement contains a summary of each material term of such Agreement. This description, however, is a summary only; the full text of the prototype form of Operating Agreement is available for inspection at the offices of the Manager.

INSURANCE

    An affiliate of the Manager has obtained a broad form comprehensive liability insurance policy with respect to its natural gas drilling, development and operating activities and those of each of its affiliates, including the Company. This policy will provide insurance coverage IN ADDITION to that provided by the Operators. The Manager and the Company will pay their respective proportionate share of the premium per month for this coverage, which will be treated as an operating expense of the Company. The overall aggregate premium for this coverage is approximately $15,000 to $25,000 per year, which will be apportioned PRO RATA among all of the entities that are within its coverage. This policy will insure against losses which the Company (and the Participating Investor Interestholders) and/or any other covered affiliate of the Manager become legally obligated to pay for bodily injury and/or property damage arising from sudden contamination or pollution. This policy does NOT provide coverage for gradual contamination or pollution. The policy contains a per occurrence limit of $5,000,000 and an annual aggregate limit of $10,000,000. This policy is underwritten by Lloyd's of London and a certificate of insurance with respect thereto is available at the offices of the Manager. See, however, "Risk Factors - Insurance."

UNCOMMITTED CAPITAL FUNDS OF OTHER ENTITIES

    The Companies will commence operations from time to time, although it may take a year or more to invest the entire capital of the Company. Consequently, a number of Companies, as well as the Company and other entities or programs sponsored by the Manager or its affiliates, may have uncommitted funds available at the same time and may join together in acquiring working interests in projects. The Company's share of any such acquisition will be based, among other things, on the date operations were commenced, the amount of its available funds, the type of projects in which working interests have already been acquired and the desired degree of diversification of property interest holdings. Subject to diversification considerations, prior Companies with available capital shall participate in all property interest purchases available to subsequent Companies, which may delay purchases by subsequent Companies, including the Company. Sales and purchases of working interests in projects between Companies formed in this Program will not be made for the purpose of diversifying or balancing the interests of such Companies in such projects, but working interests in projects may be sold to other programs sponsored by the Manager or its affiliates, subject to certain limitations designed to reduce potential conflicts of interest. See "Conflicts of Interest - Management of Other Entities."

OWNERSHIP AND MANAGEMENT OF PROJECTS

    Title to Company projects generally will be recorded in the name of the Company, and not in the name of the Manager as nominee of the Investor Interestholders, nor in the name of a special nominee entity organized for the sole purpose of holding record title.

    Operations on projects in which the Company holds a working interest will be conducted by unaffiliated Operators retained by the holders of a majority of the working interests in each of the wells on such projects who or which will already be in place when the Company acquires a working interest in such property. The Manager will have principal direct responsibility for the acquisition and management of the Company' assets and the administration of its investment activities. In addition to the principals and employees of the Manager and its affiliates, where necessary or advisable the Company will ordinarily utilize the services of firms having applicable specific expertise under the supervision of the Manager's staff.

    The Manager will not make any advances to the Company nor will the Company borrow any funds for the purpose of sustaining a regular pattern of distributions even though loan payment requirements, unusual operating costs or other expenses or temporary reductions in Company revenues may reduce funds available for distribution. In order to avoid potential conflicts of interest and to assure that transactions, if any, between the Manager or its affiliates and the Company are fair and reasonable, the Manager must observe certain guidelines in connection with such transactions. See "Conflicts of Interest -Transactions Between the Company and the Manager."

    The Manager may retain persons who are affiliates to provide certain on-site and other supervisory services with respect to the projects and the Company's relationship with the Operators which do not constitute customary, routine and/or recurring tasks in connection with the administration of the day-to-day business of the Company. To the extent that such persons render services specifically to the Company in connection with its ownership and operation of the Projects, the Manager may agree that such person will bill the Company for the value of such services on the basis of time actually spent and accountable expenses incurred (or such other method to which the Manager may reasonably agree) in connection with his/her activities on behalf of the Company. The Company will pay such amounts from revenues from sales of production only and treat them as direct expenses.

SALE OF PRODUCTION

    The Operators of the projects in which any Company holds a working interest will be collectively responsible for the marketing of such Company's gas production. A Company may acquire a working interest in a property with respect to which the Operator has entered into contracts for the marketing or sale of gas or other hydrocarbons, or other marketing arrangements. In evaluating the current and anticipated future marketing of the Company's gas, the Manager will attempt to assure that the Operators have obtained the highest possible price but will consider, among other things, the rate at which the purchasers can take deliveries, the availability of commitments to build required pipeline connections and the ability and willingness of purchasers and pipelines to purchase and transport gas from additional wells in the field. It is anticipated that all sales of gas production will be to parties which are not affiliated with the Manager. No Company will have any contracts for the sale of any gas at the time of its formation. A Company may, however, acquire working interests in projects from which the natural gas production is already dedicated to a specific purchaser pursuant to a gas sales contract between the Operator of such project and a purchaser which was entered into prior to the acquisition of a working interest in such Project by the Company.

REINVESTMENT OF REVENUES AND PROCEEDS

    A Company will purchase working interests in additional projects after its acquisition period solely from capital and borrowings and only if a working interest in such additional property is necessary to protect the Company's investment in working interests in projects it already owns. Accordingly, the Company will not reinvest revenues and will ordinarily not reinvest proceeds from the sale or disposition of working interests in projects or associated assets except as necessary to pay debts or expenditures for other Company operations.

CASH DISTRIBUTIONS

    GENERAL POLICIES. The Manager's policy is to distribute substantially all Company net revenues to the Investors. Until the Company is fully invested in working interests in projects, such cash funds will come from interest earned in short term investments and will be distributed solely to the Investor Interestholders. The Manager will review the Company accounts not less often than quarterly, and will distribute such cash funds as the Manager deems unnecessary to retain in the Company. The Manager will retain the right to defer (or waive) its right to receive (i) reimbursement of direct operating costs, and/or (ii) the annual Administrative Fee, in whole or in part, in order to permit a greater percentage of Company revenues to be distributed to Investors. In such event, such deferred amounts will bear interest at the prime lending rate of the Escrow Agent and will be adjusted annually on January 1. Any such deferral or waiver will be disclosed to Investor Interestholders in the affected Company and in the Supplements to this Prospectus for any Company which subsequently offers Interests for sale to the public. Any such loan will also conform to all provisions relating to loans from the Manager or its affiliates to the Company. See "Financing."

    The Manager's objective in acquiring working interests in and participating in the development of projects will be to acquire working interests in projects from which the projected income will provide sufficient cash flow to provide a regular, reasonably predictable pattern of distributions for the Company, subject to change if net revenues are greater than anticipated. The Manager will ordinarily seek to acquire working interests in projects having an anticipated production life of 20 years or more, in order that it may (i) produce a reasonable return on the capital invested by the Company over its anticipated lifespan of 7 to 10 years, and
(ii) provide a reasonable basis for establishing a substantial value which the Company may realize upon sale to an unaffiliated party in an arm's-length transaction. See "Liquidation Policy" below.

    REINVESTMENT OF CASH. In the case that the Company participates in the drilling of additional development wells or the re-working, recompletion, deepening or sidetracking of existing wells, on projects in which it holds a working interest, until such wells have been drilled, completed and brought into production, or such re-working, recompletion, deepening or sidetracking has been completed and such wells returned to production, the cash funds available for distribution will diminish, possibly to zero, as capital funds of the Company and other working interest owners are invested in the property, until production on such wells has commenced or resumed, as the case may be. Once the Company completes its acquisition activities and, in the case that the Company participates in (i) the drilling of additional development wells, or (ii) the re-working, recompletion, deepening or sidetracking of existing wells, on projects in which it holds a working interest, such wells have been drilled and completed and brought into production, or such re-working, recompletion, deepening or sidetracking has been completed and such wells returned to production, the cash funds to distribute will be generated primarily by its working interests in the projects (i.e., revenues from the production and sale of gas less operating costs). Such distributions will be net of Company costs allocated to the account of each Investor Interestholder. Once the Company has begun distributing cash generated from sales of gas produced from projects in which it owns a working interest, the Manager intends to make distributions of available Company cash at a rate which will be sustainable over a period of five or more years.

    SUBORDINATION OF CASH DISTRIBUTIONS TO MANAGER. The Manager has agreed to subordinate the distribution to it of (i) 100% of the Net Cash Flow from Operations otherwise distributable to it with respect to the Manager's Promoted Interest, and (ii) UP TO 100% of the Net Cash Flow from Operations otherwise distributable to it with respect to the Manager's Investment Interest to the extent necessary to cause the Investors to reach Payout only if, after 60 months following the first distribution of Net Cash Flow from Operations, the Investor Interestholders have not received distributions of Net Cash Flow from Operations which, in the aggregate, are equal to 100% of the Investor Interestholders' subscriptions. Any such deferral of distributions of cash to the Manager will be recovered by the Manager from first available Net Cash Flow from Operations after, and for so long as, the Investor Interestholders have received distributions of Net Cash Flow from Operations which, in the aggregate, are equal to 100% of the Investor Interestholders' subscriptions, until such deferrals have been recovered. See "Participation in Costs and Revenues -Allocation of Tax Items" and "Compensation and Reimbursement - Interest in Projects - Manager."

LIQUIDATION POLICY

    In order to provide additional information upon which a prospective investor in Interests may evaluate the appropriateness of such investment against his/her investment parameters, the Manager has established as an investment objective that the Company observe the following policies:

         (i) after the seventh full year of Company operations, seek opportunities to sell or otherwise liquidate its working interests in projects on the most advantageous terms available;

         (ii) distribute all proceeds of the liquidation of Company assets after the seventh year following the first distribution of Net Cash Flow from Operations to the Investor Interestholders in accordance with allocation of revenues described herein promptly without reinvestment in working interests in projects;

         (iii) seek to liquidate all Company assets before the completion of the tenth year of Company operations; and

         (iv) dissolve the Company immediately following the distribution of the proceeds of the sale of the last Company asset.

The intended effect of these policies is to make the Company finite life entities with respect to which a reasonable analysis can be made of the risk-and liquidity-adjusted rate of return of investment of capital invested therein. There can be no assurance that the projects in which the Company invest will perform as expected or that the market for such projects will, after the seventh year of Company operations, be favorable for disposition of the Company' assets and, therefore, that the Company will be able to liquidate prior to the end of the tenth year of Company operations on terms which are favorable to the Investor Interestholders or at all. In any event, the Manager retains the right and the obligation to manage the Company in the best interests of the Investor Interestholders and to fail to observe the foregoing policies if necessary to do so. Therefore, there can be no assurance that the Company will not continue to hold working interests in projects beyond the tenth year of Company operations, though it is the Manager's intent that they shall not.

    In order to (i) induce the Manager to incur the capital and operating costs to provide administrative services to the Company during the first seven years of Company operations and thereafter until they cease operation,
(ii) charge the Company for such services at rates which permit cost recovery by the Manager only over the full anticipated term of the Company' operation lives and which, therefore, may produce a loss and/or negative cash flow to the Manager in the early years of Company operations, and (iii) ameliorate the conflict of interest inherent in the consideration by the Manager of opportunities for the Company to sell its working interests in some or all of its projects prior to the end of the seventh year of Company operations (e.g., because of favorable market or other conditions) and thereby reduce the aggregate amount of the administrative costs allowance payable to it by the Company (see "Conflicts of Interest -Property Acquisitions and Dispositions"), the Company will agree to a "make whole" provision with respect to the administrative costs allowance payable by the Company to the Manager. This provision calls for the making of a payment to the Manager, determined in accordance with a formula (described below), upon and from the proceed of the sale of any substantial Company asset prior to the end of the seventh year of Company operations as a preferred payment prior to the distribution of such proceeds to Investor Interestholders. The amount of such payment would be the PRO RATA portion (based upon the ratio which the net investable capital of the Company originally invested in such working interest bore, at the time of investment, to the total net investable capital of the Company) of the remaining administrative costs allowance attributable to such asset which would have been paid after such sale and prior to the end of the seventh year of Company operations but for the liquidation of such asset, multiplied by a profit factor and discounted to the date of payment.

    POSSIBLE IN-KIND DISTRIBUTION. The Manager will attempt to provide the opportunity to receive an in-kind distribution of their PRO RATA interest in the Company's working interests in projects rather than the proceeds of the liquidation of the Company's assets to those Investor Interestholders who wish to continue to hold working interests in producing gas wells rather than cash. There can be no assurance that the Manager will be able to present such an opportunity to Investor Interestholders with respect to all of the projects or any portion of them or at all. In considering such an action, the Manager will be required to take into account the possible adverse federal income tax consequences to the non-electing Investor Interestholders and the effects of selling less than all of the Company's assets on the liquidation value of the working interests that are sold. In addition, the option to take an assignment of working interests may require that the Investor Interestholder who makes such election also incur expenses for additional legal, appraisal, recording and administrative fees and agree to pay additional administrative expanses in the future, some of which may be payable to affiliates of the Manager. The Manager is unable to determine whether such an option will be made available and, if one is, the terms of such option and the costs that would be incurred by an electing Investor Interestholder.

                                      FINANCING

    THE COMPANY WILL NOT BORROW MONEY TO ACQUIRE PROJECTS OR PAY FOR ITS PRO RATA SHARE OF THE COSTS OF DRILLING, COMPLETION OR THE INSTALLATION OF PRODUCTION, COLLECTION OR DISTRIBUTION FACILITIES, OR THE COSTS OF ANY OTHER FACILITIES ACQUIRED OR INSTALLED PRIOR TO THE FACILITIES COMPLETION DATE. A Company may, however, borrow to meet working capital needs or for other purposes such as drilling, completing and installing collection, production and distribution Facilities on additional development wells or re-working, recompleting, deepening or sidetracking existing wells after the Facilities Completion Date. In all cases, however, the Manager expects that the Company will borrow less than the maximum amount of its borrowing capacity. The Company will not borrow (or obtain advances) for the purpose of funding distributions. Borrowing capacity in an amount equal to 15% of the aggregate subscriptions of the Investor Interestholders may be reserved for use when the Manager determines that such activities are warranted.

    Third party borrowing, if any, will be sought primarily from commercial banks, although advances from gas pipeline companies or through the creation of production payments may be utilized. The Manager has not sought or obtained any lines of credit for this or any other purpose, and there can be no assurance that such borrowings could be made. Such borrowings would ordinarily be secured by borrowing against the Company's assets. Except under the limited circumstances described under "Proposed Activities - Reinvestment of Revenues and Proceeds," the Company will not borrow funds for additional property purchases after its initial acquisition period has ended.

    Investor Interestholders will not be individually liable for the repayment of any Company indebtedness, except as provided specifically with respect to Participating Investor Interestholders. The repayment of the principal amount of such borrowings will be allocated to the Manager and the Investor Interestholders in the same manner as the cost of the working interest in the wells on such property. All interest charges and similar costs and expenses of Company borrowings associated with Company assets are allocated in the same manner as operating costs. There can be no assurance that the Company will be able to borrow against property upon satisfactory terms. Moreover, during the term of such borrowings, the Investor Interestholders' Interest of the taxable income of the Company may be greater than the net cash available for distribution to them. Notwithstanding the foregoing, the maintenance of a continuous flow of cash distributions, once begun, to the Investor Interestholders is one of the principal objectives of the Company.

    If sufficient financing is unavailable on favorable terms, it may be desirable to use Company revenues otherwise distributable to Investors for development purposes. The use of Company cash to pay such costs or to amortize indebtedness would defer distributions of cash to the Investor Interestholders. The extent of such deferral will depend upon the terms of any loans actually obtained.

    Any loans made to the Company by the Manager or its affiliates will bear interest at the lesser of (i) the Manager's interest cost from time to time during the terms of such loans, (ii) the rate which would be charged to the Company on comparable loans for the same purpose (without reference to the Manager's financial abilities or guarantees) by unrelated banks, or (iii) the maximum lawful rate. The Manager and its affiliates will not receive points or other financing charges or fees, regardless of amount, on any loans made to the Company. The Company will not lend money to the Manager or its affiliates.

    When two or more Company participate in the same transaction (which will occur frequently) and financing is obtained for the benefit of all of the participating Company, the Company will become liable to pay only its PRO RATA share of the loan. Its share in the purchased projects will be mortgaged only to the extent required to secure its proportionate share of the loan.

    The Manager may advance and disburse funds for the payment of bills and invoices for direct costs of the Company's operations, and, in such event, will reimburse itself for such expenditures from first available funds in the Company account.

                               APPLICATION OF PROCEEDS

    Approximately 90 percent of Investor Interestholder subscriptions will be used to purchase working interests in natural gas development projects and pay the respective Company's share of the costs of drilling, completing and installing production, collection and distribution Facilities thereon. The following table summarizes the application of proceeds of the offering, assuming the minimum amount has been subscribed for by Investor Interestholders.



                                                                                                 Percentage         Percentage
                                                                  Minimum        Per $5,000    of investor sub-     of all sub-
                                                                   Amount       subscription      scriptions        scriptions
                                                                   ------       ------------      ----------        ----------
Gross investor subscriptions                                      $300,000         $5,000         100.0%              95.24%
Manager's Contribution                                              15,000            250           5.0%               4.76%
                                                                    ------            ---           ----               -----
  Total contributions                                             $315,000         $5,250         105.0%             100.00%
  Less:  Broker commissions (1)                                    (24,000)          (400)         (8.0%)              7.62%
         Due diligence fees (2)                                     (3,000)           (50)         (1.0%)              0.95%
         Organization and offering costs allowance (3)              (7,500)          (125)         (2.5%)              2.38%
                                                                    -------          -----         -----               -----
            Net investor subscriptions                             280,500          4,675          93.5%              89.05%
  Less:  Management fee (4)                                        (10,500)          (175)         (3.5%)              3.33%
                                                                   --------          -----         ------              -----
            Investor subscriptions available
               for investment                                      270,000           4,500          90.0%              85.71%
  Total capital available to pay
    Turnkey Cost                                                  $270,000          $4,500          90.0%              85.71%
                                                                  ========          ======          =====              ======

-------------------------
(1) Securities sales commissions of up to 8% of the purchase price of the Interests will be paid to broker/dealers which are members of the National Association of Securities Dealers, Inc. (NASD), with respect to Interests which are placed by them at the time that each subscription for Interests procured by such Soliciting Dealers is accepted by the Manager. Additional sales commissions of up to 4.5% of Residual Operating Cash Flow may be paid to the Soliciting Dealers as a reduction of the Manager's share of distributions of Net Cash Flow in subsequent years if the Company generates sufficient cash flow from operations to make such payments. Sales commissions and due diligence fees may be waived for sales of Interests to certain persons.

(2) The Company may pay a due diligence expense reimbursement fee of up to 1% of the gross proceeds of Investor Interestholder subscriptions to participating broker/dealers which sell Interests.

(3) The costs of organizing the Company and conducting the offering of Interests will be paid by the Manager. The Company will pay the Manager an allowance equal to 2.5% of Investor Interestholders' capital contributions in exchange for the Manager's agreement to pay such costs; any amounts which exceed such allowance will be paid by the Manager and the Company will not be liable therefor.

(4) The Company will pay the Manager a one-time Management Fee equal to 3.5% of aggregate Interestholders' capital contributions, payable in the year of subscription, for its services in managing the Company in such year. Payable from Investor Interestholder subscriptions only.

                         PARTICIPATION IN COSTS AND REVENUES

TABULAR SUMMARY OF ALLOCATIONS

  The following table summarizes the allocation of costs and revenues of the Company between the Manager and the Investor Interestholders.


                                                              Manager's        Manager's
                                                              Promoted        Investment         Investor
             Description                                      Interest         Interest       Interestholders      Investors(1)
----------------------------------------                      ---------       ----------      ---------------      ------------
COSTS
  *    Selling expenses (2)                                     0.00%             0.00%             100.00%             100.00%
  *    Organization and offering costs allowance (3)            0.00%             0.00%             100.00%             100.00%

  *    Management fee (3)                                       0.00%             0.00%             100.00%             100.00%

  *    Acquisition costs and expenses (4)(7)(8)                 0.00%             0.00%             100.00%             100.00%
  *    Intangible drilling and
       development costs (5)(6)                                 0.00%             0.00%             100.00%             100.00%
  *    Tangible drilling and
       development costs (5)(12)                                (13)               (13)              (13)                (13)


  *    Administrative cost allowance (3)                       5.24%               4.76%             90.00%              94.76%
  *    Direct costs and operating costs (4)(5)(15)             5.24%               4.76%             90.00%              94.76%
  *    Additional development costs (5)(9)(15)                 5.24%               4.76%             90.00%              94.76%
  *    Financing costs (5)(10)(15)                             5.24%               4.76%             90.00%              94.76%
  *    Professional and other costs (5)(11)(15)                5.24%               4.76%             90.00%              94.76%

REVENUES

  *    Net revenues from temporary
       investments (14)                                        0.00%               0.00%            100.00%             100.00%

  *    Revenues from sales
       of production (5)                                   5.24%(15)               4.76%(15)     90.00%(15)          94.76%(15)

  *    Revenues from the sale or
       other disposition of Company properties                (15)                  (15)            (15)                (15)

----------------------------

(1) Including the Manager with respect to the Manager's Investment Interest; the Manager will be allocated the costs and revenues attributable to the Manager's Investment Interest in the same manner as for Investor Interestholders, except with respect to sales commissions, organization costs, intangible drilling and development costs and revenue from temporary investments.

(2) See "Plan of Distribution."

(3) See "Compensation and Reimbursement."

(4) See the complete definitions of "direct costs" and "operating costs" in "Glossary" and Article 2 of the Company Operating Agreement.

(5) The Interestholders' shares of costs and revenues are subject to adjustment if transferred Interests are surrendered for Company assets. Adjustments may also be required under the "qualified income offset" provision of the Company Operating Agreement. See "Tax Aspects - Allocations to Interestholders."

(6) See "Tax Aspects - Deduction of Intangible Drilling and Development
    Costs."

(7) Includes costs arising out of or relating to the acquisition of gathering facilities, plants and other assets necessary to produce gas reserves efficiently. Company borrowings, the proceeds of which are used to pay costs and expenses arising out of or relating to the additional development of Company properties, will be repaid out of the Investor Interestholders' and the Manager's respective shares of revenues in the same proportion as the costs and expenses paid with the proceeds of such borrowings would have been charged if expended out of the Interestholders' capital contributions.

(8) See "Tax Aspects - Leasehold Acquisition Costs."

(9) Includes leasehold acquisition costs, tangible and intangible drilling and development costs and overhead expenses incurred in connection with (a) drilling and completion and installation of collection, production and distribution Facilities on additional development wells drilled on Company properties, and (b) re-working, recompleting, deepening or sidetracking of or installation of secondary, tertiary or other enhanced recovery methods on, existing wells composing the Project. See "Proposed Activities and Policies - Operating Policies - Basic Operating Policies."

(10)Includes interest, points, financing fees and charges, professional fees and other costs of borrowings associated with Company operations. See "Financing."

(11)Fees and expenses of independent public accountants, outside counsel, Independent Experts and other professionals employed by the Company and associated costs and expenses.

(12)See "Tax Aspects - Depreciation."

(13)The respective allocations of these items to the Manager and the Investor Interestholders will be adjusted so that the Manager is allocated 5.24% of the total costs of drilling, completing and equipping (or plugging and abandoning) wells with respect to the Manager's Promoted Interest and the Investors are allocated 94.76% of such costs (including 4.76% to the Manager with respect to the Manager's Investment Interest). The precise allocation of tangible costs will depend upon the percentage of the Turnkey Cost expended to pay tangible versus intangible costs.

(14)Fees and expenses related to investing such funds in short-term, liquid instruments, if any, will be paid out of the interest earned prior to the allocation of the balance of such revenues among the Interestholders.

(15)Revenues from sales of production and from the sale or other disposition of Company properties will be distributed 94.76% to the Investors as a group, including 4.76% to the Manager with respect to the Manager's Investment Interest, and 5.24% to the Manager with respect to the Manager's Promoted Interest, until the Investor Interestholders have each received a return of its Net Capital Contribution; thereafter, such revenues will be distributed 69.76% to the Investors as a group, including 4.76% to the Manager with respect to the Manager's Investment Interest, and 30.24% to the Manager with respect to the Manager's Promoted Interest (see " - Description of Company Allocations" below).

DESCRIPTION OF COMPANY ALLOCATIONS

    There shall be no distinction between Participating and Nonparticipating Investor Interestholders or the Interests owned by each with respect to allocations of items of taxable income, loss, gain, deduction or credit by the Company.

    The Investor Interestholders, as a group, will be charged 100% of the sales commissions and other selling costs of the Interests. 100% of net revenues from the temporary investment of Company capital and the costs and expenses arising out of or related to such temporary investments will also be allocated to the Investor Interestholders, as a group. Net subscriptions (the Interestholders' capital contributions to the Company, plus the Manager's Contribution, after payment of selling, organizational and offering expenses), will be principally used to pay the Management Fee and the Turnkey Cost (which will, in turn be applied by the Manager to pay the Company's PRO RATA share of the costs of drilling, completing and installing production, collection and distribution Facilities identified in the applicable AFE on the wells attributable to the Company's working interest). Costs and expenses arising out of or related to the acquisition of its interest in the Project shall be allocated 100% to the Investor Interestholders, as a group, and 0% to the Manager.

    The Company will pay the Manager an organizational and offering costs allowance equal to 2.5% of Investor Interestholder subscriptions. The Manager will pay all direct expenses of the organization of the Company and the offering of Interests, including accounting, filing and legal fees, printing and other costs and marketing expenses. The Manager and not the Company will be liable for all such expenses, including any such expenses which exceed 2.5% of subscriptions. The organizational and offering costs allowance will be allocated 100% to the Investor Interestholders, as a group, and 0% to the Manager.

    Upon the commencement of Company operations, the Manager will receive a Management Fee in an amount equal to 3.5% of aggregate Interestholders' capital contributions, payable upon receipt of investor's subscriptions by the Company from the escrow account established for the benefit of investors, in consideration of its services as manager of the Company during the ramp-up period of the Company's administrative activities in the year of formation. Such expense shall be allocated 100% to the Investor Interestholders, as a group, and 0% to the Manager.

    Revenues from sales of production of gas from wells in which the Company holds an interest, direct costs (generally, those costs incurred for goods and services provided by third parties, including interest, commitment fees and other charges in connection with borrowings by the Company and professional fees and expenses) and operating costs (expenditures and costs incurred in producing and marketing gas from producing wells) to the extent paid by the Company or on its behalf (and deducted from the Company's share of Project revenues before payment to the Company) and other expenses incurred in connection with Company business and revenues (other than proceeds of sales of properties) will be allocated to the Manager according to the Manager's Promoted Interest and the balance to the Investors, as a group, including the Manager with respect to the Manager's Investment Interest.

    Ongoing administrative costs (customary and routine overhead expenses) will be performed or paid for by the Manager, which will receive, in lieu of reimbursement therefor, an annual administrative cost allowance equal to 3.5% of aggregate Interestholders' capital contributions to the Company, commencing in the month that the Company first realizes revenue from production, in each year or partial year thereafter (subject to reduction, PRO RATA, as Company assets are liquidated and the proceeds thereof are distributed to Interestholders) until the termination of the Company, payable monthly, PRO RATA, which will be allocated to the Manager according to the Manager's Promoted Interest and the balance to the Investors, as a group (including the Manager with respect to the Manager's Investment Interest). The amount of the administrative cost allowance shall be adjusted annually to reflect increases or decreases in the costs of administration in accordance with the procedures and index published annually by the Council of Petroleum Accountants Societies (COPAS) and shall be payable only out of Company revenues. The Manager may subcontract with other persons, including affiliates of the Manager, to perform such services for the Company or on its behalf and may compensate such person from its assets and sources of liquidity available to it. Such costs will also be allocated in accordance with the amount of the Manager's Promoted Interest to the Manager and the balance to the Investors, including the Manager with respect to the Manager's Investment Interest.

    The Manager has agreed to subordinate the distribution to it of (i) 100% of the Net Cash Flow from Operations attributable to the Manager's Promoted Interest, plus (ii) UP TO 100% of the Net Cash Flow from Operations attributable to the Manager's Investment Interest if, after 60 months from the date of the first distribution of cash to Investors, the Investors, as a group (including the Manager with respect to the Manager's Investment Interest), have not received distributions of Net Cash Flow from Operations which, in the aggregate, are equal to 100% of the Investors' subscriptions. Any such deferral of distributions of cash to the Manager will be recovered by the Manager from first available Net Cash Flow from Operations after, and for so long as, the Investors have received distributions of Net Cash Flow from Operations which, in the aggregate, are equal to 100% of the Investors' subscriptions, until such deferrals have been recovered. See "Proposed Activities and Policies - Cash Distributions - Subordination of Cash Distributions to Manager" and "Compensation and Reimbursement - Interest in Projects - Manager."

    The portion of the Turnkey Cost not allocated to the acquisition of the Company's working interest in the wells comprising the Project will be considered development, drilling, completion and post-Completion Facilities costs. The portion of the Turnkey Cost allocated to development, drilling, completion and post-Completion Facilities costs will be further allocated between intangible and tangible costs in the manner deemed appropriate by the Manager and will be intended to maximize the amount of such costs which are allocated to intangible development, drilling and completion costs.

    Intangible development, drilling and completion costs will be allocated 100% to the Investor Interestholders, as a group, and 0% to the Manager. Tangible development, drilling, completion and Facilities costs will be allocated between the Manager and the Investor Interestholders so that an amount corresponding to the Manager's Promoted Interest of the combined total of all tangible and intangible development, drilling and equipping (or plugging and abandoning) wells will be allocated to the Manager, and the balance is allocated to the Investors, including the Manager with respect to the Manager's Investment Interest. The allocation of tangible development, drilling, completion and Facilities expenses between the Manager and the Investor Interestholders, therefore, will depend upon the relative proportions of tangible and intangible development, drilling and completion costs incurred.

    All tangible and intangible development, drilling and completion expenses incurred in connection with the drilling and completion of additional development wells, if any, recompletion, re-working, deepening or sidetracking of existing wells and installation of any enhanced, tertiary or secondary recovery methods (if applicable) will be allocated to the Manager in accordance with the Promoted Manager's Interest and the balance to the Investors including the Manager with respect to the Manager's Investment Interest.

    The proceeds from the sale or other disposition of the Company property will generally be allocated so that the net proceeds of the sale are allocated to the Manager in accordance with the Manager's Promoted Interest from time to time (5.24% prior to Payout and 30.24% after Payout) and the balance to the Investors, including the Manager with respect to the Manager's Investment Interest, subject to the PRO RATA payment of the asset disposition fee. The Manager will receive, from the proceeds of the sale of any Company assets and before the allocation or distribution of the proceeds thereof among the Interestholders (including the Manager), an asset disposition fee equal to 3.5% of the gross proceeds from such sale. Gain for tax purposes will be allocated to the Investors and the Manager, PRO RATA, until the Capital Account of the Manager is equal to its Net Capital Contribution and, thereafter, to the Investors and the Manager in proportion to their respective distributions of Net Cash Flow. Losses incurred by the Company in connection with sales of Company property will be allocated to the Investors and to the Manager in proportion to their respective interests in the book value of the property sold (i.e., generally in proportion to capital
contributions).   See Articles 7 and 8 of the Company Operating Agreement.

    The Manager will be allocated the costs and revenues attributable to the Interests that it owns, determined in the same manner as for Investor Interestholders. All allocations described above are subject to adjustment
(i) upon the withdrawal of assets by the new owner of a selling Investor Interestholder's Interests (see Article 13 of the Company Operating Agreement), and (ii) pursuant to the "qualified income offset" provision of the Company Operating Agreement described in "Tax Aspects - Allocations to Investor Interestholders."

ALLOCATIONS AMONG INVESTOR INTERESTHOLDERS

    The Investor Interestholders' collective share (and, with respect to the Interests purchased by the Manager, its respective share) of revenues, gains, costs, expenses, losses and other charges and liabilities will be credited and allocated among the Investor Interestholders PRO RATA according to their relative net subscriptions to the Company. Investor Interestholders, as among themselves, share Company revenues and distributions on the basis of net subscriptions. Therefore, since Investor Interestholders may be charged unequal percentage amounts of their subscription for selling commissions paid with respect to the sale of Interests to them, Investor Interestholders whose sales commissions are reduced or eliminated may receive a return of their subscriptions before other Investor Interestholders.

                           COMPENSATION AND REIMBURSEMENT

    The Manager or its affiliates will receive the following compensation and/or reimbursement from the Company.


SUMMARY

                                                                                                    IF MINIMUM
  FORM OF                                                                                            AMOUNT
COMPENSATION                  METHOD OF COMPENSATION                                                 SOLD (1)
-------------                 ----------------------                                              -------------
                         OFFERING AND ORGANIZATION STAGE

Management Fee      3.5% of aggregate Investor Interestholders' capital contributions                $10,500

                         ACQUISITION AND OPERATING STAGE

Administrative      3.5% of aggregate Investor Interestholders' capital contributions per            $10,500 per year
cost allowance      annum, net of PRO RATA returns of capital to Investor Interestholders,              (1)(2)
                    commencing in the month that the Company first realizes revenue from production, accrued monthly in lieu of reimbursement of administrative costs and expenditures paid by the Manager, subject to adjustment

Possible            Difference, if any, between organizational and offering costs                    Indeterminate
organizational      allowance and actual costs of the organization of the Company and
and offering        offering of Interests, including accounting, filing and legal fees,
costs profit        printing and other costs and marketing expenses

Possible turnkey    Difference, if any, between the Turnkey Cost and actual development,             Indeterminate
profit              drilling, completion and identified post-Completion Facilities costs

Compensation for    Fair market value, on an accountable basis, for services to the                  Indeterminate
services            Company which do not constitute customary, routine or recurring administrative tasks in the Company's day-to-day business

Interest in         Percentage of proceeds of production equal to Manager's Promoted                 Indeterminate (3)
revenues            Interest, after allocations of direct costs, operating costs, administrative costs allowance and all other expenses

Overriding          2% net revenue interest in the projects on same terms as Company;                Indeterminate
royalty             provided, however, that the working interest, as a whole, exceeds 75%
                    of the entire net revenue interest of such property

                                 LIQUIDATION STAGE

Asset disposition   3.5% of gross proceeds of sales of Company property                              Indeterminate (4)
fee

Interest in         Percentage of proceeds of sales of Company assets in accordance with             Indeterminate
proceeds of sales   Manager's Promoted Interest from time to time (5.24% until Payout,                  (3)(5)
                    30.24% after Payout) after allocations of direct costs, operating costs, administrative costs allowance and all other expenses

                              ------------------------------

(1) These payments will generally be less than the corresponding expenses paid by the Manager in the early years of Company operations and the resulting deficit will generally be recovered by the Manager over a five-year period.

(2) Payable from revenues from sales of production only. See the tables of Direct and Administrative Costs Incurred As A Percentage of Gross Subscriptions in "Prior Activities" for information about affiliated entities.

(3) The Manager has agreed to subordinate the distribution to it of (i) 100% of the Net Cash Flow from Operations otherwise distributable to it with respect to the Manager's Promoted Interest, and (ii) UP TO 100% of the Net Cash Flow from Operations otherwise distributable to it with respect to the Manager's Investment Interest if, after 60 months following the first distribution of Net Cash Flow from Operations, the Investor Interestholders have not received distributions of Net Cash Flow from Operations which, in the aggregate, are equal to 100% of the Investor Interestholders' subscriptions to the extent necessary to cause the Investor Interestholders to reach Payout. See "Proposed Activities and Policies - Cash Distributions - Subordination of Cash Distributions to Manager," "Participation in Costs and Revenues - Allocation of Tax Items" and "Compensation and Reimbursement - Interest in Projects - Manager."See the tables of Investor Interestholder and Manager Operating Results in Prior Programs in "Prior Activities" for information about affiliated limited partnerships.

(4) The Asset Distribution Fee equals 3.5% of the gross proceeds of the sale of Company property.

(5) Payable only out of gains realized on such sales. See "Participation in Costs and Revenues - Company Allocations."

INTEREST IN PROJECTS

    THE MANAGER'S PROMOTED INTEREST. The Manager will generally receive it's a percentage of (i) revenues derived from the sale of gas from Company wells, and (ii) proceeds from the sale of Company property, depending upon the selling price of the property and its book value at the time of sale, in accordance with the Manager's Promoted Interest from time to time (5.24% until Payout, 30.24% after Payout), including any development wells drilled on projects in which the Company owns a working interest, and will be allocated a like percentage of direct and operating costs, selling or liquidation costs, the administrative cost allowance, all other costs associated with wells on projects in which the Company has purchased a working interest or on which development wells are drilled and associated interest expenses; the balance of such items will be allocated to the Investors, including the Manager with respect to the Manager's Investment Interest. The Manager has agreed to subordinate the distribution to it of
(i) 100% of the Net Cash Flow from Operations otherwise distributable to it with respect to the Manager's Promoted Interest, and (ii) UP TO 100% of the Net Cash Flow from Operations otherwise distributable to it with respect to the Manager's Investment Interest to the extent necessary to cause the Investor Interestholders to reach Payout if, after 60 months following the first distribution of Net Cash Flow from Operations, the Investor Interestholders have not received distributions of Net Cash Flow from Operations which, in the aggregate, are equal to 100% of the Investor Interestholders' subscriptions. Any such deferral of distributions of cash to the Manager will be recovered by the Manager from first available Net Cash Flow from Operations after the Investor Interestholders have received distributions of Net Cash Flow from Operations which, in the aggregate, are equal to 100% of the Investor Interestholders' subscriptions, until such deferrals have been recovered. See "Proposed Activities and Policies - Cash Distributions - Subordination of Cash Distributions to Manager" and "Participation in Costs and Revenues - Allocation of Tax Items."

    To the extent that (i) the Manager's share of revenues and proceeds of sale exceeds its capital contributions, and (ii) the administrative cost allowance exceeds such Company's administrative costs, the Manager will have received compensation.

    THE MANAGER'S OVERRIDING NET REVENUE INTEREST. The Manager will retain a 2% overriding net revenue interest in each property after it assigns the balance of its working interest to the Company, provided that the overall working interest in such property exceeds 75% of the net revenue interest.
To the extent that the Manager obtains and does not re-assign this retained overriding net revenue interest in a property, it will be entitled to a 2% interest in the revenues of such property attributable to the working interest (i.e., remaining after payment of the landowner and other overriding royalties) after payment of all associated operating costs, without being required to contribute a proportional amount of all capital required to develop and operate wells on such property. The Manager anticipates that the primary benefit to it of the retained overriding net revenue interest in projects assigned by it to the Company will be to permit it to re-assign portions of it as additional compensation to persons, who or which may include affiliates of the Manager, who or which make working capital loans to the Manager, primarily to enable it to acquire and "warehouse" additional gas projects for future development. See "Proposed Activities and Policies."

ORGANIZATION AND OFFERING COSTS

    The Company will pay the Manager an organizational and offering costs allowance equal to 2.5% of Investor Interestholder subscriptions. The Manager will pay all direct expenses of the organization of the Company and the offering of Interests, including accounting, filing and legal fees, printing and other costs and marketing expenses. The Manager and not the Company will be liable for all such expenses, including any such expenses which exceed 2.5% of subscriptions.

ADMINISTRATIVE COST ALLOWANCE

    The Manager will receive the annual administrative cost allowance at the rate of 3.5% of aggregate Investor Interestholders' capital, net of PRO RATA returns of capital to Investor Interestholders, in each year or partial year thereafter until the termination of the Company, commencing in the month that the Company first realizes revenue from production, in lieu of reimbursement for administrative costs incurred on behalf of such Company. The Manager may waive or defer payment of the Administrative Cost Allowance in any month without prejudice to its right to receive such amount in any subsequent month. The amount of the administrative costs allowance shall be adjusted annually to reflect increases or decreases in the costs of administration in accordance with the procedures and index published annually by the Council of Petroleum Accountants Societies (COPAS) and shall be payable only out of Company revenues. The administrative cost allowance will be accrued monthly in advance to the extent not waived in advance by the Manager and be payable out of Company revenues only. To the extent that the administrative cost allowance for any period exceeds actual administrative costs during such period, the Manager will receive compensation. Administrative costs incurred during the early years of Company operations generally will exceed the administrative cost allowance. Such unreimbursed administrative costs incurred by the Company during such period generally will be recovered by the Manager over a period of not more than five years after such Company is activated. Thus, funds that might otherwise have been used by such Company to defray its administrative costs may be used for distributions during the this period and, conversely, after such period, some revenues will be used to pay the administrative cost allowance which might otherwise be available for distributions.

    The administrative cost allowance received by the Manager in lieu of reimbursement of costs incurred by the Manager to provide administrative services to the Company will be used to defray a portion of the salaries of its officers and employees. Salaries of "controlling persons" of the Manager (directors, executive officers and 5% Investor Interestholders), including Mr. Arbaugh, will not be reimbursed from the proceeds of the administrative cost allowance. Administrative costs shall not include any item of expense incurred by the Manager acting as Operator of Company projects. See "Direct Costs and Costs of Operations" below.

ASSET DISPOSITION FEE

    The Company will pay an asset disposition fee to the Manager equal to 3.5% of the proceeds of the sale of Company assets, upon each sale of Company assets, prior to the distribution of the proceeds of such sale. See "Proposed Activities and Policies - Liquidation Policies" for a more complete description of this provision.

    In the event that the Manager is removed as managing Interestholder of the Company by vote of the Investor Interestholders other than for cause, such Company shall be required to pay an amount to the Manager equivalent to the asset disposition fee which would have been payable to the Manager if such Company had sold all of its assets on the day of such removal for an amount equal to sixty times the average monthly gross revenues of the Company for the immediately preceding 12 months.

DIRECT COSTS AND COSTS OF OPERATION

    Each Company shall pay all direct costs and costs of operation of such Company directly from Company assets (or, in the case of operating costs, such costs may be deducted from such Company's share of revenues from the sale of production prior to the distribution of such amounts to such Company by the Operators). To the extent that "controlling persons" of the Manager (directors, executive officers and 5% Investor Interestholders) provide actual professional services to the Company (i.e., property selection or management, preparation of reserve or financial information, etc.) directly related to Company operations, salaries of such persons may be reimbursed as a direct cost; provided, however, that the total annual reimbursement for all such persons' salaries shall not exceed an amount equal to .4% of subscriptions. The Manager may cause the Company to retain and compensate the Manager and/or its affiliates, on an accountable time-and-charges or other basis, for services provided directly to the Company in connection with the monitoring of such Company's assets and the operation thereof by the Operators and in supervising the activities of the Operators specifically with respect to such Company's projects which do not constitute customary, routine or recurring administrative tasks in connection with the administration of such Company's day-to-day business.

    The reimbursement described above is without regard to the profitability of the Company, and, to the extent that it includes a portion of such salaries, may be deemed compensation to the Manager. When acting as the Operator of projects in which the Company holds an interest, the Manager will not receive any compensation but will be reimbursed for actual costs and expenses incurred in providing such operating services, including a charge for allocable administrative costs. In circumstances where the Manager does not act as Operator for the Company property, the Manager will not charge such Company any direct fees for monitoring well operations and/or Operators, but will be entitled to reimbursement only for those related expenses, including direct costs payable to affiliates, actually incurred by it.

    In many instances, the Manager will advance and disburse monies for the payment of direct costs incurred in connection with Company operations, and will be reimbursed by such Company for such expenditures. Such procedures are consistent with standard gas industry practice and will be reviewed by a firm of independent public accountants in connection with their examination of the financial statements of the Company.

POSSIBLE TURNKEY PROFIT

    Each Company will pay the Turnkey Cost to the Manager in exchange for the services described under "Proposed Activities and Policies - Turnkey Agreement." To the extent, if any, that the amount payable to the Operators by the Manager for such services is less than the Turnkey Cost, the Manager will receive compensation.

MANAGEMENT FEE

    The Manager will receive a Management Fee equal to 3.5% of subscriptions, payable in the year such subscriptions are received by the Company, for its services in administering the activities of such Company in the year of such payment.

OTHER BENEFITS

    To the extent that the Manager incurs expenses for which it is reimbursed by the Company, it may be deemed to have received a benefit. Any interest charged on loans to the Company by the Manager may be considered additional compensation.

                                CONFLICTS OF INTEREST

    Transactions between the Company and the Manager or its affiliates (including individual Companies in the Program) will involve various conflicts of interest. With respect to these and all other areas of conflict, the Manager will exercise its fiduciary duties toward the Company. Prospective purchasers should consider the disclosures set forth elsewhere in this Prospectus, as well as the following matters.

ACTIVITIES OF THE MANAGER AND ITS AFFILIATES

    The Manager will be free to engage independently of the Company in all aspects of the gas business for its own account and for the accounts of others, subject to certain express limitations contained in the Company Operating Agreement prohibiting it from conducting certain operations or obtaining services or facilities for the Company or for affiliated entities that may own non-operating interests in projects in which the Company own working interests in a manner or in areas where such operations, services or facilities might benefit the Manager or its affiliates. The Manager does not intend to conduct any operations or obtain any services or facilities in a manner designed to benefit it or its affiliates at the expense of the Company.

    The Manager's Articles of Organization provide that no contracts or other transactions between it and any of its directors or other entities in which the directors are financially or otherwise interested shall be automatically invalidated by the fact that one or more of the Manager's directors or officers is interested in or is a director or officer of such other entity, or by the fact that any director or officer of the Manager, individually or jointly with others, may be a party to or may be interested in any such contract or transaction. The Articles relieve these persons from any liability that might automatically arise by reason of contracts with the Manager for their benefit or the benefit of any other firm in which they have an interest. The Articles do not prevent such contracts from being invalidated if entered into or preceded by a breach of fiduciary duty to the Manager by any officer or director, nor do they relieve any officer or director from liability for breach of fiduciary duty. Such liability may be enforced only by the Manager, however, or by an Investor Interestholder on behalf of the Manager, in accordance with Michigan law.

    As a consequence of the foregoing, the officers and directors of the Manager generally are not limited from competing with the Manager of the Company in the gas business, but must exercise their business judgment consistent with their fiduciary responsibilities to those entities. These arrangements may give rise to conflicts of interest with the Manager and the Company. The Manager will have a majority of the non-interested members of its board of directors evaluate and authorize any transactions in which any other officer or director has a direct or material indirect interest.

    It is the Manager's policy that neither the Manager nor its affiliates will acquire projects, other than those necessary to protect adjacent property already acquired by the Manager in anticipation of transfer to future income programs, until substantially all of the aggregate net subscriptions budgeted for the purchase of Company projects have been expended or committed for expenditure. The Manager and its affiliates may acquire working interests in gas projects which will not be offered to the Company, and as to such projects the foregoing restrictions will not apply. No restrictions are imposed on directors or shareholders of the Manager or its affiliates who are not also officers.

    Under certain extraordinary circumstances, the Manager or its affiliates may act as sole Operator of some or all of the Company' projects and in such case, will be reimbursed for its costs, including allocable Direct Costs paid on behalf of the Company and Administrative Costs in accordance with customary industry practice. The Manager will also provide management supervision, geological and related services for the Company, but will be entitled to reimbursement only for expenses, including Direct Costs and Administrative Costs, actually incurred by it in connection with such activities. See "Compensation." As Operator of Company projects, the Manager would have the exclusive right to sell Company production and would endeavor to obtain the highest competitive price. The Manager is not prevented from engaging in other business transactions with purchasers of gas production. Such transactions may be facilitated by the sale of Company production.

    All operating and other agreements entered into on behalf of the Company with the Manager or its affiliates shall be in writing, shall precisely describe the services to be rendered and all compensation to be paid and, excluding the Company Operating Agreement itself and agreements with entities, shall be subject to cancellation by the Manager or its affiliates without penalty on 60 days prior written notice and, if permitted by law, by a majority in interest of the Investor Interestholders, without penalty, on 60 days prior written notice, subject to the conditions of the Company Operating Agreement and provided such action will not cause the Investor Interestholders to lose their limited liability or adversely affect the federal income tax status of the Company. See "Summary of the Company Operating Agreement - Voting and Other Rights of Limited Investor Interestholders" and "Tax Aspects - Partnership Status."

    Neither the Manager nor any affiliate (except other entities sponsored by affiliates of the Manager) shall enter into any agreement with the Company where an interest in production is payable to the Manager or an affiliate in consideration for services to be rendered. However, the Manager will receive a 2% overriding royalty interest in each interest in a project acquired by the Company (provided, however, that the working interest in such project must exceed 75% of the net revenue interest in the project) which will entitle it to receive and amount equal to 2% of the grass amount of revenue from sale of production without deduction for operating costs attributable to such production.

    No loans or advance payments will be made by the Company to the Manager or any of its affiliates. All benefits derived from marketing or other relationships affecting property of the Company and the Manager and its affiliates shall be fairly and equitably apportioned according to the respective interests of each. The Manager will not take any action with respect to the assets or property of the Company which does not primarily benefit the Company as a whole, including the utilization of Company funds as compensating balances for its own benefit and future commitments of production.

MANAGEMENT OF OTHER ENTITIES

    Affiliates of the Manager are currently the managers of natural gas investment programs which have already commenced operations and of others which it is anticipated will commence operations shortly, and the Manager and its affiliates expect in the future that they will serve as general partner or managing interestholder of other gas programs. The Manager or its affiliates may also act as a partner with other gas companies, institutions or private investors in other entities formed to search for gas or to acquire non-operating interests in producing gas projects. Programs similar to this Program may also be formed by the Manager or its affiliates in the future. Companies (including the Company and other Companies formed in this Program) and other entities managed, directed or controlled by the Manager may, in fact, be viewed as competing with one another for available property acquisitions. Although the Manager may determine the extent and nature of each party's participation in a property acquisition, the determination of the Manager will be based, in large part, on the amount of unexpended funds of each party, the respective periods of time any such parties are in existence, the desire to insure broad participation in all available property acquisitions and the type of investment which each party is entitled to make. See "Proposed Activities - Uncommitted Capital Funds of Other Companies." However, subject to diversification considerations, to the extent that several Companies have uncommitted net subscriptions available for property purchases, the Manager intends to cause prior Companies to participate in all property purchases available to subsequent Companies.

    The Company may also participate in joint acquisitions or joint ventures with the Manager or its affiliates. Although the Manager will be in a position to determine the terms of any such joint acquisitions or joint ventures, it has a fiduciary duty to act fairly with respect to the Investor Interestholders.

    In addition, because the Manager has agreed to return to the Investor Interestholders any portion of the Company's net subscriptions that has not been used or committed within the first two years after commencement of its operations (see "Proposed Activities - Uncommitted Capital Funds of Other Companies"), the Manager's determination as to whether a particular property is suitable for purchase made at a time immediately prior to the expiration of such period may be subject to a conflict of interest. The Manager has a fiduciary obligation to act in the best interests of the Company and does not believe that such potential conflict has adversely affected any such past determination.

    The Manager will make all decisions regarding the allocation of property purchases and costs between and among its affiliates, including the Company and other Companies formed in this Program, including decisions affecting matters such as the consideration to be paid in transactions between such parties. See, however, " - Property Acquisitions and Dispositions" below.

PROPERTY ACQUISITIONS AND DISPOSITIONS

    The Manager will pay only the portion of the costs of acquiring producing projects as is attributable to the Manager's Investment Interest, but will generally receive a portion of all revenues from the sale of gas produced from Company projects in addition to the portion attributable to the Manager's Investment Interest plus the Manager's Promoted Interest. Since the Manager is entitled to receive a share of the Company's net revenues, it will be in the Manager's interest to cause the Company to acquire projects as quickly as possible so that revenues will become available for distribution. Depending upon whether or not there is sufficient gain on the sale of the Company property, the Manager may receive up to 30.24% of the proceeds of a sale of a producing property in addition to the cash attributable to the Interests it owns, if any, unless the property is earmarked for sale at the time of acquisition or the proceeds of such a sale are intended to provide funds to acquire other projects. In either of such cases, the Manager will be allocated only such proceeds as are attributable to the Manager's Investment Interest, but will be allocated an amount equal to the Manager's Investment Interest plus the Manager's Promoted Interest of any loss. See "Participation in Costs and Revenues." The difference between the Manager's share of Company net revenues which are derived from sale of gas production and its share of the proceeds from sales of Company projects may create a conflict of interest in the Manager's decision whether to sell property.

    Except to the extent described in the preceding paragraph, the Company will not acquire any projects with a view to their subsequent sale, and projects will be sold only if events subsequent to their acquisition cause the Manager to believe their sale is in the best interests of the Investor Interestholders. The decision to farmout and the terms of any farmout agreement may also present a conflict of interest for the Manager insofar as the Manager may benefit from cost savings and a reduction of risk, and in the event of a farmout to an affiliated limited partnership or Company, the Manager will represent both entities.

    The Manager has agreed to prohibitions and restrictions in several areas of possible conflict involving the interests of a manager and its affiliates and the interests of the entities it manages and their partners or Investor Interestholders. Included are (i) prohibitions or restrictions relating to sales of property to the Company by the Manager or its affiliates, or purchases of property from the Company by them; (ii) formulas for determining the cost of property either sold to the Company or purchased from it by the Manager or its affiliates; (iii) conditions regarding the sale of the Company's undeveloped leasehold interests to the Manager or its affiliates, including the method of allocating the purchase price between producing projects and undeveloped leasehold interests under circumstances where an affiliated drilling program has joined with a production purchase program in acquiring property; (iv) restrictions on the Company's ability to purchase projects from affiliated entities, or to sell its projects to other entities; and (v) limitations on farmouts of Company property.

    The Manager or its affiliates may in the future administer other property acquisition programs in which the Manager or another of the Manager's affiliates may have greater compensation or a greater share of revenues than is provided in this Program. Thus, since the Manager or its affiliates will be in a position to determine the terms of any sharing arrangements among entities controlled by it, it may be advantageous to it to favor one entity over another since the income participation of the Manager or its affiliates may vary among entities. Also, because the Company may acquire and own the underlying working interest in projects in which other affiliates will acquire and own non-operating interests, various specific conflicts of interest will be inherent in connection with the acquisition, ownership and management of such interests. Because the Manager has a fiduciary duty to act fairly with respect to the partners and Investor Interestholders in each entity, the Manager has established certain guidelines to mitigate such conflicts.

    If, at any time, two or more affiliates or other entities managed, directed or controlled by the Manager are engaged in purchasing interests in producing projects, the Manager, in its discretion, may cause such affiliates to participate with the Company on such basis as the Manager determines. In cases involving net profits royalties, the primary factor in determining the sharing of net profits between the working interest acquired or owned by the Company and the net profits royalty acquired by an affiliated entity will be the amount of money contributed to the acquisition by each purchaser. In fixing such sharing percentages, the Manager does not expect to give special consideration to risks associated with the ownership of the working interest or to costs of equipment which will be owned by the Company as working interest owner in arriving at the amount of net profits from which the net profits royalty holder's share of production is determined. If the non-operating interest acquired by an affiliated entity is a landowner's royalty, overriding royalty or production payment in a producing property in which a working interest is acquired or owned by the Company, the determination of the prices to be paid for the working and non-operating interests, respectively, will be substantially more complex.

    In such circumstances, if each participant in a transaction acquires a different type of interest in the same property, as will typically be the case when affiliated entities acquire non-operating interests (other than net profits royalties) that are carved out of working interests acquired or owned by the Company, then provided that the Manager's revenue interest in the affiliated entity is substantially similar to or less than its revenue interest in the Company, each participant's portion of the purchase price will be determined on the basis of an appraisal of the fair market values of the respective interests in the property being acquired (taking into account the tax consequences applicable to the several participants) by petroleum reservoir engineers retained by the Manager. If the Manager or an affiliate other than an affiliated entity acquires or owns an interest in any such property acquisitions, such appraisal will be performed by an Independent Expert. If the revenue interest of the Manager and its affiliates in any affiliated entity participant in such a property acquisition is greater than their revenue interest in the participating Companies, then with respect to the property interests so acquired the greater revenue interest shall be reduced so as not to exceed the lesser revenue interest. Investors should note that appraisals, even by Independent Experts, are only estimates of value and may not represent measures of the realizable value.

    Interests in producing projects may be transferred among affiliates with a view toward achieving the investment objectives of the various participants so long as no profit accrues to the Manager or its affiliates at the expense of any other affiliate, including the Company. The conflicts which exist among Companies formed pursuant to this offering would also exist among the Company on the one hand and other affiliates formed to acquire non-operating or other interests in producing projects on the other hand. Such conflicts include, in addition to those described above, determinations of what type of non-operating interest to create and the risks relating thereto.

                                      MANAGEMENT

    The Manager, Wolverine Energy, L.L.C., was formed in 1995 to act as managing equity owner of investment entities in natural gas development projects. The Manager generally has no significant assets or liabilities other than its fees and expenses receivable from various affiliated investment entities of which it is the managing equity owner. The principal executive offices of the Manager and of all of the affiliated corporations and other entities described below is at 4660 South Hagadorn Road, Suite 230, East Lansing, Michigan 48823; telephone (800) 800-9949. At December 31, 1996, the Manager and its subsidiaries and affiliates, had seven full-time equivalent employees.

WOLVERINE ENERGY, L.L.C.

    Wolverine Energy, L.L.C., (i.e.., the Manager) is a Michigan limited liability company which was organized to continue the business of a group of affiliated entities of which Mr. Arbaugh was a 50% equity owner (collectively, the "Prior Manager") and through which Mr. Arbaugh had previously conducted his/her natural gas investment business. The Manager was formed by Mr. Arbaugh after the reorganization of the business of the Prior Manager and the termination of the activities of the Prior Manager as an organizer of new natural gas development projects. All of the outstanding capital stock of the Manager is owned by Mr. Arbaugh, who is its sole executive officer and director.

    The principal business of the Manager is the design, organization and management of oil and gas investment programs. Since its formation in November 1995, the Manager has served as sole managing trustee and shareholder of one natural gas development investment program organized as a Delaware business trust, and is currently serving as managing interestholder of natural gas well development programs organized as Michigan limited liability companies (including each prior Company). More recent information with respect to the activities of the Manager in the design, organization and management of such programs can be found in the applicable Supplement to this Prospectus.

    The Manager organizes and manages gas well exploration, development or production programs. The Manager does not act as driller or primary Operator of such programs. The Manager's investment philosophy is to align itself, as investor and investment manager, with gas Operators with demonstrable track records of drilling, completing and operating commercially successful natural gas wells. Through the personal affiliations of Mr. Arbaugh in the oil and gas industry in the geographical areas in which it operates, active membership in the Michigan Oil and Gas Association and the Independent Petroleum Association of America, Mr. Arbaugh as principal of the Manager has been able to establish relationships with consistently successful Operators and has an ongoing opportunity to participate in promising and/or commercially successful prospects and producing projects.

THE PRIOR MANAGER

    The Prior Manager was formed to continue the natural gas investment business of Messrs. Arbaugh and others which was begun in 1978. The Prior Manager reorganized its business and affairs in 1995, at which time it ceased to be engaged in the organization of new natural gas development programs. From 1983 until its aforementioned reorganization in 1995, the principal business of the Prior Manager was the design, organization and management of oil and gas investment programs. The Prior Manager also participated in and/or managed "wildcat" drilling investment programs during that period.
The Prior Manager has served as sole managing general partner of 23 Antrim shale formation natural gas drilling investment programs. Financial information with respect to 20 of these Antrim partnerships is provided herein under the caption "Prior Activities." No information is provided herein with respect to the remaining 3 Antrim partnerships because they were privately negotiated transactions involving a single large investor and differ substantially in structure from the partnerships with respect to which information is provided herein and with the Company. The Prior Manager has also participated in drilling projects and in partnership with gas industry institutional partners in the exploration for natural gas on prospects located in Colorado, Oklahoma, Utah, California, Ohio and Michigan. The Prior Manager's non-Antrim experience includes two gas projects in Colorado, several oil wells in a single project in Oklahoma and several Niagaran oil and gas projects in Michigan.

AFFILIATED COMPANIES

    Mr. Arbaugh is an owner of 50% of the equity securities of Wolverine Multi-Vest, a real estate investment company, the principal activity of which is the design, organization and management of real estate investment programs, including "tax shelters;" its principal executive office is at 1111 Michigan Avenue, Suite 301, East Lansing, Michigan 48823; telephone (517) 351-3333.

    Mr. Arbaugh is also an equity investor, though not individually or with any affiliate with a controlling interest, in the following companies:

         MOBILE INFORMATION SERVICES, INC. - pager interface trust company operating in Chicago, Illinois

         WOLVERINE TOWERS, INC. - owner of radio and television transmission tower in Lansing, Michigan

         SUPERBROKERS, INC. - yacht brokerage located in Traverse City,
         Michigan

    Mr. Arbaugh is a principal shareholder and Chairman of:

         BAYSIDE BEVERAGE CORPORATION - distributor of Miller Brewing Co. products in and around Petoskey, Michigan

EXECUTIVE OFFICERS AND DIRECTORS

    The sole shareholder, executive officer and director of the Manager is:

         GEORGE H. ARBAUGH, JR., age 57, President and Director. Mr. Arbaugh is and has been for more than the past five years President and a Director of the Manager and the Prior Manager and their respective affiliates. Mr. Arbaugh was awarded a bachelors degree in Economics from Michigan State University in 1963. He was sole proprietor of a chain of sporting goods stores in Michigan from 1969 until he sold that business in 1977. From 1977 until 1979, Mr. Arbaugh acted as an independent consultant and sales representative for a major sporting goods manufacturer. Mr. Arbaugh acquired his interest in the Prior Manager in 1979 and was actively engaged in its activities full time from that time until its reorganization in November 1995; Mr. Arbaugh remains actively engaged in the business of the Prior Manager on a less than full-time basis. Mr. Arbaugh has been active in the oil and gas investment business since 1979 for his own account and through investment entities. Mr. Arbaugh formed the Manager in November 1995 and has been actively engaged in its activities full time since that time.

         GARY L. FOLTZ, AGE 56, Executive Vice President and Chief Operating Officer. Mr. Foltz has been Executive Vice President and Chief Operating Officer of the Manager since May 1, 1997. Mr. Foltz's main responsibility is to oversee and manage the operations of the Manager. Mr. Foltz was awarded a bachelors degree in Business Administration and a Juris Doctorate Degree in 1968 from the University of Kentucky. Mr. Foltz was employed for two years by the State of Kentucky and for three years by First Kentucky Trust Company, Louisville, Kentucky, as a specialist in personal estate and tax planning. In 1973, Mr. Foltz joined Dooley's, Inc., a developer and operator of restaurants and night clubs in university communities. He was personally involved in the planning and development of four Dooley's units, representing an investment exceeding five million dollars ($5,000,000), and the employment of over three hundred (300) employees. In addition to his restaurant experience, Mr. Foltz has served as general partner and manager of various business developments outside the oil and gas industry. Mr. Foltz is also a major stockholder and director of Crystal Computer Corporation in San Jose, California. He is the 100% owner of a hospitality industry consulting company, and investor/developer of several real estate projects.

         CHARLES B. TEOPFER, AGE 56, Senior Vice President, Sales and
    Marketing. Mr. Toepfer has been Senior Vice President, Sales and Marketing since January 1, 1997. Mr. Toepfer's main responsibility is to expand and support the selling group members. From 1985 until 1990, Mr. Toepfer was Senior Vice President of ATEL Securities Corporation. Mr. Toepfer was also employed by Ridgewood Energy Corporation and City Equity Group. Mr. Teopfer held NASD Series 24, 7 and 63 licenses from 1972-1994.

EXECUTIVE COMPENSATION

    The Company will reimburse the Manager for direct costs incurred by or on behalf of the Company and will pay the Manager the administrative cost allowance, subject in each case to the limitations and conditions set forth under the heading "Compensation and Reimbursement - Direct Costs and Costs of Operation" and " - Administrative Cost Allowance." These payments to the Manager will not include compensation and expenses attributable, on the basis of time spent and logged, to services provided by affiliates of the Manager directly to the Company for services which are not related to customary, routine and recurring activities in connection with the administration of the Company's day-to-day business.

FIDUCIARY OBLIGATIONS AND INDEMNIFICATION OF MANAGER

    A manager is accountable to a limited liability company as a fiduciary and consequently must handle company affairs with trust, confidence and good faith, may not obtain any secret advantage or benefit from the Company and must share with it all business opportunities clearly related to the subject of its operations. In contrast to the relatively well-developed state of the law concerning fiduciary duties owed by officers and directors to the shareholders of a corporation or by the general partner to the limited partners of a limited partnership, the law concerning the duties owed by managers of a limited liability company to its members is relatively undeveloped. The Act does not prohibit limited liability companies from restricting or expanding the liabilities of managers to the company and members of such company in the operating agreement or Articles. In order to induce the Manager to act as trustee for and manage the business of the Company, Article 3 of the Company Operating Agreement contains various provisions that are designed to mitigate possible conflicts of interest (see "Conflicts of Interest") which may have the effect of restricting the fiduciary duties that might otherwise be owed by the Manager to the Company and the holders of Interests or which waive or consent to conduct by the Manager that might otherwise raise issues as to compliance with fiduciary duties. Because this is a rapidly developing and changing area of the law and there is virtually no case law on the subject, the Manager has not obtained an opinion of counsel covering the provisions of the Company Operating Agreement which purport to waive or restrict fiduciary duties of the Manager. Investor Interestholders who have questions concerning the duties of the Manager should consult their counsel.

    Because the Manager will make all decisions relating to the Company and the Company will not have any employees, the officers and directors of the Manager will make such decisions. The directors and officers of the Manager have fiduciary duties to manage the Manager, including its investments in its affiliates, in a manner beneficial to the shareholders of the Manager. Because the Manager has a fiduciary duty to manage the Company in a manner beneficial to the Investor Interestholders and owes a similar duty to the Investor Interestholders of every Company it manages, certain conflicts of interest could arise. Article 12 of the Company Operating Agreement contains many provisions that restrict the Manager's freedom of action in order to mitigate possible conflicts of interest. Not every possible conflict can be foreseen, however. Therefore, the Company Operating Agreement provides that whenever a conflict of interest arises between the Manager or its affiliates, on the one hand, and the Company or any Investor Interestholder(s), on the other hand, for which no express standard is contained in the Company Operating Agreement, the Manager will, in resolving such conflict or determining such action, consider the relative interests of the parties involved in such conflict or affected by such action, any customary or accepted industry practices, and, if applicable, generally accepted accounting practices or principles. Thus, unlike the strict duty of a trustee who must act solely in the best interests of his/her beneficiaries, the Company Operating Agreement permits the Manager to consider the interests of all parties to a conflict of interest, including the interest of the Manager and its affiliates and other entities to which the Manager or its affiliates owe a fiduciary duty, provided the Manager acts in a manner that is fair and reasonable to the Company or the Investor Interestholders.

    The Act provides that an Investor Interestholder (whether Participating or Non-Participating) may institute legal action on behalf of the limited liability company (an Investor Interestholder's derivative action) to recover damages from the Manager or from a third party where the Manager has refused to institute the action or where an effort to cause the Manager to do so is not likely to succeed. In addition, the statutory or case law of certain jurisdictions may permit an Investor Interestholder to institute legal action on behalf of all other similarly situated Investor Interestholders (a class action) to recover damages from the Manager for violations of its fiduciary duties to the Investor Interestholders.

    The Act provides that a limited liability company is permitted to indemnify a Manager against expenses incurred in the defense of an Investor Interestholder derivative action if the Manager acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company. No indemnification is permitted if the Manager was liable for negligence or misconduct unless a court orders that under all the circumstances indemnity is proper. The Company Operating Agreement makes this indemnification mandatory and extends it to affiliates of the Manager. Because the Act authorizes but is otherwise silent on additional indemnification rights, the Company Operating Agreement also provides for indemnification of the Manager and its affiliates by the Company against losses and liabilities sustained by them in connection with the Company, provided that the same were not the result of negligence, a failure to act in good faith or misconduct on the part of the Manager or its affiliates.

    Notwithstanding the above, and subject to the provisions of the Act, the Manager and its affiliates and any person acting as a Soliciting Dealer shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves indemnification of the litigation costs, or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves indemnification of the litigation costs, or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and the court finds that indemnification of the settlement and related costs should be made. Moreover, in any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the U.S. Securities and Exchange Commission, the Massachusetts Securities Division and any other applicable regulatory authority (including, in the case when an Investor Interestholder has filed the claim as plaintiff, the state in which such Investor Interestholder was offered or sold Interests) with respect to the issue of indemnification for securities law violations. It is the position of the U.S. Securities and Exchange Commission that, to the extent that indemnification provisions purport to include indemnification for liabilities arising under the Securities Act of 1933, as amended, such indemnification is contrary to public policy and, therefore, unenforceable.

    See Article 3 of the Company Operating Agreement for further information regarding indemnification of the Manager and its affiliates.

                                   PRIOR ACTIVITIES

    The Prior Manager, of which Mr. Arbaugh is a 50% equity owner and President, and of which Mr. Arbaugh shares management responsibilities, has participated in the sponsorship, organization and management of 28 limited and/or general partnerships and Delaware business trusts (collectively, the "Prior Antrim Programs") since 1988 which have acquired interests in Antrim shale formation development projects, participated in the drilling and completion of development wells on such projects and shared in the proceeds of the sale of gas from such projects after they were put into production. The Manager has participated in the sponsorship, organization and management of a single Delaware business trust in 1995 which was organized and raised funds to acquire interests in Antrim shale formation natural gas development projects and is engaged in the acquisition of such interests currently, as of the date of this Prospectus.

    Set forth below are summaries of historical results of the Prior Antrim Programs which, it should be noted, engaged in activities similar to those in which the Company will engage. Such summaries of the results of the Prior Antrim Programs may not be relied upon as indicative of the results that can be anticipated by the Company because (i) variations in industry circumstances, income tax effects, economic conditions and location from time to time can and often do have a material effect on the performance of any investment in an entity organized to develop and realize production from gas reserves, and (ii) no assurance can be given that any Company will achieve results comparable to any other entity sponsored or managed by the Prior Manager, the Manager or their affiliates. The following tables summarize, as of December 31, 1996, the capital contributions and cash distributions to the Prior Manager, as managing general partner or managing trustee and shareholder and investor general and limited partner unit holders of the Prior Antrim Programs, as well as general and administrative expense reimbursement, revenues, operating expenses and direct costs of such programs.

IDENTIFICATION AND INITIAL CAPITALIZATION OF PRIOR ANTRIM PROGRAMS

    This schedule provides a brief summary of the initial capitalization and dates of commencement of operations (NOT of the offering of interests to investors) of each of the Prior Antrim Programs. Prospective investors in Interests should note that the information pertaining to the first year of operations of each Prior Antrim Program contained in the succeeding schedules has not been annualized and that, therefore, the amounts, and particularly the percentages, of the administrative costs and direct costs incurred in the first year of operations may not be directly comparable from partnership to partnership and should be read in conjunction with the information on this schedule setting forth the date of commencement of operations. However, as with each of the Prior Antrim Programs, these programs were organized and capitalized with the intent to acquire working interests in specific Antrim shale development projects which were identified to the investors in such Prior Antrim Programs at the time that their investment was solicited and obtained. In any event, the capital of such Prior Antrim Programs has been fully invested only in the projects which were identified to their investor partners at the time of subscription and all operations with respect to such projects will be conducted by such Operators, thereby precluding any conflict of interest on the part of the Prior Manager, the Manager or their affiliates between such Prior Antrim Programs and the Company in either (i) the selection of projects in which any Company will invest, or (ii) the operations of any Company.

ADMINISTRATIVE COSTS INCURRED AND AS A PERCENTAGE OF GROSS SUBSCRIPTIONS

    This schedule provides information with respect to the amounts paid by each Prior Antrim Program to the Prior Manager or its affiliates as its portion of the administrative costs incurred by the Prior Manager an behalf of all affiliated programs in the years identified. Such expenses were allocated to the specific Prior Antrim Program on a cost basis in accordance with generally accepted accounting principles or standard industry practices which may have been in effect by allocating the time spent by the Prior Manager's personnel among all projects conducted by the Prior Manager for its own account, joint ventures or other affiliated programs and by allocating rent and other overhead on the basis of relative direct time charges. That percentage of such costs attributable to a specific Prior Antrim Program's activities generally has been similarly allocated to specific Prior Antrim Programs, except that the costs of acquiring projects will not be taken into account for this purpose. Administrative costs are allocated on a PRO RATA basis determined according to the number of net wells in production twelve months following closing. It should be noted, however, that the amount of administrative costs incurred by each Prior Antrim Program IN ITS FIRST TWELVE MONTHS OF OPERATIONS reflects (i) the greater level of administrative involvement by the Prior Manager during the "start up" phase of the partnership's operations, and (ii) the portion of the year during which such partnership is in operations. These two factors tend to have opposite effects on the level of administrative costs incurred in the first year of operations and render information with respect to such costs less indicative of the operating efficiencies (or inefficiencies) of the Prior Manager and its affiliates than information with respect to later years when operations have assumed greater regularity and economies of scale in operations can be realized.

DIRECT COSTS INCURRED AND AS A PERCENTAGE OF GROSS SUBSCRIPTIONS

    This schedule provides information with respect to the amounts paid by each Prior Antrim Program directly to unaffiliated vendors for services rendered to such partnership in the years identified; the types of services provided in connection with these payments are described in "Compensation and Reimbursement - Direct Costs and Costs of Operation." It should be noted, however, that the amount of direct costs incurred by each Prior Antrim Program IN ITS FIRST YEAR OF OPERATIONS reflects (i) non-recurring costs incurred in connection with the organization of the program and the offering of interests therein to investors, including, but not limited to, legal, accounting and engineering fees, printing costs, registration and similar fees and reimbursements for travel, entertainment and other costs incurred in connection with the review of projects in which such program acquired a working interest and the negotiation and execution of such acquisition, and
(ii) the portion of the year remaining following the commencement of operations by such programs. These two factors tend to have opposite effects on the level of direct costs incurred in the first year of operations and render information with respect to such costs less indicative of the operating costs of the programs than information with respect to later years when such services are not typically required, other than with respect to annual audit and tax return preparation services.

PRIOR MANAGER OPERATING RESULTS IN PRIOR PROGRAMS THROUGH 12/31/96 AND INVESTOR OPERATING RESULTS IN PRIOR PROGRAMS THROUGH 12/31/96

    These schedules provide actual operating financial information with respect to each of the Prior Antrim Programs since their respective commencements of operations. No attempt has been made to provide annualized information with respect to revenues, operating, administrative or direct costs, allocable profits (losses) from operations or cash distributions to investor partners, primarily because of the differences in tax circumstances of each investor partner and the relatively short investment history of the Prior Antrim Programs. Investors who wish to analyze the data contained in this schedule to compute annualized results are cautioned to take into account (i) the time during the initial year of operation when each Prior Antrim Program commenced operations, and (ii) the fact that each of the Prior Antrim Programs is still in the early stages of its anticipated productive life. Therefore, the revenue and cost data reflect the ramp-up in revenues and high early-stage costs typical of development gas projects and do not reflect the anticipated greater profitability of each well that will be experienced when (i) production and, therefore, revenues have reached their peak and leveled off, (ii) the high initial expenses of drilling, completing and equipping a well for production have been realized, and (iii) the relatively lower expenses of ongoing production are the only operating costs of the wells.

    The constituent agreements of the Prior Antrim Programs provide that all of the deductible administrative and direct costs of the programs are allocated 100% to the investors and the Prior Manager-affiliate manager participates only in revenues and operating costs on the terms specific to each entity, and the schedules appropriately reflect that. Investors who wish to analyze the Prior Antrim Programs in terms of their respective overall performance must aggregate the revenues and costs data from the two schedules to compute total revenues and costs for each program.

    A description of the information provided under each of the descriptive column headings is provided below:

         CUMULATIVE REVENUES THROUGH 12/31/96 - the allocable portion of the program's cumulative revenues from sales of gas from commencement of operations through December 31, 1996, inclusive, allocated as provided in the respective program's equityholders' agreement.

         CUMULATIVE OPERATING COSTS THROUGH 12/31/96 - the allocable portion of the program's share (as a working interest holder in one or more projects) of cumulative operating costs of the projects from commencement of operations through December 31, 1996, inclusive, as determined by the Operator of the projects (not an affiliate of the Prior Manager) in accordance with the respective operating agreements with respect to each property and the program's corresponding working interest therein, allocated as provided in the respective program's equityholders' agreement.

         CUMULATIVE ADMINISTRATIVE COSTS THROUGH 12/31/96 - the program's share of cumulative administrative costs of all programs administered by the Prior Manager from commencement of operations of the respective program through December 31, 1996, inclusive, as determined by the Prior Manager or its affiliates in accordance with the procedure described above in " - Administrative Costs Incurred and As a Percentage of Gross Subscriptions", allocated 100% to the investor partners as provided in the respective program's equityholders' agreement.

         CUMULATIVE DIRECT COSTS THROUGH 12/31/96 - the program's direct costs from commencement of operations of the respective program through December 31, 1996, inclusive, as determined by the Prior Manager or its affiliates in accordance with the procedure described above in " - Administrative Costs Incurred and As a Percentage of Gross Subscriptions", allocated 100% to the investor partners as provided in the respective program's equityholders' agreement.

         CUMULATIVE CASH FLOW FROM OPERATIONS THROUGH 12/31/96 - the program's net operating cash flow from commencement of operations through December 31, 1996, inclusive, prior to reductions to reflect the program's direct costs or allocable share of administrative costs, allocated as provided in the respective program's equityholders' agreement (reflects difference between "Cumulative Revenues Through 12/31/96" and "Cumulative Operating Costs Through 12/31/96").

         CUMULATIVE CASH FLOW THROUGH 12/31/96 - the program's net cash flow from all sources from commencement of operations through December 31, 1996, inclusive, allocated as provided in the respective program's equityholders' agreement (reflects difference between "Cumulative Cash Flow From Operations Through 12/31/96" and "Cumulative Administrative Costs Through 12/31/96" plus "Cumulative Direct Costs Through 12/31/96").

         CUMULATIVE REVENUES DISTRIBUTED THROUGH 12/31/96 - the program's actual cash distributions to partners, regardless of source, from commencement of operations through December 31, 1996, inclusive, allocated as provided in the respective program's equityholders' agreement.

         CUMULATIVE SECTION 29 CREDIT THROUGH 12/31/96 - the allocable portion of the program's share (as a working interest holder in one or more projects) of cumulative federal income tax credits under Section 29 of the Code with respect to sales of gas from the projects as determined by the Operator of the projects (not an affiliate of the Prior Manager) in accordance with the respective operating agreements with respect to each property and the program's corresponding working interest therein, from commencement of operations through December 31, 1996, inclusive, allocated as provided in the respective program's equityholders' agreement.

         REVENUES DISTRIBUTED FOR THE THREE MONTHS ENDED 12/31/96 - the program's actual cash distributions to partners, regardless of source, for the THREE MONTH PERIOD FROM SEPTEMBER 1, 1996, THROUGH DECEMBER 31, 1996, inclusive, allocated as provided in the respective program's equityholders' agreement (Note: there can be no assurance that the distributions made during this period are indicative of the distributions that may be expected to be made by such program in subsequent periods or by the Company in any period).

    No information is provided with respect to interest expense inasmuch as the Prior Antrim Programs have not leveraged their investments in working interests in projects through long-term borrowings and the operating costs of the projects have not exceeded revenues from sales of gas plus operating capital needs, which would necessitate borrowings for working capital purposes. Entries designated with a "*" indicate either that the information requested is not applicable to the program or that the amount is 0.

                                                                Investor
                                                                 Partners'           Number of
       Name of                        Commencement                Initial             Investor
       Program                        of Operations           Subscriptions           Partners
     -----------                      -------------           -------------         -----------
Wolverine Chester North
Antrim Drilling Program #1              March, 1989             $  847,154                   22

Wolverine Chester North
Antrim Drilling Program #2              March, 1990                827,500                   21

Wolverine Chester North
Antrim Drilling Program #3             June, 1991                  362,700                   13

Wolverine Chester North
Antrim Drilling Program #4              March, 1991                410,250                   15

Wolverine Otsego County
Antrim Development Program #5           June, 1991               1,117,984                   29

Wolverine Charlton North
Antrim Development Program #6         October, 1991                586,496                   11

Wolverine Antrim Development
    Program #7                          March, 1991                447,188                   11

Wolverine Otsego County
Antrim Development Program #8         October, 1991                827,566                   30

Wolverine Antrim Development
    Program #9                         January, 1992               175,000                    5

Wolverine Antrim Development
     Program #10                       January, 1992               175,000                    4

Wolverine Antrim Development
     Program #11                     December, 1991                493,099                   21

Wolverine Antrim Development
     Program #14                     December, 1992              1,059,250                   23

Wolverine Antrim Development
 Program #15-1991                       May, 1992                  267,000                   12

Wolverine Antrim Development
 Program #15-1992                     December, 1992             1,568,500                   49

Wolverine Antrim Development
     Program #16                     December, 1992              1,200,000                    3

Wolverine Antrim Development
     Program #17                     December, 1992                550,000                    9

WOLVERINE ENERGY, L.L.C.
Prior Performance Tables
Summary of investor tax benefits and cash distribution returns
As of Deember 31, 1996




                                                                                                                           TOTAL
                                                                                              CUMULATIVE     CUMULATIVE   CUMULATIVE
                                     INVESTOR       FIRST-YEAR   FIRST-YEAR     CUMULATIVE    SECTION 29     OTHER TAX    DEDUCTIBLE
PROGRAM                           CONTRIBUTIONS     DEDUCTIONS     IDC          DEPLETION       CREDITS      DEDUCTIONS   TAX ITEMS


Wolverine Chester North
Antrim Drilling Program #1          $847,154        $62,406      $397,539      $240,772       $625,487       $1,454,217   $2,092,528

Wolverine Chester North
Antrim Drilling Program #2           827,500        413,206       334,679       160,309        517,794        1,842,386    2,337,374

Wolverine Chester North
Antrim Drilling Program #3           362,700         29,439       187,899        38,155        184,039          544,099      770,153

Wolverine Chester North
Antrim Drilling Program #4           410,250          9,564       242,121        93,150        274,958          630,378      965,649

Wolverine Otsego County
Antrim Development Program #5      1,117,984         51,895       659,423       242,200        770,623        1,626,628    2,528,251

Wolverine Charlton North
Antrim Development Program #6        586,496          2,315       338,419       125,066        342,479          680,937    1,144,422

Wolverine Antrim Development
Program #7                           447,188          1,613       245,899        86,466        310,429          613,628      945,993

Wolverine Otsego County
Antrim Development Program #8        827,566          4,604       483,575       125,322        432,438          923,317    1,532,214

Wolverine Antrim Development
Program #11                          493,099            759       120,373        52,803        235,109          573,178      746,354

Wolverine Antrim Development
Program #14                        1,059,250         11,097       541,250           598        205,507          710,825    1,252,673

Wolverine Antrim Development
Program #15/1991                     267,000          2,697       133,687         5,157         58,608          186,599      325,443

Wolverine Antrim Development
Program #15/1992                   1,568,500         36,672       703,053        80,674        415,664        1,179,855    1,963,582

Wolverine Antrim Development
Program #16                        1,200,000            470       328,790        46,110        358,454          965,196    1,340,096

Wolverine Antrim Development
Program #17                        1,270,000              0       262,500        32,926              0          410,596      706,022

Wolverine Antrim Development
Trust #18                          2,172,132         54,545     1,142,011        32,433              0          890,914    2,065,358

Wolverine Antrim Development
Trust #19                          1,910,383         49,035     1,312,776        59,536              0          814,599    2,186,911

Wolverine Antrim Development
Trust #20                          2,500,000         59,904     1,692,643        90,349              0          912,351    2,695,343

Wolverine Antrim Development
Trust #21                          1,109,290         28,171       726,124         34,753             0          400,163    1,161,040

Wolverine Antrim Development
Trust #22                          1,700,000        102,804     1,109,000         58,927             0          461,101    1,629,028

Wolverine Antrim Development
Trust 1995                         2,475,410         50,000     2,000,000            328             0          239,541    2,239,869

Wolverine Antrim Development
1996-1, L.L.C.                     1,154,000         82,257       791,782            778             0           85,257      877,817

Wolverine Antrim Development
1996-2, L.L.C.                     3,567,450        106,890     2,634,365            255             0          106,890    2,741,510




                                                                                                                     Cumulative
                                                                                 Cumulative       Cumulative         Tax Savings/
                                                                 Cumulative      Tax Savings      Cash Distri-       Cash Distri-
                                   Assumed       Cumulative        Cash           and Cash        tions as % of      tions as % of
Program                           Tax Rate       Tax Savings     Distribution    Distributions    Contributions      Contributions

Wolverine Chester North
Antrim Drilling Program #1         33.0%         $1,316,021       $953,958         $2,269,979        112.6%            268.0%

Wolverine Chester North
Antrium Drilling Program #2        33.0%          1,289,127        706,721          1,995,848         85.4%            241.2%

Wolverine Chester North
Antrim Drilling Program #3         33.0%            438,189        144,474            582,663         39.8%            160.6%

Wolverine Chester North
Antrim Drilling Program #4         33.0%            593,622        322,723            916,345         78.7%            223.4%

Wolverine Otsego County
Antrim Development Program #5      33.0%          1,604,946        709,198          2,314,144         63.4%            207.0%

Wolverine Charlton North
Antrim Development Program #6      33.0%            720,138        296,348          1,016,486         50.5%            173.3%

Wolverine Antrim Development
Program #7                         31.0%            603,687        272,493            876,180         60.9%            195.9%

Wolverine Otsego County
Antrim Development Program #8      31.0%            907,424        369,033          1,267,457         44.6%            154.2%

Wolverine Antrim Development
Program #11                        31.0%            466,479        160,765            627,244         32.6%            127.2%

Wolverine Antrim Development
Program #14                        31.0%            593,836        116,677            710,513         11.0%             67.1%

Wolverine Antrim Development
Program #15/1991                   31.0%            159,495         36,765            196,260         13.8%             73.5%

Wolverine Antrim Development
Program #15/1992                   31.0%          1,024,374        335,525          1,359,899         21.4%             86.7%

Wolverine Antrim Development
Program #16                        31.0%            773,884        104,304            878,188          8.7%             73.2%

Wolverine Antrim Development
Program #17                        39.6%            279,585        164,361            443,946         12.9%             35.0%

Wolverine Antrim Development
Trust #18                          39.6%            817,882        337,800          1,155,682         15.6%             53.2%

Wolverine Antrim Development
Trust #19                          39.6%            866,017        299,111          1,165,128         15.7%             61.0%

Wolverine Antrim Development
Trust #20                          39.6%          1,067,356        229,836          1,297,192          9.2%             51.9%

Wolverine Antrim Development
Trust #21                          39.6%            459,772         99,984            559,756          9.0%             50.5%

Wolverine Antrim Development
Trust #22                          39.6%            645,095         85,480            730,575          5.0%             43.0%

Wolverine Antrim Development
Trust 1995                         39.6%            886,988          2,318            889,306          0.1%             35.9%

Wolverine Antrim Development
1996-1, L.L.C.                     39.6%            347,616              0            347,616          0.0%             30.1%

Wolverine Antrim Development
1996-2, L.L.C.                     39.6%          1,085,638              0          1,085,638          0.0%             30.4%


WOLVERINE ENERGY, L.L.C.
Prior Performance Tables
Administrative Costs Incurred and as a Percentage of Gross Subscriptions As of December 31, 1996

                                      1989                        1990                       1991                   1992
                             -------------------------  ------------------------  ------------------------  -----------------------
                               COSTS     PERCENTAGE OF    COSTS    PERCENTAGE OF    COSTS   PERCENTAGE OF    COSTS   PERCENTAGE OF
     PROGRAM                 INCURRED    SUBSCRIPTIONS  INCURRED   SUBSCRIPTIONS  INCURRED   SUBSCRIPTIONS  INCURRED  SUBSCRIPTIONS
Wolverine Chester North
Antrim Drilling Program #1   $18,000             2.1%   $19,094             2.3%  $20,504             2.4%   $21,087           2.5%

Wolverine Chester North
Antrim Drilling Program #2    13,950             1.7%    27,900             3.4%   29,407             3.6%    30,245           3.7%

Wolverine Chester North
Antrim Drilling Program #3                                6,380             1.8%   18,972             5.2%    19,513           5.4%

Wolverine Chester North
Antrim Drilling Program #4                                5,984             1.5%   18,921             4.6%    19,461           4.7%

Wolverine Otsego County
Antrim Development Program #5                            10,179             0.9%   34,148             3.1%    43,256           3.9%

Wolverine Charlton North
Antrim Development Program #6                                 0             0.0%   11,256             1.9%    22,765           3.9%

Wolverine Antrim Development
Program #7                                                3,153             0.7%   17,090             3.8%    18,577           4.2%

Wolverine Otsego County
Antrim Development Program #8                                                      16,799             2.0%    33,936           4.1%

Wolverine Antrim Development
Program #11                                                                         8,938             1.8%    14,261           2.9%

Wolverine Antrim Development
Program #14

Wolverine Antrim Development
Program #15/1991

Wolverine Antrim Development
Program #15/1992

Wolverine Antrim Development
Program #16

Wolverine Antrim Development
Program #17

Wolverine Antrim Development
Trust #18

Wolverine Antrim Development
Trust #19

Wolverine Antrim Development
Trust #20

Wolverine Antrim Development
Trust #21

Wolverine Antrim Development
Trust #22

Wolverine Antrim Development
Trust 1995

Wolverine Antrim Development
1996-1, L.L.C.

Wolverine Antrim Development
1996-2, L.L.C.




                                      1993                        1994                       1995                   1996
                             -------------------------  ------------------------  ------------------------  -----------------------
                               COSTS     PERCENTAGE OF    COSTS    PERCENTAGE OF    COSTS    PERCENTAGE OF    COSTS   PERCENTAGE OF
     PROGRAM                 INCURRED    SUBSCRIPTIONS  INCURRED   SUBSCRIPTIONS  INCURRED   SUBSCRIPTIONS  INCURRED  SUBSCRIPTIONS
Wolverine Chester North
Antrim Drilling Program #1   $21,165             2.5%   $21,927             2.6%  $22,913             2.7%   $16,717           2.0%

Wolverine Chester North
Antrim Drilling Program #2    30,357             3.7%    31,450             3.8%   32,864             4.0%    62,853           7.6%

Wolverine Chester North
Antrim Drilling Program #3    19,585             5.4%    20,291             5.6%   21,203             5.8%    69,200          19.1%

Wolverine Chester North
Antrim Drilling Program #4    19,533             4.8%    20,236             4.9%   21,146             5.2%    43,175          10.5%

Wolverine Otsego County
Antrim Development Program #5 43,416             3.9%    44,979             4.0%   47,002             4.2%    60,538           5.4%

Wolverine Charlton North
Antrim Development Program #6 22,850             3.9%    23,672             4.0%   24,737             4.2%    27,442           4.7%

Wolverine Antrim Development
Program #7                    17,643             3.9%    18,278             4.1%   19,100             4.3%    21,506           4.8%

Wolverine Otsego County
Antrim Development Program #8 34,061             4.1%    35,162             4.2%   36,874             4.5%    47,730           5.8%

Wolverine Antrim Development
Program #11                   15,682             3.2%    16,246             3.3%    5,769             1.2%    24,641           5.0%

Wolverine Antrim Development
Program #14                   26,157             2.5%    48,338             4.6%   16,977             1.6%   138,742          13.1%

Wolverine Antrim Development
Program #15/1991               4,738             1.8%     8,755             3.3%   53,692            20.1%    26,022           9.7%

Wolverine Antrim Development
Program #15/1992              18,038             1.1%    51,610             3.3%    9,725             0.6%   126,859           8.1%

Wolverine Antrim Development
Program #16                   30,425             2.5%    39,682             3.3%   56,006             4.7%    82,861           6.9%

Wolverine Antrim Development
Program #17                                              15,446             1.2%   42,689             3.4%    77,913           6.1%

Wolverine Antrim Development
Trust #18                                                55,000             2.5%   31,911             1.5%   (90,196)         -4.2%

Wolverine Antrim Development
Trust #19                                                47,760             2.5%   55,000             2.9%    66,863           3.5%

Wolverine Antrim Development
Trust #20                                                                          66,863             2.7%    87,500           3.5%

Wolverine Antrim Development
Trust #21                                                                          87,500             7.9%    41,780           3.8%

Wolverine Antrim Development
Trust #22                                                                          40,106             2.4%    61,330           3.6%

Wolverine Antrim Development
Trust 1995                                                                          7,500             0.3%    61,885           2.5%

Wolverine Antrim Development
1996-1, L.L.C.                                                                                                30,177           2.6%

Wolverine Antrim Development
1996-2, L.L.C.                                                                                                95,097           2.7%


WOLVERINE ENERGY, L.L.C.
Prior Performance Tables
Direct Costs Incurred and as a Percentage of Gross Subscriptions
As of December 31, 1996


                                      1989                        1990                       1991                   1992
                             -------------------------  ------------------------  ------------------------  -----------------------
                               COSTS     PERCENTAGE OF    COSTS    PERCENTAGE OF    COSTS    PERCENTAGE OF    COSTS   PERCENTAGE OF
     PROGRAM                 INCURRED    SUBSCRIPTIONS  INCURRED   SUBSCRIPTIONS  INCURRED   SUBSCRIPTIONS  INCURRED  SUBSCRIPTIONS
Wolverine Chester North
Antrim Drilling Program #1   $ 1,500             0.2%   $ 3,951             0.5%  $11,856             1.4%   $ 5,380           0.6%

Wolverine Chester North
Antrim Drilling Program #2                                    0             0.0%    3,957             0.5%     6,021           0.7%

Wolverine Chester North
Antrim Drilling Program #3                                  988             0.3%    2,462             0.7%     2,695           0.7%

Wolverine Chester North
Antrim Drilling Program #4                                2,494             0.6%    2,607             0.6%     3,565           0.9%

Wolverine Otsego County
Antrim Development Program #5                             1,365             0.1%    4,334             0.4%     9,035           0.8%

Wolverine Charlton North
Antrim Development Program #6                               114             0.0%    2,104             0.4%     2,002           0.3%

Wolverine Antrim Development
Program #7                                                  114             0.0%    2,351             0.5%     4,862           1.1%

Wolverine Otsego County
Antrim Development Program #8                               114             0.0%    3,136             0.4%     4,795           0.6%

Wolverine Antrim Development
Program #11                                                                           600             0.1%     4,139           0.8%

Wolverine Antrim Development
Program #14                                                                                                    5,894           0.6%

Wolverine Antrim Development
Program #15/1991                                                                                               1,450           0.5%

Wolverine Antrim Development
Program #15/1992                                                                                                 107           0.0%

Wolverine Antrim Development
Program #16

Wolverine Antrim Development
Program #17

Wolverine Antrim Development
Trust #18

Wolverine Antrim Development
Trust #19

Wolverine Antrim Development
Trust #20

Wolverine Antrim Development
Trust #21

Wolverine Antrim Development
Trust #22

Wolverine Antrim Development
Trust 1995

Wolverine Antrim Development
1996-1, L.L.C.

Wolverine Antrim Development
1996-2, L.L.C.




                                      1993                        1994                       1995                   1996
                             -------------------------  ------------------------  ------------------------  -----------------------
                               COSTS     PERCENTAGE OF    COSTS    PERCENTAGE OF    COSTS    PERCENTAGE OF    COSTS   PERCENTAGE OF
     PROGRAM                 INCURRED    SUBSCRIPTIONS  INCURRED   SUBSCRIPTIONS  INCURRED   SUBSCRIPTIONS  INCURRED  SUBSCRIPTIONS
Wolverine Chester North
Antrim Drilling Program #1   $ 4,254             0.5%   $ 3,729             0.4%  $ 3,020             0.4%   $16,717           2.0%

Wolverine Chester North
Antrim Drilling Program #2     3,954             0.5%     3,275             0.4%    2,675             0.3%     8,311           1.0%

Wolverine Chester North
Antrim Drilling Program #3     3,615             1.0%     2,100             0.6%    1,800             0.5%     7,607           2.1%

Wolverine Chester North
Antrim Drilling Program #4     2,612             0.6%     4,280             1.0%    2,650             0.6%    12,604           3.1%

Wolverine Otsego County
Antrim Development Program #5  3,686             0.3%     4,085             0.4%    7,338             0.7%    11,380           1.0%
Wolverine Charlton North
Antrim Development Program #6  2,750             0.5%     3,080             0.5%    4,578             0.8%     4,335           0.7%

Wolverine Antrim Development
Program #7                     2,940             0.7%     2,600             0.6%    3,470             0.8%     4,498           1.0%

Wolverine Otsego County
Antrim Development Program #8  3,690             0.4%     2,720             0.3%    4,242             0.5%     2,929           0.4%

Wolverine Antrim Development
Program #11                    2,147             0.4%     1,370             0.3%    1,973             0.4%     4,945           1.0%

Wolverine Antrim Development
Program #14                    4,375             0.4%     2,540             0.2%    2,656             0.3%    15,270           1.4%

Wolverine Antrim Development
Program #15/1991               5,675             2.1%       890             0.3%    1,267             0.5%    14,462           5.4%

Wolverine Antrim Development
Program #15/1992               6,775             0.4%     3,410             0.2%    3,410             0.2%    17,337           1.1%

Wolverine Antrim Development
Program #16                    5,865             0.5%     2,660             0.2%    5,666             0.5%    14,355           1.2%

Wolverine Antrim Development
Program #17                    5,302             0.4%     1,790             0.1%    1,790             0.1%    10,746           0.8%

Wolverine Antrim Development
Trust #18                        153             0.0%     4,030             0.2%    8,635             0.4%    30,760           1.4%

Wolverine Antrim Development
Trust #19                                                 4,166             0.2%    8,635             0.5%    30,803           1.6%

Wolverine Antrim Development
Trust #20                                                                           8,751             0.4%    23,979           1.0%

Wolverine Antrim Development
Trust #21                                                                           8,751             0.8%    23,866           2.2%

Wolverine Antrim Development
Trust #22                                                                           1,616             0.1%    19,839           1.2%

Wolverine Antrim Development
Trust 1995                                                                          5,000             0.2%     2,056           0.1%

Wolverine Antrim Development
1996-1, L.L.C.                                                                                                 1,270           0.1%

Wolverine Antrim Development
1996-2, L.L.C.                                                                                                    68           0.0%


WOLVERINE ENERGY, L.L.C.
Prior Performance Tables
Sponsor operating results in prior programs
As of December 31, 1996




                                                                                      CUMULATIVE            CUMULATIVE
                                                 CUMULATIVE   CUMULATIVE   CUMULATIVE CASH FLOW                NET      CUMULATIVE
                                     CUMULATIVE  OPERATING  ADMINISTRATIVE   DIRECT      FROM    CUMULATIVE  REVENUES   SECTION 29
    PROGRAM                           REVENUES    COSTS         COSTS        COSTS    OPERATIONS CASH FLOW  DISTRIBUTED   CREDIT
    -------                          ----------  ---------- -------------- ---------- ---------- ---------- ----------- ----------
Wolverine Chester North              $  293,738   $157,536     $      0     $      0   $136,202   $136,202   $130,707   $ 99,032
Antrim Drilling Program #1

Wolverine Chester North              $  241,485   $132,597     $      0     $      0   $108,888   $108,888   $ 90,242   $ 80,825
Antrim Drilling Program #2

Wolverine Chester North              $   68,702   $ 40,052     $      0     $      0   $ 28,651   $ 28,651   $ 22,823   $ 28,948
Antrim Drilling Program #3

Wolverine Chester North              $  115,131   $ 70,691     $      0     $      0   $ 44,440   $ 44,440   $ 44,112   $ 47,113
Antrim Drilling Program #4

Wolverine Otsego County              $  316,267   $172,495     $      0     $      0   $143,771   $143,771   $ 95,620   $132,612
Antrim Development Program #5

Wolverine Charlton North             $  147,677   $ 65,556     $      0     $      0   $ 82,121   $ 82,121   $ 51,601   $ 64,570
Antrim Development Program #6

Wolverine Antrim Development         $  126,190   $ 64,978     $      0     $      0   $ 61,212   $ 61,212   $ 37,094   $ 53,065
Program #7

Wolverine Otsego County              $  185,029   $ 88,292     $      0     $      0   $ 96,737   $ 96,737   $ 59,465   $ 80,578
Antrim Development Program #8

Wolverine Antrim Development         $  104,298   $ 63,914     $      0     $      0   $ 40,384   $ 40,384   $ 24,415   $ 44,457
Program #11

Wolverine Antrim Development         $   75,522   $ 55,162     $      0     $      0   $ 20,360   $ 20,360   $ 29,415   $ 51,516
Program #14

Wolverine Antrim Development         $   34,257   $ 19,502     $      0     $      0   $ 14,756   $ 14,756   $  7,879   $ 13,862
Program #15/1991

Wolverine Antrim Development         $  234,926   $139,490     $      0     $      0   $ 95,437   $ 95,437   $ 76,940   $ 98,374
Program #15/1992

Wolverine Antrim Development         $  205,391   $136,032     $      0     $      0   $ 69,359   $ 69,359   $ 25,798   $ 87,711
Program #16

Wolverine Antrim Development         $  110,740   $ 54,778     $      0     $      0   $ 55,962   $ 55,962   $ 42,668   $      0
Program #17

Wolverine Antrim Development         $  167,169   $122,316     $      0     $      0   $ 44,853   $ 44,853   $ 87,693   $      0
Trust #18

Wolverine Antrim Development         $  192,343   $100,037     $      0     $      0   $ 92,306   $ 92,306   $ 77,649   $      0
Trust #19

Wolverine Antrim Development         $  239,090   $116,675     $      0     $      0   $122,414   $122,414   $ 59,665   $      0
Trust #20

Wolverine Antrim Development         $  102,183   $ 49,323     $      0     $      0   $ 52,860   $ 52,860   $ 25,956   $      0
Trust #21

Wolverine Antrim Development         $  120,864   $ 56,222     $      0     $      0   $ 64,643   $ 64,643   $ 22,191   $      0
Trust #22

Wolverine Antrim Development         $   25,970   $ 14,338     $      0     $      0   $ 11,632   $ 11,632   $    602   $      0
Trust 1995

Wolverine Antrim Development         $   16,753   $ 10,645     $      0     $      0   $  6,108   $  6,108   $      0   $      0
1996-1, L.L.C.

Wolverine Antrim Development         $    3,596   $  2,598     $      0     $      0   $    998   $    998   $      0   $      0
1996-2, L.L.C.

WOLVERINE ENERGY, L.L.C.
Prior Performance Tables
Investor operating results in prior programs
As of December 31, 1996




                                                                                      CUMULATIVE            CUMULATIVE
                                                 CUMULATIVE   CUMULATIVE   CUMULATIVE CASH FLOW                NET      CUMULATIVE
                                     CUMULATIVE  OPERATING  ADMINISTRATIVE   DIRECT      FROM    CUMULATIVE  REVENUES   SECTION 29
    PROGRAM                           REVENUES    COSTS         COSTS        COSTS    OPERATIONS CASH FLOW  DISTRIBUTED   CREDIT
    -------                          ----------  ---------- -------------- ---------- ---------- ---------- ----------- ----------
Wolverine Chester North              $1,668,605   $744,775     $161,407     $ 81,761   $923,830   $680,661   $823,251   $526,455
Antrim Drilling Program #1

Wolverine Chester North              $1,392,515   $618,546     $259,027     $ 28,192   $773,969   $486,750   $616,479   $436,969
Antrim Drilling Program #2

Wolverine Chester North              $  449,213   $247,742     $175,144     $ 21,268   $201,470   $  5,059   $121,651   $155,091
Antrim Drilling Program #3

Wolverine Chester North              $  608,866   $285,349     $148,457     $ 30,812   $323,517   $144,247   $278,611   $227,845
Antrim Drilling Program #4

Wolverine Otsego County              $1,655,782   $815,290     $283,518     $ 41,223   $840,493   $515,751   $613,578   $638,011
Antrim Development Program #5

Wolverine Charlton North             $  687,724   $290,715     $132,722     $ 18,963   $397,009   $245,323   $244,747   $277,909
Antrim Development Program #6

Wolverine Antrim Development         $  656,727   $305,574     $115,346     $ 20,836   $351,153   $214,972   $235,399   $257,364
Program #7

Wolverine Otsego County              $  875,975   $392,723     $204,543     $ 21,625   $483,252   $257,084   $309,568   $351,860
Antrim Development Program #8

Wolverine Antrim Development         $  479,371   $275,619     $ 85,537     $ 15,174   $203,752   $103,041   $136,350   $190,652
Program #11

Wolverine Antrim Development         $  437,166   $253,319     $230,213     $ 30,213   $183,847   $(77,102)  $ 87,262   $153,991
Program #14

Wolverine Antrim Development         $  113,929   $ 61,886     $ 93,207     $ 23,744   $ 52,042   $(64,908)  $ 28,886   $ 44,746
Program #15/1991

Wolverine Antrim Development         $  775,279   $445,212     $206,231     $ 31,039   $330,066   $ 92,796   $258,585   $317,290
Program #15/1992

Wolverine Antrim Development         $  638,308   $427,530     $208,975     $ 28,546   $210,778   $(26,743)  $ 78,506   $270,743
Program #16

Wolverine Antrim Development         $  315,841   $156,233     $136,048     $ 19,628   $159,608   $  3,932   $121,693   $      0
Program #17

Wolverine Antrim Development         $  476,781   $348,856     $ (3,285)    $ 43,578   $127,925   $ 87,632   $250,107   $      0
Trust #18

Wolverine Antrim Development         $  548,578   $285,312     $169,623     $ 43,604   $263,266   $ 50,038   $221,462   $      0
Trust #19

Wolverine Antrim Development         $  681,902   $332,768     $154,363     $ 32,730   $349,135   $162,041   $170,171   $      0
Trust #20

Wolverine Antrim Development         $  291,434   $140,672     $129,280     $ 32,617   $150,762   $(11,136)  $ 74,028   $      0
Trust #21

Wolverine Antrim Development         $  344,715   $160,348     $101,436     $ 21,455   $184,366   $ 61,475   $ 63,289   $      0
Trust #22

Wolverine Antrim Development         $   74,068   $ 40,892     $ 69,385     $  7,056   $ 33,176   $(43,265)  $  1,716   $      0
Trust 1995

Wolverine Antrim Development         $   64,534   $ 41,005     $ 30,177     $  1,270   $ 23,529   $ (7,918)  $      0   $      0
1996-1, L.L.C.

Wolverine Antrim Development         $   13,852   $ 10,009     $ 95,097     $     68   $  3,843   $(91,322)  $      0   $      0
1996-2, L.L.C.

                                     TAX ASPECTS

    The following is a summary of material federal tax considerations for persons considering an investment in the Company. The discussion, among other things, summarizes certain provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the applicable Treasury Regulations promulgated or proposed thereunder (the "Regulations"), current published positions of the Internal Revenue Service (the "Service") and existing judicial decisions, all of which are subject to change at any time.

    There can be no assurance that any deductions or other tax consequences which are described herein, or which a prospective Investor Interestholder in the Company may contemplate, will be available. In addition, no assurance can be given that legislative or administrative changes or court decisions may not be forthcoming which would significantly modify the statements expressed herein. In some instances, these changes could have a substantial
effect on the tax aspects of an investment in the Company.   Any future
legislative changes may or may not be retroactive with respect to transactions prior to the effective date of such changes. Bills have been introduced in Congress in the past and may be introduced in the future which, if enacted, would adversely affect some of the tax consequences presently anticipated from an investment in the Company.

    Moreover, although the Company has retained professional tax advisors, there are risks and uncertainties concerning certain of the tax aspects associated with an investment in the Company and there can be no assurance that some or all of the deductions claimed by the Company may not be challenged by the Service. Disallowance of such deductions could adversely affect the Company and the Investor Interestholders. Prospective Investor Interestholders should also be aware that the Service is conducting an intensified and aggressive audit program with respect to individual and partnership returns showing particularly large tax losses or other evidence of tax-oriented financial decisions. As a consequence, there is a greater likelihood that the Service will audit the Company's information returns and the Investor Interestholders' individual returns and subject those returns to particularly close scrutiny. Such audits could result in tax adjustments, including adjustments to items on Investor Interestholders' returns unrelated to the Company. In the event that any of the tax returns of the Company are audited, it is possible that substantial legal and accounting fees will be incurred to substantiate the position of the Company. Such fees would reduce the cash flow otherwise distributable to the Investor Interestholders. Such an audit may result in adjustments to the Company's tax returns which would, at a minimum, require an adjustment to the taxable income reported by each Investor Interestholder on his/her personal tax return and could cause an audit of unrelated items on each Investor Interestholder's tax returns which, in turn, could result in adjustments to such items. EACH PROSPECTIVE INVESTOR INTERESTHOLDER IS THEREFORE URGED TO CONSULT HIS/HER TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES ARISING FROM AN INVESTMENT IN THE COMPANY.

         NO RULING FROM THE SERVICE REGARDING EITHER THE TAX ASPECTS OR THE STATUS OF THE COMPANY AS A PARTNERSHIP FOR TAX
         PURPOSES HAS BEEN OR WILL BE REQUESTED.

    The description of the tax aspects discussed herein is supported by a tax opinion of special tax counsel to the Company, Patzik, Frank & Samotny Ltd., Chicago, Illinois ("Special Tax Counsel"). A copy of the form of the tax opinion is attached to this Memorandum as Appendix IV. The opinion of Special Tax Counsel is, of course, not binding on the Service or the courts.

    The legal discussion below is based upon (a) the facts set forth in this Memorandum and the Exhibits hereto and (b) the following representations by the Manager:

         (i) The Manager will be solely responsible for and will direct the business affairs of the Company and in such capacity will not be acting as an agent for the Investor Interestholders;

         (ii) The interest of the Manager in each material item of Company income, gain, expense, loss, deduction or credit will be at least 1% of each such item at all times during the existence of the Company;

         (iii) The Company will make no election to be excluded from the application of the partnership tax provisions of Subchapter K of Chapter l of Subtitle A of the Code;

         (iv) The Company Operating Agreement will be entered into by and among the Interestholders and the Managing Interestholder, and any amendments thereto, will be duly executed and will be made available to any Investor Interestholder upon written request. The Company Operating Agreement will be duly filed in all places required under the Act for the due formation of the Company and for the continuation thereof in accordance with the terms of the Company Operating Agreement. The Company will at all times be operated in accordance with the terms of the Company Operating Agreement and Act;

         (v) The Company will own operating mineral interests, as defined in the Code and in the Regulations, and none of the Company's revenues will be from non-working interests;

         (vi) The amounts that will be paid to the Manager will be amounts that would not exceed amounts that would be ordinarily paid for similar transactions between persons having no affiliation and dealing with each other at "arm's length";

         (vii) The Manager will cause the Company to properly elect to deduct currently any intangible drilling and development costs;

         (viii) The Company will have a December 31 taxable year and will report its income on the accrual basis;

         (ix) The Manager believes that at least 90% of the gross income of the Company will constitute income derived from the exploration, development, production and/or marketing of oil and gas. The Manager does not believe that any market will ever exist for the sale of Interests. Further, the Interests will not be traded on an established securities market; and

         (x) The Company and each Interestholder will have the objective of carrying on business for profit and dividing the gain therefrom.

LIMITATIONS

    The federal income tax consequences described below are, to a significant extent, available only to taxpayers who invest in the Company with the BONA FIDE intent of deriving an economic profit without regard to any income tax advantages. The determination of whether an Investor Interestholder is participating in the Company for profit is subjective and based upon the motives of the particular Investor Interestholder. It is difficult to assess this subjective intent or anticipate the future activities of any Investor Interestholder, and thus it is assumed for purposes of this discussion that the Investor Interestholders shall have the requisite profit motive. A determination that such is not the case would have a substantially adverse effect upon the tax consequences of an investment in the Company. No prospective Investor Interestholder should invest in the Company unless the prospective Investor Interestholder does so with an intent to realize an economic profit without regard to tax consequences.

    Virtually all of the income tax consequences described herein are dependent upon the fair market value of the property to be acquired by and the services rendered to the Company being not less than the price paid therefor. While the Manager believes that the values of such property and services will be not less than the prices paid, there can be no assurance that the Service or the courts will concur with such valuations.

    Oil and gas exploration offers several tax benefits under current federal income tax laws which include the current deduction of intangible drilling and development costs, cost recovery or depreciation deductions, and the depletion allowance for oil and gas production. The tax benefits afforded by oil and gas exploration are offset or diminished as a result of the recapture of intangible drilling and development costs, cost recovery and depreciation deductions and depletion deductions in the event of disposition of an interest in the Company or an interest in the developed oil and gas properties owned by the Company. The imposition of the minimum tax and, if applicable, the application of the passive loss rules may further diminish the favorable tax benefits. Although the favorable tax benefits mitigate the economic risk of oil and gas exploration through participation in the Company, the tax benefits do not eliminate potential losses if the oil and gas properties of the Company are nonproductive or are marginally productive.

    Each prospective investor should be aware that, unlike a ruling from the Service, an opinion of counsel represents only such counsel's best judgment. THERE CAN BE NO ASSURANCE THAT THE SERVICE WILL NOT SUCCESSFULLY ASSERT POSITIONS WHICH ARE INCONSISTENT WITH THE OPINIONS SET FORTH IN THIS DISCUSSION OR THE TAX REPORTING POSITIONS TAKEN BY THE COMPANY. EACH PROSPECTIVE INVESTOR SHOULD CONSULT HIS/HER OWN TAX ADVISOR TO DETERMINE THE EFFECT OF THE TAX ISSUES DISCUSSED THEREIN ON HIS/HER INDIVIDUAL TAX SITUATION.

CLASSIFICATION AS A PARTNERSHIP

    CLASSIFICATION. Limited liability companies, such as the Company, are classified for federal income tax purposes as either partnerships or associations taxable as corporations. On December 17, 1996, the Service issued final regulations known as "check the box" regulations. These regulations completely changed the regime for classifying entities pursuant to Code Section 7701. These regulations are effective for entities formed on or after January 1, 1997.

    Treasury Regulation Sections 301.7701-1 ET. SEQ.(hereinafter the "Classification Regulations") provide that any entity which is not organized as a corporation pursuant to federal or state statute shall be treated as a partnership if such entity has two or more members. The Classification Regulations provide that such an entity may ELECT to be treated as a corporation for federal income tax purposes.

    The Company has been organized as a limited liability company under Michigan law. Accordingly, the Company is not a corporation as defined in Treas. Reg. Section 301.7701-2(b). Therefore, the Company will be treated as a partnership for federal income tax purposes unless it elects to be treated as an association taxable as a corporation. Assuming that the Company does not make such an election, Special Tax Counsel is of the opinion that the Company will be classified as a partnership for federal income tax purposes.

    PUBLICLY TRADED PARTNERSHIPS. Pursuant to Code Section 7704, certain publicly traded partnerships will be treated as corporations for federal income tax purposes. Since the Company will be treated as a partnership for federal income tax purposes, this provision may be applicable to the Company. A "publicly traded partnership" is defined as ". . . any partnership if . . . (1) interests in such partnership are traded on an established securities market, or
(2) interests in such partnership are readily tradable on a secondary market (or the substantial equivalent thereof). " The Interests do not and are not intended to trade on an established securities market.

    The Service has issued regulations to provide guidance with respect to several issues involving the definition of a publicly traded partnership. Under the regulations, interests will not be considered to be traded on the "secondary market or the substantial equivalent thereof" unless the partnership is involved in such trading and if the partnership does not recognize a transfer made on the market by admitting the transferee as a partner. In addition, certain transfers, including transfers upon death, transfers between family members, the issuance of interests in return for property or services or block transfers, are disregarded in determining whether interests are traded on the secondary market or the substantial equivalent thereof. An additional safe harbor is available to exempt trades that take place through a qualifying matching service which typically involves the use of computerized or printed listing system which attempts to match a partner's wish to dispose of their interest in a partnership with persons who wish to buy such interest, so long as the number of matched trades is somewhat limited.

    In recent years, various systems have been established for the purchase and sale of limited partnership interests which do not trade on an established securities market. It is possible that one or more of these systems will become a secondary market or the substantial equivalent thereof. The Manager has represented, however, that no interests in partnerships or limited liability companies in which Wolverine has acted as general partner or manager have ever been traded on such a system. The
Manager has also represented that it has no present intention of taking any steps to allow the Interests to become readily tradable on such a system and will not allow redemptions pursuant to the Redemption Plan if such redemptions would result in the Company being treated as publicly traded.

    The Company has established a plan whereby it will redeem up to 10% of the outstanding Interests per year over a five year period. The regulations provide that a redemption pursuant to a redemption or repurchase agreement which constitutes a "closed end redemption plan" will be disregarded in determining if there is a secondary market or the substantial equivalent thereof. A closed end redemption plan is a plan in a partnership which does not offer interests after the initial offering and no partner or related person offers interests in substantially identical investments. Since the Manager intends to offer a series of investments during 1997-1998, the Company my not qualify for this exception. However, it is not anticipated that the Interest Repurchase Program will be available until after the offering for the related programs have closed.

    The regulations contain another exception which requires that: (1) the redemption or repurchase does not occur until at least sixty (60) days after notice; (2) the purchase price is set at least sixty (60) days after receipt of notification or not more than four times per year; and (3) not more than 10% of the capital and profits interest be repurchased in any taxable year. It is anticipated that the Interest Repurchase Program will meet these criteria. Accordingly, the Interest Repurchase Program should not cause the Company to be considered publicly traded.

    If the Interests were in the future to become readily tradable as defined above, or in subsequent Regulations, rulings or other relevant authority, the Company could for this reason become taxable as a corporation for federal income tax purposes.

COMPANY TAXATION

    Subject to the foregoing, Special Tax Counsel is of the opinion that the Company will not be subject to federal income tax. The Company will, however, be required each year to file partnership information tax returns. The Investor Interestholders will be required to take into account, in computing their respective federal income tax liabilities, their respective distributive shares of all items of Company income, gain, expense, loss, deduction, credit and tax preference for any taxable year of the Company ending within or with the taxable year of the respective Investor Interestholder, without regard to whether such Investor Interestholder has received or will receive any cash distributions from the Company. An Investor Interestholder, therefore, may be subject to tax if the Company has income even though no cash distribution is made.

    If the cash distributed by the Company for any year to an Investor Interestholder, including his/her share of the reduction of any Company liabilities, exceeds his/her share of the Company's undistributed taxable income, the excess will constitute a return of capital. A return of capital is applied first to reduce the tax basis of the Investor Interestholder's interest in the Company, and any amounts in excess of such tax basis will generally be treated as gain from a sale of such Investor Interestholder's interest in the Company.

    The Social Security Act and the Code exclude from the definition of "net earnings from self-employment" a limited partner's distributive share of any item of income or loss from a partnership other than a guaranteed payment for personal services actually rendered. In January, 1997 the Services issued proposed Regulations governing whether income allocated to a member of a limited liability company will constitute self-employment income. Under the proposed Regulations, an individual is treated as a limited partner (and therefore not subject to self-employment tax on his/her allocable share of limited liability company income) unless ONE OR MORE of the following applies: the individual has personal liability for the debts of, or claims against, the limited liability company by virtue of the individual's capacity as an owner; the individual has authority to bind the entity under the law of the jurisdiction in which it was formed; or the individual participants in the entity's trade or business for more than 500 hours during the course of the taxable year. The Participating Investor Interestholders have personal liability for the Special Obligations and, therefore, will not likely be treated as "limited partner equivalents" for purposes of the self-employment tax. Therefore, it is likely that a Participating Investor Interestholder's share of any income or loss from the Company will constitute "net earnings from self employment" at least during the period that such Participating Investor Interestholder is liable for the Special Obligations. The Non-Participating Investor Interestholders should be treated as limited partners for self-employment tax purposes. The 1997 Act instructed the Service to withdraw these proposed Regulations for effectiveness prior to July 1, 1998. The legislative history indicates Congress' concern that the Service had exceeded its authority in issuing these regulations, and that limited partners' self-employment income should only include guaranteed payments for services.

    Consequently, each such Participating Investor Interestholder should consult with his/her own tax advisors as to whether his/her share of Company income or loss will affect his/her self employment tax liability or his/her social security benefits.

LEASEHOLD ACQUISITION COSTS

    The cost of acquiring oil and gas leases, or other similar property interests, is a capital expenditure and may not be deducted in the year paid or incurred but must be recovered through depletion. If, however, a lease is proved to be worthless by drilling or abandonment, the cost of such lease (less any recovery thereof through the depletion deduction) constitutes a loss to the taxpayer in the year in which the lease becomes worthless.

DEDUCTION OF INTANGIBLE DRILLING AND DEVELOPMENT COSTS

    Section 263(c) authorizes an election by the Company to deduct as expenses intangible drilling and development costs ("IDCs") incurred in connection with oil and gas properties at the time such costs are incurred in accordance with the Company's method of accounting, provided that the costs are not more than would be incurred in an arms-length transaction with an unrelated drilling contractor. In general, IDCs consist of those costs which in and of themselves have no salvage value. Regulation Section 1.612-4(a) provides examples of items to which the option to deduct IDC applies, including all amounts paid for labor, fuel, repairs, hauling, and supplies, or any of them, which are used (i) in the drilling, shooting, and cleaning of wells, (ii) in such clearing of ground, draining, road making, surveying, and geological works as are necessary in the preparation for the drilling of wells, and (iii) in the constructing of such derricks, tanks, pipelines, and other physical structures as are necessary for the drilling of wells and the preparation of wells for the production of oil or gas. The Service, in Rev. Rul. 70-414, 1970-2 C.B. 132, set forth further classifications of items subject to the option and those considered capital in nature. The ruling provides that the following items are not subject to the election of Regulation Section 1.612-4(a): (i) oil well pumps (upon initial completion of the well), including the necessary housing structures; (ii) oil well pumps (after the well has flowed for a time, including the necessary housing structures; (iii) oil well separators, including the necessary housing structures; (iv) pipelines from the wellhead to oil storage tanks on the producing lease; (v) oil storage tanks on the producing lease; (vi) salt water disposal equipment, including any necessary pipelines; (vii) pipelines from the mouth of a gas well to the first point of control, such as a common carrier pipeline, natural gasoline plant, or carbon black plant; (viii) recycling equipment, including any necessary pipelines; and (ix) pipelines from oil storage tanks on the producing leasehold to a common carrier pipeline.

    A partnership's classification of a cost as IDC is not binding on the government, which might reclassify an item labeled as IDC as a cost which must be capitalized. In BERNUTH V. COMMISSIONER, 57 T.C. 225 (1972), AFF'D, 470 F.2d 710 (2nd Cir. 1972), the Tax Court denied taxpayers a deduction for the portion of a turnkey drilling contract price that was in excess of a reasonable cost for drilling the wells in question under a turnkey contract, holding that the amount specified in the turnkey contract was not controlling. Similarly, the Service, in Rev. Rul. 73-211, 1973-1 C.B. 303, concluded that excessive turnkey costs are not deductible IDC.

    To the extent the Company's prices meet the reasonable price standards impose by BERNUTH, SUPRA, and Rev. Rul 73-211, SUPRA, and to the extent such amounts are not allocable to tangible property, leasehold costs, and the like, the amounts paid to the Manager under the Turnkey Agreement (other than those payments allocated to acquisition of the working interests) should qualify as IDC and should be deductible at the time described below. That portion of the amount paid to the Manager that is in excess of the amount that would be charged by an independent driller under similar conditions will not qualify as IDC and will be required to be capitalized.

    In Rev. Rul. 75-304, 1975-2 C.B. 94, the Service held that amounts paid by holders of working interests constituted capital expenditures for the leasehold interest and not deductible IDC where such working interest owners were required to pay the turnkey costs only after successful completion of a well. The Turnkey Agreement requires the Company to make the turnkey payments whether or not the wells are successful. Accordingly, while Special Tax Counsel is unable to determine the percentage of the turnkey costs which will be allocated to capital expenditures versus IDC, Rev. Rul. 75-304, SUPRA., should not require all of the expenditures under the Turnkey Agreement to be capitalized.

    Special Tax Counsel is unable to express an opinion regarding the reasonableness or proper characterization of the payments under the Turnkey Agreement, since the determination of whether the amounts are reasonable or excessive is inherently factual in nature. No assurance can be given that the Service will not characterize a portion of the amount paid to the Manager as an excessive payment, to be capitalized as a leasehold cost, assignment fee, syndication fee, organization fee, or other cost, and not deductible as IDC. To the extent not deductible, such amounts will be included in the Interestholders' bases in their Interests.

    The Company may be considered to have entered into an arrangement whereby it would purchase an interest in the Project and agree to pay a disproportionate part of the costs of drilling any development wells thereon.
 In such situations, the party who is paying more than his/her share of costs of drilling may not deduct all of such costs as intangible drilling and development costs unless his/her percentage of ownership of the lease is not reduced before he/she has recovered from the first production of the well an amount equal to the cost he/she incurred in drilling, completing, equipping and operating the well. The Company may not have this right with respect to the Project and the Operating Agreements. If circumstances permit, however, the Company will adopt the position that all of the intangible drilling and development costs incurred are deductible (even though such costs may be disproportionate to its ownership of the lease) on the basis that the Operating Agreements constitute partnerships for federal income tax purposes and that the excess IDC are specifically allocable to the Company. There can be no assurance that this position would prevail against attack by the Service.

    A portion of the IDC paid or incurred in connection with productive development wells may constitute a tax preference item. See " - Alternative Minimum Tax."

    In the case of an Investor Interestholder which constitutes an "integrated oil company," 30% of the amount otherwise allowable as a deduction for IDC under Section 262(c) must be capitalized and deducted ratably over a 60-month period beginning with the month the costs are paid or incurred. This provision does not apply to nonproductive wells. For this purpose, an "integrated oil company" is generally defined as an individual or entity with retail sales of oil and gas aggregating more than $6 million and refining of more than 50,000 barrels per day for the taxable year.

    To the extent that drilling and development services are performed for the Company in 1997, amounts incurred pursuant to BONA FIDE arm's-length drilling contracts and constituting IDC should be deductible by the Company in 1997. To the extent that such services are performed in 1998, however, the Company will only be allowed to deduct in 1997 amounts which are:

         (1) incurred pursuant to BONA FIDE arm's-length drilling contracts which provide for absolute noncontingent liability for payment, and

         (2) attributable to wells spudded within 90 days after December 31, 1997. Sections 461(h)(1) and 461(i)(2) provide, in relevant part:

                   ". . . in determining whether an amount has been incurred with respect to any item during any taxable year, the all events tests shall not be treated as met any earlier than when economic performance with respect to such item occurs.

                                        * * *

                   . . . economic performance with respect to the act of drilling an oil or gas well shall be treated a having occurred within a taxable year if drilling of the well commences before the close of the 90th day after the close of a taxable year."

    The clear implication of these provisions is that an amount incurred during a taxable year for drilling or completion services which could otherwise be accrued for tax purposes will not be disqualified as a deduction merely because the services are performed during the subsequent taxable year (provided that the services commence within the first ninety (90) days of such subsequent year).

    Consequently, in the opinion of Special Tax Counsel, IDC meeting the above criteria should be deductible by the Company in 1997 even though a portion of such costs are attributable to services performed during 1998.

    Each Investor Interestholder, however, may deduct his/her share of amounts paid in 1997 for services performed for the Company in 1997 only to the extent of his/her "cash basis" in the Company as of the end of 1997. For this purpose, a taxpayer's "cash basis" in a tax shelter which is taxable as a partnership (such as the Company) is the taxpayer's basis in the partnership determined without regard to any amount borrowed by the taxpayer with respect to the partnership which (a) is arranged by the partnership or by any person who participated in the organization, sale or management of the partnership (or any person related to such person within the meaning of Section 461(b)(3)(c)), or (b) is secured by any asset of the partnership. Inasmuch as "cash basis" excludes borrowing arranged by an extremely broad group of persons who could be "related" to a person who "participated" in the organization, sale or management of the Company, it is not possible for Special Tax Counsel to express an opinion as to whether each Investor Interestholder will be allowed to deduct his/her allocable share of any prepaid development and drilling expenses to the extent that they exceed his/her actual cash investment in the Company. Amounts borrowed by an Investor Interestholder from the Manager or any of its Affiliates and borrowings arranged by such persons will not be considered part of such Investor Interestholder's "cash basis" for these purposes.

    IDC which has been deducted is subject to recapture as ordinary income upon certain dispositions (other than by abandonment, gift, death, or tax-free exchange) of an interest in an oil or gas property. The amount subject to recapture is the lesser of (i) the amount of gain realized upon the disposition of the property, or (ii) the amount of the previously deducted IDC that are allocable to the property (directly or through the ownership of an interest in a partnership) reduced by the amount (if any) by which the depletion deductions would have been increased had such costs been capitalized. Where only a portion of an oil and gas interest is disposed of, all IDC subject to the recapture must be allocated first to the disposed of portion. Depletion deductions, to the extent that they reduce the basis of an oil and gas property, also are included in the amount recaptured.

DEPLETION

    Subject to the limitations discussed hereafter, the Investor
Interestholders will be entitled to deduct, as allowances for depletion under
Section 611, their share of percentage or cost depletion, whichever is greater, for each producing gas property owned by the Company.

    Cost depletion is computed by dividing the basis of the property by the estimated recoverable reserves to obtain a unit cost, then multiplying the unit cost by the number of units sold in the current year. Cost depletion cannot exceed the adjusted basis of the property to which it relates. Thus, cost depletion deductions are limited to the capitalized cost of the property, while percentage depletion may be taken as long as the property is producing income. The depletion allowance for gas production will be computed separately by each Investor Interestholder and not by the Company. The Company will allocate to each Investor Interestholder his/her proportionate share of production, and the adjusted basis


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of each Company property.  Each Investor Interestholder must keep records of his/her share of the adjusted basis and any depletion taken on the property and use his/her adjusted basis in the computation of gain or loss on the disposition of the property by the Company.

    In determining the basis of each Interestholder in the Project for purposes of determining depletion, Code Section 613A(c)(7)(D) requires that the basis of oil and gas properties owned by a partnership be allocated to the partners in accordance with their interests in the capital or income of the partnership. Regulations issued under Code Section 613A(c)(7)(D) indicate that such basis must be allocated in accordance with the partners' interests in the capital of the partnership if their interests in partnership income vary over the life of the partnership for any reason other than the admission of a new partner. The terms "capital" and "income" are not defined in the Code or in the Regulations under Code Section 613A. Instead, the Regulations refer to the factors delineated in the Regulations promulgated under Code
Section 704 which determine a "partner's interest in the partnership." See "Allocations" below.

    Percentage depletion with respect to production of gas is available only to those qualifying for the independent producer's exemption, and is limited to an average of 6,000,000 cubic feet per day of domestic gas production.
The applicable rate of percentage depletion on production under the independent producer exemption is 15% of gross income from oil and gas sales.
 The depletion deduction under the independent producer exemption may not exceed 65% of the taxpayer's taxable income for the year, computed without regard to certain deductions. Any percentage depletion not allowed as a deduction due to the 65% of adjusted taxable income limitation may be carried over to subsequent years subject to the same annual limitation. For an Investor Interestholder, the 65% limitation shall be computed without deduction for distributions to beneficiaries during the taxable year.

    The determination of whether an Investor Interestholder will quality for the independent producer exemption will be made at the Investor Interestholder level. An Investor Interestholder who qualifies for the exemption, but whose average daily production exceeds the maximum number of barrels on which percentage depletion can be computed for that year, will have to allocate his/her exemption proportionately among all of the properties in which he/she has an interest, including those owned by the Company. In the event percentage depletion is not available, the Investor Interestholder would be entitled to utilize cost depletion as discussed above.

    The independent producer exemption is not available to a taxpayer who refines more than 50,000 barrels of oil on any one day in a taxable year or who directly or through a related person sells oil or gas or any product derived therefrom (i) through a retail outlet operated by him or a related person, or (ii) to any person who occupies a retail outlet which is owned and controlled by the taxpayer or a related person. In general, a related person is defined by Section 613A of the Code as a corporation, partnership, estate, or trust in which the taxpayer has a 5% or greater interest. For the purpose of applying this provision: (i) bulk sales of oil or natural gas to commercial or industrial users are excluded from the definition of retail sales; (ii) if the taxpayer or a related person does not export any domestic oil or natural gas production during the taxable year or the immediately preceding year, retail sales outside the U. S. are not deemed to be disqualifying sales; and (iii) if the taxpayers combined receipts from disqualifying sales do not exceed $5,000,000 for the taxable year of all retail outlets taken into account for the purpose of applying this restriction, such taxpayer will not be deemed a "retailer."

    The availability of depletion, whether cost or percentage, will be determined separately by each Interestholder. Each Interestholder must separately keep records of his/her share of the adjusted basis in an oil or gas property, adjust such share of the adjusted basis for any depletion taken on such property, and use such adjusted basis each year in the computation of his/her cost depletion or in the computation of his/her gain or loss on the disposition of such property. These requirements may place an administrative burden on a Interestholder.

    THE AVAILABILITY OF PERCENTAGE DEPLETION FOR AN INVESTOR INTERESTHOLDER IS DEPENDENT UPON THE STATUS OF THE INVESTOR INTERESTHOLDER AS AN INDEPENDENT PRODUCER. BECAUSE OF THE FOREGOING, SPECIAL TAX COUNSEL IS UNABLE TO RENDER ANY OPINION AS TO THE AVAILABILITY OF PERCENTAGE DEPLETION. EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT WITH HIS/HER PERSONAL TAX ADVISOR TO DETERMINE WHETHER PERCENTAGE DEPLETION WOULD BE AVAILABLE TO HIM.

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    Percentage depletion in excess of the adjusted basis of a property is a
"tax preference" item, as that term is defined in Code Section 57, subject to the alternative minimum tax imposed on such items. See " - Alternative Minimum Tax."

    The technical provisions and limitations relating to the availability of depletion are complex and will vary among taxpayers. Many uncertainties exist and each prospective Investor Interestholder should review his/her individual circumstances with his/her personal tax advisor.

    The 1997 Act provides that oil and gas large partnerships (i.e. partnerships with 100 or more member) may elect a simplified reporting system for federal tax purposes. Generally, items of taxable gain and loss are computed at the partnership level, similar to a deduction, prior to allocation to the partners. If the Company qualifies as an oil and gas large partnership, it may elect to compute depletion at the Company level without being subject to the 1,000 barrel-per-day limitation or the 65 percent of taxable income limitation. However, a "disqualified person's" share of income and depletion is separately determined and allowed. A "disqualified person's" share of income and depletion is separately determined and allocated. A "disqualified person" includes those persons not qualifying for percentage depletion as described above.

DEPRECIATION

    Costs of equipment, such as casing, tubing, tanks, pumping units, pipelines, production platforms and other types of tangible property and equipment generally cannot be deducted currently, but may be eligible for accelerated cost recovery. All or part of the depreciation claimed may be subsequently recaptured upon disposition of the property by the Company or of Interests by any Investor Interestholder.

    In addition, the Code provides for certain uniform capitalization rules which could result in the capitalization rather than deduction of Company overhead and administration costs.

FARMOUT AGREEMENT

    The Company may enter into an agreement with an operator pursuant to which the operator would agree to pay the expenses to drill on a drill site location and would receive, in consideration therefor, an undivided interest in such drill site plus an interest in other surrounding acreage. It is the position of the Service that such a transaction results in the fair market value of the interest in the surrounding undrilled acreage being taxed to the operator as compensation and the transferor of the interest recognizing gain or loss as if such property had been sold. Such position, if upheld, could have adverse tax consequences to the Company and its Investor Interestholders if it engages in such transactions.

ALLOCATIONS

    In the opinion of Special Tax Counsel, the allocations of each Investor Interestholder's share of income, gain, expense, loss, deduction or credit as set forth in the Company Operating Agreement will more likely than not be sustained for federal income tax purposes.

    Under Section 704, a partner's distributive share of the income, gain, expense, loss, deduction or credit of a partnership is determined in accordance with the partnership agreement, unless the allocation set forth therein is without "substantial economic effect. " An allocation will have substantial economic effect only if it may actually affect the dollar amount of the partners' shares of the total partnership revenue or costs independently of tax consequences. Allocations which do not affect the amounts to be distributed from a partnership generally do not have substantial economic effect. It is essential that the allocations be reflected in the partners' capital accounts and that such capital accounts be the basis upon which distributions are made upon liquidation. Several relevant factors that are considered in making a determination as to whether an allocation will be recognized for federal income tax purposes are outlined in the Regulations. These factors include, among others, (1) the presence of a business purpose for the allocation, (2)


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whether related items of income, gain, expense, loss, deduction or credit from the same source are subject to the same allocation, (3) whether the allocation was made without recognition of normal business factors, (4) whether it was made only after the amount of the specially allocated item could reasonably be estimated, (5) the duration of the allocation, and (6) the overall tax consequences of the allocation. These factors and perhaps others may be relevant in determining whether an allocation has substantial economic effect.

    The Regulations relating to special allocations of partnership costs and revenues under Section 704(b) provide that partnership allocations have economic effect (and thus would be valid under the Code provided such effect is substantial) only if they are consistent with the underlying economic arrangements of the partners. Under the Regulations, an allocation of income, gain, expense, loss, deduction or credit (or item thereof) to a partner is considered to have economic effect if, throughout the full term of the partnership, the partnership agreement provides:

                 (1) For the determination and maintenance of the partners' capital accounts in accordance with the Regulations;

                 (2) Upon liquidation of the partnership (or any partner's interest in the partnership), for liquidating distributions in all cases to be made in accordance with the positive capital account balances of the partners, as determined after taking into account all capital account adjustments for the partnership taxable year during which such liquidation occurs (other than those made pursuant to this requirement and requirement (3) below), by the end of such taxable year (or, if later, within 90 days after the date of such liquidation); and

                 (3) For a "qualified income offset" provision as defined in Regulation Section 1.704-1(b)(2)(ii)(d) and a "minimum gain chargeback" provision as defined in Regulation Section 1.704-2(b)(2).

No allocation to a partner will be given effect, however, which would cause or increase a negative capital account balance for such partner in excess of that partner's share of the partnership's minimum gain. In general, a partnership has minimum gain to the extent that nonrecourse liabilities encumbering partnership property exceed the adjusted tax basis of such property.

    Under the Company Operating Agreement, a capital account is to be maintained for each Investor Interestholder to which will be charged each item of Company income, gain, expense, loss, deduction and credit in accordance with the rules set forth in the Regulations. Upon dissolution of the Company, after satisfying all Company liabilities, each Interestholder (including the Manager with respect to both the Manager's Investment Interest and the Manager's Promoted Interest) will receive a distribution in accordance with the Interestholder's positive capital account balance. In addition, the Company Operating Agreement contains a "qualified income offset" provision as defined in Regulation Section 1.704-1(b)(2)(ii)(d) and a "minimum gain chargeback" provision as defined in Regulation Section 1.704-2(b)(2).

    The Company Operating Agreement provides that 100% of the IDC will be allocated to Investor Interestholders EXCLUDING the Manager with respect to the Manager's Investment Interest. Accordingly, the IDC which would have been allocated to the Manager with respect to the Manager's Investment Interest will be allocated to the Investor Interestholders. However, the Company Operating Agreement also provides that Investor Interestholders will not be allocated gain from the sale of the wells in the Project in an amount equal to the difference between the IDC which the Investor Interestholders were allocated and the amount the Investor Interestholders would have been allocated had all IDC been allocated PRO RATA among all Interestholders, including the Manager with respect to the Manager's Investment Interest. Accordingly, the Investor Interestholders capital accounts will be less than the Manger's Capital account, on a pro rata basis, which will decrease the proceeds the Investor Interestholders would receive on liquidation of the Company.

    Regulation Section 1.704-1(b)(2)(iii)(a) provides that the economic effect of an allocation is not substantial if, at the time the allocation becomes part of the partnership agreement, (1) the after-tax economic consequences of at least one partner may, in present value terms, be enhanced compared to such consequences if the allocation were not


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contained in the partnership agreement, and (2) there is a strong likelihood that the after-tax economic consequences of no partner will, in present value terms, be substantially diminished compared to such consequences if the allocation were not contained in the partnership agreement. In determining the after-tax economic benefit or detriment to a partner, tax consequences that result from the interaction of the allocation with such partner's tax attributes that are unrelated to the partnership will be taken into account.

    In applying the substantiality test, the Regulations assume that the fair market value of partnership property is equal to its adjusted tax basis and any adjustments to the basis of property are presumed to be matched by a corresponding change to the property's fair market value. Accordingly, there cannot be a strong likelihood that the economic effect of an allocation will be largely offset by an allocation of gain or loss from the disposition of partnership property since the value of the property is assumed to decline by adjustments such as depletion. Secondly, the Regulations assume that an offsetting allocation will not render an original allocation invalid if there is not a strong likelihood, when the original allocation is made, that the offsetting allocation will not, in large part, occur within five years after the original allocation has been made. Finally, even though the allocations of IDC are disproportionate to the Interestholders' interest in the Company (since the Manager is not allocated any IDC with respect to the Manager's Investment Interest), such allocation will actually affect the economic outcome to Investor Interestholders. Accordingly, such allocations should be considered substantial under the Regulations.

    Since the allocations of losses to the Interestholders are presumed to decrease the basis of the Company's properties and the amount of income from a gas well is speculative, at best, there can be no "strong likelihood" that the loss allocations to the Interestholders will be offset by income allocations within five years. Accordingly, the allocations should meet the requirements for "substantiality" imposed by the Regulations.

    Pursuant to the Company Operating Agreement, (i) allocations will be made as mandated by the Regulations, (ii) liquidating distributions will be made in accordance with positive capital account balances, and (iii) a "qualified income offset" provision applies. Under the Company Operating Agreement the basis in oil and gas projects will be allocated in proportion to each Investor Interestholder's (including the Manager with respect to the Manager's Investment Interest) respective share of the costs which entered into the Interestholder's adjusted basis for each depletable property. Such allocations of basis appear reasonable and in compliance with the Regulations under Code Section 704. Nevertheless, the Service may contend that the allocation to the Investors (excluding the Manager with respect to the Manager's Investment Interest) of IDC (100%) in conjunction with the allocation to the Manager of other tax items is invalid and may reallocate such excess IDC or other items. Any such reallocation could increase an Interestholder's tax liability. In view of the absence of judicial authority interpreting Code Section 613A(c)(7)(D) and in light of the lack of specific guidance in the Regulations, however, no assurance can be given that the Service will not seek to reallocate the IDC. The Company Operating Agreement has been drafted in an effort to satisfy the requirements of the economic effect and substantiality tests. All allocations of profit and loss and items of deduction or gain will result in adjustments to the Investor Interestholders' (including the Manager with respect to the Manager's Investment Interest) capital accounts which will be maintained in accordance with the Regulations. Additionally, the Company Operating Agreement contains a qualified income offset provision, a provision limiting the allocation of losses to Investor Interestholders (including the Manager with respect to the Manager's Investment Interest) if such allocation would cause a negative balance in their capital accounts and a provision stating that liquidation proceeds will be distributed in accordance with capital account balances. As described above, the disproportionate allocation of IDC to the Investor Interestholders permanently lowers capital accounts, such allocations actually will impact the amount of proceeds such Investor Interestholders receive in liquidation of the Company. Additionally, as stated above, it is likely that the allocations of profit, loss, deduction and gain will meet the requirements of the Regulations for substantiality. Based on the foregoing, it is opinion of Special Tax Counsel that the allocations set forth in the Company Operating Agreement will more likely than not have substantial economic effect and/or will more likely than not be in accordance with the interests of the Investors (including the Manager with respect to the Manager's Investment Interest) in the Company and that, while the outcome of litigation cannot be predicted with certainty, it is more likely than not, if the issue were litigated, a court would so hold.


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    If the allocations are not recognized, Section 704(b) requires that each
Investor's (including the Manager with respect to the Manager's Investment Interest) distributive share be determined in accordance with his/her interest in the Company, as determined from all the facts and circumstances.

    Section 706 and the Regulations thereunder provide generally that a partner may be allocated items of partnership income and deductions only for that portion of the partnership's taxable year that the partner is a partner. Accordingly, the Company shall allocate such items only to those Investor Interestholders who are already admitted to the Company at the time such expenses were incurred.

ORGANIZATION, START-UP AND SYNDICATION EXPENSES

    Section 709(a) prohibits any Investor Interestholder from deducting any amounts paid or incurred to organize the Company or to promote the sale of (or to sell) an interest in the Company. Amounts paid to organize a Company, however, may, at the election of the Company, be treated as deferred expenses and deducted ratably over a period of not less than sixty (60) months selected by the Company. Organization expenditures that may be amortized are those (i) incurred incident to the creation of the Company, (ii) chargeable to the capital account, and (iii) of a character which, if expended incident to the creation of a partnership having an ascertainable life, would be amortized over such life. The Manager presently intends to cause the Company to amortize qualifying organization expenditures over a 60-month period.

    Expenses connected with the promotion or sale of interests in the Company, known as syndication expenses, are not deductible by the Company or the Investor Interestholders and are not eligible for the 60-month amortization as is the case for organizational expenses. Syndication expenses include such expenditures connected with the issuing and marketing of interests in a partnership such as sales commissions, certain professional fees, selling expenses and printing costs. Regulation Sections 1.709-1 and 1.709-2 make it clear that the definition of syndication costs includes counsel fees related to securities law advice, certain accountants fees, brokerage fees and registration fees. The allocation of certain expenses between organization costs and syndication costs is a question of fact and the Manager will use reasonable judgment in claiming amortization deductions for a portion of the organizational offering expenses and other expenses.
The Service may on audit contest such deductions.

    Section 195 provides that no deduction is allowed for "start-up expenditures. " However, taxpayers may elect under that Section to amortize "start-up expenditures" over a period of not less than sixty (60) months. "Start-up expenditures" include amounts paid or incurred in connection with investigating the creation or acquisition of an active trade or business or paid or incurred in connection with any activity engaged in for profit and for the production of income prior to the day on which the active trade or business begins, in anticipation of the activity becoming an active business.

    A significant portion of a Company's expenses may be characterized as "start-up expenditures" for federal income tax purposes. Consequently, the Manager intends to cause the Company to elect to amortize such expenses over a 60-month period.

    While the Manager will use its best judgment in the allocation of expenses among startup, organization, syndication and other costs, no assurance can be given that such allocation will not be challenged by the Service. In particular, the Service may claim that various fees paid to the Manager constitute syndication expenses.

DISTRIBUTIONS

    Cash distributions by the Company to an Investor Interestholder will not result in taxable gain to such Investor Interestholder unless such cash distributions exceed the Investor Interestholder's adjusted basis in his/her Interests, in which case the Investor Interestholder will recognize gain in the amount of such excess. Non-liquidating distributions of property other than cash to an Investor Interestholder will reduce the Investor Interestholder's basis in the Company by an amount equal to the Company's basis in such property; provided, however, that the adjusted basis of the Investor Interestholder may not be reduced below zero. An Investor Interestholder's tax basis in any property distributed to the Investor Interestholder will be an amount equal to the amount of reduction in the Investor Interestholder's basis in the


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Investor Interestholder's Interests, occurring by reason of such distribution, regardless of the value of the property distributed. A reduction in an Investor Interestholder's share of Company indebtedness will be treated as a cash distribution to the Investor Interestholder to the extent of such reduction. Under some circumstances, distributions from the Company to an Investor Interestholder may cause the amount the Investor Interestholder has at risk with respect to the Company activity to fall below zero, which could result in recapture of previously deducted losses. See " - At Risk Rules - Limitation on Deduction of Losses."

TRADE OR BUSINESS REQUIREMENTS

    The Service may seek to disallow certain deductions claimed by the Company on the ground that these expenditures are not expenditures incurred in carrying on a trade or business because the Company will not have established and commenced its business at the time the expenditures are made.

    Neither the Code nor the Regulations provide any explicit definitions of "carrying on a trade or business." Although various subjective criteria have been recommended for consideration in this regard, no single factor has been found to be controlling. Further, determining the point in time when a particular venture begins carrying on a trade or business is essentially a question of fact, the resolution of which is not to be determined solely from the intention of the taxpayer. The Service might contend that the Company is not engaged in carrying on any trade or business within the meaning of
Section 162(a) until such time as the business has begun to function as a going concern, performs those activities for which it was organized and starts to generate receipts. In addition, the Service may contend that certain expenses are in the nature of "start-up" expenses rather than currently deductible trade or business expenses. See " - Organization, Start-up and Syndication Expenses."

    In the event that the Service were to disallow Company expenses based upon the failure of the Company to have been carrying on a trade or business, the Manager expects to cause the Company to take the position that its expenses may be deducted in any case under Section 212 which provides for deductions for amounts incurred for the production of income, for the management, conservation, or maintenance of property held for the production of income and in connection with the determination, collection or refund of any tax.

    Under Code Section 67, however, expenses of an individual taxpayer which are otherwise deductible under Section 212 are disallowed to the extent that they, when combined with the taxpayer's other miscellaneous deductions, do not exceed 2% of his/her adjusted gross income. If, for any period, the Company is found not to be engaged in a trade or business, the Service could thus disallow an Investor Interestholder's share of various expenses of the Company to the extent that such share, when combined with the Investor Interestholder's otherwise allowable miscellaneous deductions, does not exceed such 2% threshold.

ALTERNATIVE MINIMUM TAX

    The Code imposes an alternative minimum tax ("AMT") in order to assure that taxpayers may not reduce their tax below a minimum level through certain "tax preference items. " In general, the alternative minimum tax liability of a noncorporate taxpayer is calculated by determining AMT income ("AMTI"), which is arrived at by (1) adding together the taxpayer's adjusted gross income and the taxpayer's tax preference items, (2) adding and subtracting certain other specified items, and (3) then subtracting the applicable exemption of $30,000 for single taxpayers or $40,000 for married taxpayers filing joint returns or $20,000 for estates, trusts, and married taxpayers filing separate returns. The alternative minimum tax is 26% of AMTI up to $175,000 and 28% of AMTI over $175,000. The taxpayer must then pay the greater of the alternative minimum tax or the regular income tax. Generally, tax credits are not allowable against the alternative minimum tax, except the foreign tax credit. Under the Code, the $40,000 exemption ($30,000 for single persons and $20,000 for estates, trusts and married persons filing separately) is phased out where alternative minimum taxable income exceeds $150,000 ($112,500 for single persons and $75,000 for estates, trusts and married persons filing separately).


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     Among the tax preference adjustment items that could result from investing in the Company and which would be included in determining the alternative minimum taxable income are as follows:

         (a) The amount of the allowable deduction for percentage depletion for a taxable year in excess of the adjusted basis for the property at the end of such taxable year (determined without regard to the depletion deduction for such year) only to the extent that this preference results in a reduction of AMTI by more than 30%.

         (b) The excess IDC arising in the taxable year, reduced by 65 percent of the taxpayer's net income from oil and gas properties only to the extent that the excess IDC preference results in reduction of AMTI by more than 30%. For this purpose, the excess IDCs are, in essence, the amount of intangible drilling and development costs of productive wells allowable as a deduction for the taxable year over the amount which would have been allowable as a deduction for the taxable year if the taxpayer elected to capitalize such costs and deduct them ratably over ten years under Section 57(6) or in accordance with cost depletion.

         (c) An adjustment that may increase or decrease alternative minimum taxable income is depreciation attributable to personal property that differs from the amount available under the 150 percent declining balance method.

Generally, tax credits other than the foreign tax credit are not allowable against the alternative minimum tax. Thus, the Section 29 Credit for production of fuel from a non-conventional source is allowed only to the extent that the taxpayer's regular income tax exceeds his/her alternative minimum tax. Any
Section 29 Credit which is disallowed as a result of this limitation, however, may be carried forward as a credit in future years against the excess of the regular tax over the alterative minimum tax.

    A taxpayer other than an integrated oil company is allowed a special energy deduction for purposes of computing his/her alternative minimum taxable income. The deduction is based on a specified portion of certain energy related tax preference items. The special energy deduction for alternative minimum tax purposes is limited, however, to 40% of the taxpayer's alternative minimum taxable income (computed without regard to either the special energy deduction or the alternative minimum tax net operating loss. ) Generally, the special energy deduction is subject to reduction for any taxable year if the average price of crude oil for the immediately preceding taxable year exceeds $28 per barrel (subject to an inflation adjustment) and is completely eliminated if the average price of crude oil for the immediately preceding taxable year exceeds such amount by $6 or more. Although the calculation of the special energy deduction is complex, its general effect is to reduce the alternative minimum tax of taxpayers who participate in the drilling of exploratory wells and in the production of marginally productive or heavy oil wells. It should be further noted that:

         (a) the special energy deduction will be phased out in taxable years that follow calendar years in which the price of crude oil exceeds a specified level. The amount of the special energy deduction (determined without regard to the phase out) is to be reduced for any taxable year that immediately follows a calendar year during which the average price of crude oil exceeds $28.00 per barrel (adjusted for inflation using the GNP implicit price deflator) and will be completely phased out if the average price of oil exceeds such inflation adjusted amount by $6.00 or more in such year;

         (b) Section 56(h)(8) of the Code provides that the Secretary of the Treasury may, by regulation, provide for appropriate adjustments in computing AMTI or adjusted current earnings for any taxable year following a taxable year for which a special energy deduction for minimum tax was allowed to ensure that no double benefit is allowed; and

         (c) certain new definitions apply in computing the special energy deduction for minimum tax:

              (1) INTANGIBLE DRILLING COST PREFERENCE - this is the amount by which AMTI would be reduced if it were computed without regard to IDC as defined in Sections 57(a)(2) and 56(g)(4)(D)(i) of the Code;

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              (2)  PORTION ATTRIBUTABLE TO QUALIFIED EXPLORATORY COSTS - for
                   purposes of Intangible Drilling Costs Preference, this is an amount which bears the same ratio to the Intangible Drilling Cost Preference as:

                   (i) the qualified exploratory costs of the taxpayer for the taxable year bear to

                   (ii) the total intangible drilling and development costs with respect to which the taxpayer may make an election under Section 263(c) of the Code for the taxable year.

              (3) QUALIFIED EXPLORATORY COSTS - generally, IDC costs of a taxpayer, other than an integrated oil company, which the taxpayer may elect to deduct under Section 263(c) of the Code and which are paid or incurred in connection with drilling of an exploratory well located in the United States within the meaning of Section 638(1) of the Code.

              (4) EXPLORATORY WELL - as defined in Section 56(h)(6)(B) of the Code, includes, among other wells, an oil or gas well which is completed (or if not completed, with respect to which drilling operations cease) before the completion of another well which:

                   (i) is located within 1.25 miles from the well, and is capable of production in commercial quantities (distance test);

                   (ii) an oil or gas well which is not described immediately above, but which is drilled to a total depth of at least 800 feet below the deepest completion depth of any well within 1.25 miles and which is capable of production in commercial quantities, is also defined as an Exploratory Well (depth test); and

                   (iii) this also includes an oil or gas well (which does not meet the distance or depth test) which is capable of production in commercial quantities but which is drilled into a new reservoir, except that this does not include a gas well if the gas is produced from Devonian shale, coal seams or a tight formation (determined in a manner similar to the manner under Section 29(c)(2) of the Code).

              (5) MARGINAL PRODUCTION DEPLETION PREFERENCE - for purposes of the special energy deduction for minimum tax, this is the amount by which AMTI would be reduced if it were computed as if the excess depletion deduction determined as per Sections 57(a)(1) and 56(g)(4)(G) of the Code did not apply to any allowance for depletion determined in Section 613A(c)(6) of the Code (referring to oil and natural gas resulting from secondary or tertiary processes).

    The applicability of the alternative minimum tax must be determined by each individual Investor Interestholder based upon the operations of the Company and his/her personal tax situation. Due to the inherently factual nature of the application of the AMT to an Investor Interestholder, Special Tax Counsel is unable to express an opinion with respect to such issues. In many circumstances, the federal (and state) minimum tax provisions will substantially eliminate the value of intangible drilling deductions and Section 29 tax credits for individual taxpayers. Accordingly, any potential investor in the Company should consult his/her own tax advisor to determine the tax consequences to him personally of the alternative minimum tax.

TERMINATION OF THE COMPANY

    The actual or constructive termination of the Company may have important tax consequences to the Investor Interestholders. All Investor Interestholders would recognize their distributive shares of Company income, gain, expense, loss, deduction or credit accrued during the Company's taxable year up until the date of termination whether

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

or not any such items are distributed. Similarly, the Investor Interestholders must account for their distributive shares of gains or losses realized from the sale or other disposition of Company assets in liquidation of the Company. The Code provides that if 50% or more of the capital and profit interests in a partnership are sold or exchanged within a single twelve-month period, the partnership will terminate for tax purposes. If such a termination occurs, the assets of the Company will be deemed constructively contributed to a new (for tax purposes) Company, and the Interest in such "new" Company will be deemed distributed PRO RATA to the Investors, including the Manager.

    Upon the distribution of Company assets incident to the termination of the Company (other than a deemed termination), an Investor Interestholder will recognize gain to the extent that money distributed to the Investor Interestholder plus the PRO RATA amount, if any, of liabilities discharged exceeds the adjusted basis of his/her Interests immediately before the distribution. Assuming that an Investor Interestholder's interest in the Company is a capital asset, such gain will be capital gain unless Code
Section 751 applies. Code Section 751 provides generally that a partner's gain on liquidation of a partnership will be treated as ordinary income to the extent that the partner receives or is deemed to receive less than the partner's PRO RATA share of certain ordinary income assets, including unrealized receivables and potential recapture of depreciation. No loss will be recognized by an Investor Interestholder on the distribution to the Investor Interestholder of Company property upon the termination of the Company.

ACTIVITIES ENGAGED IN FOR PROFIT

    Section 183 provides limitations for deductions attributable to an ". . . activity not engaged in for profit." The term ". . . activity not engaged in for profit . . ." means an activity other than one which constitutes a trade or business, or one that is engaged in for the production or collection of income or for the management, conservation or maintenance of property held for the production of income. The determination of whether an activity is not engaged in for profit is based on all the facts and circumstances and no one factor is determinative.

    Section 183 creates a presumption that an activity is engaged in for profit if in any three years out of five consecutive taxable years the gross income derived from the activity exceeds the deductions attributable thereto.
 Thus, if the Company fails to produce a profit in at least three of five consecutive years, the presumption will not be available and the possibility of successful challenge by the Service substantially increases. If Section 183 is successfully asserted by the Service, no deductions will be allowed in excess of income.

    Since the test of whether an activity is deemed to be engaged in for profit is based on the facts and circumstances existing from time to time, no assurance can be given that Section 183 may not be applied in the future to disallow deductions taken by the Investor Interestholders with respect to their interests in the Company. It should be noted that, if the Service were to challenge an Investor Interestholder's deduction of Company losses for lack of profit motive, such Investor Interestholder would have the burden of proving that the Company did in fact enter into the transaction with a reasonable expectation of profit and that the Investor Interestholder's own investment in the Company was made with the requisite profit motive.

MATERIAL DISTORTION OF INCOME

    Section 446(a) provides that taxable income shall be computed under the method of accounting on the basis of which the taxpayer regularity computes the taxpayer's income in keeping the taxpayer's books. Section 446(b) provides, however, that if the method used does not clearly reflect income, the computation shall be made under such method as does clearly reflect income in the opinion of the Service. If the method of accounting used by the taxpayer does not clearly reflect income, Section 446(b) grants the Service discretion to compute the taxpayer's taxable income "under such method" as the Service determines does clearly reflect income. It has been established that the Service's authority to change a method of accounting may be used to correct not only the overall method of accounting of the taxpayer but also the accounting treatment of any item. See, e.g., BURCK V. COMMISSIONER, 533 F.2d 768 (2d Cir. 1976).

    The Service claims a very broad authority under Section 446(b) to disallow any deduction where the deduction results in what it determines to be ". . . a material distortion of income . . ." An example of the Service's position is Rev.

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

Rul. 79-229 1979-2 C.B. 210, which sets forth some of the factors it can consider in determining whether a deduction results in a material distortion of income, such as the customary practice of the taxpayer, the amount of the expense in relation to such expenses in the past, and the materiality of the expenditure in relation to the taxpayer's income for the year.

    The broad authority claimed by the Service in Rev. Rul. 79-229 is similar to a position taken by it in the past. However, on at least one occasion, the United States Supreme Court specifically rejected the reasoning that the Service has the authority to make exceptions to the general rule of accounting by annual periods if it determines that it would be unjust or unfair not to isolate a particular transaction and treat it on the basis of the long term result. Despite this authority, the Service may analyze deductions taken by a Company and attempt to reallocate such deductions to another taxable year to the extent the Service determines that such deductions materially distort income. Since the material distortion of income test is based upon the facts and circumstances of a specific transaction, Special Tax Counsel cannot express an opinion as to the likely outcome of an attempted reallocation of Company deductions by the Service.

COMPANY BORROWINGS

    Any Company income associated with cash flow applied to the repayment of Company borrowings will remain taxable as income to the Investor Interestholders although no distribution is made to them. A foreclosure or other sale of any Company property securing any such indebtedness may also result in an Investor Interestholder's realization of income for income tax purposes even if no proceeds are distributed to the Investor Interestholder. In determining for federal income tax purposes the amount received on the sale or disposition of an interest in the Company an Investor Interestholder must take into account, among other things, the Investor Interestholder's share of Company indebtedness. An Investor Interestholder may, therefore, realize an amount of taxable gain in excess of the actual proceeds of a sale or disposition of Company property or of the Investor Interestholder's interest in the Company. While the Manager does not anticipate that the Company will incur indebtedness, all Investor Interestholders should be aware of the restrictions, contained in the Code, on the deductibility of interest paid by an Investor Interestholder. See " -Limitations on Interest Deductions."

REGISTRATION OF TAX SHELTERS

    Under Section 6111, any tax shelter organizer is required to register the shelter with the Service if it meets the following tests: (i) if a person could infer from the offering that the tax shelter ratio may be greater than 2 to 1 at the end of any of the first five years after the offering date; and
(ii) if the investment (a) is required to be registered under any federal or state securities law, or (b) is sold pursuant to an exception under any federal or state securities law, or (c) is substantial. For purposes of the foregoing tests, the tax shelter ratio is the ratio with respect to any investor of (A) the aggregate of deductions and 350 percent of the credits potentially allowable, to (B) the aggregate of the cash invested and the adjusted basis of other property contributed by the investor (reduced by any liability to which that property is subject) and an investment is considered substantial if the total offering exceeds $250,000 and five or more investors are expected to invest. The organizers must register the shelter not later than the day on which the interests are offered for sale. The organizers must complete a registration form which contains information identifying and describing the tax shelter, its benefits, and any other information required by the Service. If the organizers fail to timely register a tax shelter or file false or incomplete information with respect to registration, they may be subject to a penalty equal to the greater of (a) $500 or (b) 1% of the amount invested in the shelter. The organizers must supply purchasers with the entity's tax shelter identification number. Failure to do so will result in a penalty of $100 for each failure. Any person claiming any deduction, credit or other tax benefit by reason of a tax shelter must include the entity's tax shelter identification number on the tax return on which such deduction, credit or other benefit is claimed. Failure to include such number will result in a penalty of $250 for each such failure.

    The Manager intends to comply with the registration requirements of
Section 6111 and, if the Company is required to so register, will provide all of the investors with the tax shelter identification number of the Company within a reasonable time after such number has been assigned to the Company.

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

AUDITS, INTEREST AND PENALTIES

    Under the Code, the Service is permitted to audit a partnership's tax returns instead of having to audit the individual tax returns of the partners, so that a partner would be subject to determinations made by the Service or the courts at the partnership level. A partner is entitled to participate in such an audit, or in litigation resulting therefrom, only in limited circumstances. In the event that any audit results in a change in a Company's return and an increase in the tax liability of an Investor Interestholder, there may also be imposed substantial amounts of nondeductible interest and penalties.

     In addition to the interest imposed on deficiencies (presently 9% per year compounded daily), the Code now provides various penalties. Under Code
Section 6662, a taxpayer will be assessed an accuracy-related penalty equal to twenty percent (20%) of any underpayment on his/her tax return that is attributable to (i) negligence or disregard of rules or regulations, (ii) a valuation misstatement, or (iii) a "substantial understatement". An "understatement" is defined as the excess of the amount of tax required to be shown on the return for the taxable year over the amount of the tax imposed that is actually shown on the return, reduced by any rebate. Code Section 6662(d)(2)(A). An understatement is "substantial" if it exceeds the greater of ten percent (10%) of the tax required to be shown on the return for the taxable year or $5,000 ($10,000 in the case of certain corporations).

    Generally, the amount of an understatement is reduced by the portion thereof attributable to (i) the tax treatment of any item by the taxpayer if there is or was substantial authority for such treatment, or (ii) any item with respect to which the relevant facts affecting the item's tax treatment are adequately disclosed in the return or in a statement attached to the return and there is a reasonable basis for the tax treatment of such item by the taxpayer. Code Section 6662(d)(2)(B). However, in the case of "tax shelters" there will be a reduction of the understatement only to the extent it is attributable to the treatment of an item by the taxpayer with respect to which there is or was substantial authority for such treatment and only if the taxpayer reasonably believed that the treatment of such item by the taxpayer was the proper treatment. Code Section 6662(d)(2)(C)(i). The term "tax shelter" is defined for purposes of Code Section 6662(d)(2)(C)(ii). It is important to note that this definition of "tax shelter" differs from that contained in Code Sections 461 and 6111, as discussed above. A tax shelter item includes an item of income, gain, loss, deduction, or credit that is directly or indirectly attributable to a partnership that is formed for the principal purpose of avoiding or evading federal income tax. The existence of substantial authority is determined as of the time the taxpayer's return is filed or on the last day of the taxable year to which the return relates and not when the investment is made. Substantial authority exists if the weight of authorities supporting a position is substantial compared with the weight of authorities contrary to the position. Relevant authorities include statutes, Regulations, court cases, revenue rulings and procedures, and Congressional intent. However, among other things, conclusions reached in legal opinions are not considered authority under the Regulations.

    Although not anticipated by the Manager, there may not be substantial authority for one or more reporting positions that the Company may take in its federal income tax returns. In such event, if the Company does not disclose or if it fails to adequately disclose any such position, the penalty will be imposed with respect to any substantial understatement determined to have been made, unless the provisions of the Regulations pertaining to waiver of the penalty become final and the Company is able to show reasonable cause and good faith in making the understatement as specified in such provisions. If the Company makes a disclosure for the purposes of avoiding the penalty, the disclosure is likely to result in an audit of such return and a challenge by the Service of such position taken.

    If it were determined that an Investor Interestholder had underpaid tax for any taxable year, such Investor Interestholder would have to pay the amount of underpayment plus interest on the underpayment from the date the tax was originally due. Additionally in the event an audit of the Company's tax return or of an Investor Interestholder's tax return results in a substantial underpayment of tax by such Investor Interestholder due to an investment in the Interests, such Investor Interestholder may be required to pay interest on such underpayment determined at a higher interest rate, if it was determined that the underpayment was pursuant to a "tax motivated transaction."

    Because of the potentially substantial effect of all the foregoing provisions, each prospective investor should consult with his/her tax advisor about these provisions before acquiring Interests.

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

SALES OF COMPANY PROPERTY

    The sale or disposition of Company property used in the Company's business (including property of other partnerships or similar entities in which the Company owns an interest) will generate a gain or loss equal to the difference between the amount realized on such sale or other disposition and the Company's adjusted basis in the property. In general, gain realized from the sale or disposition of such property which is depreciable property or land and was held for more than one year should qualify as gain from the sale of a Section 1231 asset, except to the extent that any such gain is attributable to property subject to recapture. Each Investor Interestholder is generally entitled to treat the Investor Interestholder's share of Section 1231 gains and losses as long-term capital gains and losses if the Investor Interestholder's Section 1231 gains exceed the Investor Interestholder's
Section 1231 losses for the year. However, net Section 1231 gains will be treated as ordinary income to the extent of unrecaptured net Section 1231 losses of the Investor Interestholder for the five most recent prior years. If the Investor Interestholder's share of Section 1231 losses exceeds the Investor Interestholder's Section 1231 gains for the taxable year, such losses will be treated as ordinary losses.

    Section 1254 provides that upon disposition of any oil and gas property by the Company, a portion of any gain may be taxed as ordinary income from the recapture of intangible drilling and development costs and depletion.
The amount that will be taxable as ordinary income will be equal to the lesser of: (1) the amount of intangible drilling and development costs and depletion previously deducted with respect to the property or interest sold (only insofar as they reduced the adjusted basis thereof); or (2) the excess of the amount realized on disposition of the property over the adjusted basis of the property.

    Any gain on the sale or other disposition of equipment by the Company will be taxed as ordinary income to the extent of all depreciation deductions previously claimed with respect to such equipment, with any excess being treated as Section 1231 gain. Similarity, gain on the sale of any buildings owned by a Company will be treated as ordinary income to the extent of any depreciation taken with respect to such buildings in excess of straight-line depreciation. If, however, such buildings have been held for one year or less, all depreciation will be recaptured as ordinary income. In the case of a disposition of property in an installment sale, any ordinary income under these recapture provisions is to be recognized in the year of the disposition.

REDEMPTION OR SALE OF INTERESTS

    Generally, Interests will constitute capital assets in the Investor Interestholders' hands. As such, except as described below pursuant to Code
Section 751, the redemption or sale of Interests will result in capital gain for the selling Investor Interestholder. Such gain will be treated as long term capital gain subject to favorable tax rates if the Investor Interestholder has held his/her Interests for greater than 18 months. Interests redeemed by the Company pursuant to the Interest Repurchase Program will result in the same treatment.

    The amount of gain is the difference between the amount realized for the Interest (including the Investor Interestholder's share of any debt of the Company of which he/she is relieved) less the Investor Interestholder's basis in his/her Interests.

    Under Code Section 751, a recapture rule applies upon the disposition of Interests by an Investor Interestholder such that an Investor Interestholder will be required to treat as ordinary income the portion of any gain realized upon the disposition of the Investor Interestholder's Interests that is attributable to property subject to depreciation recapture or certain other property which, if sold by the Company, would give rise to ordinary income. There are exceptions to the recapture rules for gifts, transfers at death, transfers in certain tax-free reorganizations, like-kind exchanges and involuntary conversions in certain circumstances.

COMPANY ELECTIONS

    Pursuant to Sections 734, 743 and 754, a partnership may elect to have the cost basis of its assets adjusted in the event of a sale by a partner of another partner's interest in the partnership, the death of a partner, or the distribution of property to a partner. The general effect of such an election is that the transferees of an interest in the partnership are treated as though they had acquired a direct interest in the partnership assets and, upon certain distributions to partners, the partnership is treated as though it has newly acquired an interest in the partnership assets and therefore acquired a new cost basis for such assets. Any such election, once made, is irrevocable without the consent of the Service.

    As a result of the complexities and the substantial expense inherent in making the election, the Manager does not presently intend to make such an election on behalf of any Company. The absence of any such election and of the power to compel the making of such an election may result in a reduction in value of an Investor Interestholder's Interests to any potential transferee. Thus, the absence of the power to compel the making of such an election should be considered an additional impediment to the transferability of Interests.

    Various other elections affecting the computation of federal income tax deductions and taxable income derived from a Company must be made by the Company and not by the individual Investor Interestholders. For purposes of reporting each Investor Interestholder's share of Company income, gains and losses, the Company's elections are binding upon the Investor Interestholders.

BASIS AND AT RISK RULES: LIMITATION ON DEDUCTION OF LOSSES

    An Investor Interestholder's share of Company losses will not be allowed as a deduction to the extent such share exceeds the amount of the Investor Interestholder's adjusted tax basis in his/her Interests. An Investor Interestholder's initial adjusted tax basis in his/her Interests will generally be equal to the cash he/she has invested to purchase his/her Interests. Such adjusted tax basis will generally be increased by (i) additional amounts invested in the Company, including his/her share of net income, (ii) additional capital contributions, if any, and (iii) his/her share of Company borrowings, if any, based on the extent of his/her economic risk of loss for such borrowings. Such adjusted tax basis will generally be reduced, but not below zero by (i) his/her share of losses, (ii) his/her depletion deductions on his/her share of oil and gas income (until such deductions exhaust his/her share of the basis of property subject to depletion), (iii) distributions of cash and property make him, and (iv) his/her share of reduction in the amount of indebtedness previously included in his/her basis.

    Code Section 465 limits an Investor Interestholder's deduction for losses allocated to the Investor Interestholder by a Company to the amount that he/she has "at risk" with respect to the Company. The term "loss" is defined as meaning the excess of the deductions allowable for the taxable year over the income received or accrued by the taxpayer during the taxable year from such activity.

    Code Section 465 and the proposed Regulations thereunder generally provide that an Investor Interestholder will be considered to be at risk in a Company the sum of (i) the amount of money contributed to the Company, (ii) the adjusted basis of other property contributed to the Company, (iii) income generated by the Company, and (iv) amounts borrowed by the Investor Interestholder or the Company for use in the Company's activities, where the Investor Interestholder is personally liable for the repayment of the loan or where the Investor Interestholder has pledged property, other than property used in the activity, as security for the borrowed amount, but only to the extent of the net fair market value of the Investor Interestholder's interest in the property; provided, however, that borrowed amounts will not be considered at risk if borrowed from any person or entity who (a) has an interest, other than as a creditor, in the Company's activities, or (b) is related to someone who has such an interest. See Code Section 465(b)(3)(C). Thus, for example, an Investor Interestholder will not be considered to be at risk for amounts borrowed from the Manager or its Affiliates. An Investor Interestholder will not be considered at risk with respect to amounts protected against loss through nonrecourse financing, guarantees, stop loss agreements or other similar arrangements.

    Distributions to an Investor Interestholder will generally reduce the amount which the Investor Interestholder has at risk in the activity. The "at risk" rules provide that the amount of any distribution received by an Investor Interestholder or any other reduction in the Investor Interestholder's at risk basis, after his/her or her amount at risk is reduced to zero, will be treated as ordinary income, but only to the extent of losses previously claimed by the Investor Interestholder from the Company.
 Thus, if the Company makes distributions to an Investor Interestholder which do not exceed his/her adjusted basis in the Company, but do exceed the Investor Interestholder's amount at risk, he/she will have ordinary income.

    Generally, the at risk limitation applies on an activity-by-activity basis and, in the case of oil and gas properties, each property is treated as a separate activity so that losses or deductions arising from one property are limited to the at risk amount for that property and not the aggregate at risk amount for all the taxpayer's oil or gas properties. The Service has announced that, until further guidance is issued, it will permit the aggregation of oil or gas properties owned by a partnership in computing a partner's at risk limitation with respect to the partnership. The Service has also announced that any rules that would impose restrictions on the ability of partners to aggregate will be effective only for taxable years ending after the rules are issued. If an Investor Interestholder must compute his/her at risk amount separately with respect to each Company property, the consequences of the at risk limitations to him are unpredictable, but he/she may not be allowed to utilize his/her share of losses or deductions attributable to a particular property even though he/she has a positive at risk amount with respect to the Company as a whole.

    If in any year an Investor Interestholder has a loss from the Company, the effect of Code Section 465(a) is to permit deduction of such loss up to the aggregate amount at risk on the last day of the taxable year. If the amount at risk exceeds the loss, the amount deemed at risk in subsequent years is reduced under Code Section 465(b)(5) by the amount of losses claimed in previous years and increased by additional at risk amounts contributed to the activity. If the amount of loss exceeds the at risk amount, the excess loss is held in a suspense account and treated as a deduction in the first succeeding table year that the taxpayer is at risk. The carryover loss is then added to the deductions allowable for such year but is limited at the end of such year by the amount then at risk. Under proposed Regulation
Section 1.465-2(b), there is no limitation on the number of years to which such deductions may be carried.

PASSIVE ACTIVITIES

    Under the Code, deductions from passive activities, to the extent that they exceed income from all such activities (exclusive of portfolio income), generally will not be deductible against other income of the taxpayer. Similarly, credits from passive activities generally are limited to the tax allocable to the passive activities. Suspended losses and credits are carried forward and treated as deductions and credits from passive activities in the next taxable year. When the taxpayer disposes of his/her entire interest in an activity in a fully taxable transaction, any remaining suspended loss incurred in connection with that activity is allowed in full.

    Passive activities are defined to include trade or business activities in which the taxpayer does not materially participate and rental activities. Passive activities generally do not include working interests in a gas property in which the taxpayer's form of ownership does not limit liability (see discussion below). Interest attributable to passive activities is not treated as investment interest.

    The passive loss provision generally applies to individuals, estates, trusts, and personal service corporations (as defined for purposes of the provision). Certain closely held corporations are subject to a more limited rule under which passive losses and credits may not be applied to offset portfolio income.

    Investor Interestholders, under the Company Operating Agreement, are entitled to limited liability with respect to the drilling and operation of wells on the Project. Therefore, in the opinion of Special Tax Counsel, Investor Interestholders who do not elect to become Participating Investor Interestholders will be subject to the passive activity restrictions on deductions authorized by the Code to the extent that such deductions are attributable to the Company's ownership of working interests in the Project and such Investor Interestholder's income derived from working interests in the Project will be "passive income" under the Code.

    The Code provides an exception to the passive loss limitations by excluding from the definition of "passive activity" any working interest in any oil or gas property which the taxpayer holds directly or through an entity which does not limit the liability of the taxpayer with respect to such interests. The Code further provides that such rule applies without regard to whether or not the taxpayer materially participates in the activity.

    As noted above, the term "passive activity" does not include any working interest in any oil or gas property which the taxpayer holds directly or through an entity which does not limit the taxpayer's liability with respect to such interest. Temporary Regulation Section 1.469-1T(e)(4)(v) describes an interest in an entity that limits a taxpayer's liability with respect to the drilling or operation of a well as (i) a limited partnership interest in a partnership in which the taxpayer is not a general partner, (ii) stock in a corporation, or (iii) an interest in any other entity that, under applicable state law, limits the interest holder's potential liability. For purposes of this provision, indemnification agreements, stop loss arrangements, insurance, or any similar arrangements or combinations thereof are not taken into account in determining whether a taxpayer's liability is limited.

    Generally, the legislative history of Code Section 469 indicates that a "working interest" is an interest with respect to an oil and gas property that is burdened with the cost of development and operation of the property, and that generally has characteristics such as responsibility for signing authorizations for expenditures with respect to the activity, receiving periodic drilling and completion reports and reports regarding the amount of oil extracted, voting rights proportionate to the percentage of the working interest possessed by the taxpayer, the right to continue activities if the present operator decides to discontinue operations, a proportionate share of tort liability with respect to the property and some responsibility to share in further costs with respect to the property in the event a decision is made to spend more than amounts already contributed. Generally, the Temporary Regulations define a working interest as "an operating mineral interest," which excludes royalty interests or similar interest, such as production payments or net profits interests.

    The Manager has represented that the Company will acquire and hold only operating mineral interests, as defined in Code Section 614(d) and the regulations thereunder, and that none of the Company's revenues will be from non-working interests.

    The Temporary Regulations provide that the working interest exception to the passive activity rules is applicable without regard to whether the taxpayer materially participates in the activity if the taxpayer holds the working interest either directly or through an entity that does not limit the liability of the taxpayer with respect to the drilling or operation of such well pursuant to such working interest. Further, the Temporary Regulations provide that for purposes of the working interest exception, an entity limits the liability of the taxpayer with respect to drilling or operation of a well pursuant to working interest held through such entity if the taxpayer's interest in the entity is in the form of "an interest in any entity (other than a limited partnership or corporation) that, under applicable State law, limits the potential liability of the holder of such an interest for all obligations of the entity to a determinable fixed amount, (for example, the sum of the taxpayer's capital contributions)."

    Section 501(2) of the Act states that "UNLESS OTHERWISE PROVIDED BY LAW OR IN AN OPERATING AGREEMENT, a person who is a member or manager, or both, of a limited liability company is not liable for the acts, debts, or obligations of the Company." (emphasis supplied).

    A Participating Investor Interestholder will specifically elect, pursuant to the operable provision of the Company Operating Agreement, to be liable for the Special Obligations. By becoming liable for the Special Obligations, a Participating Investor Interestholder will be liable for all obligations (whether in tort, contract or otherwise) with respect to those working interests held by the Company at the time of his/her election. Accordingly, with respect to the working interests, there are no limitations on a Participating Investor Interestholder's liability. The Act, as described above, allows a member to assume liabilities for obligations of the limited liability company if such assumption is provided for in the Company Operating Agreement. Accordingly, under Code Section 469(c)(3), a Participating Investor Interestholder will be holding an interest in an entity which does not limit his/her liability with respect to the Company's oil and gas activities.




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

    To the extent that the Participating Investor Interestholders are not limited for the liabilities with respect to the working interests held by the Company and such liability assumption is specified in the , for purposes of Code Section 469, Special Tax Counsel is of the opinion that it is more likely than not that a Participating Investor Interestholder's interest in the Company will not be considered a passive activity within the meaning of Code Section 469 and losses generated while such Participating Investor Interestholder interest is held will not be limited by the passive activity provisions.

    Notwithstanding this general rule, however, for purposes of Code Section 469, the economic performance rules of Code Section 461 are applied in a different manner from that described above in "Deduction of Intangible Drilling and Development Costs." Economic performance under the passive loss rules is defined in Temporary Regulations 1.469-1T(e)(4)(ii)(C)-(2)(ii) as economic performance within the meaning of Code Section 461(h), without regard to Code Section 461(i)(2 (which contains the spudding rule). Accordingly, if a Participating Investor Interestholder's interest is automatically converted to that of an Investor Interestholder after the end of the year in which economic performance is deemed to occur (under Code
Section 461), but prior to the spudding date provided in Code Section 461(i)(2), any post-conversion losses will be passive, notwithstanding the availability of such losses (under Code Section 461) in a year in which the taxpayer held the interest in an entity that did not limit his/her liability.
 Since the conversion to Non-participating Investor Interestholder status is automatic, a Participating Investor Interestholder will not be able to control whether a portion of his/her deductions or losses will be considered passive activity losses.

    Losses arising from the holding of working interests in oil and gas properties directly or through an entity that does not limit the holder's liability are not subject to the passive loss rules. Temporary and Proposed Regulations provide that, if the form of ownership is converted from a type that does not limit liability to a type that does limit liability, the portion of any losses (including those arising from the deduction of IDC) attributable to services or materials which have not yet been provided at the time of such automatic conversion will constitute losses from a passive activity. Thus, if a Participating Investor Interestholder's Interests were automatically converted to that of a Nonparticipating Investor Interestholder prior to the time that all of the services or materials comprising the IDC of a well had been provided, at the time of such automatic conversion such services and materials will constitute losses from a passive activity and be subject to the passive loss limitations. Similarly in such a situation, a portion of the income from the well would constitute passive income. If the automatic conversion were to occur after the filing of the Company's information tax return but prior to the completion of the drilling and development of a well, an amended return might have to be filed, which might also require the Interestholders to file amended returns. Further, the Code provides that if a taxpayer has any loss attributable to a working interest in any succeeding taxable year is treated as income of the taxpayer which is not from a passive activity. Accordingly, if a Participating Investor Interestholder's Interests are automatically converted into a Nonparticipating Investor Interestholder's Interests, any income from that interest with respect to which he/she claimed deductions will be treated as nonpassive income.

    Notwithstanding the above, there can be no assurance that the Service will not contend that the Participating Investors' interests in the Company should be regarded as interests in a passive activity from the Company's inception due to the automatic conversion feature contained in the Company Operating Agreement. However, due to the exposure to unlimited liability for Company obligations incurred prior to such automatic conversion, an attack by the Service with respect to the foregoing should not be successful.

    After a Participating Investor Interestholder's Interest is automatically converted to a Nonparticipating Investor Interestholder's Interest pursuant to the terms of the Company Operating Agreement, the character of a subsequently generated tax attribute will be dependent upon, INTER ALIA, the nature of the tax attribute and whether there arose, prior to conversion, losses to which the working interest exception applied.

    Assuming the activities of a Participating Investor whose Interests are automatically converted to Non-participating Investor Interestholder status will not result in the Interestholder's being treated as materially participating under Temporary Regulation Section 1.469-5T, as described above, the Investor Interestholder's activity after such conversion should be treated as a passive activity. Code Section 469(c)(1). Accordingly, any loss arising therefrom should be treated as a passive activity loss or credit, respectively, under Code Section 469(d), with the benefits thereof limited by

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

Code Section 469(a)-(1), as described above. However, Code Section 469(c)(3)(B) provides that, if a taxpayer has any loss from any taxable year for a working interest in any oil or gas property that is treated as a non-passive loss, then any net income from such property for any succeeding taxable year is to be treated as income that is not from a passive activity. Consequently, assuming that a converting Participating Investor Interestholder has losses from working interests which are treated as non-passive, income from the Company allocable to the Interestholder after conversion would be treated as income that is not from a passive activity.

    If an investor (other than a Participating Investor Interestholder after his/her interest is automatically converted into that of a Nonparticipating Investor Interestholder) invests in the Company as an Investor Interestholder, in the opinion of Special Tax Counsel, his/her distributive share of the Company's losses will more likely than not be treated as passive activity losses, the availability of which will be limited to the Investor Interestholder's passive income. If the Interestholder does not have sufficient passive income to utilize the passive activity loss, the disallowed passive activity loss will be suspended and may be carried forward (but not back) to be deducted against passive income arising in future years.
 Further, upon the complete disposition of the interest to an unrelated party in a fully taxable transaction such suspended losses will be available, as described above.

    Regarding Company income, Investor Interestholders should generally be entitled to offset their distributive shares of such income with deductions from other passive activities, except to the extent such Company income is portfolio income. Since gross income from interest, dividends, annuities, and royalties not derived in the ordinary course of a trade or business is not passive income, an Investor Interestholder's share of income from royalties, income from the investment of the Company's working capital, and other items of portfolio income will not be treated as passive income. In addition, Code Section 469(1)(3) grants the Secretary of the Treasury the authority to prescribe regulations requiring net income or gain from a limited partnership or other passive activity to be treated as not from a passive activity.

    Notwithstanding the above, Code Section 469(k) treats net income from publicly traded partnerships ("PTPs") as portfolio income under the passive activity loss rules. Further, each partner in a PTP is required to treat any losses from a PTP as separate from income and loss from any other PTP and also as separate from any income or loss from passive activities. Losses and credits attributable to an interest in a PTP that are not allowed under the passive activity rules are suspended and carried forward, as described above.
 Further, upon a complete taxable disposition of an interest in a PTP, any suspended losses (but not credits) are allowed (as described above with respect to the passive activity rules). As noted above, we have opined that the Company will not be a PTP.

    In the event the Company were treated as a PTP, any net income would be treated as portfolio income and each Partner's loss therefrom would be treated as separate from income and loss from any other PTP and also as separate from any income or loss from passive activities. Since the Company should not be treated as PTP, the provisions of Code Section 469(k), in our opinion, will not apply to the Interestholders in the manner outlined above prior to the time that such Company becomes a PTP. However, unlike the PTP rules of Code Section 7704, the passive activity rules of Code Section 469 do not provide an exception for partnerships that pass the 90% test of Code
Section 7704. Accordingly, if the Company were to be treated as a PTP under the passive activity rules, passive losses could be used only to offset passive income from the Company.

AUTOMATIC CONVERSION OF INTERESTS

    Code Section 708 provides that a partnership will be considered as terminated for federal income tax purposes if, INTER ALIA, there is "a sale or exchange of 50 percent or more of the total interests in partnership capital and profits" within a 12 month period. If an automatic conversion of a Participating Investor Interestholder's Interest into a Nonparticipating Investor Interestholder's Interest were treated as a "sale or exchange" for purposes of Code Section 708, the Company would be terminated for federal income tax purposes if 50% or more of the profits and capital interests in the Company were sold or exchanged within a 12 month period.

    In Rev. Rul. 84-52, 1984-1 C.B. 157, the Service ruled that the conversion of a general partnership interest into a limited partnership interest in the same partnership will not give rise to the recognition of gain or loss under Code


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

Section 741 or Section 1001. The ruling noted that, under Code Section 721, no gain or loss is recognized by a partnership or any of its partners upon the contribution of property to the partnership in exchange for an interest therein. Consequently, the partnership will not be terminated under Code
Section 708 since (i) the business of the partnership will continue after the automatic conversion and (ii) pursuant to Regulation Section 1.708-1(b)(1)(ii) a transaction governed by Code Section 721 is not treated as a sale or exchange for purposes of Code Section 708. In the ruling, the Service also concluded that the partners' bases in their partnership interests would be changed to the extent of any change in their shares of the partnership's liabilities. To the extent that a deemed distribution exceeds a partner's adjusted basis, gain will be recognized to the extent of such excess. See also Rev. Rul. 86-101, 1986-2 C.B. 94.

    If Rev. Rul. 84-52, SUPRA, is not overruled, revoked, or modified, Special Tax Counsel is of the opinion that, more likely than not, the Company will be not be terminated under Code Section 708 solely as a result of the automatic conversion of Company interests. In the event a constructive termination does occur, however, there will be a deemed contribution of the Company's assets to a "new" Company and a distribution of the Interests in the "new" Company to the Interestholders. This constructive termination could have adverse federal income tax consequences, including (i) the reallocation of basis of the assets, (ii) the recognition of income by any Interestholder receiving a constructive distribution (including a reduction in his/her share of Company liabilities) that exceeds his/her basis, (iii) the loss of percentage depletion, if any, and (iv) the loss of elections made by the Company.

    Code Section 1254(a) provides, in part, that when a property is disposed of the taxpayer must recapture as ordinary income amounts deductible as IDC in excess of the amount deductible without regard to Code Section 263. Code
Section 1254(b) provides that rules similar to the rules of subsections (b) and (c) of Code Section 1245 are to be applied for purposes of Code Section
254. Consequently, the converting Participating Investor Interestholder could recognize gain upon the occurrence of such event. Code Section 752(d) treats any decrease in a partner's share of partnership liabilities as a distribution of money to the partner by the partnership. If, under the applicable regulatory or statutory provisions, a converting Participating Investor Interestholder's share of liabilities is deemed to decrease, such decrease will result in gain to the Interestholder to the extent it exceeds the Interestholder's basis in his/her Company interest.

FOREIGN INVESTOR INTERESTHOLDERS

    The Company will be required to withhold and pay to the Service 39.6% of any taxable income of the Company allocable to a foreign Investor
Interestholder (35% in the case of a foreign corporate Investor
Interestholder).

    In addition, Interests will constitute "United States real property interests" for purposes of the Foreign Investment in Real Property Tax Act of 1980. The sale of all or a portion of the Project will be subject to withholding at the rate of 35% (28% in certain cases) of the gain realized from such disposition for individual foreign Investor Interestholders and 35% of the gain realized from such disposition for corporate foreign Investor Interestholders. Additionally, a purchaser of Interests from a foreign Investor Interestholder will generally be required to withhold and pay to the Service a portion of the purchase price.

    The withholding requirements described above do not excuse a foreign Investor Interestholder from filing a United States tax return with respect to income attributable to his/her Interests, and any tax due in excess of the amounts withheld must be paid by the filing deadline applicable to such foreign Investor Interestholder. In the event of overwithholding, a foreign Investor Interestholder must file a United States tax return or other application in order to secure the overwithheld amount. These rules may require the filing of United States tax returns or other documents with the Service by foreign Investor Interestholders not otherwise subject to such filings.

    Each prospective foreign Investor Interestholder should consult his/her personal tax advisor with respect to these and other special tax consequences that may apply to such person with regard to his/her investment.




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POSSIBLE CHANGES IN TAX LAWS

    The statutes, regulations and rules with respect to all of the foregoing tax matters are constantly subject to change by Congress or by the Department of the Treasury, and the interpretations of such statutes, regulations and rules may be modified or affected by judicial decision or by the Department of the Treasury. Significant amendments have been made to the Code in recent years, including the 1997 Act, and few final regulations have been promulgated pursuant to such amendments. Additionally, very few rulings have been issued thereunder. Accordingly, due to the continual changes made by Congress, the Department of the Treasury and the courts with respect to the administration and interpretation of the tax laws, no assurance can be given that the foregoing opinions and interpretations will be sustained or that tax aspects summarized herein will prevail and be available to the Investor Interestholders.

STATE AND LOCAL TAXES, INCLUDING MICHIGAN

    In addition to the federal income tax consequences described above, prospective Investor Interestholders should consider potential state and local tax consequences of an investment in Interests, including the Michigan Single Business Tax. In general, an Investor Interestholder's distributive share of the taxable income or loss of the Company generally will be required to be included in determining the Investor Interestholder's reportable income for state or local tax purposes in the jurisdiction in which he/she is a resident. In addition, some states in which the Company may do business or own properties impose taxes on non-resident Investor Interestholders determined with reference to their PRO RATA share of Company income derived from such state; any tax losses derived through the Company from operations in such state may be available to offset only income from other sources within the same state. To the extent that a non-resident Investor Interestholder pays tax to a state by virtue of Company operations within that state, the Investor Interestholder may be entitled to a deduction or credit against tax owed to his/her state of residence with respect to the same income. In addition, estate or inheritance taxes might be payable in such jurisdictions upon the death of an Investor Interestholder. Thus, an Investor Interestholder might be subject to income, estate or inheritance taxes and may be required to file tax returns in states and localities where the Company operates, as well as in the state or locality of his/her residence. In addition, the taxability of a business trust, such as the Company, under many state tax statutes, including the Michigan Single Business Tax Act, is not entirely clear. Consequently, it is possible that the Company may incur state tax liabilities.

    Investor Interestholders are urged to consult their own tax advisors in regard to the state and local income tax consequences of an investment in Interests.

NEED FOR INDEPENDENT ADVICE

    The tax matters relating to the Company and their proposed transactions are complex and subject to various interpretations. The foregoing analysis is merely a summary and is not intended as a complete discussion of all tax aspects of a Company's activities or as a substitute for careful tax planning. Each prospective Investor Interestholder must consult with and rely upon his/her own tax counsel with respect to the possible tax results of his/her investment in Interests.

    Neither the Manager, Special Tax Counsel nor professional advisors engaged by or associated with any of them guarantee that the tax consequences contemplated to be offered to the Investor Interestholders as a result of the proposed investment will in fact be available in whole or in part. Investor Interestholders must look solely to and rely upon their own advisors with respect to the tax consequences of their investment.

CONCLUSION

    Subject to the preceding discussion, it is Special Tax Counsel's opinion that it is more likely than not that substantially more than half of the material tax benefits in the aggregate anticipated from the operation of the Company will be realized if challenged by the Service. It should be noted that Special Tax Counsel's opinion is not binding upon the Service or the courts.


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

                   INVESTMENT BY PENSION AND OTHER RETIREMENT PLANS

    A. IN GENERAL. The following entities are generally exempt from federal income taxation:

         (i) trusts forming part of a stock bonus, pension, or profit sharing plan (including a Keogh plan) meeting the requirements of Section 401(a);

         (ii) trusts meeting the requirements for an Individual Retirement Account ("IRA") under Section 408(a) (referred to herein, along with trusts described in (i), as "Qualified Plans"); and

         (iii) organizations described in Sections 501(c) and 501(d) ("Charitable Organizations" and, together with Qualified Plans, "Tax Exempt Entities").

This exemption does not apply to the extent that taxable income is derived by the above entities from the conduct of any trade or business which is not substantially related to the exempt function of the entity ("unrelated business taxable income"). If an entity is subject to tax on its "unrelated business taxable income," it may also be subject to the alternative minimum tax on related tax preference items. In the case of a charitable remainder trust, the receipt of any "unrelated business taxable income" during any taxable year will cause all income of the trust for that year to be subject to federal income tax. Therefore, an investment in the Company by a charitable remainder trust would not ordinarily be appropriate.

    "Unrelated business taxable income" is generally taxable only to the extent that the Tax Exempt Entity's "unrelated business taxable income" from all sources exceeds $1,000 in any year. The receipt of "unrelated business taxable income" by a Tax Exempt Entity in an amount less than $1,000 per year will, however, require the Tax Exempt Entity to file a federal income tax return to claim the benefit of the $1,000 per year exemption. Fiduciaries of Tax Exempt Entities considering investing in Interests are urged to consult their own tax advisors concerning the rules governing "unrelated business taxable income."

    Gains or losses from the sale, exchange or other disposition of property, interest income and royalty income are generally excluded from the computation of "unrelated business taxable income. "Unrelated business taxable income" includes, however, gain or loss from the sale, exchange or other disposition of property held by a dealer and "debt-financed property. "

    Although some of a Company's income may be treated as royalty income, it is highly likely that virtually all of the Company's income will be considered to be derived from sales in the ordinary course of business.
Thus, Tax Exempt Entities should expect a significant portion, if not all, of the income derived from their investment in the Company to constitute "unrelated business taxable income."

    B. DEBT-FINANCED PROPERTY. Even though certain types of income, such as interest and royalties, generally may be considered passive and excluded from unrelated business income tax, such income when derived from an investment in property which is "debt-financed" can still result in income subject to taxation. "Debt-financed property" is defined in the Code as any property which is held to produce income and with respect to which there is "acquisition indebtedness." "Acquisition indebtedness" includes indebtedness incurred by a Tax Exempt Entity to acquire Interests and indebtedness incurred by the Company. Each Tax Exempt Entity should consult with its own counsel regarding whether it may have incurred "acquisition indebtedness" to acquire Interests.

    In the event the Company invests in and owns property on which there is "acquisition indebtedness," a portion of each Tax Exempt Entity's distributive share of the Company's taxable income (including capital gain) may constitute "unrelated business taxable income. " This portion would be determined in accordance with the provisions of Section 514 and is, generally, the portion of the Tax Exempt Entity's distributive share of Company income which is approximately equivalent to the ratio of the Company's debt to the basis of the Company's property. Therefore, a Tax Exempt Entity that purchases Interests may be required to report such portion of its PRO RATA share of the Company's


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

taxable income as "unrelated business taxable income. " It should be noted that in computing the "unrelated business taxable income" of a Tax Exempt Entity for this purpose, the deduction for depreciation is limited to the amount computed under the straight-line method.

    The Company may incur "acquisition indebtedness" in its operations which is allocable to any Investor Interestholder which is a Tax Exempt Entity, thus resulting in "unrelated business taxable income" to such entity.

    C. ERISA CONSIDERATIONS. In considering an investment in Interests, fiduciaries of Qualified Plans should consider (i) whether the investment is in accordance with the documents and instruments governing such Qualified Plan, (ii) whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of the Employee Retirement income Security Act of 1974 ("ERISA") if applicable; (iii) the fact that the investment may result in "unrelated business taxable income" to the Qualified Plan (including IRAs and Keogh plans); (iv) whether the investment provides sufficient liquidity;
(v) their need to value the assets of the Qualified Plan annually; and (vi) whether the investment is prudent.

    ERISA generally requires that the assets of employee benefit plans be held in trust and that the trustee, or a duly authorized investment manager (within the meaning of Section 3(38) of ERISA), have exclusive authority and discretion to manage and control the assets of the plan. ERISA also imposes certain duties on persons who are fiduciaries of employee benefit plans subject to ERISA and prohibits certain transactions between an employee benefit plan and the parties in interest with respect to such plan (including fiduciaries). Under the Code, similar prohibitions apply to all Qualified Plans, including IRAs and Keogh plans covering only self-employed individuals which are not subject to ERISA. Under ERISA and the Code, any person who exercises any authority or control respecting the management or disposition of the assets of a Qualified Plan is considered to be a fiduciary of such Qualified Plan.

    Furthermore, ERISA and the Code prohibit "parties in interest" (including fiduciaries) of a Qualified Plan from engaging in various acts of self-dealing such as dealing with the assets of a Qualified Plan for his/her own account or his/her own interest. To prevent a possible violation of these self-dealing rules, neither the Manager nor its affiliates will purchase Interests with assets of any Qualified Plan (including a Keogh plan or IRA) if they (i) have investment discretion with respect to such assets, or (ii) regularly give individualized investment advice which serves as the primary basis for the investment decisions with respect to such assets.

    If the assets of the Company were deemed to be "plan assets" under ERISA,
(i) the prudence standards and other provisions of Title 1 of ERISA applicable to investments by Qualified Plans and their fiduciaries would extend (as to all plan fiduciaries) to investments made by the Company, and
(ii) certain transactions that the Company might seek to enter into might constitute "prohibited transactions" under ERISA and the Code. The Department of Labor has published regulations concerning the definition of what constitutes the assets of a Qualified Plan with respect to its investment in another entity (the "ERISA Regulation"). Section 2510.3-101(a)(2) of the ERISA Regulation provides as follows:

         "Generally, when a plan invests in another entity, the plan's assets include its investment, but do not, solely by reason of such investment, include any of the underlying assets of the entity. However, in the case of a plan's investment in an equity interest of an entity that is neither a publicly-offered security nor a security issued by an investment company registered under the Investment Company Act of 1940, its assets include both the equity interest and an undivided interest in each of the underlying assets of the entity unless it is established that

              (i) The entity is an operating company, or

              (ii) Equity participation in the entity by benefit plan investors is not significant."

Under Section 2510.3-101(f)(1) of the ERISA Regulation, equity participation in an entity by Qualified Plans is "significant" on any date if, immediately after the most recent acquisition of any equity interest in an entity, 25% or more of the value of any class of equity interests in the entity is held by Qualified Plans.


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


    Unless another exemption under the ERISA Regulation is available, the Manager will not admit any Qualified Plan as an Investor Interestholder or consent to an assignment of Interests if such admission or assignment will cause 25% or more of the value of all Interests to be held by Qualified Plans. Accordingly, the assets of a Qualified Plan investing in a Company should not, solely by reason of such investment, include any of the underlying assets of the Company.

    Another exemption under the ERISA Regulation that might become available is the "operating company" exemption. Under the ERISA Regulation, when a Qualified Plan invests in another entity and such entity is an operating company, the plan's assets include its investment but do not, solely by reason of such investment include any of the underlying assets of the entity.
 Under the ERISA Regulation, an "operating company" is an entity that is primarily engaged, directly or through a majority owned subsidiary or subsidiaries, in the production or sale of a product or service other than the investment of capital. The ERISA Regulations do not further define "operating company" nor do they provide any examples of the types of activities which would cause an entity to be treated as an "operating company." The Company will be engaged in the business of developing natural gas wells and selling the natural gas produced therefrom. Accordingly, except to the extent that the Company receives royalties for the sale of natural gas, it should be considered to be "engaged . . . in the production or sale of a product . . . other than the investment of capital." However, due to the absence of any authority or guidance on this matter, Special Tax Counsel is unable to conclude that the assets of a Qualified Plan will not include the assets of the Company.

    Finally, an exemption exists if the securities being issued are considered to be "publicly offered" under the ERISA Regulations. A publicly offered security is a security which is widely held, freely transferable and sold in an offering pursuant to an effective registration statement under the Securities Act of 1933. A security is widely held if held by 100 or more persons who are independent of the issuer and one another and where the minimum purchase amount is $10,000 or less. A security may be freely transferable even though transferability of such security is restricted by the tax laws or state or federal securities laws. Accordingly, while the Interests are registered in an offering pursuant to the Securities Act of 1933, and are likely to be considered freely transferable, it is a factual question as to whether the Interests will be widely held. As a result, Special Tax Counsel is unable to conclude that the Interests will be considered publicly offered securities under the ERISA Regulations.

    Each fiduciary of a Qualified Plan (and any other person subject to ERISA) should consult his/her tax advisor and counsel regarding the effect of the plan asset rules on an investment in Interests by a Qualified Plan.

                         COMPETITION, MARKETS AND REGULATION

SUMMARY

    Participants in the natural gas industry must compete against major and independent oil and gas companies and each other to acquire working interests. The competing parties often have substantially larger exploration budgets, financial resources and technical capabilities, which may work to the disadvantage of the Company. The availability of a ready market for gas produced depends upon numerous factors beyond the control of the Company, including the extent of domestic production and imports of gas, the proximity and capacity of natural gas pipelines and the effect of state and federal regulation of production and federal regulation of gas sold in interstate commerce.

    There is also extensive competition in the marketing of domestically-produced natural gas. Decreases in domestic industry production capability and increases in energy consumption can bring about shortages in energy supplies. This, in turn, can result in substantial competition in markets historically served by domestic natural gas resources both with alternate sources of energy, such as residential fuel oil, and among domestic gas suppliers. Such competition can result in increases in gas prices, extensive efforts by producers to increase gas production and delays in producing and marketing gas after it is discovered. Among the effects of this competition and the deregulation of the natural gas industry and gas prices by the Congress and the Federal Energy Regulatory Commission (FERC) is that gas prices tend to be determined by competitive market forces with attendant volatility and unpredictability. Changes in government regulations relating to the production, transportation and marketing of natural gas has, at times, resulted in the abandonment by many pipelines of long-term contracts for the purchase of natural gas, and may spur the development by gas producers of their own marketing programs to take advantage of new regulations requiring pipelines to transport gas for regulated fees, and an increasing tendency to rely on short-term sales contracts priced at spot market prices. Competitors in this market include other producers, gas pipelines and their affiliated marketing companies, independent marketers, and providers of alternate energy supplies, such as residential fuel oil.

COMPETITION AND MARKETS

    The marketing of any gas produced by the Company will be effected by a number of factors which are beyond the Manager's control and whose exact effect cannot be accurately predicted. These factors include crude oil imports, the availability and cost of adequate pipeline and other transportation facilities, the marketing of competitive fuels (such as coal and nuclear energy), and other matters affecting the availability of a ready market, such as fluctuating supply and demand.

    Members of the Organization of Petroleum Exporting Countries establish prices and production quotas for petroleum products from time to time with the intent of reducing the current global oversupply and maintaining or increasing certain price levels. Political events, especially in the Middle East, have in the past caused sharp fluctuations in oil prices, which may or may not continue Certain large users of fuel oil and other oil products have or may acquire the capacity to use natural gas instead. Further, market and governmental incentives may induce users to substitute natural gas for other fuels. These factors may increase demand for natural gas. Because there has been a natural gas supply surplus in recent years, because additional supply may be available and because the substitution process may occur gradually, any increased demand may not cause increases in gas prices similar to those experienced in the international oil markets. Decreases in oil prices, if they occur, may result in decreases in gas prices because of substitution back to oil.

REGULATION

    The State of Michigan controls Antrim gas production through regulations establishing the spacing of wells, limiting the number of days in a given month during which a well can produce and otherwise limiting the rate of allowable production. through regulations enacted to protect against waste, conserve natural resources and prevent pollution, local, state and Federal environmental controls will also affect Company operations. Such regulations could affect Company operations and could necessitate spending funds on environmental protection measures, rather than on drilling and completion operations. If any penalties or prohibitions were imposed on the Company for violating such regulations, the Company's operations could be adversely affected.

    The Federal Energy Regulatory Commission (FERC) regulates certain sales of natural gas, operating as an independent agency that combines most of the functions of the former Federal Power Commission with the prior authority of the Interstate Commerce Commission over interstate transportation of oil. In particular, FERC has regulatory jurisdiction over interstate gas pipelines that will purchase or transport gas from the projects. FERC recently adopted a major order that significantly modifies the existing environments for natural gas sales by producers. The new order, Order 636, will require that all interstate gas pipelines "unbundle" their services so that each discernible service is offered separately to customers at a specified price. Pipelines would be free to purchase, transport and sell gas for their own accounts, provided that similar terms for transport services were offered to other persons. Pipelines would be granted expanded authority to terminate service obligations to their customers consistent with their contracts.

    FERC expects that Order 636 will encourage more market-based pricing of natural gas, allow producers, pipelines and customers to respond much more quickly to market and climate changes, encourage long-term gas supply contracts and permit customers to deal efficiently with multiple pipelines and suppliers. Order 636 has generated extensive comment and controversy. In particular, certain pipelines have charged that Order 636 would favor large customers, pipelines and suppliers and would disadvantage small producers such as the Company (unless its production were sold in conjunction with that of other producers) without the market power to obtain competitive terms from pipelines and purchasers of gas. Other persons have predicted that Order 636 would discourage pipeline investment, transfer risks to local distribution companies and impose non-recoverable transition costs on pipelines. To the extent that Order 636


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results in increased costs for the interstate transportation of gas, it may have the effect of benefitting producers like the Company whose gas in sold to intrastate customers. Order 636 became effective in mid-1993. The Company is unable at this time to determine the effect of Order 636 on the Company, but it may be significant.

    Various parts of the Antrim play are crossed by transmission pipelines belonging to MichCon, Saginaw Bay Pipeline, Great Lakes Pipeline and American Natural Resources. These companies each traditionally purchase substantial portions of their supply from Michigan producers. In addition, all are subject to regulations which require them to transport gas for other end users under certain conditions, mandated by either the Michigan Public Service Commission or FERC. Transportation on these systems generally requires that gas delivered meet certain quality standards and that a tariff be paid for quantities transported The Company expects that gas produced from wells in which it has an interest will be sold to the aforementioned pipeline companies, as well as to local distribution companies (LDCs) or on the spot market via open access transportation arrangements. While in the past these purchases were generally made on the spot market, Order No. 636 has decreased reliance on the spot market and recent FERC activities have decreased the attractiveness of the spot market. Under FERC Order No. 636, interstate gas pipelines must separate their merchant activities fro their transportation activities. LDCs are required to take a much more active role in acquiring their own gas supplies under Order No. 636. Many are buying gas directly from gas marketers and are buying their own reserves. At the same time, state regulatory commissions are reviewing LDC procurement practices more carefully. These LDCs have attempted to minimize their risks by forgoing spot purchases and entering into longer-term gas supply contracts and by diversifying their supplies.

    Moreover, FERC and the industry are encouraging pipelines to develop electronic bulletin boards (EBBs) which can provide gas buyers and sellers with real-time data on pipeline capacity and prices across a variety of pipeline systems. LDCs and marketers are also working to develop companies which can access and integrate all of the information available on all pipelines' EBBs and arrange gas supplies and transportation on behalf of purchasers from large regions of the country, in order to create a national market. These systems, and the development of information service companies, will allow rapid consummation of natural gas transactions. Gas purchased in Michigan, could, for example, be used in Seattle. Although this system may initially lower prices due to increased competition, it is anticipated to increase natural gas markets and the reliability of the markets.

    On September 20, 1991, FERC adopted Order 555, which is currently the subject of a rehearing petition brought by producers and pipelines. Under Order 555, FERC reduced the number of construction permits required for interstate pipelines, permitted negotiated rate making between pipeline owners and their customers for newly constructed pipelines, set new procedures for environmental compliance and changed existing rules regarding the recovery of construction costs from pipeline revenues. The last requirement would assure that a newly constructed pipeline that has 10 year contracts for carriage of gas equal to 100% of its capacity would be able to set rates to assure that all of its construction costs would be covered by pipeline revenues. Rates for all other pipelines would be limited so that their construction costs would only be fully recovered if the pipeline was used at nearly full capacity during the entire year. The cancellation of at least one Gulf of Mexico offshore pipeline projects has been attributed to the adoption of Order 555, and many producers of natural gas have claimed that the order has inhibited construction of pipelines.

    In September 1989, a federal court of appeals invalidated FERC's Order 451, which authorized producers of price-controlled natural gas subject to take-or-pay contracts with interstate pipelines to negotiate new, effectively uncontrolled prices or to require the pipelines to transport the gas to another buyer. The decision has been stayed pending action by the United States Supreme Court. Order 451 would not have applied to the Company, but the effects of its invalidation upon the national market for natural gas cannot be anticipated.

    Commencing in late 1985, the FERC issued a series of orders (Order No. 436, Order No. 500 and related orders) which promulgated regulations significantly altering the marketing and pricing of gas. Among other things, these regulations (a) require interstate pipelines that elect to transport gas for others under self-implementing authority to provide transportation services to all shippers on a non-discriminatory basis, and (b) permit each existing firm sales customer of any such pipeline to modify its existing purchase obligations over at least a five-year period. Although the new regulations do not directly regulate gas producers such as the Company, the availability of non-discriminatory


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transportation services and the ability of pipeline customers to modify their existing purchase obligations under these regulations has greatly enhanced the ability of producers to market their gas directly to end users and local distribution companies. In this regard, though the Manager anticipates that most, if not all, of the Company's production will be marketed and sold within Michigan, access to markets through interstate pipelines may be nevertheless material to marketing of the Company's gas production.

    All such regulations adopted and proposed by the FERC as well as recent court actions regarding such regulations could have an adverse impact on gas prices and volumes and could further encourage the purchasers of gas production to breach take-or-pay provisions of their contracts.

    A number of legislative proposals have been advanced from time to time which, if put into effect, could significantly affect the oil and gas industry. The various proposals have involved, among other things, revision of leasing and operating practices relating to Outer Continental Shelf lands, revision of the NGPA (including both proposals to remove all price and certificate controls on natural gas and proposals to extend or impose the NGPA price ceilings), imposition of a "windfall profit" tax on natural gas sales and restriction of certain uses of natural gas. Other proposals would provide purchasers with "market-out" options in existing and future gas purchase contracts, eliminate or limit the operation of "indefinite price escalator clauses" (e. g. , pricing provisions which allow prices to escalate by means of reference to prices being paid by other purchasers of natural gas or prices for competing fuels). Arguments for effecting the latter two proposals by regulatory action have been pressed on the FERC by various proponents at various times. It is impossible to predict what legislation or regulatory changes may result from such proposals or the effect of such changes on the Company.

    The free trade agreement between Canada and the United States has eased restrictions on imports of Canadian gas to the United States. Additionally, the passage in November 1993 of the North American Free Trade Agreement (NAFTA) will have some impact on the American gas industry, by eliminating trade and investment barriers in the United States, Canada and Mexico. In addition, a number of new pipeline projects have been proposed to the FERC which could substantially increase the availability of Canadian gas to certain U.S. markets. Such imports could have an adverse effect on both the price and volume of gas sales from Company wells.

    The accelerating deregulation of natural gas and electricity transmission has caused, and will continue to cause, a convergence of the gas and electric industries. Demand for natural gas by the electric power sector is expected to increase modestly through the next decade. Increased competition in the electric industry, coupled with the enforcement of stringent environmental regulations, may lead to an increased reliance on natural gas by the electric industry.

    The federal government and various state governments have adopted laws and regulations regarding the control and contamination of the environment that may affect the operations of the Company. Moreover, in the areas where the Company will conduct their activities, statutory provisions regulate the production of natural gas and administrative agencies may promulgate rules in connection with the operation, location, drilling, plugging, abandonment of and production of gas wells, determine the reasonable market demand for gas, and establish allowable rates for production. Such regulatory orders limit the locations of wells or the number of wells which can be drilled on a property or may restrict the rate at which the Company's wells, if any, produce gas. Governments may from time to time suspend or curtail operations when considered to be detrimental to the ecology or to jeopardize public safety. Owners of interests in projects may be subject to federal or state regulations which impose absolute liability for the cost of clean-up of pollution resulting from its operations, and such owners may also be subject to possible legal liability for pollution damages. If other participants in a property do not bear these costs, and to the extent that insurance does not cover those risks, the Company could be solely liable for all such costs.

    Federal and state legislation affecting the gas industry is under constant review for amendment or expansion, frequently increasing the regulatory burden. Also, numerous departments and agencies, both federal and state, are authorized by statute to issue and have issued rules and regulations binding on the gas industry and its individual members, compliance with which is often difficult and costly and some of which carry substantial penalties for the failure to comply.


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    The Occupational Safety and Health Administration ("OSHA") has proposed new standards designed to curb occupational hazards during the drilling and servicing of oil and gas wells. It is possible that such proposals will substantially increase the cost of servicing the Company's wells.

    During 1990, the Clean Air Act was reauthorized and amended to encourage the use of natural gas as a less polluting fuel, especially for electricity generation, and boiler fuel, and use of compressed natural gas as a vehicle fuel. Although these provisions may increase demand for natural gas in the long run, especially after 1995, there is no assurance that they will do so or that they will have any effect on shorter-run demand for gas.

                        SUMMARY OF COMPANY OPERATING AGREEMENT

    THE RIGHTS AND OBLIGATIONS OF THE MANAGER AND THE INVESTOR INTERESTHOLDERS ARE GOVERNED BY THE COMPANY OPERATING AGREEMENT, A COPY OF WHICH IS ATTACHED HERETO AS APPENDIX I. NO PROSPECTIVE INVESTOR INTERESTHOLDER SHOULD SUBSCRIBE FOR INTERESTS WITHOUT FIRST THOROUGHLY REVIEWING SUCH AGREEMENT. THE FOLLOWING IS ONLY A BRIEF SUMMARY OF CERTAIN SIGNIFICANT PROVISIONS OF THE COMPANY OPERATING AGREEMENT AND SHOULD NOT BE CONSIDERED AS A COMPLETE DISCUSSION OF ALL OF THE PROVISIONS OF THE COMPANY OPERATING AGREEMENT.

ACCOUNTING

    The accounting period of the Company will end on December 31 of each year. The Manager will utilize the accrual method of accounting for the Company's operations on the basis used in preparing the Company's federal income tax returns with such adjustments as may be in the Company's best interests.

GOVERNING LAW

    All provisions of the Company Operating Agreement will be construed according to the laws of Michigan except as may otherwise be required by law in any other state.

CONTROL OF COMPANY OPERATIONS

    The powers vested in the Manager under the Company Operating Agreement are quite broad. The Manager will have full, exclusive and complete discretion in the management and control of the affairs of the Company and Investor Interestholders will have no power to take part in the management of, or to bind, the Company. The Company will have no officers; such functions will be performed by persons appointed by the Manager and may be removed by it at any time. The Manager may set the number of directors at one or more and may remove a director at any time, provided that at the time of removal there is an incumbent director or a replacement director is appointed. If there are multiple directors, each may act on behalf of the Company.

INDEMNIFICATION

    The Manager will be entitled to reimbursement and indemnification for all expenditures made (including amounts paid in settlement of claims) or losses or judgments suffered by it in the ordinary and proper course of the Company's business, provided that the Manager has determined in good faith that the course of conduct which caused the loss or liability was in the best interests of the Company, that the Manager was acting on behalf of or performing services for the Company, and that such expenditures, losses or judgments were not the result of the negligence or misconduct of the Manager.
Section 3.6. The Manager will have no liability to the Company or to any Interestholder for any loss suffered by the Company which arises out of any action or inaction of the Manager if the Manager, in good faith, determined that such course of conduct was in the best interests of the Company and such course of conduct did not


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constitute negligence or misconduct of the Manager.  The Manager will be indemnified by the Company to the limits of the insurance proceeds and tangible net assets of the Company against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with the Company, provided that the same were not the result of negligence or misconduct on the part of the Manager.

    Notwithstanding the above, the Manager will not be indemnified for liabilities arising under Federal and state securities laws unless (1) there has been a successful adjudication on the merits of each count involving securities law violations; or (2) such claims have been dismissed with prejudice on their merits by a court of competent jurisdiction; or (3) a court of competent jurisdiction approves a settlement of such claims against a particular indemnitee and finds that indemnification for the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws; provided, however the court need only be advised of the positions of the securities regulatory authorities of those states (i) which are specifically set forth in the Prospectus, and (ii) in which plaintiffs claim they were offered or sold Interests.

    In any claim for indemnification for Federal or state securities laws violations, the party seeking indemnification must place before the court the position of the Securities and Exchange Commission and the Massachusetts Securities Division or other respective state securities division with respect to the issue of indemnification for securities laws violations.

    The Company will not incur the cost of the portion of any insurance which insures any party against any liability as to which such party is herein prohibited from being indemnified.

TEMPORARY INVESTMENTS

    A Company's uncommitted funds may be held in bank accounts at commercial banks or invested in the following:

         (a) Obligations of banks or savings and loan associations that either
         (i) have assets in excess of $5 billion, or (ii) are insured in their entirety by agencies of the United States government;

         (b) Obligations of or guaranteed by the United States government or its agencies;

         (c) Repurchase obligations for securities described in clauses (a) or
         (b) above, if possession of the subject securities is maintained by the Company or its agent;

         (d) Any debt obligation rated at the time of purchase in the highest three grades by a nationally recognized securities rating organization; or

         (e) Funds or financial instruments that are comprised of or backed by substantially only those obligations described in clauses (a) through
         (d) above.

AMENDMENTS AND VOTING RIGHTS

    The Manager may amend the Company Operating Agreement without notice to or approval of the Investor Interestholders for the following purposes: to cure ambiguities or errors; to conform the Company Operating Agreement to the description in this Prospectus; to equitably resolve issues arising under the Company Operating Agreement so long as similarly situated Investor Interestholders are not treated materially differently; to comply with law; to make other changes that will not materially and adversely affect any Investor Interestholder's interest; or to maintain the federal income tax status of the Company, to modify the liabilities of Investor Interestholders in order to maintain the status of Participating Investor Interestholders under the passive activity rules of the Code (so long as no Investor Interestholder's liability is materially increased without his/her consent) or to make modifications to the computation of items affecting the Capital Accounts to comply with the Code.


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


    Other amendments to the Company Operating Agreement may be proposed either by the Manager or a majority in interest of the Investor Interestholders (as determined by their Capital Contributions), either by calling a meeting of the Investor Interestholders or by soliciting written consents. The procedure for such meetings or solicitations is found at
Section 15.2 of the Company Operating Agreement. Such proposed amendments require the approval of a Majority in interest of the Investor Interestholders given at a meeting of Investor Interestholders or by written consents. Any amendment requiring Investor Interestholder action may not increase any Investor Interestholder's liability, change the Capital Contributions required of him or his/her rights and share in the Company's profits, losses, deductions, credits, revenues or distributions in more than a DE MINIMIS matter or any voting rights without the Investor Interestholder's consent, and changes to the Manager's management rights require its consent.

    The consent of all Investor Interestholders is required for the following additional actions by the Company: actions contravening the Company Operating Agreement or Certificate; actions making it impossible to carry on ordinary business; confessing a judgment in excess of 10% of the Company's assets; dissolving or terminating the Company, other than as provided by the Company Operating Agreement; allowing the Manager to possess or hold Company property for other than the Company purpose or creating a new Manager except as described below.

AUTOMATIC CONVERSION OF PARTICIPATING INVESTOR INTERESTHOLDER

    Each Investor Interestholder who elects to become a Participating Investor Interestholder by assuming liability for the Company's Special Obligations will, upon the earlier to occur of (i) one year following the completion of the offering, or (ii) the Facilities Completion Date, have his/her assumption of liability automatically rescinded and thereby convert his/her Interests to non-participating status and himself to a Nonparticipating Investor Interestholder with respect to all Company wells. Generally, such conversion will cause such Investor Interestholder to have limited liability for the obligations of the Company stemming from ownership of the wells, particularly with respect to Special Obligations of the Company which arise after such conversion. Such Investor Interestholder will, however, notwithstanding such conversion, remain potentially liable for Special Obligations of the Company with respect to such wells which arose during the period when he/she was a Participating Investor Interestholder and which exceed the proceeds of insurance payable to or for the benefit of the Company on account of such Special Obligations plus the value of the assets of the Company available to satisfy such Special Obligations.

REMOVAL OF THE MANAGER

    At least 50% of the Investor Interestholders, by calling a meeting or soliciting consents, may propose the removal of the Manager for cause, which requires the affirmative vote of a Majority in Interest of the Investor Interestholders of the Company. Removal of the Manager causes a dissolution of the Company, unless as described below all Investor Interestholders elect to continue the Company. The Investor Interestholders may replace the removed Manager or fill a vacancy by vote of a majority in interest of the Investor Interestholders.

    If the Manager is removed other than for cause (defined as breach of fiduciary duty, fraud or material failure to perform its duties), the Company will be required to pay an amount to the Manager equal to the amount that would have been payable as the asset disposition fee if the Company had sold all of its projects on the date of such removal for an amount equal to sixty times the Company's average monthly gross revenues from sales of production during the immediately preceding 12 months. If the Manager is removed, resigns or is unable to serve, its share in the capital and profits of the Company (generally 20%) shall not be affected.

DISSOLUTION OF COMPANY

    Each Company will dissolve on the earliest to occur of (a) December 31 of the year which is forty years following the year in which such Company was organized, (b) the sale of substantially all of the Company's property, (c) the removal, dissolution, resignation, insolvency, bankruptcy, death or other legal incapacity or disqualification of the


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Manager, (d) the vote of either all Investor Interestholders or the Manager and a majority in interest of the Investor Interestholders, or (e) any other event requiring dissolution by law. The Company will wind up its business after dissolution unless (i) the Manager and a majority in interest of the Investor Interestholders, or (ii) if there is no Manager, all of the remaining Investor Interestholders, elect to continue the Company. The Manager (or in the absence thereof, a liquidating trustee chosen by the Investor Interestholders) shall liquidate the Company's assets if it is not continued.

TRANSFERABILITY OF INTERESTS

    No Investor Interestholder may assign or transfer all or any part of his/her interest in the Company and no transferee will be deemed a substituted Investor Interestholder or be entitled to exercise or receive any of the rights, powers or benefits of an Investor Interestholder other than the right to receive distributions attributable to the transferred interest unless (i) such transferee has been approved and accepted by the Manager, in its sole and absolute discretion, as a substituted Investor Interestholder, and (ii) certain other requirements set forth in the Company Operating Agreement have been satisfied. The transferor of Interests will remain liable for Special Obligations incurred prior to the transfer. The transferee will be liable for Special Obligations incurred prior to the transfer to the extent of his/her interest in the Company. See Company Operating Agreement - Appendix I.

THE MANAGER'S CAPITAL ACCOUNT

    The Manager is obligated under the Company Operating Agreement to restore any deficit in its capital account prior to any liquidating distribution by the Company. The Manager reserves the right, however, to offset this obligation by waiving all or a portion of the Manager's rights to any fees or other compensation due to it under the Company Operating Agreement.

                                    LEGAL OPINIONS

    Certain legal matters in connection with the Interests will be passed upon by Michael D. Ewing, Esq., Chicago, Illinois, counsel to the Manager and
to the Company, and by                                               ,
Michigan, as to matters of Michigan law.  Mr. Ewing and
              have each acted as counsel to the Manager and the Prior Manager and/or affiliates of the Manager and the Prior Manager in the past and may be expected to do so in the future with respect to similar or other matters.

    Certain federal income tax matters in connection with the public offering of Interests will be passed upon by Patzik, Frank & Samotny Ltd., of Chicago, Illinois, as Special Tax Counsel to the Manager and the Company. A tax opinion of Special Tax Counsel has been provided in the form attached to this Prospectus as Appendix IV. Special Tax Counsel has not been engaged to otherwise assist the Manager or the Company in connection with the public offering of Interests and, accordingly, except as set forth immediately above, has not reviewed or passed upon the adequacy or accuracy of the disclosure set forth in this Prospectus or any applicable Supplement.
Special Tax Counsel assumes no responsibility to update the above-described aspects of the Prospectus as a result of changes occurring on or after the date hereof or to monitor the activities of the Manager or the Company to assure compliance with the assumptions underlying its opinion. Special Tax Counsel has acted as special tax counsel to the Manager and the Prior Manager and/or affiliates of the Manager and the Prior Manager in the past and may be expected to do so in the future with respect to similar or other matters.

    No independent counsel has acted or acts as counsel to or otherwise represents the interests of subscribers who or which will become Investor Interestholders of the Company or other potential investors in Interests. Investors are encouraged to seek independent legal counsel to review all matters discussed in this Prospectus, including, but not limited to, the federal income tax effects as they affect their particular financial and tax circumstances, which are relevant to their decision to become Investor Interestholders of the Company.


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                                REPORTS AND ACCOUNTING

    The Company is required by the Agreement to and will keep appropriate records relating to its activities. All books, records and files of the Company will be kept at its principal offices at 4660 South Hagadorn Road, Suite 230, East Lansing, Michigan 48823. An independent certified public accounting firm will prepare the Company's federal income tax return as soon as practicable after the conclusion of each year. The Manager will use its reasonable best efforts to obtain the information for those returns as soon as possible and to cause the resulting accounting and tax information to be transmitted to the Investor Interestholders as soon as possible after receipt from the accounting firm.

    Each Investor Interestholder will receive reports as to the Company's activities on at least a quarterly basis and will receive as soon as practicable after the end of each year the necessary federal and state income tax information and annual financial statements for the Company that have been audited by the Company's accounting firm. The Company will be required to make periodic reports to the Securities and Exchange Commission and to certain state securities regulatory authorities.

                                ADDITIONAL INFORMATION

GENERAL

    The Manager undertakes to make available to each prospective Investor Interestholder or his/her purchaser representative, or both, during the course of the offer and sale of Interests and prior to the sale of Interests to such prospective Investor Interestholder, the opportunity to ask questions of and receive answers from the Manager or any person acting on its behalf relating to the terms and conditions of the offering and to obtain any additional information necessary to verify the accuracy of information made available to such purchaser.

    Prior to making an investment decision respecting the securities described herein, a prospective Investor Interestholder should carefully review and consider this entire Prospectus and the exhibits thereto and any applicable Supplement thereto, including without limitation the Company Operating Agreement. Prospective Investor Interestholders are urged to make arrangements with the Manager to inspect any books, records, contracts, or instruments referred to in this Prospectus and any applicable Supplement thereto and other data relating thereto. The officers and directors of the Manager and the Company are available to discuss with prospective Investor Interestholders any matter set forth in this Prospectus and any applicable Supplement thereto or any other matter relating to the securities described herein, so that Investor Interestholders and their advisors, if any, may have available to them all information, financial and otherwise, necessary to formulate a well-informed investment decision.

REGISTRATION STATEMENT

    A Registration Statement with respect to the Interests offered hereby has been filed on behalf of the Company with the U.S. Securities and Exchange Commission, 450 Fifth Street, N.W. Washington, D.C. 20549, under the Securities Act of 1933, as amended. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information pertaining to the Interests, reference is made to the Registration Statement, including the exhibits filed as a part thereof, copies of which may be inspected at the Public Reference Room of the Commission, Washington, D.C. 20549, and copies of which may be obtained from the Public Reference Section at prescribed rates.

LITIGATION

    The Manager and its affiliates are, from time to time, parties to litigation in the ordinary course of its business. As of the date of this Prospectus, neither the Manager nor any of its affiliates, including its Investor Interestholders, officers and directors, is a party to any litigation, the adverse resolution of which would have a material adverse effect on its operations or financial condition.


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                              AVAILABILITY OF DOCUMENTS

    The following is a partial list of documents that are available to each potential investor upon request, in connection with an evaluation of an investment in the Company. Any other documents relevant to the Company or its business that are not listed below but are obtainable by the Company without unreasonable effort or expense are also available for examination by potential investors at the offices of the Manager (to the extent permitted by the Company Operating Agreement). Any of the documents identified below that may not have been executed by the parties thereto at the time of the request will be furnished in draft form.

1.  Documents relating to the Company, including:

    (a) the Articles of Association of the Company and the form of Company Operating Agreement and all amendments thereto;

    (b) the Management Services Agreement between the Company and the Manager, covering additional duties set forth therein;

    (c)  the form of Turnkey Agreement; and

    (d)  the tax opinion of Special Tax Counsel.

2. In addition to this Prospectus, the Manager has prepared various pieces of supplementary information, including pieces generally referred to as "sales literature." These materials, to the extent approved by the Manager, will be so designated. Other materials not so designated have not been reviewed or endorsed by the Manager and, accordingly, no responsibility or liability will be had therefor.

In the event that any additional documents are made available to any accredited investors (see "Investor Suitability Standards"), copies thereof will be sent to all subscribers.

                                  GLOSSARY OF TERMS

    The following glossary consists of abbreviated definitions of certain of the terms used throughout this Prospectus. SEE ARTICLE I OF THE FORM OF COMPANY OPERATING AGREEMENT WHICH APPEARS AS APPENDIX I TO THIS PROSPECTUS FOR COMPLETE DEFINITIONS OF THESE AND OTHER TERMS.

    Each Contributing Investor Interestholder's "ADJUSTED CAPITAL" for any year shall be determined as of the first day of any year and shall be equal to the amount of such Contributing Investor Interestholder's Initial Capital Contribution, reduced by the aggregate amount of all cash distributions to such Contributing Investor Interestholder in all prior years.

    "ACQUISITION PERIOD" means the first two years after commencement of Company operations or the period until the Company's property acquisitions are completed, whichever is shorter.

    "ACT" means the Michigan Limited Liability Company Act, as amended.

    "ADMINISTRATIVE COSTS" means generally customary and routine overhead expenses incurred by the Manager in conducting Company business.

    "AGGREGATE INVESTOR INTERESTHOLDER CAPITAL CONTRIBUTIONS" means the total of all Investor Interestholder subscriptions.

    "AGGREGATE INVESTOR INTERESTHOLDER NET CAPITAL CONTRIBUTIONS" means the aggregate Investor Interestholders' capital contributions, reduced by all expenses of the Company for organization and offering expenses and the Management Fee.

    "CAUSE", when used in connection with the removal of the Manager by a Majority in interest of the Investor Interestholders, shall mean, (i) breach of its fiduciary obligations to the Company, (ii) actual fraud upon the Investor Interestholders, (iii) a material misrepresentation in the Prospectus of the Company Operating Agreement, or (iv) a material and continuing failure to perform its obligations to the Company hereunder.

    "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

    "COMPLETION" means the point, or the activities necessary to reach the point, at which a well is said to have been "COMPLETED," i.e., when the development, drilling and completion activities and all other below-ground installations or services necessary to create and prepare such well for production have been finished, in the discretion of the applicable Operator, according to the development plan of such Operator and such well is ready for the installation of Facilities thereon or connection to Facilities appurtenant thereto and commence production.

    "COST" generally includes the price paid for a property and all reasonable, necessary and actual expenses incurred in connection with the purchase of such property.

    "DEVELOPMENT DRILLING" refers to the drilling of DEVELOPMENT WELLS. A "DEVELOPMENT WELL" is, generally, a well drilled as an additional well to the same gas reservoir as other producing wells or not more than one location away from a well producing from the same reservoir.

    "DIRECT COSTS" are those costs directly incurred for the benefit of the Company and generally attributable to the goods and services provided to the Company by parties other than the Manager or its affiliates.

    "FACILITIES" encompasses all above-the-wellhead facilities installed with respect to a well for the purpose of collecting, transporting, compressing, dewatering or otherwise processing gas production from such well for subsequent delivery to a commercial pipeline for sale to commercial customers.

    "FACILITIES COMPLETION DATE" is the date upon which all of the wells on a property in which the Company has acquired a working interest have been Completed and all Facilities necessary or appropriate, in the discretion of the Operators, pursuant to the development plan of the Operators, have been constructed and installed upon and/or connected to such wells. The Manager will give the Investor Interestholders written notice of the Facilities Completion Date.

    A "FARMOUT" is, generally, an agreement whereby the owner of a leasehold or working interest agrees to assign his/her interest in specific acreage to an assignee who agrees to drill one or more wells on the acreage, while retaining some interest such as an overriding royalty interest.

    "INDEPENDENT EXPERT" means a person or firm in the business of rendering opinions regarding the value of gas projects with no material relationship to the Manager or its affiliates.

    Each Contributing Investor Interestholder's "INITIAL CAPITAL
CONTRIBUTION" shall be equal to such Contributing Investor Interestholder's initial capital contribution (i.e., the subscription amount for each Investor Interestholder).

    "INTERESTS" refers to fractional undivided membership interests in the Company, determined in accordance with the Act and the Company Operating Agreement, acquired by Investor Interestholders in this Offering and which entitle the holder thereof to an Interest in the capital and profits of the Company.

    "INTERESTHOLDERS" refers to the Manager and the Investor Interestholders, collectively.

    "INVESTOR INTERESTHOLDERS" are Persons who acquire Interests in the Offering and thereby become Investor Interestholders in the Company, in their capacity as non-management Interestholders of the Company.

    A "LANDOWNER'S ROYALTY" is the royalty interest customarily retained under an oil and gas lease by the owner of the mineral interest.

    A "LEASE" refers, generally, to any interest in a gas lease or other right authorizing the owner of such lease or other right to explore for and produce gas.

    A "MINERAL INTEREST" refers, generally, to a landowner's interest in subsurface gas which carries with it the right to produce the gas or to execute gas leases and to receive landowner's royalty payments.

    "NET INVESTABLE CAPITAL" means the amount of Company capital remaining, after payment of all organizational, offering, selling and administrative costs, the Management Fee and the Acquisition Fee, which is available to and is invested in working interests in projects.

    "NET PROCEEDS OF PRODUCTION" refers to the revenues received by the Company from the sale of all gas, less all expenses, including Operating Costs and taxes attributable to such sales.

    A "NET PROFITS INTEREST" is an overriding royalty measured by the net profits realized by the holder of the underlying working interest in a lease.

    Company "NET REVENUES" is generally synonymous with Company net cash flow from operations.

    A "NET SUBSCRIPTION" is the subscription of an Investor Interestholder, less his/her allocable share of selling costs and the payment to the Manager in lieu of the reimbursement of Organization and Offering Costs that is payable out of Company capital.

    A "NET WELL" refers to an aggregate net percentage working interest in one or more wells which totals 100 percent.

    "NON-OPERATING INTERESTS" refers, in general, to royalty interests and production payments.

    "OPERATING COSTS" refers to expenditures made and costs incurred in producing and marketing gas from completed wells, including that portion of direct costs and administrative costs allocable to the working interest in a gas property.

    "OPERATOR" refers to the person or entity with has contracted with the owners of the working interest in any property to conduct all operations thereon, including, but not limited to, drilling, completion and operation of the wells, administration and maintenance of the property, marketing and sale of the products therefrom and monitoring of the operations and performance of the property, in exchange for a fee which may or may not be based upon or payable from the proceeds of the sale of production from the property and who or which may or may not also own a portion of the working interest in such property.

    "ORGANIZATION AND OFFERING COSTS" includes legal, accounting and other costs of offering Interests and organizing the Company.

    An "OVERRIDING ROYALTY" is a royalty interest created from a lease rather than a mineral interest.

    A "PARTICIPATING INVESTOR INTERESTHOLDER" is an Investor Interestholder who elects to assume joint and several liability for the obligations of the Company which constitute Special Obligations until the earlier to occur of
(i) one year following the completion of the offering, or (ii) the Facilities Completion Date, after which a Participating Investor Interestholder shall be deemed to have disclaimed personal liability for Special Obligations and been converted to Nonparticipating Investor Interestholder status.

    "PAYOUT" means the amount and the corresponding time when each Investor Interestholder and the Investor Interestholders as a group have received distributions of Net Cash Flow from the Company which are equal, in the aggregate, to the Capital Contributions of the Investor Interestholders, individually and collectively.

    "PRIMARY AREA" means the known or reasonably anticipated extent of the gas-bearing Devonian shale formation in Alcona, Antrim, Charlevoix, Crawford, Kalkaska, Montmorency, Otsego and Oscoda Counties, Michigan, and similar Devonian shale formations in southwestern lower Michigan, northeastern Indiana and northwestern Ohio.

    A "PRODUCING PROPERTY" is, generally, a property producing gas in sufficient quantities to offset its operating costs or a property with shut-in wells deemed capable by the Manager of producing gas in such quantities.

    A "PRODUCTION PAYMENT" is, generally, an interest which entitles the holder to receive a specified share of gross production of gas or other minerals, or the proceeds from the sale of such share of production free of the costs of production.

    A "PROPERTY" is, generally, the entire interest in the subsurface mineral rights appurtenant to one or more parcels of real property and carrying with it the right to disturb the use of the property to the extent reasonably required to conduct drilling, completion and production activities thereon.

    "RESERVES" includes "PROVED RESERVES" and "UNPROVED RESERVES." "PROVED RESERVES" are those quantities of natural gas and natural gas liquids which upon analysis of geologic and engineering data appear with reasonable certainty to be recoverable in the future from known gas reservoirs under existing economic and operating conditions utilizing conventional methods. Proved reserves includes both PROVED DEVELOPED RESERVES, which can be expected, with little doubt, to be recovered from existing wells using existing equipment and operating methods and PROVED UNDEVELOPED RESERVES, which are, generally, reserves which are expected to be recovered from new development wells or from existing wells where a relatively major expenditure is required for recompletion. "UNPROVED RESERVES" are those quantities of natural gas and natural gas liquids which upon analysis of geologic and engineering data appear to be recoverable in the future from known gas reservoirs, but with respect to which no wells have been drilled that have established with reasonable certainty that such reserves can be recovered.

    "RESIDUAL OPERATING CASH FLOW" means Company net revenues available for distribution to Investors in any period following the receipt by the Investors of cash distributions which are, in the aggregate, equal to 100% of their original capital contributions plus a 6% cumulative annual preferred return on such capital contributions, for so long as the Investors have received, at the end of such period, cash distributions which are, in the aggregate, equal to 100% of their original capital contributions plus a 6% cumulative annual preferred return on such capital contributions.

    A "ROYALTY" or "ROYALTY INTEREST" is an interest entitling the holder to receive a share of gross production of gas or other minerals, or the proceeds from the sale of such share of production free and clear of all costs of development, operation or maintenance, and having no control over drilling and production activities.

    "SELLING COSTS" refers, generally, to the sales commissions and due diligence fees incurred in connection with the sale of Interests.

    An Investor Interestholder's "SHARING RATIO" refers, generally, to the ratio between one Investor Interestholder's net subscription and the aggregate net subscriptions of all Investor Interestholders.

    "SPECIAL OBLIGATIONS" refers to the Company's obligations and liabilities of whatever type or description arising solely out of or in connection with its ownership of working shares in any one or all of the wells making up a property, including but not limited to the obligation to pay the costs of acquisition of the share in the property, the drilling and completion of wells, to pay the Company's share of the costs of Facilities, including Facilities not currently contemplated by the Operators or the Manager and tort liabilities for personal injury or environmental damage.

    "SUBSCRIPTION" refers to the amount that an Investor Interestholder pays for Interests.

    "SUBSCRIPTION AGREEMENT" refers to the Subscription Agreement, a form of which is annexed to this Prospectus as Appendix III.

    "COMPANY PROJECTS" includes all interests, projects and rights of any type owned by the Company.

    "UNDEVELOPED LEASEHOLD INTERESTS" refers, generally, to all interests in gas and other mineral leases except those portions of leases included within the governmentally designated spacing or conservation unit in which an existing producing well is located.

    A "WORKING INTEREST" is the operating interest under a gas lease or unleased mineral interest the owner of which has the right to explore for, develop and produce gas from and to operate the projects subject to such interest and to receive his/her PRO RATA share of the gas and minerals produced from such projects or the proceeds from the sale thereof, and the obligation to pay his/her PRO RATA share of all costs, including costs of development, operation and maintenance associated therewith.

PLANTE & MORAN, LLP


                             Independent Auditor's Report


To the Members
Wolverine Energy, L.L.C.
    (a Michigan limited liability corporation)


We have audited the accompanying balance sheet of Wolverine Energy, L.L.C. (a Michigan limited liability corporation) as of December 31, 1996 and 1995, and the related statements of income and members' equity and cash flows for the year and the period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wolverine Energy, L.L.C. at December 31, 1996, and 1995, and the results of its operations and its cash flows for the year and the period then ended, in conformity with generally accepted accounting principles.


                                  /s/ Plante & Moran, LLP





May 28, 1997







A member of
MOORES
ROWLAND
INTERNATIONAL
A WORLDWIDE ASSOCIATION OF INDEPENDENT ACCOUNTING FIRMS

                               WOLVERINE ENERGY, L.L.C.
                      (A MICHIGAN LIMITED LIABILITY CORPORATION)
                                    BALANCE SHEET

                                        ASSETS




                                                              DECEMBER 31
                                                        -----------------------
                                                            1996         1995
CURRENT ASSETS                                              ----         ----
  Cash                                                 $   48,892    $   -
  Accounts Receivable:
     Related entities (Note 4)                            374,936      1,085,826
     Other                                                 15,629         -
  Current portion of member note receivable (Note 4)      100,300         -
  Prepaid expenses                                        411,170        349,930
                                                        ----------     ---------
        Total current assets                              950,927      1,435,756

ORGANIZATION COSTS, Net                                    10,521         13,266

MEMBER NOTE RECEIVABLE (Note 4)                           200,595          -

INVESTMENTS IN RELATED ENTITIES (Note 2)                  370,812        210,410
                                                       ----------     ----------
        Total assets                                   $1,532,855     $1,659,432
                                                       ==========     ==========

                                         LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
  Bank overdraft                                    $        -          $753,151
  Line of credit (Note 3)                                 249,500         -
  Accounts payable:
     Trade                                                 50,769         28,268
     Operators                                            805,079        741,618
     Related party (Note 4)                                72,971        124,978
  Accrued expenses                                         14,913         -
                                                        ---------      ---------

        Total current liabilities                       1,193,232      1,648,015

MEMBERS' EQUITY                                           339,623         11,417
                                                        ---------      ---------

        Total liabilities and members' equity          $1,532,855     $1,659,432
                                                       ==========     ==========

See Notes to Financial Statements.

                WOLVERINE ENERGY, L.L.C.
         (A MICHIGAN LIMITED LIABILITY CORPORATION)
          STATEMENT OF INCOME AND MEMBER'S EQUITY


                                                  Year Ended     Period Ended
                                                  December 31,   December 31,
                                                     1996            1995
                                                  ------------   -------------
REVENUE
  Turnkey revenue                                 $4,280,724     $2,331,446
  Management fees                                    250,547        123,513
  Other income                                         9,300         -
                                                  -----------     ---------
        Total revenue                              4,540,571      2,454,959

COST OF SALES
  Drilling and other related costs                 3,470,477      2,378,044
  General and administrative                         688,715         66,498
                                                  ----------     ----------
        Total operating expenses                   4,159,192      2,444,542
                                                  ----------     ----------
OPERATING INCOME                                     381,379         10,417

LOSS FROM EQUITY INVESTMENTS                         (53,173)        -
                                                  -----------    ----------
NET INCOME                                           328,206         10,417

MEMBERS' EQUITY - Beginning of period                 11,417         -

MEMBER CONTRIBUTIONS                                -                 1,000
                                                   ----------     ---------
MEMBERS' EQUITY - End of period                     $339,623        $11,417
                                                   ==========     =========



See Notes to Financial Statements

                            WOLVERINE ENERGY, L.L.C.
                   (A MICHIGAN LIMITED LIABILITY CORPORATION)
                             STATEMENT OF CASH FLOWS



                                                     Year Ended   Period Ended
                                                   December 31,   December 31,
                                                        1996            1995
                                                   -------------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Cash received from customers                        $5,235,832    $1,369,133
  Cash paid to operators and suppliers                (4,139,748)   (1,899,151)
  Cash paid for interest                                 (29,071)       -
                                                        ---------    ---------
        Net cash provided by (used in) operating
           activities (Note 5)                         1,067,013      (530,018)

CASH FLOWS FROM INVESTING ACTIVITIES
  Cash paid for organizational costs                      -            (13,723)
  Loans to member                                       (300,895)
  Cash paid for investment in partnerships              (213,575)     (210,410)
                                                       ----------     ---------
        Net cash used in investing activities           (514,470)     (224,133)

CASH FLOWS FROM FINANCING ACTIVITIES
  Bank overdraft                                        (753,151)      753,151
  Proceeds from line of credit, net of repayments        249,500        -
  Capital contributions from members                      -              1,000
                                                        --------        -------
        Net cash provided by (used in) financing
           activities                                   (503,651)      754,151
                                                        ---------      -------

NET INCREASE IN CASH                                      48,892        -

CASH -- Beginning of period                               -             -

CASH - End of period                                     $48,892     $  -
                                                         =======     =========


See Notes to Financial Statements.

                               WOLVERINE ENERGY, L.L.C.
                      (A MICHIGAN LIMITED LIABILITY CORPORATION)
                             NOTES TO FINANCIAL STATEMENTS
                              DECEMBER 31, 1996 AND 1995



NOTE 1 - NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

    Wolverine Energy, L.L.C. (WELLC) was formed on November 8, 1995; the 1995 financial statements include the results of operations from inception through December 31, 1996. WELLC acquires working interests in natural gas prospects in Michigan, forms oil and gas entities and sells them the interests on a turnkey basis. WELLC is responsible for managing the operations of many of the entities.

    INVESTMENTS IN RELATED ENTITIES - Investments in related entities are accounted for under the equity method. WELLC, as the manager of the oil and gas entities, makes initial capital contributions in accordance with provisions in the respective placement memorandum governing the activities of the particular entity. Income or losses are allocated to the investments according to WELLC's ownership interest in the entities, and distributions or withdrawals are deducted from the investments.

    TURNKEY DRILLING REVENUE - WELLC enters into contracts with affiliated oil and gas entities to drill oil and gas wells under turnkey agreements. Under the terms of the contracts, the entities pay all drilling costs and receive working interests in the wells. The entities advance funds to WELLC in order to finance the drilling activity.

    ORGANIZATION COSTS - Organization costs are being amortized over a five-year period using the straight-line method.

    INCOME TAXES - No provision for federal income taxes has been included in the financial statements since the income of the Limited Liability Corporation must be reported by the respective members on their federal income tax returns.

    USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates.

                               WOLVERINE ENERGY, L.L.C.
                      (A MICHIGAN LIMITED LIABILITY CORPORATION)
                            NOTES TO FINANCIAL STATEMENTS
                              DECEMBER 31, 1996 AND 1995


NOTE 2 - AFFILIATED OIL AND GAS ENTITIES

    Since 1995, WELLC has sponsored the formation of a trust and limited liability corporations (entities) for the purpose of conducting oil and gas exploration, development, and production activities on certain oil and gas properties. Such entities include Wolverine Antrim Development Trust 1995, Wolverine Antrim Development 1996-1, L.L.C. and Wolverine Antrim Development 1996-2, L.L.C. WELLC serves as manager of these entities and, as such, has full and exclusive discretion in the management and control. The turnkey drilling and operating agreements that WELLC enters into with the entities provide that the entities pay for the drilling costs of the wells at an agreed-upon price per well. Revenue from oil and gas properties is allocated based on the working interest ownership percentage of the properties.

    WELLC holds the following interest in the entities:


                                                       1996          1996
                                                 -----------    -----------

    Wolverine Antrim Development Trust 1995            8.5 %          8.5 %
    Wolverine Antrim Development 1996-1, L.L.C.       15.0 %            - %
    Wolverine Antrim Development 1996-2, L.L.C.       15.0 %            - %

    Following is summary of financial position and results of operations of entities whose investments are carried at equity:

                                                      1996         1995
                                                 -----------    -----------
    Current assets                                  $577,528     $1,156,501
    Other assets                                   6,843,265      2,136,682
                                                  ----------     ----------
              Total assets                        $7,420,793     $3,293,183
                                                  ==========     ==========
    Current liabilities                             $577,134     $1,153,326

    Equity                                         6,843,659      2,139,857
                                                  ----------     ----------
              Total liabilities                   $7,420,793     $3,293,183
                                                  ==========     ==========
    Net loss                                      $ (422,901)    $  (67,143)
                                                  ===========    ==========

                               WOLVERINE ENERGY, L.L.C.
                    (A MICHIGAN LIMITED LIABILITY CORPORATION)
                            NOTES TO FINANCIAL STATEMENTS
                              DECEMBER 31, 1996 AND 1995

NOTE 3 - LINE OF CREDIT

    The line of credit to a bank is unsecured and due on demand. The line of credit bears interest at 1.5 percent above the prime rate ( effective rate of 9.75 percent at December 31, 1996).

NOTE 4 - RELATED PARTY TRANSACTIONS

    During 1996 and 1995, WELLC earned turnkey revenue from related entities in the amount of $4,280,724 and $2,331,446, respectively. The balance of turnkey revenues owed to WELLC and included in accounts receivable as of December 31, 1996 and 1995, is $374,936 and $1,085,826, respectively.

    During 1996 and 1995, WELLC charged management fees to related entities in the amount of $250,547 and $123,513, respectively, in accordance with respective placement memorandums

    WELLC loaned $300,895 to a member during 1996. The note bears interest at 8 percent and is payable in equal installments over the next three years.

    WELLC owed a related entity for drilling costs in the amount of $72,971 and $124,978 at December 31, 1996 and 1995, respectively.

NOTE 5 - CASH FLOWS

    A reconciliation of net income to net cash flows used in operating activities is as follows:


                                                      1996           1995
                                                    --------       --------
    Net income                                      $328,206        $10,417
    Adjustments to reconcile net income to net cash
       from operating activities:
         Depreciation and amortization expense         2,745            457
         Loss from equity investments                 53,173         -
         (Increase) decrease in assets:
            Accounts receivable                      695,261     (1,085,826)
         Prepaid expenses                            (61,240)      (349,930)

         Decrease in liabilities:
            Accounts payable                          33,955        894,864

                               WOLVERINE ENERGY, L.L.C.
                      (A MICHIGAN LIMITED LIABILITY CORPORATION)
                            NOTES TO FINANCIAL STATEMENTS
                              DECEMBER 31, 1996 AND 1995


NOTE 5 - CASH FLOWS (Continued)
            Accrued expenses                          14,913         -
                                                  -----------     ----------

            Net cash provided by (used in)
            operating activities                  $1,067,013      $(530,018)
                                                  ==========      ==========

    There were no significant noncash investing and financing activities during 1996 and 1995.

                               WOLVERINE ENERGY, L.L.C.
                       (A MICHIGAN LIMITED LIABILITY CORPORATION)
                                    BALANCE SHEET
                                    JUNE 30, 1997


ASSETS

    CURRENT ASSETS
       Cash                                                      $  45,253
       Accounts receivable
          Related entities                                         211,682
          Other                                                     44,825
       Current portion of member note receivable                   100,300
       Prepaid expenses                                            155,504
                                                                 ---------

          Total current assets                                     557,564

    FIXED ASSETS, NET                                               13,980

    ORGANIZATIONAL COSTS, NET                                        9,147

    MEMBER NOTE RECEIVABLE                                         513,829

    INVESTMENTS IN RELATED ENTITIES                                419,178
                                                                 ---------
    Total Assets                                               $ 1,513,698
                                                               ===========

LIABILITIES AND MEMBERS' EQUITY

    CURRENT LIABILITIES
       Accounts payable:
         Trade                                                   $ 139,184
         Operators                                               1,072,250
         Related party                                              77,024
                                                                 ---------
         Total current liabilities                               1,288,458

    MEMBERS' EQUITY                                                225,240
                                                                ----------
       Total liabilities and members' equity                   $ 1,513,698
                                                               ===========

                               WOLVERINE ENERGY, L.L.C.
                     (A MICHIGAN LIMITED LIABILITY CORPORATION)
                       STATEMENT OF INCOME AND MEMBERS' EQUITY




                                                             6 Months Ended
                                                             June 30, 1997
                                                             --------------
    REVENUE
       Turnkey Revenue                                         $ 1,041,497
       Management fees                                              58,806
                                                               -----------
         Total Revenue                                           1,100,303

    COST OF SALES
       Drilling and other related costs                            793,557
       General and Administrative                                  412,580
                                                                ----------
         Total operating expense                                 1,206,137

    OPERATING LOSS                                                (105,834)

    LOSS FROM EQUITY INVESTMENTS                                    (8,549)
                                                                 ----------
    NET LOSS                                                      (114,383)

    MEMBERS' EQUITY - Beginning of period                          339,623
                                                                -----------
    MEMBERS' EQUITY - End of Period                            $   225,240
                                                               ============

                                     APPENDIX I
                         FORM OF COMPANY OPERATING AGREEMENT


                             COMPANY OPERATING AGREEMENT

                                          of

                             WOLVERINE ENERGY 97-98(    )
                             DEVELOPMENT COMPANY, L.L.C.


    This COMPANY OPERATING AGREEMENT (the "Agreement") is made as of
           , 199   , by Wolverine Energy, L.L.C., a Michigan limited
liability company, which, with its successor(s) as managing member(s) under this Agreement, is referred as the "Manager," and those persons who are accepted as holders of interests in the Company under this Agreement.

                                 W I T N E S S E T H:

    WHEREAS, the Manager wishes to organize WOLVERINE ENERGY 97-98(    )
DEVELOPMENT COMPANY, L.L.C. (the "Company"), as a limited liability company under the Michigan limited liability company act, Sections 451.1101 to
451.2200 of the Michigan Compiled Laws, as the same may be amended from time to time (the "Michigan Act"), to provide for the management of the Company by the Manager, and to provide for the sale of interests in the Company, the operation of the Company and the rights and obligations of the Manager and owners of interests; and

    WHEREAS, Articles of Association (the "Articles") shall be filed by the
Manager on                                  , 199    , with the Secretary of
State of Michigan in accordance with                 of the Michigan Act to
evidence the existence of the Company;

    NOW, THEREFORE, the Manager and the Interestholders collectively declare that the Company shall be governed in accordance with the provisions of this Agreement, and that the rights, duties and obligations of the Manager and the Interestholders with respect to the Company and its assets and operations and their respective interests therein shall be defined and limited as herein provided, subject in all respects to any provision of the Michigan Act which may be inconsistent herewith, as follows:

                                      ARTICLE 1

                               ORGANIZATION AND POWERS

    1.1 COMPANY EXISTENCE; NAME. The Company, comprised of the Company created under this Agreement and the business conducted hereunder, shall be
designated as "Wolverine Energy 97-98(    ) Development Company, L.L.C.,"
which name shall refer to the Company only and which shall not refer to the Manager or the officers, agents, interestholders or other beneficial owners of the Manager or the Company. To the extent possible, the Manager shall conduct all business and execute all documents relating to the Company in the name of the Company and not in the name of the Manager. The Manager may conduct the business of the Company or hold its property under other names as necessary to comply with law or to further the affairs of the Company as it deems advisable in its sole discretion. This Agreement, the Articles and any other documents, and any amendments of any of the foregoing, required by law or appropriate, shall be recorded in all offices or jurisdictions where the Company shall determine such recording to be necessary or advisable for the conduct of the business of the Company.

                                  COA-1

    1.2 COMPANY PURPOSE. The primary purpose of the Company is to acquire working interests and/or similar interests in natural gas Properties in the Devonian shale formation in Michigan, Indiana and Ohio, particularly those which are within the Antrim shale play in Michigan, and to participate in the drilling, completion and operation of development natural gas wells on such Properties and in the acquisition, construction, reconstruction, operation and management of natural gas transmission systems, all of the foregoing in such manner as the Manager shall designate. The general purpose of the Company shall be to acquire interests of whatever type the Manager shall determine in natural gas Properties located within the Continental United States. The Company shall have the power to perform any and all acts and activities with respect to its primary or general purpose that are customary or incident thereto including, by way of illustration and not limitation, the acquisition, exploration, development, management, administration and disposition of such properties as the Company shall designate and the production and the marketing of the products therefrom. The Company may engage in natural gas operations with others when, in the judgment of the Manager, it is prudent and desirable under the circumstances. In any such operations, the Company may acquire, own, hold and develop leases, either as principal, agent, partner, syndicate member, associate, joint venturer or otherwise and may invest funds in any such business, and may do any and all things necessary or incidental to the conduct of any such activities.

    1.3 RELATIONSHIP AMONG INTERESTHOLDERS; NO PARTNERSHIP. As among the Company, the Manager, the Interestholders and the officers and agents of the Company, a Company and not a partnership is created by this Agreement irrespective of whether any different status may be held to exist as far as others are concerned or for tax purposes or in any other respect. The Interestholders hold only the relationship of Company interestholders to the Manager with only such rights as are conferred on them by the Michigan Act and this Agreement.

    1.4 ARTICLES OF ASSOCIATION. The Manager shall cause to be executed and filed (a) the Articles, (b) such certificates as may be required by so-called "assumed name" laws in each jurisdiction, including, but not limited to, Michigan, in which the Company has a place of business or may be considered to be doing business pursuant to the laws of such jurisdiction, (c) all such other certificates, notices, statements or other instruments required by law or appropriate for the formation and operation of a Michigan limited liability company in all jurisdictions where the Company may elect to do business, and (d) any amendments of any of the foregoing required by law or appropriate.

    1.5 PRINCIPAL PLACE OF BUSINESS. The office and principal place of business of the Company shall be 4660 South Hagadorn Road, Suite 230, East Lansing, Michigan 48823, or such other place as the Manager may from time to time designate by notice to all Investor Interestholders. The Company may maintain such other offices at such other places as the Company may determine to be in the best interests of the Company.

    1.6  ADMISSION OF INVESTOR INTERESTHOLDERS.

         (a) The Company shall have the unrestricted right at all times prior to the Termination Date (as defined in Article 2 hereof) to admit to the Company such Investor Interestholders in conformity with the Prospectus as it may deem advisable, provided the aggregate subscriptions received for Capital Contributions of the Investor Interestholders and accepted by the Company may not be less than $300,000.

         (b) Each Investor Interestholder shall execute an Omnibus Signature Page and thereby agree to the terms of the Subscription Agreement and make such Capital Contributions to the Company as subscribed for by the Investor Interestholder. Subject to the acceptance thereof by the Manager, each such subscriber shall be admitted to the Company as an Investor Interestholder. All funds received from such subscriptions will be deposited in the Company's name in an interest-bearing escrow account at a commercial bank until subscriptions in the amount of at least $300,000 have been received and collections on instruments have been successfully completed.

         (c) If, by the close of business on the Termination Date, Investor Interestholder Interests representing Capital Contributions in the aggregate amount of at least $300,000 have not been sold or if the Manager

                                  COA-2
withdraws the offering of Investor Interestholder Interests in accordance with the terms of the Prospectus, the Subscription Agreement and this Agreement, the Company shall be immediately dissolved at the expense of the Manager and all subscription funds shall be forthwith returned to the respective subscribers together with the net interest earned thereon.

         (d) In all events, interest actually earned on subscription funds held in escrow shall be paid to subscribers for Interests, PRO RATA, regardless of whether their subscriptions for Interests are accepted. As soon after the Termination Date as practicable, the Company shall advise each Investor Interestholder of the Termination Date and the aggregate amount of Capital Contributions made by all Investor Interestholders and pay such net interest as has been earned on such subscriptions while held in escrow to all subscribers for Interests.

         (e) The full cash price for Interests must be paid to the Company at the time of subscription.

    1.7 TERM OF THE COMPANY. For all purposes, this Agreement shall be effective on and after the date hereof and the Company shall continue in existence until December 31, 2035, at which time the Company shall terminate unless sooner terminated under any other provision of this Agreement.

    1.8 POWERS OF THE COMPANY. Without limiting any powers granted to the Company under this Agreement or applicable law, the Company shall have, in addition to all powers necessary, implied or incident to the Company purpose as described in Section 1.2 hereof, the following additional powers;

         (a) To borrow money or to loan money and to pledge or mortgage any and all Company Property and to execute conveyances, mortgages, security agreements, assignments and any other contract or agreement deemed by the Manager to be proper and in furtherance of the Company's purposes and affecting it or any Company Property;

         (b) To pay all indebtedness, taxes and assessments due or to be due with regard to Company Property and to give or receive notices, reports or other communications arising out of or in connection with the Company's business or Company Property;

         (c)  To collect all monies due the Company;

         (d) To establish, maintain and supervise the deposit of funds or Company Property into and the withdrawals of the same from Company bank accounts or securities accounts;

         (e) To employ accountants to prepare required tax returns and provide other professional services and to pay their fees as a Company expense;

         (f) To make any election relating to adjustments in basis on behalf of the Company or the Interestholders which is or may be permitted under the Code, particularly with respect to Sections 743 and 754 of the Code;

         (g) To employ legal counsel for Company purposes and to pay their fees and expenses as a Company expense;

         (h) To conduct the affairs of the Company with the general objective of achieving distributable income from the Company Property;

         (i) To prepare or commission reports of the value of Company Property or the natural gas reserves thereon and to pay the costs of such reports as a Company expense; or

         (j) To sell, relinquish, release, "farm-out," or otherwise dispose of or deal with any producing or non-producing leases, leasehold interests, undivided interests therein or contractual rights to acquire such interests

                                  COA-3
which in the Manager's judgment should be sold, released, "farmed-out," relinquished or otherwise disposed of or dealt with, for such consideration or without consideration as the Manager deems proper.

    1.9 TITLE TO COMPANY PROPERTY. Title to all of the Company Property shall be vested in the Company until the Company and this Agreement are terminated pursuant to Article 14 hereof; PROVIDED, HOWEVER, that if the laws of any jurisdiction require that title to all or any portion of any Company Property be vested in a trustee or nominee of the Company, then title to that part of the Company Property shall be deemed to be vested in the Manager or any co-manager, as the case may be, appointed pursuant to Section 15.7 hereof.


                                      ARTICLE 2

                                     DEFINITIONS

    The following terms, whenever used herein, shall have the meanings assigned to them in this Article 2 unless the context indicates otherwise. References to sections and articles without further qualification denote sections and articles of this Agreement. The singular shall include the plural and the masculine gender shall include the feminine, and vice versa, as the context requires, and the terms "person" and "he" and their derivations whenever used herein shall include natural persons and entities, including, without limitation, corporations, partnerships and trusts, unless the context indicates otherwise.

    "Act" - The Securities Act of 1933, as amended, and any rules and regulations promulgated thereunder.

    "Additional Development Well" - With respect to any Property in which the Company owns a Working Interest, any well (other than an Initial Well) drilled on such property, which well is located within the proven area of a known oil or gas reservoir to the depth of the stratigraphic horizon known to be productive.

    "Additional Well" - Any well (other than an Initial Well) in which the Company participates as the owner of a Working Interest.

    "Adjusted Capital Account" - A Interestholder's Capital Account at any time (determined before any allocations for the current fiscal period) (a) increased by (i) the amount of the Interestholder's share of partnership minimum gain (as defined in Regulation Section 1.704-2(d)) at such time, (ii) the amount of the Interestholder's share of the minimum gain attributable to partner non-recourse debt (as defined in Regulation Section 1.704-2(b)(4)) and (iii) the amount of the deficit balance in the Interestholder's Capital Account which the Interestholder is obligated to restore under Regulation
Section 1.704-1(b)(2)(ii)(c), if any, and (b) decreased by reasonably expected adjustments, allocations and distributions described in Regulation Sections 1.704-1 (b)(2)(ii)(d)(4), (5) and (6) (taking into account the adjustments required by Regulation Sections 1.704-2(g)(ii) and 1.704-2(i)(5)).

    "Affiliate" - An "affiliate" of, or person "affiliated" with, a specified person is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

    "Aggregate Capital Contributions" - The Capital Contributions of the Investor Interestholders and the Manager pursuant to Article 5 hereof.

    "Agreement" - This Company Operating Agreement of Company, as amended from time to time.

    "Articles" - The Articles of Organization of the Company, as amended from time to time.

    "Capital Account" - The amount representing an Interestholder's capital interest in the Company, as determined under Article 6 hereof.

    "Capital Contributions" - The aggregate capital contributions of the Investor Interestholders in payment of the purchase price of one or more whole or fractional Interests (inclusive of the amount of any fee or other compensation waived by the Company or the Manager or the amount by which the Soliciting Dealer Commission paid pursuant to Section 9.5 hereof to any Soliciting Dealer is less than 8% of the Capital Contribution of the corresponding Investor Interestholder) plus the Manager's Contribution plus any amounts contributed by the Manager pursuant to Section 14.7 hereof.

    "Cause", when used in connection with the removal of the Manager by a Majority in interest of the Investor Interestholders, shall mean, (i) breach of its fiduciary obligations to the Company, subject to Section 3.5(c) hereof, (ii) actual fraud upon the Investor Interestholders, (iii) a material misrepresentation herein or in the Prospectus, or (iv) a material and continuing failure to perform its obligations to the Company hereunder.

    "Code" - The Internal Revenue Code of 1986, as amended from time to time.

    "Company" - Wolverine Energy 97-98(   ) Development Company, L.L.C., a
Michigan limited liability company.

    "Company Property" - All property owned or acquired by the Company as part of the Company estate under this Agreement.

    "Completion" or "Completion Attempt" - As to any wells, all of the operations conducted after drilling, testing and establishing the well as a producer of natural gas in commercial quantities, including casing, cementing, full testing for production and installation of all equipment such as meters, pumps, gauges, flowlines, tanks, separators and dehydration facilities necessary to produce and market gas, including plugging and abandoning if the Completion Attempt is not successful.

    "Direct Costs" - The direct costs and expenses incurred by the Company in the ordinary course of its business which are not routine or recurring expenses or the benefits of which accrue directly to the Company and are not shared with other entities affiliated with the Manager. Such expenses include legal, accounting, engineering and consulting expenses and regulatory reporting costs. Such expenses do not include the customary, routine and necessary costs incurred by the Manager which are associated with or attributable to administration of the business of the Company.

    "Escrow Date" - The later of the date on which the Company accepts the subscription for the three hundredth Investor Interestholder Interest sold in the initial offering to Investor Interestholders and the date on which the Company has deposited at least $300,000 in collected funds in escrow under
Section 1.6(b) hereof.

    "Initial Well" - Any well drilled on property in which the Company participates as the owner of a Working Interest which is acquired with the funds received by the Company as Capital Contributions, which well is located within the proven area of a known oil or gas reservoir to the depth of the stratigraphic horizon known to be productive, including the completion facilities relating to that well, such as production platforms, production equipment, flowlines and pipelines to connect the well to an interstate sales pipeline.

    "Interest" - A beneficial interest in the Company representing an Initial Capital Contribution of $1,000, including an Investor Interestholder Interest or a Management Interest.

    "Interestholder" - An owner of a beneficial interest in the Company, including the Investor Interestholders with respect to Investor
Interestholder Interests and the Manager with respect to the Manager Interests and any Investor Interestholder Interests acquired by it.

    "Investors" - Each Investor Interestholder and the Manager with respect to and to the extent of the Manager's Investment Interest, which collectively hold an interest in the Company constituting 90.00% of the total aggregate interest in the Company.


                                  COA-5

    "Investor Interestholder" - A purchaser of Investor Interestholder Interests (including the Manager or its affiliates solely with respect to Interests acquired by them which are not Manager Interests) whose subscription is accepted by the Company.

    "Investor Interestholder Interest" - Beneficial interests in the Company representing an Initial Capital Contribution of $1,000 acquired pursuant to
Section 5.1 hereof in a non-public offering conducted pursuant to and in accordance with the terms of the Prospectus.

    "Liquidation" - The earlier of (a) the date upon which the Company is terminated under Code Section 708(b)(1), or (b) the date upon which the Company ceases to be a going concern, or (c) as otherwise defined Section 1.704-1(g) of the Regulations.

    "Losses" - Defined at "Profits or Losses."

    "Majority" - When used with respect to any consent to be given or decision to be made or action taken by the Investor Interestholders, a majority in interest of all the then current Investor Interestholders. Such majority, or any lesser or greater interest prescribed herein, shall be calculated based upon the total amount of the Capital Contributions. Investor Interestholder Interests created under Section 12.9 shall not be included in the computation.

    "Manager" - Wolverine Energy, L.L.C., a Michigan limited liability company having its principal office at 4660 South Hagadorn Road, Suite 230, East Lansing, Michigan 48823, which is the initial Manager, and any substitute or different Manager as may subsequently be created under the terms of this Agreement.

    "Manager's Contribution" - The capital contribution required to be made to the Company by the Manager as provided in Section 5.4 hereof.

    "Manager's Investment Interest" - Interests in the Company that represent the beneficial interests of the Manager with respect to the Manager's Contribution, representing an Initial Capital Contribution in an amount equal to 5% of the aggregate Capital Contributions of the Investor Interestholders acquired pursuant to Section 5.4 hereof, and having the same rights and interests of the Investor Interestholder Interests, and constituting 5.00% of the aggregate interests in the Company held by the Investors, and 4.76% of the total aggregate interests in the Company.

    "Manager's Promoted Interest" - Interests in the Company that represent the beneficial interests and management rights of the Manager, as described in Section 12.9 hereof, and constituting 5.24% of the total aggregate interests in the Company.

    "Managing Person" - Any of the following: (a) an officer or agent of the Company, the Manager and each Affiliate of the Manager, and (b) any of the directors, officers and agents of organizations named in (a) when acting for the Manager or its Affiliates on behalf of the Company.

    "Michigan Act" - The Michigan Limited Liability Company Act, as amended from time to time (currently codified as Sections 451.1101 to 451.2200 of the Michigan Compiled Laws).

    "Net Capital Contributions" - The Capital Contributions of the Interestholders pursuant to Article 5 hereof, less the Investor
Interestholder's allocable portion of the expenses described in Sections 9.2, 9.4, 9.5, 9.6 and 9.7 hereof, less the sum of all distributions pursuant to Sections 8.1(b) and 8.1(c) hereof.

    "Net Cash Flow" - The total gross receipts of the Company, less corresponding cash operating expenses, all other cash expenditures of the Company and reasonable reserves as determined by the Manager to cover anticipated Company expenses. For purposes of determining Net Cash Flow, gross receipts shall mean revenues from any source whatsoever, including, but not limited to, revenues from sales of gas produced from wells on Company Property and any proceeds from the sale, exchange, financing or refinancing of Company Property, but excluding any Capital Contributions of the Interestholders.

                                  COA-6

    "Participating Investor" - An Investor (including the Manager with respect to the Manager's Investment Interest) who or which makes the election provided in Section 11.6 and thereby elects to assume personal liability for the Special Obligations of the Company and waive limited liability with respect to such Special Obligations for so long as such Investor
Interestholder does not terminate or reverse such election.

    "Profits or Losses" - For a given fiscal period, an amount equal to the Company's taxable income or loss for such period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, expense, loss, deduction or credit required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

         (a) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition and any income and gain described in Regulation
    Section 1.704-1(b)(2)(iv)(i)(1) shall be added to such taxable income or loss;

         (b) Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulation Section 1.704-1 (b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be subtracted from such taxable income or loss;

         (c) in the event of a distribution in kind under Section 8.2, the amount of any unrealized gain or loss deemed to have been realized on the property distributed shall be added or subtracted from such taxable income or loss, as the case may be; and

         (d) Notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Sections 4.1, 4.5, 4.6, 4.7 and
    7.4 shall not be taken into account in computing Profits or Losses.

    "Prospectus" - The Prospectus dated              , 199   , of the Company,
together with the Supplement thereto with respect to the Company , to which the form of this Agreement is Appendix I.

    "Regulation" - A final, temporary or proposed Treasury regulation promulgated under the Code.

    "Simulated Depletion Deductions" - The simulated or actual depletion allowance computed by the Company with respect to its oil and gas properties pursuant to Regulations Section 1.704-1(b)(2)(iv)(k). In computing such amounts, the Company shall have complete and absolute discretion to make any and all permissible elections.

    "Simulated Gains" and "Simulated Losses" - Respectively, the simulated gains or simulated losses computed by the Company with respect to its oil and gas properties pursuant to Regulations Section 1.704-1 (b)(2)(iv)(k). In computing such amounts, the Company shall have complete and absolute discretion to make any and all permissible elections.

    "Soliciting Dealer" - Any NASD-member securities broker/dealer which is registered as such under Section 15 of the Securities Exchange Act of 1934, as amended, and by the securities regulatory authority of each state in which it conducts any securities-related business, which executes a Selling Agreement with the Manager on behalf of the Company and participates as a selling broker/dealer with respect to Investor Interestholder Interests.

    "Special Obligations" - With respect to each Initial Well or Additional Development Well, the obligations of the Company with respect to the drilling, completion and operation of such Initial Well or Additional Development Well.

                                  COA-7

    "Subscription Agreement" - The form of subscription agreement (a form of which is attached to the Prospectus as Appendix II) which each prospective Investor Interestholder must enter into with the Company through the execution of an Omnibus Signature Page in order to subscribe for an interest in the Company.

    "Termination Date" - 90 days following the date of the Prospectus (which may be extended, in the sole discretion of the Manager, to not later than
                  , 199    ), or an earlier date determined by the Company in
its discretion as follows:

         (a) The Company may designate any date between the Escrow Date and
                      , 199   , inclusive, as the Termination Date.

         (b) If the Company elects to withdraw the offering of Interests under this Agreement, the Termination Date is the date of that election.

    "Working Interest" - A Working Interest is an interest under an oil and natural gas lease which carries with it the obligation to pay the costs of such operation. The holders of the entire Working Interest bear 100% of the costs of exploring, drilling, developing and operating the lease and are entitled to receive revenues derived from oil and natural gas production on such lease which remain after deduction of the cost of processing, transporting and marketing such oil and natural gas, royalty and overriding royalty interest payments and other burdens on production.

                                      ARTICLE 3

                      LIABILITIES OF MANAGER AND INTERESTHOLDERS

    3.1  LIABILITY AND OBLIGATIONS OF MANAGER.

         (a) To the fullest extent permitted by the Michigan Act, the Manager shall not be personally liable to any person other than the Company and its Interestholders for any act or omission of the Manager or any obligation of the Company incurred by the Manager in its capacity as Manager. The Company estate shall be directly liable for the payment or satisfaction of all obligations and liabilities of the Company incurred by the Manager and the officers and agents of the Company within their authority.

         (b) The Manager, as Manager, may be made party to any action, suit or proceeding to enforce an obligation, liability or right of the Company, but it shall not solely on account thereof be liable separate from the Company and it shall be a party in that case only insofar as may be necessary to enable such obligation or liability to be enforced against the Company estate.

    3.2 LIABILITY OF INVESTOR INTERESTHOLDERS IN GENERAL. Except as specifically provided in Section 3.3 hereof, no Investor Interestholder in his capacity as an Investor Interestholder shall have any liability for the debts and obligations of the Company in any amount beyond the unpaid amount, if any, of the Capital Contributions subscribed for by him. Except as specifically provided in Section 3.3 hereof, each Investor Interestholder in his capacity as an Investor Interestholder shall have the same limitation on his liability for the Company's debts and obligations as a stockholder of a Michigan corporation has for debts and obligations of the corporation, as provided in Section 3803 of the Michigan Act.

    3.3 LIABILITY OF PARTICIPATING INVESTOR INTERESTHOLDERS. With respect to any Initial Well or Additional Development Well, each Participating Investor Interestholder, in his capacity as a Participating Investor Interestholder and after he elects and for so long as he does not terminate his election to assume liability for Special Obligations pursuant to and in accordance with Section 11.6 with respect to such well, shall be jointly and severally liable with the Manager and each other Participating Investor Interestholders for any Special Obligation of the Company with respect to such well incurred during such period, notwithstanding that such Special Obligation may be asserted against the Company and/or such Investor Interestholder at any other time. The intent of this Section 3.3 is to qualify Participating Investor Interestholders for the exclusion contained in
Section 469(c)(3) of the Code or any successor provision from

                                  COA-8
the passive activity rules of the Code with respect to any one or more Initial Wells or Additional Development Wells, with respect to tax items attributable to Company expenditures which constitute Special Obligations derived from Initial Wells or Additional Development Wells, and this Section
3.3 shall be interpreted to achieve that result.

    3.4 LIABILITY OF INVESTOR INTERESTHOLDERS TO MANAGER, COMPANY AND INTERESTHOLDERS. Except to the extent that Participating Investor Interestholders are liable for Special Obligations under Section 3.3, no Investor Interestholder in his capacity as an Investor Interestholder shall be liable, responsible or accountable in damages or otherwise to any Interestholder, the Manager or the Company for any claim, demand, liability, cost, damage and cause of action of any nature whatsoever that arises out of or that is incidental to the management of the Company's affairs.

    3.5 LIABILITY OF MANAGING PERSONS TO COMPANY AND INTERESTHOLDERS. (a) The Managing Persons shall have no liability to the Company or to any other Interestholder for any loss suffered by the Company that arises out of any action or inaction of those Managing Persons if those Managing Persons, in good faith, determined that such course of conduct was in the Company's best interest and such course of conduct was within the scope of this Agreement and did not constitute negligence or misconduct of the Managing Persons involved.

         (b) No act of the Company shall be affected or invalidated by the fact that a Managing Person may be a party to or has an interest in any contract or transaction of the Company if the interest of the Managing Person has been disclosed or is known to the Interestholders.

         (c) Notwithstanding any provision of this Agreement or law, the Company shall not be liable to any Interestholder nor shall any Managing Person be considered to have breached any fiduciary duty of loyalty to the Company or any Interestholder as the result of any of the following:

              (1) The retention of a Managing Person as a consultant, agent or adviser to an enterprise in which the Company has an interest;

              (2) The ownership by a Managing Person of debt, equity or other interests in a venture in which the Company owns or may in the future own an interest or the organization, operation or advising of or the ownership of interests in any entity that may participate in such venture, whether or not the interests of the Managing Person are on terms more or less favorable than those afforded the Company;

              (3) The participation by a Managing Person or any entity organized or advised by it in a venture in lieu of the Company's participation or increasing its participation in the venture, whether or not the terms afforded to the Managing Person are more or less favorable than those afforded the Company;

              (4) Any transactions with Managing Persons or entities in which they have an interest, whether or not the terms of those transactions are determined by costs to the Managing Persons or entities, independent appraisals or comparable third party transactions; or

              (5) Any other conflict of interest or conflicting duty described in the Prospectus or this Agreement.

This Section 3.5(c) does not relieve any Managing Person from any duty to exercise appropriate business judgment or care (but which shall not be enhanced by any duty of loyalty), which duty of judgment or care shall be governed by the other provisions of this Agreement, but the taking of any action described in any portion of this Section 3.5(c) shall not in and of itself be considered failure to exercise appropriate judgment or to take the appropriate level of care.



                                  COA-9

    3.6  INDEMNIFICATION OF MANAGING PERSONS.

         (a) Each Managing Person shall be indemnified from the Company Property against any losses, liabilities, judgments, expenses and amounts paid in settlement of any claims sustained by him in connection with the Company or claims by the Company, in right of the Company or by or in right of any Interestholders, if the Managing Person would not be liable under the standards of Section 3.5. The termination of any action, suit or proceeding by judgment, order or settlement shall not, of itself, create a presumption that the Managing Person charged did not act in good faith and in a manner that he reasonably believed was in the Company's best interests. To the extent that any Managing Person is successful on the merits or otherwise in defense of any action, suit or proceeding or in defense of any claim, issue or matter therein, the Company shall indemnify that Managing Person against the expenses, including attorneys' fees, actually and reasonably incurred by him in connection therewith.

         (b) Notwithstanding the foregoing, no Managing Person nor any broker-dealer shall be indemnified, nor shall expenses be advanced on its behalf, for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws, unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, or (ii) those claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee, or (iii) a court of competent jurisdiction approves a settlement of the claims against the particular indemnitee. In any claim for federal or state securities law violations, the party seeking indemnification shall place before the court the positions of the Securities and Exchange Commission, the Massachusetts Securities Division and other state securities administrators to the extent required by them with respect to the issue of indemnification for securities law violations.

         (c) The Company shall not incur the cost of that portion of any insurance, other than public liability insurance, that insures any person against any liability for which indemnification hereunder is prohibited.

    3.7 GENERAL PROVISIONS. The following provisions apply to all rights of indemnification and advances of expenses under this Agreement and all liabilities described in this Article 3:

         (a) Expenses, including attorneys' fees, incurred by a Managing Person in defending any action, suit or proceeding may be paid by the Company in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by the recipient to repay such amount if it shall ultimately be determined that it is not entitled to be indemnified by the Company under this Agreement or otherwise.

         (b) Rights to indemnification and advances of expenses under this Agreement are not exclusive of any other rights to indemnification or advances to which a Managing Person may be entitled, both as to action in a representative capacity or as to action in another capacity taken while representing another.

         (c) Each Managing Person shall be entitled to rely upon the opinion or advice of or any statement or computation by any counsel, engineer, accountant, investment banker or other person which he believes to be within such person's professional or expert competence. In so doing, he will be deemed to be acting in good faith and with the requisite degree of care unless he has actual knowledge concerning the matter in question that would cause such reliance to be unwarranted.

    3.8 DEALINGS WITH COMPANY. With regard to all rights of the Company and all actions to be taken on its behalf, the Company and not the Manager, nor the Company's officers and agents, nor the Investor Interestholders shall be the principal and the Company shall be entitled as such to the extent permitted by law to enforce the same, collect damages and take all other action. All agreements, obligations and actions of the Company shall be executed or taken in the name of the Company, by an appropriate nominee, or by the Manager as Manager but not in its individual capacity and every note, bond, contract or other undertaking shall include a recitation limiting the obligations represented thereby to the assets of the Company. Money may be paid and property delivered to any duly authorized officer or agent of the Company who may receipt therefor in the name of the Company and no person dealing in good faith thereby shall be bound to see to the application of any moneys so paid or property so delivered. No entity whose securities are held by the Company shall be affected by notice of such fact or be bound to see to the execution of the Company or to ascertain whether any transfer of its securities by or to the Company or the Manager is authorized.


                                  COA-10

    3.9 NO INDEMNIFICATION OF PARTICIPATING INVESTOR INTERESTHOLDERS. The Company shall not indemnify Investor Interestholders who elect to become Participating Investor Interestholders pursuant to Section 11.6 for any liability with respect to or in connection with any Special Obligation, notwithstanding that liability for such may be asserted against such Investor Interestholder at a time when he is not a Participating Investor Interestholder.

                                      ARTICLE 4

                            ALLOCATION OF PROFIT AND LOSS

    4.1 INITIAL ALLOCATIONS WITH RESPECT TO CAPITAL CONTRIBUTIONS. All tax items attributable to expenditures of Capital Contributions on Properties shall be specially allocated as provided in Section 4.4 hereof. All net income attributable to the temporary investment of the Capital Contributions until and through the dates on which the Capital Contributions are applied to the Company's business shall be specially allocated 100% to the Investor Interestholders and 0% to the Manager.

    4.2  ALLOCATION OF PROFITS AND LOSSES FROM OPERATIONS.

         (a) First, Profits shall be allocated, PRO RATA, to the extent of any negative balance in the Manager's or Investors' Adjusted Capital Accounts.

         (b) After giving effect to the provisions of Sections 4.1, 4.4, 4.6, 4.7 and 7.4, and subject to the provisions of Section 4.2(c), Profits and Losses for any fiscal period shall be allocated to the Investors (including the Manager with respect to the Manager's Investment Interest) and the Manager, respectively, in the same proportions as Cash Flow from Operations for the corresponding period is distributed pursuant to Section 8.1(a) hereof.

         (c) The Losses allocated under Section 4.2(b) shall not exceed the maximum amount of Losses that can be so allocated without causing any Investor Interestholder to have a negative amount in such Investor Interestholder's Adjusted Capital Account at the end of any fiscal period. All Losses in excess of the limitation of this Section 4.2(c) shall be allocated to the Manager with respect to the Manager's Promoted Interest.

    4.3  GENERAL ALLOCATION PROVISIONS.

         (a) Except as otherwise provided in this Agreement, all items of Company income, gain, expense, loss, deduction and credit for a particular fiscal period and any other allocations not otherwise provided for shall be divided among the Investors in the same proportions as they share Profits or Losses, as the case may be for the fiscal period.

         (b) The Interestholders shall be bound by the provisions of this Agreement in reporting their shares of Company income and loss for income tax purposes.

         (c) The Company may use any permissible method under Code Section 706(d) and the Regulations thereunder to determine Profits, Losses and other items on a daily, monthly or other basis for any fiscal period in which there is a change in an Interestholder's interest in the Company.

         (d) The definition of "Capital Account" and certain other provisions of this Agreement are intended to comply with Regulations Sections 1.704-1(b) and 1.704-2 and shall be interpreted and applied in a manner consistent with such Regulations. These Regulations contain additional rules governing maintenance of Capital Accounts that may not have been provided for in this Agreement because, in part, these rules may relate to transactions that are not expected to occur and in some instances are prohibited by this Agreement. If the Company after

                                  COA-11
consultation with its regular accountants or tax counsel determines that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with such Regulation, or to avoid the effects of unanticipated events that might otherwise cause this Agreement not to comply with Regulations Sections 1.704-1(b) and 1.704-2, the Company shall make such modification without the need of prior notice to or consent of any Interestholder; provided, that such modification is not likely to have a material effect on the amounts distributable to any Interestholder.

         (e) Allocations under Sections 4.2(a) and 4.7 shall be made independently for each well or Property in which the Company has an interest.

    4.4  SPECIAL ALLOCATIONS.

         (a) All expenses of the sale of Interests incurred by the Company and paid pursuant to Sections 9.5, 9.6 and 9.7 hereof shall be allocated 94.76% to the Investors (including the Manager with respect to the Manager's Investment Interest) and 5.24% to the Manager with respect to the Manager's Promoted Interest in the year in which such expenses are incurred.

         (b)  All organizational expenses of the Company paid pursuant to
Section 9.4 hereof shall be allocated 94.76% to the Investors (including the Manager with respect to the Manager's Investment Interest) and 5.24% to the Manager with respect to the Manager's Promoted Interest in the year in which such expenses are incurred.

         (c)  The management fee expense of the Company paid pursuant to
Section 9.2 hereof shall be allocated 100% to the Investors (including the Manager with respect to the Manager's Investment Interest) and 0% to the Manager with respect to the Manager's Promoted Interest in the year in which such expenses are incurred.

         (d) All intangible drilling and development expenses allocated to the Company with respect to Initial Wells shall be allocated 100% to the Investors (excluding the Manager with respect to the Manager's Investment Interest) and 0% to the Manager with respect to the Manager's Promoted Interest in the year such expenses are incurred.

         (e) All costs and expenses incurred by the Company in connection with the acquisition of Working Interests in Initial Wells shall be allocated 100% to the Investor Interestholders and 0% to the Manager with respect to the Manager's Investment Interest and the Manager's Promoted Interest in the year in which such expenses are incurred.

         (f) All tangible drilling and development expenses allocated to the Company with respect to Initial Wells shall be allocated to the Investor Interestholders and the Manager, respectively, in such proportion as will result in the total of all drilling and development expenses through such date being allocated 94.76% to the Investors (including 4.76% to the Manager with respect to the Manager's Investment Interest) and 5.24% to the Manager with respect to the Manager's Promoted Interest in the year such expenses are incurred.

         (g) All costs of Company borrowings to pay amounts referred to in Sections 4.4(a) through 4.4(g) hereof shall be allocated to the Manager and the Investor Interestholders in the same proportion as the costs paid from amounts disbursed from the proceeds of such borrowings are allocated.

    4.5 AMONG INVESTOR INTERESTHOLDERS. Each Investor Interestholder shall be allocated that percentage part of the aggregate amounts allocated to all Investor Interestholders or to a subgroup of investors as such Investor Interestholder's Capital Contribution bears to the aggregate Capital Contributions of all Investor Interestholders or such subgroup.

    4.6 MINIMUM ALLOCATION. Notwithstanding anything to the contrary in this Agreement, in no event shall the Manager's allocable shares of each material item of Company income, gain, expense, loss, deduction or credit be less than 1% of such items.

                                  COA-12

    4.7 TAX ALLOCATION. Notwithstanding anything to the contrary in this Agreement, to the extent that the Manager is treated for federal income tax purposes as having received an interest in the Company as compensation for services constituting income to the Manager under Code Section 61, any amount allowed as a deduction for federal income tax purposes to the Company (whether as an ordinary and necessary business expense or as a depreciation or amortization deduction) as a result of such characterization shall be allocated solely for federal income tax purposes to the Manager.

    4.8 ALLOCATION OF PROFITS AND LOSSES FROM DISPOSITIONS. The Profits and Losses from any sale, transfer, injury, destruction or other disposition of Company Property or an interest therein, other than in the ordinary course of business (including, without limitation, proceeds from insurance, refinancing or condemnation) shall be allocated as follows:

         (a)  Profits or gain shall be allocated

              (i) first, PRO RATA to each Interestholder to the extent of any negative Capital Account balance;

              (ii) second, PRO RATA to those Interestholders who were allocated intangible drilling and development expenses in an amount equal to the intangible drilling and development expenses actually allocated less, PRO RATA, an amount of intangible drilling and development expenses which would have been allocated to the Manager with respect to the Manager's Investment Interest had all intangible drilling and development expenses been allocated pro rata among all Interestholders; and

              (iii) then, 94.76% to the Interestholders (including 4.76% to the Manager with respect to the Manager's Investment Interest) and 5.24% to the Manager with respect to the Manager's Promoted Interest.

         (b) Losses shall be allocated PRO RATA to the Interestholders in proportion to the Capital Account balances of the Interestholders until each Investor Interestholder's and the Manager's Capital Account balance equals zero and, thereafter, in accordance with the respective percentage distributions of Cash Flow from Dispositions.

                                      ARTICLE 5

                        CAPITAL CONTRIBUTIONS OF SHAREHOLDERS

    5.1 CAPITAL CONTRIBUTIONS. The Capital Contributions of the Investor Interestholders shall aggregate not less than $300,000, and shall be made by the Investor Interestholders in exchange for Interests represented by $1,000 each (or for a fraction of an Interest represented by a proportionate price), payable as set forth in Section 5.2.

    5.2 PAYMENT OF CAPITAL CONTRIBUTIONS. The Capital Contributions of the Investor Interestholders, made with respect to the initial offering of Interests, shall be payable in cash upon subscription.

    5.3 ASSESSMENTS; ADDITIONAL CAPITAL CONTRIBUTIONS. The Company may not make any assessments on Interests. Further, the Company may not require that the Investor Interestholders make any Capital Contributions in excess of the Capital Contributions provided for under Section 5.1 hereof, for any purpose whatsoever.

    5.4 MANAGER'S CONTRIBUTION. The Manager's Contribution shall be an amount equal to 5% of aggregate Capital Contributions made by the Investor Interestholders and shall be made in cash by the Manager in exchange for Manager's Investment Interest to be issued to the Manager in the same proportion as Interests are issued to the Investor Interestholders hereunder. The Manager in its capacity as Manager shall also make Capital Contributions in accordance with Section 14.7.


                                  COA-13

                                      ARTICLE 6

                                   CAPITAL ACCOUNTS

    6.1 CAPITAL ACCOUNTS. A Capital Account shall be established and maintained for each Interestholder and shall be adjusted as follows:

         (a)  The Capital Account of each Interestholder shall be increased by:

              (1) The amount of such Interestholder's Capital Contribution to the Company;

              (2) The amount of Profits allocated to such Interestholder pursuant to Articles 4, 7 and 9;

              (3) The fair market value of property contributed by the Interestholder to the Company (net of liabilities secured by the contributed property that the Company under Code Section 752 is considered to assume or take subject to);

              (4) Any items in the nature of income or gain that are specially allocated to such Interestholder pursuant to Sections 4.1, 4.4, 4.6,
         4.7 and 7.4; and

              (5)  Such Interestholder's allocable share of Simulated Gains.

         (b)  The Capital Account of each Interestholder shall be decreased by:

              (1) The amount of Losses allocated to such Interestholder pursuant to Articles 4, 7 and 9;

              (2) All amounts of money and the fair market value of property paid or distributed to such Interestholder pursuant to the terms hereof (other than payments made with respect to loans made by such Interestholder to the Company), net of liabilities secured by that property that the Interestholder under Code Section 752 is considered to have assumed or taken subject to;

              (3) Any items in the nature of expenses or losses that are specially allocated to such Interestholder pursuant to Sections 4.1, 4.4, 4.6, 4.7 and 7.4; and

              (4) Such Interestholder's allocable share of Simulated Loses and Simulated Depletion Deductions.

    6.2  CALCULATION OF CAPITAL ACCOUNT.

         (a) Whenever it is necessary to determine the Capital Account of any Interestholder, the Capital Account of such Interestholder shall be determined in accordance with the rules of Regulation Sections
1.704-1(b)(2)(iv) and 1.704-2 (as amended from time to time).

         (b) For purposes of computing the Interestholders' Capital Accounts, any Simulated Depletion Deductions, Simulated Gains and Simulated Losses shall be allocated among the Interestholders in the same proportions as they (or their predecessors in interest) were allocated the bases of Company Properties pursuant to Code Section 613A(c)(7)(D), the Regulations thereunder and Regulations Section 1.704-1 (b)(4)(v). Pursuant to Code
Section 613A(c)(7)(D) and the Regulations thereunder and Regulations Section 1.704-1(b)(4)(v), the adjusted bases of all such properties shall be shared by the Interestholders in the same proportions as provided in Article 4.


                                  COA-14

    6.3 EFFECT OF LOANS. Loans by any Interestholder to the Company shall not be considered contributions to the capital of the Company.

    6.4 WITHDRAWAL OF CAPITAL. A Interestholder shall not be entitled to withdraw any part of his Capital Account or to receive any distribution from the Company, except as specifically provided herein.

    6.5 CAPITAL ACCOUNTS OF NEW INTERESTHOLDERS. Any person who shall acquire Interests in accordance with the terms and conditions of Article 13 of this Agreement shall have the Capital Account of his transferor after adjustments reflecting the transfer, if any, except as specifically provided herein.

                                      ARTICLE 7

                    INTEREST OF SHAREHOLDERS IN INCOME AND LOSSES

    7.1 DETERMINATION OF INCOME AND LOSS. At the end of each Company fiscal year, and at such other times as the Company shall deem necessary or appropriate, each item of Company income, gain, expense, loss, deduction and credit shall be determined for the period then ending and shall be allocated to the Capital Account of each Interestholder in accordance with the provisions hereof. With respect to the admission of Interestholders, the Company will use the "interim closing date" method of accounting as permitted by Regulations.

    7.2 DETERMINATION OF INCOME AND LOSS IN THE EVENT OF TRANSFER. In the event that an Interestholder transfers his interest in the Company in accordance with the terms of this Agreement, the determination and allocation described in Section 7.1 shall be made as of the date of such transfer and thereafter all such allocations shall be made to the account of the transferee of such interest; provided, however, that the Company may agree that such determination and allocation shall be PRO RATA to the Interestholders based upon the actual number of days in such fiscal year that each such Interestholder held an interest in the Company. In the event of a PRO RATA determination and allocation, the foregoing provisions of this Section will not be applicable to the distributive shares, with respect to the Interests transferred, of items of Company income, gain, expense, loss, deduction and credit arising out of:

         (a) the sale or other disposition of all or substantially all Company Property, or

         (b) other extraordinary nonrecurring items, all of which will be allocated to the holder of such Company interest on the date such items of Company income, gain, expense, loss, deduction and credit are earned or incurred.

    7.3 ALLOCATION OF NET INCOME AND NET LOSSES. All items of income, gain, expense, loss, deduction and credit of the Company from operations and in the ordinary course of business shall be allocated among the Interestholders in accordance with Article 4.

    7.4  QUALIFIED INCOME OFFSET AND OTHER ALLOCATION PROVISIONS.

         (a) If there is a net decrease in "partnership minimum gain" (within the meaning of Regulation Section 1.704-2(d)) during a fiscal period, then there shall be allocated to each Interestholder items of income and gain for such fiscal period (and, if necessary, subsequent fiscal periods) in proportion to, and to the extent of, an amount equal to the portion of such Interestholder's share of the net decrease in partnership minimum gain during such fiscal period that is allocable to the disposition of Company Property subject to one or more nonrecourse liabilities of the Company. However, such allocation shall be reduced to the extent the Interestholder contributes capital to the Company that is used to repay the nonrecourse liability and the Interestholder's share of the net decrease in partnership minimum gain resorts from the repayment. The foregoing is intended to be a "minimum gain chargeback" provision as described in Regulation Section 1.704-2(f), and shall be interpreted and applied in all respects in accordance with such Regulation. If there is a net decrease in the minimum gain attributable to a "partner nonrecourse debt" (as defined in Regulation Section 1.704-2(b) (4)) for a fiscal period, then, in addition to the amounts, if any, allocated pursuant to the first sentence

                                  COA-15
of this Subsection 7.4(a), there shall be allocated to each shareholder with a share of such minimum gain attributable to a "partner nonrecourse debt" items of income and gain for such fiscal period (and, if necessary, subsequent fiscal periods) in proportion to, and to the extent of, an amount equal to the portion of such Interestholder's share of the net decrease in the minimum gain attributable to a partner nonrecourse debt during such fiscal period that is allocable to the disposition of Company Property subject to one or more nonrecourse liabilities of the Company. However, such amount shall be reduced to the extent the Interestholder contributes capital to the Company that is used to repay the nonrecourse liability and the Interestholder's share of the net decrease in the minimum gain attributable to a partner nonrecourse debt results from the repayment.

         (b) If during any fiscal period of the Company an Interestholder unexpectedly receives an adjustment, allocation or distribution described in Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), which causes or increases a deficit balance in the Interestholder's Adjusted Capital Account, there shall be allocated to the Interestholder items of income and gain (consisting of a PRO RATA portion of each item of Company income, including gross income, and gain for such period) in an amount and manner sufficient to eliminate such deficit balance as quickly as possible. The foregoing is intended to be a "qualified income offset" provision as described in Regulation Section 1.704-1(b)(2)(ii)(d), and shall be interpreted and applied in all respects in accordance with such Regulation.

         (c)  Notwithstanding anything to the contrary in Article 4 or this
Article 7, any item of deduction, loss or Code Section 705(a)(2)(B) expenditure that is attributable to "partner nonrecourse debt" shall be allocated in accordance with the manner in which the Interestholders bear the economic risk of loss for such debt (determined in accordance with Regulation
Section 1.704-2(i).

         (d) To the extent that any item of income, gain, loss or deduction has been specially allocated pursuant to paragraph (a), (b) or (c) of this
Section 7.4 ("Required Allocations") and such allocation is inconsistent with how the same amount otherwise would have been allocated under Section 4.2, subsequent allocations under Section 4.2 shall be made, to the extent possible, in a manner consistent with paragraphs (a), (b) and (c) of this
Section 7.4 which negates as rapidly as possible the effect of all previous Required Allocations.

         (e) Solely for Federal, state and local income and franchise tax purposes and not for book or Capital Account purposes, income, gain, loss and deduction with respect to property carried on the Company's books at a value other than its tax basis shall be allocated (i) in the case of property contributed in kind, in accordance with the requirements of Code Section 704(c) and such Regulations as may be promulgated thereunder from time to time, and (ii) in the case of other property, in accordance with the principles of Code Section 704(c) and the Regulations thereunder, in each case, as incorporated among the requirements of the relevant provisions of the Regulations under Code Section 704(b).

                                      ARTICLE 8

                  INTEREST OF INTERESTHOLDERS IN CASH DISTRIBUTIONS

    8.1 DISTRIBUTION OF NET CASH FLOW. Subject to the terms of this Agreement, the Company shall make distributions of Net Cash Flow out of the Company funds, to the extent and at such times as it deems advisable, in the following manner:

         (a) NET CASH FLOW. Net Cash Flow shall be computed and distributed annually as follows:

              (1) first, PRO RATA (in accordance with the percentage of total loans that are owing to each Interestholder) to the payment to Interestholders of interest and principal, in that order, on loans, if any, made to the Company by such Interestholders;

              (2) second, 5.24% to the Manager with respect to the Manager's Promoted Interest and 94.76% to the Investors (including 4.76% to the Manager with respect to the Manager's Investment Interest) until the Investors (including the Manager with respect to the Manager's Investment Interest) have received the return of their Capital Contributions; and

                                  COA-16

              (2) lastly, after the Investors (including the Manager with respect to the Manager's Investment Interest) have received the return of their Capital Contributions, 30.24% to the Manager with respect to the Manager's Promoted Interest and 69.76% to the Investors (including 4.76% to the Manager with respect to the Manager's Investment Interest).

PROVIDED, however, that the Manager shall subordinate its right to receive distributions of Net Cash Flow of (i) 100% of the Net Cash Flow from Operations attributable to the Manager's Promoted Interest, plus (ii) UP TO 100% of the Net Cash Flow from Operations attributable to the Manager's Investment Interest if, after 60 months from the date of the first distribution of cash to Investors, the Investors have not received distributions of Net Cash Flow which, in the aggregate, are equal to 100% of the Investors' subscriptions. Any such deferral of distributions of cash to the Manager will be recovered by the Manager from first available Net Cash Flow after, and for so long as, the Investors have received distributions of Net Cash Flow which, in the aggregate, are equal to 100% of the Investors' Capital Contributions, until such deferrals have been recovered.

         (b) LIQUIDATION PROCEEDS. Upon Liquidation of the Company pursuant to a dissolution under Section 14.1 or otherwise, the Net Cash Flow in respect of such Liquidation shall be applied or distributed as follows:

              (1) First, to the Company's creditors other than Interestholders, to the extent of the Company's liabilities and obligations to such creditors, including costs and expenses of liquidation (or provision for payment shall be made, which provision may include a distribution of assets subject to the obligations in question);

              (2) Second, PRO RATA (in accordance with the percentage of total loans that are owing to each Interestholder) to the payment to Interestholders of interest and principal, in that order, on loans, if any, made to the Company by such Interestholders; and

              (3) thereafter, PRO RATA to the Interestholders in proportion to the Capital Account balances of the Interestholders as determined after taking into account all adjustments to Capital Accounts for all fiscal periods through and including the fiscal period in the Liquidation occurs.

    8.2 DISTRIBUTION IN KIND. If the Company elects to make distribution in kind of any of the assets of the Company, it shall give notice of its election to each Interestholder, specifying the nature and value of all such assets to be distributed in kind, the deadline for giving notice of refusal to accept a distribution in kind and to the extent advisable, the estimated time necessary for the Company to liquidate assets if those assets are not distributed and other information. A Interestholder may refuse to accept a distribution in kind by giving written notice to the Company not later than 30 days after the effective date of the Company's notice of distribution. If an Interestholder refuses distribution in kind, the Company shall retain in the Company's name the portion of the assets which were to be distributed in kind and which were to be allocated to the refusing Interestholder (the "Retained Assets") and shall liquidate the Retained Assets in accordance with this Agreement. Upon liquidation of the Retained Assets, the sum realized shall be distributed to the Interestholder refusing distribution in kind in full discharge of the Company's obligation to distribute the Retained Assets.
 In determining the capital accounts of the Interestholders, a distribution of assets in kind shall be considered a sale of the property distributed so that any unrealized gain or loss with respect to such property shall be deemed to have been realized and allocated among the Interestholders in accordance with Article 4.

    8.3 AMOUNTS WITHHELD. All amounts withheld pursuant to the Code or any provision of any state or local tax law with respect to any payment or distribution to the Company or the Interestholders shall be treated as amounts distributed to the Interestholders pursuant to this Article 8 for all purposes under this Agreement. The Company may allocate any such amounts among the Interestholders in any manner that is in accordance with applicable law.


                                  COA-17

                                      ARTICLE 9

                                 OPERATION OF COMPANY

    9.1 ADMINISTRATIVE COST ALLOWANCE. The Manager shall administer the day-to-day business of the Company, including maintaining financial and other records, complying with all regulatory and contractual obligations of the Company, including for tax and other reporting, collecting and disbursing funds, managing Company assets on a routine basis, maintaining Investor Interestholder communications and records and other customary, necessary, routine and/or recurring administrative tasks. In consideration thereof, for each 12-month period beginning on the Escrow Date and ending upon the winding up of the business affairs of the Company, the Company shall (i) accrue, and
(ii) pay out of Company revenues from the sale of production only, to the Manager, an administrative cost allowance, payable in advance in equal monthly installments, in an annual amount equal to 3.5% of the aggregate Capital Contributions. The amount of the administrative cost allowance shall be adjusted annually to reflect increases or decreases in the costs of administration in accordance with the procedures and index published annually by the Council of Petroleum Accountants Societies (COPAS). Such fee shall be in lieu of any reimbursement to the Manager for the customary, routine and necessary costs and expenses incurred by the Manager which are associated with or attributable to the administration of the business of the Company including, but not limited to, an allocable portion of telephone, postage, computer service and an allocable portion of salaries and expenses of employees and officers (other than controlling persons) of the Manager, but shall not be in lieu of or include the direct expenses of the Company, such as legal, accounting, engineering and consulting expenses, regulatory reporting costs or for any other fees or expenses expressly provided for herein. The administrative costs allowance shall begin to accrue on the Escrow Date as to Capital Contributions in respect of Interests purchased through that date and on each date thereafter on which the Company receives and collects full payment for additional accepted subscriptions for Interests as to Capital Contributions in respect of such Interests. The Company shall not otherwise pay or reimburse the Manager for any expenses paid or incurred in connection with the operation of the Company, including the Company's allocable share of the Manager's overhead.

    9.2 MANAGEMENT FEE. The Company shall pay the Manager out of Company Property a management fee in an amount equal to 3.5% of aggregate Capital Contributions. The management fee payable by Investor Interestholders whose subscriptions for Interests are accepted by the Manager is for its services in managing the operations of the Company in the year of such subscription. The management fee shall be payable on the Escrow Date as to Capital Contributions in respect of Interests purchased through that date and on each date thereafter on which the Company receives and collects full payment for additional accepted subscriptions for Interests.

    9.3  ASSET DISPOSITION FEE.

         (a) Upon each sale of the Company's interest in an Initial Well or Additional Well, there shall be payable to the Manager out of the net proceeds of such sale otherwise payable to the Company an asset disposition fee equal to 3.5% of such net proceeds.

         (b)  In the event that the Manager is removed pursuant to Section
12.10 hereof other than for Cause, it shall be paid an asset disposition fee, computed in accordance with Section 9.3(a) hereto, equivalent to the amount that it would have been paid if all of the Company's property were sold on the effective date of such removal for an amount equal to sixty (60) times the average monthly revenues of the Company from sales of production of gas during the last twelve months of Company operations prior to such date.

    9.4 DIRECT COSTS. The Company shall pay out of Company Property all Direct Costs at the time such costs are incurred. The Manager may pay such Direct Costs from its funds and cause the Company to reimburse it as a matter of administrative convenience. The Manager shall be under no obligation to make its funds available to enable the Company to pay any Direct Costs. The provisions of Section 3.5 shall apply to all Direct Costs paid to affiliates of the Manager.


                                  COA-18

    9.5 SOLICITING DEALER COMMISSIONS. The Company may pay, out of Company Property, cash selling commissions to the Soliciting Dealer who effects the sale of each whole or fractional Interests in an amount of up to 8% of the Capital Contribution of each such Investor Interestholder. Sales commissions payable to a Soliciting Dealer shall be due and payable not earlier than promptly after the latest to occur of (i) acceptance by the Company of the Investor Interestholder's subscription, (ii) the Escrow Date or (iii) the receipt by the Company of the gross purchase price for the Interests, with respect to such sale.

    9.6 DUE DILIGENCE ALLOWANCE. The Company may pay, out of Company Property, a due diligence allowance, on a non-accountable basis, to the Soliciting Dealer who effects the sale of each whole or fractional Interests in an amount of up to 1% of the Capital Contribution of each such Investor Interestholder. Such due diligence allowance payable to a Soliciting Dealer shall be due and payable not earlier than promptly after the latest to occur of (i) acceptance by the Company of the Investor Interestholder's subscription, (ii) the Escrow Date or (iii) the receipt by the Company of the gross purchase price for the Interests, with respect to such sale.

    9.7 ORGANIZATION, OFFERING AND OTHER SELLING AND MARKETING EXPENSES. The Company shall pay, out of Company Property, to the Manager an amount equal to 2.5% of the Capital Contributions with respect to each sale of any whole or fractional Interest to an Investor Interestholder. Such amount shall be paid by the Company in accordance with the provisions of this Section 9.7 on the Escrow Date as to Capital Contributions in respect of Interests purchased through that date and on each date thereafter on which the Company receives and collects full payment for additional accepted subscriptions for Interests as to Capital Contributions in respect of such Interests. In consideration thereof, the Manager shall pay all expenses incurred by or on behalf of the Company in respect of the organization of the Company, the offer and sale of Interests, other selling and marketing expenses, including fees and expenses of independent contractors and employees who are engaged in the marketing and sales of Interests, legal, accounting, and consulting fees and distribution and selling costs. The Manager shall indemnify and hold harmless the Company for the payment of all such expenses, including expenses incurred by the Company in excess of 2.5% of the Capital Contributions with respect to each sale of any whole or fractional Interest to an Investor Interestholder.

    9.8 PAYMENT AND RECOUPMENT OF FEES. As soon as funds have been released to the Company from the escrow account referred to in Section 1.6, they may be used to pay the fees referred to in Sections 9.2, 9.5, 9.6 and 9.7 then due. If the Manager withdraws the offering of Interests without admitting Investor Interestholders, any entity that has received payments from the proceeds of the offering shall return such payments to the Company upon demand by the Manager.

                                      ARTICLE 10

                                      ACCOUNTING


    10.1 ELECTIONS. The Company shall elect the calendar year as its fiscal year. The Company shall adopt the accrual method of accounting or such other method of accounting as the Company shall determine. The Company shall not elect to be taxed other than as a partnership. The Company shall not be required to make an election under Section 754 of the Code or corresponding state taxation laws.

    10.2 BOOKS AND RECORDS. The Company books and records shall be kept at the principal place of business of the Company. The Company's books and records shall be maintained on the basis utilized in preparing the Company's federal income tax return with such adjustments in accounting as are required by this Agreement or as the Company determines would be in the best interests of the Company.

    10.3 REPORTS. The Trusts will keep each Investor Interestholder and assignees complying with Article 13.3 currently advised as to activities of the Company by reports furnished not less than quarterly. An independent certified public accounting firm selected by the Company will prepare the Company's federal income tax return as soon as practicable after the conclusion of each year and each Interestholder will be furnished, at that time, with the necessary

                                  COA-19
accounting information for each Interestholder to take into account and report separately such Interestholder's distributive share of the income and deductions of the Company. The Company will use its reasonable best efforts to obtain the information necessary for the accounting firm as soon as practicable and to transmit the resulting accounting and tax information to the Interestholders as soon as possible after receipt from the accounting firm. The Company shall furnish each Interestholder as soon as practicable after the conclusion of each year annual financial statements of the Company which have been audited by the Company's independent certified public accounting firm.

    10.4 BANK ACCOUNTS. The Company shall maintain separate segregated accounts in its name at one or more commercial banks, and the cash funds of the Company shall be kept in such of those accounts as determined by the Manager.

    10.5 INTERIM ASSETS. The Company may purchase, to the extent the Company's funds are not otherwise committed to transactions or required for other purposes, any or all of the following:

         (a)  Obligations of banks or savings and loan associations that either
    (i) have assets in excess of $5 billion or (ii) are insured in their entirety by agencies of the United States government;

         (b) Obligations of or guaranteed by the United States government or its agencies;

         (c)  Repurchase obligations for securities described in clauses (a) or
    (b) above, If possession of the subject securities is maintained by the Company or its agent;

         (d) Any debt obligation rated at the time of purchase in the highest three grades by a nationally recognized securities rating organization; or

         (e) Funds or financial instruments that are comprised of or backed by substantially only those obligations described in clauses (a) through (d) above.

                                      ARTICLE 11

                  RIGHTS AND OBLIGATIONS OF INVESTOR INTERESTHOLDERS

    11.1 PARTICIPATION IN MANAGEMENT. No Interestholder (other than the Manager) shall have the right, power, authority or responsibility to participate in the ordinary and routine management of the Company's affairs or to bind the Company in any manner.

    11.2 RIGHTS TO ENGAGE IN OTHER VENTURES. No Investor Interestholder or any officer, director, shareholder or other person holding a legal or beneficial interest in any Investor Interestholder shall, by virtue of his ownership of a direct or indirect interest in the Company, be in any way prohibited from or restricted in engaging in, or possessing an interest in, any other business venture of a like or similar nature including any venture involving the oil and gas industry.

    11.3 LIMITATIONS ON TRANSFERABILITY. The interest of an Investor Interestholder shall not be transferable under any circumstances except in accordance with the conditions and procedures set forth in Article 13 hereof.

    11.4  INFORMATION.

         (a) Each Investor Interestholder's rights to obtain information from the Company from time to time are set forth in this Section. In addition to information provided under Section 10.3, each Investor Interestholder shall be provided on request with the following:

              (1) True and full information regarding the status of the Company's business and financial condition;

                                  COA-20

              (2) Promptly after becoming available, a copy of the Company's federal, state and local income tax returns or information returns for the preceding year and prior years to the extent reasonably available;

              (3) A current list of the name and last known business, residence or mailing address of each Interestholder (unless such Interestholder has specified that the Company is not to disclose such information, in which case the Company, at the requesting Investor Interestholder's cost, shall forward communications, sealed or unsealed, from the requesting Investor Interestholder to such Interestholder upon assertion by the Investor Interestholder in writing to the Company of a proper purpose for the communication);

              (4) A copy of the Articles and this Agreement and all amendments thereto;

              (5) True and full information regarding the amount of cash and a description and statement of the agreed value of any other property or services contributed by each Interestholder and which any Interestholder has agreed to contribute in the future, and the date on which each current Interestholder acquired his Interests: and

              (6) Such other information regarding the Company's affairs as is just and reasonable.

         (b) The Company shall establish reasonable standards governing without limitation the information and documents to be furnished and the time and the location, if appropriate, of furnishing that information and documents. Costs of providing information and documents shall be borne by the requesting Investor Interestholder except for DE MINIMIS amounts consistent with the Company's ordinary practices. The Company shall be entitled to reimbursement for its direct, out-of-pocket expenses incurred in declining unreasonable requests (in whole or in part) for information.

         (c) The Company may keep confidential from Investor Interestholders for such period of time as it deems reasonable any information that it reasonably believes to be in the nature of trade secrets or other information that the Manager in good faith believes would not be in the best interests of the Company to disclose or that could damage the Company or its business or that the Company is required by law or by agreement with a third party to keep confidential.

         (d) The Company may keep its records in other than written form if capable of conversion into written form within a reasonable time.

         (e) All demands or requests for information under this Section shall be solely for a purpose reasonably related to the Investor Interestholder's interest in the Company. All requests or demands for information under this Section shall be in writing and shall state the purpose of the demand; the Company's acceptance of oral requests shall not waive or limit the scope of this provision. Any action to enforce rights under this Section may be brought in the Michigan Court of Chancery, subject to Section 15.4.

    11.5 RESTRICTIONS UPON DISQUALIFYING FOREIGN INVESTOR INTERESTHOLDERS. If the Company, upon advice of counsel, determines at any time that an Investor Interestholder, because of the Investor Interestholder's nationality or the nationality of any of an Investor Interestholder's equity owners, may cause the Company to be disqualified as a holder of federal offshore oil and natural gas leases or leases located on federal or state lands, the Company shall promptly give the Investor Interestholder notice of such determination and of the provisions of this Section 11.5 as applicable to the Investor Interestholder. Effective upon the giving of such notice, the Investor Interestholder shall not be entitled to vote on any Company matter and his Interests shall be disregarded in any calculation of votes. If, upon advice of counsel, the Company determines that, because of an Investor Interestholder's nationality or the nationality of any of an Investor Interestholder's equity owners, a risk exists that any federal offshore oil and natural gas lease or lease located on federal or state lands, in which the Company has an interest, or the Company's interest therein, may be

                                  COA-21
canceled or forfeited or that the Company may be barred from acquiring interests in federal or state oil and natural gas leases, or if any federal or state agency having jurisdiction asserts that any such consequence may result, the Company in its discretion may additionally give notice to the Investor Interestholder to tender his Interests to the Company at the principal offices of the Company at a time to be designated in the notice (but not earlier than 72 hours after delivery of the notice). At the time designated in the notice, the Company shall pay the Investor Interestholder in cash or by check an amount equal to the price paid by the Investor Interestholder for the Interests to be tendered less any distributions received by such Investor Interestholder in respect of such Interests. If the Investor Interestholder does not tender the Interests, the Company shall mail, in the same manner as prescribed herein for notices, a check in the same amount to the Investor Interestholder, together with a notice that the Investor Interestholder's Interests have been canceled, and the Company shall forthwith cancel the Investor Interestholder's Interests on the books and records of the Company.

    11.6  ELECTIONS BY INVESTOR INTERESTHOLDERS REGARDING SPECIAL
OBLIGATIONS. Each Investor Interestholder shall, at the time that he subscribes for Interests pursuant to and in accordance with Section 1.6, elect to:

         (a) assume liability for Special Obligations with respect to all of the Initial Wells and thereby become a Participating Investor Interestholder with respect to each Initial Well; or

         (b) decline to assume liability for Special Obligations for any Initial Wells and thereby become an Investor Interestholder who is not a Participating Investor Interestholder with respect to each Initial Well.

Such election shall be indicated on the Omnibus Signature Page of such Investor Interestholder executed and delivered to the Company in respect of his subscription for Interests and shall be binding upon such Investor Interestholder until the earlier to occur of (i) one year following the completion of the offering, or (ii) the Facilities Completion Date, at which time such Interests shall be automatically converted from Participating Investor Interestholder Interests to Non-Participating Investor Interestholder Interests with respect to the Initial Wells and Additional Development Wells; provided, however, that such Non-Participating Investor Interestholders will remain liable for Special Obligations incurred by the Company with respect to the Initial Wells and Additional Development Wells while they were Participating Investor Interestholders. Such notice shall be effective only upon actual receipt thereof by the Manager. The Manager shall give each Investor Interestholder notice of the date upon which the production commenced with respect to the last Initial Well to be completed.

    The automatic termination by a Participating Investor Interestholder of his assumption of Special Obligations with respect to all Initial Wells and Additional Development Wells, and conversion to an Investor Interestholder who is not a Participating Investor Interestholder with respect to such wells shall not bar any action by the Company, including asserting claims against such Investor Interestholder for contribution in respect of Special Obligations incurred with respect to any such well during the time when such Investor Interestholder was a Participating Investor Interestholder with respect to such well, or entitle such Investor Interestholder to indemnification by the Company in respect of claims asserted against such Investor Interestholder by persons who or which are not affiliated with the Company or the Manager on account of Special Obligations with respect to such well incurred during the time when such Investor Interestholder was a Participating Investor Interestholder with respect to such well.

                                      ARTICLE 12

                POWERS, DUTIES, LIMITATIONS AND OBLIGATIONS OF MANAGER

    12.1 MANAGEMENT OF THE COMPANY. The Manager shall have full, exclusive and complete discretion in the management and control of the Company. The Manager agrees to manage and control the affairs of the Company to the best of its ability and to conduct the operations contemplated under this Agreement in a careful and prudent manner and in accordance with good industry practice.

    12.2 ACCEPTANCE OF SUBSCRIPTIONS. The Manager shall not cause the Company to accept any subscription for Interests except as provided in
Article 1.


                                  COA-22

    12.3  SPECIFIC LIMITATIONS.

         (a) The Manager shall not take any of the following actions without the approval of all Investor Interestholders:

              (1)  Any act in contravention of this Agreement or the Articles;

              (2) Any act that would make it impossible to carry on the Company's ordinary business;

              (3) Effecting a confession of judgment against the Company in an amount exceeding 10% of the aggregate Capital Contributions;

              (4) Causing the dissolution or termination of the Company before the expiration of its Term, except as provided under Article 14;

              (5) Possessing Company Property or assigning rights in specific Company Property for other than a Company purpose; or

              (6) Accepting a subscription that constitutes any other person as a Manager, except as provided in Article 14.

         (b) The Manager shall not sell, exchange, lease, mortgage, pledge or transfer all or substantially all of the Company's assets if not in the ordinary course of its business or amend this Agreement as specified in Section 15.8(b) without the approval of a Majority of the Investor Interestholders.

         (c) The Manager, the Company or the Company's agents shall not take any action that is prohibited to the Manager by this or any other provision of this Agreement and shall take all actions necessary or advisable to carry out actions authorized by this Section.

    12.4 SPECIFIC POWERS. In addition to the powers and duties otherwise provided for in this Agreement, the Manager have the following powers and duties:

         (a) To direct or supervise the Company and the Company's agents in the exercise of any action relating to the Company's affairs, including without limitation the powers described in Section 1.8;

         (b) To take the actions specified in Section 12.3 if the approvals specified therein are obtained;

         (c)  To amend this Agreement as specified in Section 15.8(a);

         (d) To lend money to the Company (without being obligated to do so) if such loan bears interest at a reasonable rate not exceeding the amount that would be charged to the Company by an unrelated lender on a comparable loan for the same purpose (without reference to the financial abilities or guarantees of the Manager). The Manager may not receive points or other financing charges or fees regardless of the amount loaned to the Company. Before making any loans to the Company, the Manager will attempt to obtain a loan from an unrelated lender secured, if at all, only by Company Property;

         (e) To approve or disapprove, in its sole discretion, any transfer of Investor Interestholder Interests;

         (f) To terminate the offering of Interests at any time prior to the Termination Date, regardless of the amount of subscriptions, if subscriptions for at least an aggregate of 300 Investor Interestholder Interests have been accepted;

                                  COA-23

         (g) To withdraw the offering of Interests at any time prior to the Escrow Date as provided in Section 1.6; or

         (h) To waive any fees or compensation payable to it and to credit such waived amount in its discretion against its obligation to contribute capital under Section 14.7.

    12.5 LIMITATION ON DUTY. Notwithstanding anything to the contrary contained in this Article or elsewhere in this Agreement, the Manager shall have no duty to take any affirmative action with respect to management of the Company business or the Company Property which might require the expenditure of monies by the Company unless the Company is then possessed of such monies available for the proposed expenditure. Under no circumstances shall the Interestholders be required to expend their own funds in connection with the day to day operation of the Company business.

    12.6  OFFICERS OF COMPANY; SIGNATORIES.

         (a) The Manager may appoint a President, one or more Vice Presidents as designated by it, a Secretary and such other officers and agents of the Company as the Manager may from time to time consider appropriate, none of whom need be Interestholders and any of whom may be affiliates of the Manager.
Except as otherwise prescribed by the Manager or in this Agreement, each officer shall have the powers and duties usually appertaining to a similar officer of a Michigan corporation under the direction of the Manager and shall hold office during the pleasure of the Manager. Any two or more offices may be held by the same person. Any officer may resign by delivering a written resignation to the Manager and such resignation shall take effect upon delivery or as specified therein.

         (b) All conveyances of real property or any interest therein by the Company may be made by the Manager alone as Manager of the Company, which may execute on behalf of the Company any instruments necessary to effect the conveyance. A certificate of the Secretary of the Company stating compliance with this Section 12.6(b) shall be conclusive in favor of any person relying thereon.

         (c) All other documents, agreements, instruments and certificates that are to be made, executed or endorsed on behalf of the Company shall be made, executed or endorsed by such officers or persons as the Manager shall from time to time authorize and such authority may be general or confined to specific instances. In the absence of other provisions, the President is authorized to execute any document, to take any action on behalf of the Company within this
Section 12.6(c), and to authorize other officers to execute confirmatory documents or certificates.

    12.7 PRESUMPTION OF POWER. The execution by the Manager or the officers on behalf of the Company of leases, assignments conveyances, contracts or agreements of any kind whatsoever shall be sufficient to bind the Company. No person dealing with the Manager or the officers shall be required to determine their authority to make or execute any undertaking on behalf of the Company, nor to determine any fact or circumstances bearing upon the existence of their authority nor to see to the application or distribution of revenues or proceeds derived therefrom, unless and until such person has received written notice to the contrary.

    12.8  OBLIGATIONS NOT EXCLUSIVE.   The Manager shall be required to devote
only such part of its time as is reasonably needed to manage the business of the Company, it being understood that the Manager has and shall have other business interests and therefore shall not be required to devote their time exclusively to the Company. The Manager shall in no way be prohibited from or restricted in engaging in, or possessing an interest in, any other business venture of a like or similar nature including any venture engaged in oil and natural gas or pipeline operations. Nothing in this Section 12.8 shall relieve the Manager of its other fiduciary obligations to the Investor Interestholders, except as limited in Article 3.


                                  COA-24

    12.9  MANAGER'S PROMOTED INTERESTS.

         (a) The Manager shall be credited with a number of Manager's Promoted Interests equal in the aggregate to an amount of Manager's Promoted Interests which, when added to the number of Investor Interests outstanding at any time (excluding Investor Interestholder Interests created under Sections 12.9(b) or 12.10) is equal to 5.24% of the aggregate of all Manager's Promoted Interests plus all Investor Interests outstanding at such time; less the number of Investor Interestholder Interests created under Sections 12.9(b) and 12.10. The Manager's Promoted Interests shall have no voting rights (other than the rights held by the Manager as such) and shall be deemed in the aggregate to have attached to them the rights held by the Manager as such. Unless converted under Sections 12.9(b) or 12.10, no Manager's Promoted Interest shall be held by or transferred to a person who is not a Manager except as provided by Section 13.1.

         (b) The Manager from time to time may convert all or any portion of its Manager's Promoted Interests into Investor Interestholder Interests and convey those converted Interests to other persons as compensation or for other purposes. Each Management Interest shall be convertible into one Investor Interestholder Interest. The Investor Interestholder Interests so created shall have the rights and obligations of all other Investor Interestholder Interests, except that the holders of the Investor Interestholder Interests so created shall not share with other Investor Interestholders in allocations of Profits, Losses, tax credits and all other Items; instead, the holders of the Investor Interestholder Interests created under this Section 12.9(b) shall share in allocations and distributions accruing under this Agreement to the Manager in proportion to the numbers of Interests owned by the Manager and those holders. Further, those holders shall be allocated initially, as the balances of their Capital Accounts, proportionate amounts of the Capital Account of the Manager who converted the underlying Manager's Promoted Interests. The holders of Investor Interestholder Interests created under this Section 12.9 shall have no voting rights.

    12.10 REMOVAL OF MANAGER. If, at any time, the holders of not less than 75% in interest of the Investor Interestholders Interests determine in their discretion that the Manager is not fully performing its powers, duties and obligations in the best interests of the Company, or it is otherwise in the best interests of the Company to do so, such Investor Interestholders may remove the Manager from such office and elect by at least a Majority in interest such successor Manager as they shall determine. In the event of any such removal or the resignation or other incapacity of the Manager as enumerated in Section 14.1(c), the removed or former Manager's Manager's Promoted Interests shall be automatically converted into a number of Investor Interestholder Interests equal to the number of its Manager Interests, less the number of Manager's Promoted Interests that the Manager may have converted into Investor Interestholder Interests under Section 12.9(b). The removed or former Manager, as holder of such Investor Interestholder Interests, shall be entitled to the same allocations of income, gain, expense, loss, deduction and credit and the same distributions to which the Manager would otherwise have been entitled; provided, however, that the removed or former Manager shall not then be entitled to uncollected amounts specified in Section 9.1 to the extent not accrued before the date of removal, resignation or other incapacity. A removed or former Manager will be considered to be an Investor Interestholder, except with regard to Articles 4 and 5 and Section 14.7.

    12.11  INDEMNIFICATION OF SOLICITING DEALERS.

         (a) The Soliciting Dealers shall not have any duty, responsibility or obligation to the Company, the Manager or any Interestholder as a consequence of its right to receive any selling commissions, except to the extent provided under the Act. The Soliciting Dealers have not assumed, and will not assume, any responsibility with respect to the Company nor will they be permitted by the Company to assume any duties, responsibilities or obligations regarding the management, operations or any of the business affairs of the Company, subsequent to any offering of Interests.

         (b) The Soliciting Dealers shall be indemnified and held harmless by the Company against any losses, damages, liabilities or costs (including attorneys' fees) arising from any threatened, pending or completed action, suit, claim or proceeding by any Interestholder against the Soliciting Dealers (except as may be limited by the Act or applicable state statutes, including, but not limited to, the Massachusetts Securities Act and the Tennessee Securities Act),

                                  COA-25
based upon the assertion that the Soliciting Dealers have any continuing duty or obligation, subsequent to any offering of Interests, to the Company or Manager or any Interestholder or otherwise to monitor Company operations or report to Investor Interestholders concerning Company operations.

                                      ARTICLE 13

                                 TRANSFERS OF SHARES

    13.1 TRANSFER BY MANAGER. The Manager shall not sell, assign or otherwise transfer its Manager's Promoted Interests without first obtaining the consent of a Majority of the Investor Interestholders, except that (i) the Manager may pledge its Manager's Promoted Interests for a loan to the Manager or its affiliates provided that such pledge does not reduce the cash flow of the Company distributable to other Interestholders; (ii) the Manager may waive or assign compensation or fees payable to it, and (iii) the Manager may convert Manager's Promoted Interests under Section 12.9(b) and convey the resulting Investor Interestholder Interests to any person without consent.

    13.2 TRANSFERS BY INVESTOR INTERESTHOLDERS. An Investor Interestholder may not sell, exchange or transfer his Interests except as restricted by and upon compliance with all applicable laws and all of the following provisions of this Section 13.2:

         (a) Interests may not be transferred to any person or entity if, as determined by the Company, such assignment would have adverse regulatory consequences to the Company or the Properties, including but not limited to, an involuntary termination of the Company for federal income tax purposes, causing the Company to be treated as an association for federal income tax purposes, or would be deemed to be a transfer on a recognized public securities exchange or the functional equivalent thereof which would have the effect of causing the Company to be treated as a "publicly traded partnership" for federal income tax purposes.

         (b) Within 30 days after written notice of a proposed sale or assignment is received by the Company, the Manager may request in its sole discretion an opinion of counsel acceptable to the Manager that the proposed transfer would not (i) cause an involuntary termination of the Company for federal income tax purposes, (ii) cause the Company to be treated as an association taxable as a corporation for federal income tax purposes, or
(iii) be deemed to be a transfer on a recognized public securities exchange or the functional equivalent thereof which would have the effect of causing the Company to be treated as a "publicly traded partnership" for federal income tax purposes.

         (c) THE WRITTEN APPROVAL OF THE MANAGER MUST BE OBTAINED, THE GRANTING OR DENIAL OF WHICH SHALL BE WITHIN ITS SOLE AND ABSOLUTE DISCRETION, WHICH MAY BE UNREASONABLY WITHHELD.

         (d) The transferor and transferee must deliver a dated notice in writing signed by each, confirming that (i) the transferee accepts and agrees to comply with all the terms of this Agreement, and (ii) the transfer was made in compliance with this Agreement and all applicable laws and regulations.

         (e) The transferor, transferee and the Company must execute all other certificates, instruments and documents and take all such additional action as the Manager may deem appropriate.

         (f) The Manager may require as a condition to any transfer that may create a future interest that an opinion of counsel acceptable to the Company be delivered to the Company confirming that the proposed transfer does not have adverse effects on the Company under the rule against perpetuities or similar provisions of law.

Transfers shall be effective and recognized upon fulfillment of the requirements of clauses (a) through (f) above and the transferee shall be an Investor Interestholder owning Investor Interestholder Interests with the same rights as appertained to the transferor. Any purported sale or transfer consummated without first complying with this Section 13.2 shall be void.


                                  COA-26

    13.3 ASSIGNMENTS BY OPERATION OF LAW. If any Investor Interestholder shall die, with or without leaving a will, or become NON COMPOS MENTIS, bankrupt or insolvent, or if a corporate, partnership or Company Investor Interestholder dissolves during the Company term or if any other involuntary transfer of an Investor Interestholder's Interests is made, the legal representatives, heirs and legatees (and spouse, if the Interests have been community property of such Investor Interestholder and his or her spouse), bankruptcy assignees, successors, assigns and corporate, partnership or Company distributees or such other involuntary transferees shall not become transferees but shall have (subject to the other terms and provisions hereof) such rights as are provided with respect to such persons under the law; provided, however, that such legal representatives, heirs and legatees, spouse, bankruptcy assignees, successors, assigns and corporate, partnership or Company distributees or involuntary transferees may become transferees in accordance with the provisions of Section 13.2.

    13.4 EXPENSES OF TRANSFER. In the sole discretion of the Company, the person acquiring Interests pursuant to any of the provisions of this Article 13 may be required to bear all costs and expenses necessary to effect a transfer of such Interests including, without limitation, reasonable attorney's fees incurred in preparing any required amendments to this Agreement and the Articles to reflect such transfer or acquisition and the cost of filing such amendments with the appropriate governmental officials.

    13.5 SURVIVAL OF LIABILITIES. No sale or assignment of Interests shall release the transferor from those liabilities to the Company which survive such assignment or sale as a matter of law or that are imposed under Sections
3.2 and 3.3. A transferee Participating Investor Interestholder shall be liable for Special Obligations incurred by the Company prior to transfer only to the extent of the transferee's interest in the Company.

    13.6 NO ACCOUNTING. No transfer of Interests, whether voluntary, involuntary or by operation of law, shall entitle the transferor or transferee to demand or obtain immediate valuation, accounting or payment of the transferred Interests.

                                      ARTICLE 14

                       DISSOLUTION, TERMINATION AND LIQUIDATION

    14.1 DISSOLUTION. Unless the provisions of Section 14.2 are elected, the Company shall be dissolved and its business shall be wound up upon the decision of the Manager to withdraw the offering of Interests described in the Prospectus in accordance with Section 12.4(g) or on the earliest to occur of:

         (a)  December 31, 2035;

         (b)  The sale of all or substantially all of the Company Property:

         (c) The death, removal, dissolution, resignation, insolvency, bankruptcy or other legal incapacity of any Manager or any other event which would legally disqualify any Manager from acting hereunder;

         (d) The decision of all Investor Interestholders or the Manager and a Majority of Investor Interestholders; or

         (e) The occurrence of any other event which, by law, would require the Company to be dissolved.

    14.2 CONTINUATION OF THE COMPANY. Upon the occurrence of any event of dissolution described in Sections 14.1 (a) through (e), inclusive, the Company shall be dissolved and wound up unless the remaining Manager and a Majority of the Investor Interestholders elect to continue the Company or, or if there is no remaining Manager, within 90 days after the occurrence of any such event, if a Majority of the Investor Interestholders shall elect, in writing, that the Company shall be continued on the terms and conditions herein contained and shall designate one or more persons

                                  COA-27
willing to be substituted as Manager. In the event all the Investor Interestholders elect to continue the Company, it shall be continued with the new Manager who shall succeed to and assume all of the powers, privileges and obligations of the previous Manager hereunder except as specified in Section
12.10. In the event of a dissolution under this Section 14.2, the former Manager shall have the rights specified in Section 12.10.

    14.3 OBLIGATIONS ON DISSOLUTION. The dissolution of the Company shall not release any of the parties hereto from their contractual obligations under this Agreement.

    14.4  LIQUIDATION PROCEDURE.

         (a) A reasonable time shall be allowed for the orderly liquidation of the assets of the Company and the discharge of liabilities to creditors so as to enable the Company to minimize the losses normally attendant to a liquidation.

         (b) Upon dissolution of the Company for any reason, the Interestholders shall continue to receive Net Cash Flow, subject to the other provisions of this Agreement and to the provisions of subsection (c) hereof, and shall share Profits and Losses for all tax and other purposes during the period of liquidation. Distributions in liquidation of the Company shall conform to the provisions of Section 8.1(b) hereof.

         (c) The Manager shall act as liquidating Manager (or, in its absence, a successor Manager shall act) and shall proceed to liquidate the Company Properties to the extent that they have not already been reduced to cash unless the Manager elects to make distributions in kind to the extent and in the manner herein provided and such cash, if any, and property in kind, shall be applied and distributed in accordance with Article 8.

    14.5  LIQUIDATING MANAGER.

         (a) If the dissolution of the Company is caused by circumstances under which no Manager shall be acting as a Manager or if the Manager as liquidating Manager is unable to or refuses to act, a Majority of the Investor Interestholders shall appoint a liquidating Manager who shall proceed to wind up the business affairs of the Company. The liquidating Manager shall have no liability to the Company or to any Interestholder for any loss suffered by the Company which arises out of any action or inaction of the liquidating Manager if the liquidating Manager, in good faith, determined that such course of conduct was in the best interests of the Interestholder and such course of conduct did not constitute negligence or misconduct of the liquidating Manager. The liquidating Manager shall be indemnified by the Company against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with the Company, provided that the same were not the result of negligence or misconduct of the liquidating Manager.

         (b) Notwithstanding the above, the liquidating Manager shall not be indemnified and no expenses shall be advanced on its behalf for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws, unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee, or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee.

         (c) In any claim for indemnification for federal or state securities law violations, the party seeking Indemnification shall place before the court the position of the Securities and Exchange Commission and the Massachusetts Securities Division (if applicable), the Tennessee Securities Division (if applicable), or other applicable securities administrators if required, with respect to the issue of indemnification for securities law violations.

         (d) The Company shall not incur the cost of that portion of any insurance, other than public liability insurance, which insures any party against any liability the indemnification of which is herein prohibited.

                                  COA-28

    14.6 DEATH, INSANITY, DISSOLUTION OR INSOLVENCY OF AN INVESTOR INTERESTHOLDER OR MANAGER. The death, insanity, dissolution, winding up, insolvency, bankruptcy, receivership or other legal termination of an Investor Interestholder who or which is not a Manager shall have no effect on the life of the Company and the Company shall not be dissolved thereby.

    14.7 MANAGER(S)'S ADDITIONAL CAPITAL CONTRIBUTIONS. Upon or prior to the first distribution in liquidation, the Manager and each removed or former Manager owning an interest under Section 12.10 shall contribute to the capital of the Company an amount equal to any deficit in the Capital Account of such existing or removed or former Manager calculated just prior to the date of such distribution, to the extent not previously contributed. Each Investor Interestholder owning Investor Interestholder Interests created under Section 12.9 shall contribute at the same time to the capital of the Company an amount equal to any deficit in that Investor Interestholder's Capital Account calculated just prior to the date of such distribution to the extent not previously contributed; if those Investor Interestholders do not do so, the Manager which created those Investor Interestholder Interests shall be responsible to contribute any remaining deficit.

    14.8 WITHDRAWAL OF OFFERING. Dissolution of the Company resulting from withdrawal of the offering of Interests is governed by Section 1.6(c) and
Section 12.4(g).

    14.9 ARTICLES OF CANCELLATION. Upon the winding up of the Company and its termination, the Manager or liquidating Manager, as the case may be, shall cause the Articles to be canceled by filing a certificate of cancellation with the Secretary of State of Michigan in accordance with the provisions of Section 3810 of the Michigan Act.

                                      ARTICLE 15

                                    MISCELLANEOUS

    15.1 NOTICES. Notices or instruments of any kind which may be or are required to be given hereunder by any person to another shall be in writing and deposited in the United States Mail, certified or registered, postage prepaid, addressed to the respective person at the address appearing in the records of the Company. Any Investor Interestholder may change his address by giving notice in writing, stating his new address, to the Company. Any notice shall be deemed to have been given effective as of 72 hours, excluding Saturdays, Sundays and holidays, after the depositing of such notice in an official United States Mail receptacle. Notice to the Company may be addressed to its principal office.

    15.2  MEETINGS OF INTERESTHOLDERS.

         (a) MEETINGS. The Manager may call meetings of the Interestholders or the Investor Interestholders concerning any matter on which they may vote as provided by this Agreement or by law or to receive and act upon a report of the Manager on matters pertaining to the Company's business and activities. A Majority of the Investor Interestholders may also call meetings by giving notice to the Company demanding a meeting and stating the purposes therefor. After calling a meeting or within 20 days after receipt of a written request or requests meeting the requirements of the preceding sentence, the Company shall mail to all Interestholders written notice of the place and purposes of the meeting, which shall be held on a date not less than 7 days nor more than 21 days after the Company mails the notice of meeting to the Interestholders. Any Investor Interestholder may appear and vote or consent at a meeting by proxy, provided that such authority is granted by a writing signed by the Investor Interestholders and delivered to the Company at or prior to the meeting.

         (b) CONSENTS. Any consent required by this Agreement or any vote or action by the Interestholders or the Investor Interestholders may be effected without a meeting by a consent or consents in writing signed by the persons required to give such consent, to vote or to take action. The Manager may solicit consents or a Majority of the Investor Interestholders may demand a solicitation of consents by giving notice to the Manager stating the purpose of the consent and including a form of consent. The Manager shall effect a solicitation of consents by

                                  COA-29
giving the Interestholders or the Investor Interestholders, as the case may be, a notice of solicitation stating the purpose of the consent, a form of consent and the date on which the consents are to be tabulated, which shall be not less than 7 days nor more than 21 days after the Company transmits the notice of solicitation for consents. If a Majority of the Investor Interestholders demand a solicitation, the Company shall transmit the notice of solicitation not later than 20 days after receipt of the demand.

         (c) GENERAL. To the extent not inconsistent with this Agreement, Michigan law governing shareholders' meetings, proxies and consents for corporations shall apply as to the procedure, validity and use of meetings, proxies and consents. Any Interestholder may waive notice of or attendance at any meeting or notice of the solicitation of any consent, whether before or after any action is taken. The date on which the Company transmits the notice of meeting or notice soliciting consents shall be the record date for determining the right to vote or consent. A list of the names, addresses and shareholdings of all Interestholders shall be maintained as part of the Company's books and records.

    15.3 LOAN TO COMPANY BY INTERESTHOLDER. If any Investor Interestholder shall, in addition to his Capital Contribution to the Company, lend any monies to the Company, the amount of any such loan shall not increase his Capital Account nor shall it entitle him to any increase in his share of the distributions of the Company, but the amount of any such loan shall be an obligation on the part of the Company to such Interestholder and shall be repaid to him on the terms and at the interest rate negotiated at the time of the loan, and the loan shall be evidenced by a promissory note executed by the Company, except that no Investor Interestholder shall be personally obligated to repay the loan, such loan shall not be a Special Obligation, and such loan shall be repayable and collectible only out of the assets of the Company.

    15.4 MICHIGAN LAWS GOVERN. This Agreement shall be governed and construed in accordance with the laws of the State of Michigan, and venue for any litigation between or against any of the parties hereto may be maintained in Ingham County, Michigan; however, residents of Massachusetts may, at their option, choose to maintain any such litigation in the Commonwealth of Massachusetts.

    15.5 POWER OF ATTORNEY. Each Investor Interestholder irrevocably constitutes and appoints the Manager as his true and lawful attorney-in-fact and agent to effectuate and to act in his name, place and stead, in effectuating the purposes of the Company including the execution, verification, acknowledgment, delivery, filing and recording of this Agreement as well as all authorized amendments thereto and hereto, all assumed name and doing business certificates, documents, bills of sale, assignments and other instruments of conveyances, leases, contracts, loan documents and counterparts thereof, and all other documents which may be required to effect a continuation of the Company and which the Manager deems necessary or reasonably appropriate, including documents required to be executed in order to correct typographical errors in documents previously executed by such Investor Interestholder and all conveyances and other instruments or other certificates necessary or appropriate to effect an authorized dissolution and liquidation of the Company. The power of attorney granted herein shall be deemed to be coupled with an interest, shall be irrevocable and shall survive the death, incompetency or legal disability of an Investor Interestholder.

    15.6 DISCLAIMER. In forming this Company, all Investor Interestholders recognize that the oil and gas business is highly speculative and that the Company makes no guaranty or representation to any Investor Interestholder as to the probability of gain or loss from the conduct of Company business.

    15.7 MANAGER RESIGNATION AND REPLACEMENT. The Manager may increase or decrease the number of Managers so long as there is at least one Manager who meets the requirements of Section 3807 of the Michigan Act. A Manager other than the Manager may resign by delivering a written resignation to the Manager not less than 60 days prior to the effective date of the resignation.
 The Manager may remove a Manager at any time, provided that if there is no incumbent, at least one new Manager is concurrently appointed. In the event of the absence, death, resignation, removal, dissolution, insolvency, bankruptcy or legal incapacity of a Manager other than the Manager or if an additional Manager is to be appointed, the Manager shall appoint the Manager in writing and shall subsequently give notice to the Investor Interestholders, although such notice is not necessary to the validity of the appointment. A Manager so appointed shall

                                  COA-30
qualify by filing his written acceptance at the Company's principal place of business. If there are multiple Managers, each is vested with an undivided interest in the Company estate and may exercise all powers vested in the Manager as directed by the Manager. Upon the change of identity of any of the Managers whose identity is required to be disclosed under Section 3810 of the Michigan Act, as provided for in this Section 15.7, the Manager shall cause an amendment to the Articles of Company to be filed with the Secretary of State of Michigan in accordance with the provisions of Section 3810 of the Michigan Act, indicating the change with respect to such Manager's identity.

    15.8  AMENDMENT AND CONSTRUCTION OF AGREEMENT.

         (a) This Agreement may be amended by the Manager, without notice to or the approval of the Investor Interestholders, from time to time for the following purposes: (1) to cure any ambiguity, formal defect or omission or to correct or supplement any provision herein that may be inconsistent with any other provision contained herein or in the Prospectus; (2) to make such other changes or provisions in regard to matters or questions arising under this Agreement that will not materially and adversely affect the interest of any Investor Interestholder; (3) to otherwise equitably resolve issues arising under the Prospectus or this Agreement so long as similarly situated investors are not treated materially differently; (4) to maintain the federal tax status of the Company and any of its Interestholders or to make changes to Article 3 to maintain the status of each class of Interestholder with regard to the passive activity rules of the Code (so long as no Investor Interestholder's liability is materially increased without his consent) or as provided in Section 4.3(d): and (5) to comply with law.

         (b) Other amendments to this Agreement may be proposed by either the Manager or a Majority in interest of the Investor Interestholders (as determined by their Capital Contributions), in each case by calling a meeting of Investor Interestholders or requesting consents under Section 15.2 and specifying the text of the amendment and the reasons therefor. Such proposed amendments shall be implemented only if approved by (i) the Manager and a Majority in interest of the Investor Interestholders, or (ii) the holders of 75% of the Investor Interestholder Interests. No amendment under this
Section 15.8(b) that increases any Interestholder's liability, changes the Capital Contributions required of him or his rights and interest in the profits, losses, deductions, credits, revenues or distributions of the Company in more than a DE MINIMIS manner, his rights on dissolution, or any voting or management rights set forth in this Agreement shall become effective as to that Interestholder without his written approval thereof.

         (c) The Manager have power to construe this Agreement and to act upon any such construction. Its construction of the same and any action taken pursuant thereto by the Company or a Managing Person in good faith shall be final and conclusive.

    15.9 BONDS AND ACCOUNTING. The Managers and the Managing Persons shall not be required to give bond or otherwise post security for the performance of their duties and the Company waives all provisions of law requiring or permitting the same. No person shall be entitled at any time to require the Manager, the Company or any Interestholder to submit to a judicial or other accounting or otherwise elect any judicial, administrative or executive supervisory proceeding applicable to non-business Companies.

    15.10 BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the Interestholders (and their spouses if the Interests of such Interestholders shall be community property) as well as their respective heirs, legal representatives, successors and assigns. This Agreement constitutes the entire agreement among the Company, the Manager and the Interestholders with respect to the formation and operation of the Company, other than the Subscription Agreement entered into between the Company and each Investor Interestholder.

    15.11 HEADINGS. Headings of Articles and Sections used herein are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

    15.12 TAX MATTERS PARTNER. The Manager or its designee shall be designated the tax matters partner of the Company pursuant to Code Section 6221.


                                  COA-31

    15.13 TITLE TO COMPANY PROPERTY. Title to all of the Company's property shall be vested in the Company until this Agreement terminates pursuant to
Article 14 hereof, provided, that is the laws of any jurisdiction require that title to any part of such property be vested in a Manager of the Company, then title to that part of the Company's property shall be vested in the Manager.

    IN WITNESS WHEREOF, the undersigned have signed this Agreement as of the date first above written.


                                       WOLVERINE ENERGY, L.L.C.,
                                        MANAGER


                                       By:__________________________________
                                       George H. Arbaugh, Jr., President



                                       WOLVERINE ENERGY, L.L.C.
                                       AS ATTORNEY-IN-FACT FOR THE
                                       INVESTOR INTERESTHOLDERS



                                       By:__________________________________
                                       George H. Arbaugh, Jr., President



                                    COA-32

                                      EXHIBIT A

                               INVESTOR INTERESTHOLDERS


Name

Address

Number of Interests






















                                           COA-33

                                   WOLVERINE ENERGY
                                      1997-1998
                                 DEVELOPMENT PROGRAM

                                      PROSPECTUS
==============================================================================


                                  TABLE OF CONTENTS

                                                                          PAGE

Summary of Program                                                          4
Summary of Tax Considerations                                              18
Risk Factors                                                               20
Investor Interestholder Limited Liability and
   Potential Liabilities of Participating
   Investor Interestholders                                                29
Terms of the Offering                                                      31
Plan of Distribution                                                       37
Proposed Activities and Policies                                           39
Financing                                                                  51
Application of Proceeds                                                    52
Participation in Costs and Revenues                                        53
Compensation and Reimbursement                                             57
Conflicts of Interest                                                      60
Management                                                                 64
Prior Activities                                                           67
Tax Aspects                                                                78
Investment by Pension and
   Other Retirements Plans                                                104
Competition, Markets and Regulation                                       106
Summary of Company Operating Agreement                                    110
Legal Opinions                                                            113
Reports and Accounting                                                    114
Additional Information                                                    114
Availability of Documents                                                 115
Glossary of Terms                                                         115
Financial Statements of Manager                                           F-1
Form of Company Operating Agreement                                     COA-1
==============================================================================

UNTIL 90 DAYS FOLLOWING THE LATER OF (I) THE DATE OF THIS PROSPECTUS, OR (II) THE DATE OF ANY APPLICABLE SUPPLEMENT THERETO, ALL DEALERS EFFECTING TRANSACTION IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN
THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS, TOGETHER WITH THE LATEST APPLICABLE SUPPLEMENT. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
==============================================================================

SUPPLEMENT NO. 1 TO THE PROSPECTUS OF THE
WOLVERINE ENERGY 1997-1998 DEVELOPMENT PROGRAM
 DATED                              , 1997


                              WOLVERINE ENERGY 97-98 (A)
                             DEVELOPMENT COMPANY, L.L.C.


    Wolverine Energy 97-98 (A) Development Company, L.L.C. (the "Company") is hereby commencing the offer and sale of membership interests ("Interests") in the Company pursuant to the terms and conditions described in the Prospectus of the Wolverine Energy 1997-1998 Development Program (the "Program") dated
as of                  , 1997 (the "Prospectus"), as amended by this
Supplement No. 1 dated                  , 1997 ("Supplement No. 1").  All
capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Prospectus and all of the material terms of the offer and sale of Interests in the Company, the business in which it will engage and the conditions under which it will operate are restated as of the date of this Supplement as if the Company was the Company generically described in the Prospectus, unless modified or otherwise provided or described herein.

THE COMPANY

    The Company will be formed upon the first closing of the sale of Interests pursuant to this Supplement and the Prospectus pursuant to the terms described in the Prospectus under the caption "Terms of the Offering." The Company will not have significant assets or have engaged in any operations as of that date. Upon the closing of the sale of Interests and the activation of the Company, substantially all of its net proceeds remaining from the sale of Interests after payment of organizational and offering costs, including the Management Fee to the Manager, shall be used to acquire working interests in the Properties described below and to pay certain fees and expenses to the Manager and its affiliates, among others. See "Compensation and Reimbursement" in the Prospectus for more information with respect to the application of the proceeds of the sales of Interests by the Company.

TERMS OF OFFERING OF INTERESTS

    The Interests will be offered and sold commencing on the date of this Supplement pursuant to the terms of the offering of Interests by the Program described under the caption "Terms of Offering" and "Plan of Distribution" in the Prospectus.

PRIOR COMPANIES' OFFERING HISTORY

    The Company is the first Company in the Program to offer and sell Interests and, therefore, no information is available with respect to the offer and sale of Interests in prior Companies in the Program.

PRIOR COMPANIES' OPERATING HISTORY

    The Company is the first Company in the Program to offer and sell Interests and, therefore, no information is available with respect to the acquisition of Properties or operations of prior Companies in the Program.

PRIOR ACTIVITIES OF THE MANAGER AND AFFILIATES

    No information with respect to the activities of the prior Antrim Partnerships subsequent to that which is contained in the Prospectus is available.

TERMS OF THE OFFERING

    The offering of Interests of the Company commenced on the date of this Supplement No. 1. If at least $300,000 of Interests have been sold, the Manager may, in its discretion, terminate this offering at any time thereafter; provided, however, that not more than 15,000 Interests, in the aggregate, may be sold in this offering pursuant to this Supplement No. 1. If fewer than $300,000 of Interests have been sold, this offering shall terminate 90 days following the date of this Supplement No. 1. In all events, this offering shall terminate not later than December 31, 1998.

                                  PART II

                        INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


SEC registration fee . . . . . . . . . . . . . . . . . . . . .     $ 5,172.41

NASD filing fee. . . . . . . . . . . . . . . . . . . . . . . .         - 0 -

Accounting fees. . . . . . . . . . . . . . . . . . . . . . . .      15,000.00

Costs of printing and engraving. . . . . . . . . . . . . . . .      50,000.00

Resident agent's fees and expenses . . . . . . . . . . . . . .         - 0 -

Engineering fees . . . . . . . . . . . . . . . . . . . . . . .         - 0 -

Legal fees . . . . . . . . . . . . . . . . . . . . . . . . . .      55,000.00

Registration fees. . . . . . . . . . . . . . . . . . . . . . .         - 0 -

Taxes and fees, federal. . . . . . . . . . . . . . . . . . . .         - 0 -

Taxes and fees, state. . . . . . . . . . . . . . . . . . . . .         - 0 -

Transfer agent's fees. . . . . . . . . . . . . . . . . . . . .         - 0 -

Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . . .         - 0 -
                                                                  -----------
 Total                                                            $125,172.41
                                                                  ===========
ITEM 14.      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Sections 407 and 408 of the Michigan Limited Liability Company Act provides that a Michigan limited liability company may indemnify and hold harmless any person associated with the company and/or purchase and maintain insurance for the same purpose subject to the restrictions contained therein.

    Sections 3.5 through 3.7 of the Company Operating Agreement provide as follows:

         3.5 LIABILITY OF MANAGING PERSONS TO COMPANY AND INTERESTHOLDERS. (a) THE MANAGING PERSONS SHALL HAVE NO LIABILITY TO THE COMPANY OR TO ANY OTHER INTERESTHOLDER FOR ANY LOSS SUFFERED BY THE COMPANY THAT ARISES OUT OF ANY ACTION OR INACTION OF THOSE MANAGING PERSONS IF THOSE MANAGING PERSONS, IN GOOD FAITH, DETERMINED THAT SUCH COURSE OF CONDUCT WAS IN THE COMPANY'S BEST INTEREST AND SUCH COURSE OF CONDUCT WAS WITHIN THE SCOPE OF THIS AGREEMENT AND DID NOT CONSTITUTE NEGLIGENCE OR MISCONDUCT OF THE MANAGING PERSONS INVOLVED.

              (b) NO ACT OF THE COMPANY SHALL BE AFFECTED OR INVALIDATED BY THE FACT THAT A MANAGING PERSON MAY BE A PARTY TO OR HAS AN INTEREST IN ANY CONTRACT OR TRANSACTION OF THE COMPANY IF THE INTEREST OF THE MANAGING PERSON HAS BEEN DISCLOSED OR IS KNOWN TO THE
    INTERESTHOLDERS.

              (c) TO THE FULLEST EXTENT PERMITTED BY LAW AND NOTWITHSTANDING ANY PROVISION OF THIS AGREEMENT, THE COMPANY SHALL NOT BE LIABLE TO ANY INTERESTHOLDER NOR SHALL ANY MANAGING PERSON BE CONSIDERED TO HAVE BREACHED ANY FIDUCIARY DUTY OF LOYALTY TO THE COMPANY OR ANY INTERESTHOLDER AS THE RESULT OF ANY OF THE FOLLOWING:

                   (1) THE RETENTION OF A MANAGING PERSON AS A CONSULTANT,
              AGENT OR ADVISER TO AN ENTERPRISE IN WHICH THE COMPANY HAS AN INTEREST;

                   (2) THE OWNERSHIP BY A MANAGING PERSON OF DEBT, EQUITY
              OR OTHER INTERESTS IN A VENTURE IN WHICH THE COMPANY OWNS OR MAY IN THE FUTURE OWN AN INTEREST OR THE ORGANIZATION, OPERATION OR ADVISING OF OR THE OWNERSHIP OF INTERESTS IN ANY ENTITY THAT MAY PARTICIPATE IN SUCH VENTURE, WHETHER OR NOT THE INTERESTS OF THE MANAGING PERSON ARE ON TERMS MORE OR LESS FAVORABLE THAN THOSE AFFORDED THE COMPANY;

                   (3) THE PARTICIPATION BY A MANAGING PERSON OR ANY
              ENTITY ORGANIZED OR ADVISED BY IT IN A VENTURE IN LIEU OF THE COMPANY'S PARTICIPATION OR INCREASING ITS PARTICIPATION IN THE VENTURE, WHETHER OR NOT THE TERMS AFFORDED TO THE MANAGING PERSON ARE MORE OR LESS FAVORABLE THAN THOSE AFFORDED THE COMPANY;

                   (4) ANY TRANSACTIONS WITH MANAGING PERSONS OR ENTITIES
              IN WHICH THEY HAVE AN INTEREST, WHETHER OR NOT THE TERMS OF THOSE TRANSACTIONS ARE DETERMINED BY COSTS TO THE MANAGING PERSONS OR ENTITIES, INDEPENDENT APPRAISALS OR COMPARABLE THIRD PARTY TRANSACTIONS; OR

                   (5) ANY OTHER CONFLICT OF INTEREST OR CONFLICTING DUTY
              DESCRIBED IN THE PROSPECTUS OR THIS AGREEMENT.

    THIS SECTION 3.5(c) DOES NOT RELIEVE ANY MANAGING PERSON FROM ANY DUTY TO EXERCISE APPROPRIATE BUSINESS JUDGMENT OR CARE (BUT WHICH SHALL NOT BE ENHANCED BY ANY DUTY OF LOYALTY), WHICH DUTY OF JUDGMENT OR CARE SHALL BE GOVERNED BY THE OTHER PROVISIONS OF THIS AGREEMENT, BUT THE TAKING OF ANY ACTION DESCRIBED IN ANY PORTION OF THIS SECTION 3.5(c) SHALL NOT IN AND OF ITSELF BE CONSIDERED FAILURE TO EXERCISE APPROPRIATE JUDGMENT OR TO TAKE THE APPROPRIATE LEVEL OF CARE.

         3.6  INDEMNIFICATION OF MANAGING PERSONS.

              (a) EACH MANAGING PERSON SHALL BE INDEMNIFIED FROM THE COMPANY PROPERTY AGAINST ANY LOSSES, LIABILITIES, JUDGMENTS, EXPENSES AND AMOUNTS PAID IN SETTLEMENT OF ANY CLAIMS SUSTAINED BY HIM IN CONNECTION WITH THE COMPANY OR CLAIMS BY THE COMPANY, IN RIGHT OF THE COMPANY OR BY OR IN RIGHT OF ANY INTERESTHOLDERS, IF THE MANAGING PERSON WOULD NOT BE LIABLE UNDER THE STANDARDS OF SECTION 3.5. THE TERMINATION OF ANY ACTION, SUIT OR PROCEEDING BY JUDGMENT, ORDER OR SETTLEMENT SHALL NOT, OF ITSELF, CREATE A PRESUMPTION THAT THE MANAGING PERSON CHARGED DID NOT ACT IN GOOD FAITH AND IN A MANNER THAT HE REASONABLY BELIEVED WAS IN THE COMPANY'S BEST INTERESTS. TO THE EXTENT THAT ANY MANAGING PERSON IS SUCCESSFUL ON THE MERITS OR OTHERWISE IN DEFENSE OF ANY ACTION, SUIT OR PROCEEDING OR IN DEFENSE OF ANY CLAIM, ISSUE OR MATTER THEREIN, THE COMPANY SHALL INDEMNIFY THAT MANAGING PERSON AGAINST THE EXPENSES, INCLUDING ATTORNEYS' FEES, ACTUALLY AND REASONABLY INCURRED BY HIM IN CONNECTION THEREWITH.

              (b) NOTWITHSTANDING THE FOREGOING, NO MANAGING PERSON NOR ANY BROKER-DEALER SHALL BE INDEMNIFIED, NOR SHALL EXPENSES BE ADVANCED ON ITS BEHALF, FOR ANY LOSSES, LIABILITIES OR EXPENSES ARISING FROM OR OUT OF AN ALLEGED VIOLATION OF FEDERAL OR STATE SECURITIES LAWS, UNLESS (i) THERE HAS BEEN A SUCCESSFUL ADJUDICATION ON THE MERITS OF EACH COUNT INVOLVING ALLEGED SECURITIES LAW VIOLATIONS AS TO THE PARTICULAR INDEMNITEE, OR (ii) THOSE CLAIMS HAVE BEEN DISMISSED WITH PREJUDICE ON THE MERITS BY A COURT OF COMPETENT JURISDICTION AS TO THE PARTICULAR INDEMNITEE, OR (iii) A COURT OF COMPETENT JURISDICTION APPROVES A SETTLEMENT OF THE CLAIMS AGAINST THE PARTICULAR INDEMNITEE. IN ANY CLAIM FOR FEDERAL OR STATE SECURITIES LAW VIOLATIONS, THE PARTY SEEKING INDEMNIFICATION SHALL PLACE BEFORE THE COURT THE POSITIONS OF THE SECURITIES AND EXCHANGE COMMISSION, THE MASSACHUSETTS SECURITIES DIVISION AND OTHER STATE SECURITIES ADMINISTRATORS TO THE EXTENT REQUIRED BY THEM WITH RESPECT TO THE ISSUE OF INDEMNIFICATION FOR SECURITIES LAW VIOLATIONS.

              (c) THE COMPANY SHALL NOT INCUR THE COST OF THAT PORTION OF ANY INSURANCE, OTHER THAN PUBLIC LIABILITY INSURANCE, THAT INSURES ANY PERSON AGAINST ANY LIABILITY FOR WHICH INDEMNIFICATION HEREUNDER IS PROHIBITED.

         3.7 GENERAL PROVISIONS. THE FOLLOWING PROVISIONS APPLY TO ALL RIGHTS OF INDEMNIFICATION AND ADVANCES OF EXPENSES UNDER THIS
    AGREEMENT AND ALL LIABILITIES DESCRIBED IN THIS ARTICLE 3:

              (a) EXPENSES, INCLUDING ATTORNEYS' FEES, INCURRED BY A MANAGING PERSON IN DEFENDING ANY ACTION, SUIT OR PROCEEDING MAY BE PAID BY THE COMPANY IN ADVANCE OF THE FINAL DISPOSITION OF THE ACTION, SUIT OR PROCEEDING UPON RECEIPT OF AN UNDERTAKING BY THE RECIPIENT TO REPAY SUCH AMOUNT IF IT SHALL ULTIMATELY BE DETERMINED THAT IT IS NOT ENTITLED TO BE INDEMNIFIED BY THE COMPANY UNDER THIS AGREEMENT OR OTHERWISE.

              (b) RIGHTS TO INDEMNIFICATION AND ADVANCES OF EXPENSES UNDER THIS AGREEMENT ARE NOT EXCLUSIVE OF ANY OTHER RIGHTS TO INDEMNIFICATION OR ADVANCES TO WHICH A MANAGING PERSON MAY BE ENTITLED, BOTH AS TO ACTION IN A REPRESENTATIVE CAPACITY OR AS TO ACTION IN ANOTHER CAPACITY TAKEN WHILE REPRESENTING ANOTHER.

              (c) EACH MANAGING PERSON SHALL BE ENTITLED TO RELY UPON THE OPINION OR ADVICE OF OR ANY STATEMENT OR COMPUTATION BY ANY COUNSEL, ENGINEER, ACCOUNTANT, INVESTMENT BANKER OR OTHER PERSON WHICH HE BELIEVES TO BE WITHIN SUCH PERSON'S PROFESSIONAL OR EXPERT COMPETENCE. IN SO DOING, HE WILL BE DEEMED TO BE ACTING IN GOOD FAITH AND WITH THE REQUISITE DEGREE OF CARE UNLESS HE HAS ACTUAL KNOWLEDGE CONCERNING THE MATTER IN QUESTION THAT WOULD CAUSE SUCH RELIANCE TO BE UNWARRANTED.

    Notwithstanding the above, there is no indemnification for losses or expenses arising out of an alleged violation of federal or state securities laws unless there has been a dismissal with prejudice on the merits or a successful adjudication on the merits of each count involving such a violation and the court approves indemnification of litigation costs, or a court approves a settlement and finds that indemnification of the settlement and related costs should be made.

ITEM 15.      RECENT SALES OF UNREGISTERED SECURITIES.

    None.

ITEM 16.      EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (a)  Exhibits:

         1.1   Form of Soliciting Dealers Agreement*
         3.1   Articles of Association of Wolverine Energy, L.L.C.++
         3.2   By-Laws of Wolverine Energy, L.L.C.++
         4.1   Form of Company Operating Agreement+++
         5.1   Form of opinion of Michael D. Ewing, Esq.*
         8.1   Form of opinion of Patzik, Frank & Samotny Ltd.*
         10.1  Form of Escrow Deposit Agreement*
         24.2  Consent of Michael D. Ewing, Esq.+
         24.4  Consent of Patzik, Frank and Samotny Ltd*
         25.1  Power of attorney of George H. Arbaugh, Jr (++, if necessary)

         *     Previously filed
         +     Included in respective opinion
         ++    To be filed by amendment
         +++   Included in Prospectus

    (b)  Financial statements:

               None


ITEM 17.       UNDERTAKINGS

    The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, as amended, the undersigned registrant hereby undertakes to file with the Commission such supplementary and periodic information, documents and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to the authority conferred in that Section.

    The registrant undertakes to file an annual report of Form 10-K at the conclusion of the fiscal year in which this registration statement is declared effective.

    The registrant undertakes to file a final Form SR indicating the actual application of the proceeds from this offering.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, (the "Act"), may be permitted to directors, officers and controlling persons of Wolverine Energy, L.L.C. (the "Manager"), pursuant to the provisions described hereunder, or otherwise, the Manager has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other that the payment by the Manager of expenses incurred or paid by a director, officer or controlling person of the Manager in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Manager will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to its Registration Statement No. 33-95156 on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of East Lansing, State of Michigan, on the 7th day of November, 1997.

                   WOLVERINE ENERGY 1997-1998 DEVELOPMENT PROGRAM

                    By:  Wolverine Energy, L.L.C.
                         --------------------------
                         Manager





                          By: /s/ George H. Arbaugh, Jr.
                              --------------------------------------------
                              George H. Arbaugh, Jr., President and Chief
                              Executive Officer


    Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                  Title                    Date




By: /s/ George H. Arbaugh, Jr.   President, Chief Executive   November 10, 1997
    --------------------------    Officer, Chief Accounting
     George H. Arbaugh, Jr.        Officer and sole Director